Filed Pursuant to Rule 424(b)(3)
Registration No. 333-251109

GCM GROSVENOR INC.

172,538,315 SHARES OF CLASS A COMMON STOCK
2,700,000 WARRANTS TO PURCHASE SHARES OF CLASS A COMMON STOCK AND
23,893,798 SHARES OF CLASS A COMMON STOCK UNDERLYING WARRANTS

This prospectus relates to the resale from time to time of (i) an aggregate of 172,538,315 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of GCM Grosvenor Inc., a Delaware corporation, including shares of Class A common stock we may issue from time to time to the GCMH Equityholders (as defined below) upon the exchange by such stockholders of an equivalent number of Grosvenor common units (as defined herein) and (ii) 2,700,000 warrants to purchase Class A common stock at an exercise price of $11.50 per share (the “warrants”) by the selling shareholders named in this prospectus (each a “Selling Shareholder” and, collectively, the “Selling Shareholders”). This prospectus also relates to the issuance by us of up to 23,893,798 shares of Class A common stock upon the exercise of outstanding warrants.

On November 17, 2020, we consummated the business combination (the “Business Combination”) contemplated by that certain transaction agreement, dated as of August 2, 2020 (as may be amended from time to time, the “Transaction Agreement”), by and among CF Finance Acquisition Corp., a Delaware corporation (“CFAC”), GCM Grosvenor Holdings, LLC (formerly known as CF Finance Intermediate Acquisition, LLC), a Delaware limited liability company, CF Finance Holdings, LLC, a Delaware limited liability company (the “CF Sponsor”), Grosvenor Capital Management Holdings, LLLP, a Delaware limited liability limited partnership, Grosvenor Holdings, L.L.C., an Illinois limited liability company (“Holdings”), GCM Grosvenor Management, LLC, a Delaware limited liability company (“Grosvenor Management”), Grosvenor Holdings II, L.L.C., a Delaware limited liability company (together with Holdings and Grosvenor Management, the “GCMH Equityholders”), GCMH GP, L.L.C., a Delaware limited liability company, GCM V, LLC, a Delaware limited liability company, and us, pursuant to which, among other transactions, CFAC merged with and into us, upon which the separate corporate existence of CFAC ceased and we became the surviving corporation.

We are registering the resale of shares of Class A common stock and warrants as required by an amended and restated registration rights agreement, dated as of November 17, 2020 (the “Registration Rights Agreement”), entered into by and among us, the CF Sponsor, the GCMH Equityholders and certain qualified institutional buyers and accredited investors that purchased shares of Class A common stock in private placements consummated in connection with the Business Combination.

We will receive the proceeds from any exercise of the warrants for cash, but not from the resale of the shares of Class A common stock or warrants by the Selling Shareholders.

We will bear all costs, expenses and fees in connection with the registration of the shares of Class A common stock and warrants. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of Class A common stock and warrants.

Our shares of Class A common stock are listed on The Nasdaq Global Market under the symbol “GCMG.” On December 2, 2020, the closing sale price of shares of our Class A common stock was $10.21. Our warrants are listed on The Nasdaq Global Market under the symbol “GCMGW.” On December 2, 2020, the closing sale price of our warrants was $1.01.

Investing in shares of our Class A common stock or warrants involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 15, 2020.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

i

CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this prospectus to:

•        “A&R LLLPA” are to the Fifth Amended and Restated Limited Liability Limited Partnership Agreement of GCMH;

•        “AUM” are to assets under management;

•        “Business Combination” are to the transactions contemplated by the Transaction Agreement;

•        “Bylaws” are to our Amended and Restated Bylaws;

•        “CAGR” are to compound annual growth rate;

•        “CF Investor” are to CF GCM Investor, LLC, a Delaware limited liability company;

•        “CF Sponsor” are to CF Finance Holdings, LLC, a Delaware limited liability company;

•        “Charter” are to our Amended and Restated Certificate of Incorporation;

•        “Class C Share Voting Amount” are to the “Class C Share Voting Amount,” as such term is defined in the Charter, which is generally a number of votes per share equal to (1) (x) an amount of votes equal to 75% of the aggregate voting power of our outstanding capital stock (including for this purpose any Includible Shares), minus (y) the total voting power of our outstanding capital stock (other than the Class C common stock) owned or controlled, directly or indirectly, by the Key Holders (including any Includible Shares), divided by (2) the number of shares of Class C common stock then outstanding;

•        “clients” are to persons who invest in our funds, even if such persons are not deemed clients of our registered investment adviser subsidiaries for purposes of the Investment Advisers Act 1940, as amended;

•        “Closing” are to the consummation of the Business Combination;

•        “Closing Date” are to November 17, 2020;

•        “Code” are to the U.S. Internal Revenue Code of 1986, as amended;

•        “Effective Time” are to the time at which the Merger becomes effective pursuant to the Transaction Agreement;

•        “FPAUM” are to fee-paying AUM;

•        “Class A common stock” are to our Class A common stock, par value $0.0001 per share;

•        “Class B common stock” are to our Class B common stock, par value $0.0001 per share;

•        “Class C common stock” are to our Class C common stock, par value $0.0001 per share;

•        “GCM Companies” are to GCM LLC and GCMH;

•        “GCM Grosvenor” are to GCMH, its subsidiaries, and GCM, LLC;

•        “GCM LLC” are to GCM, L.L.C., a Delaware limited liability company;

•        “GCM PubCo” are to GCM Grosvenor Inc., a Delaware corporation;

•        “GCM PubCo private placement warrants” are to the warrants for Class A common stock (which are in identical form of private placement warrants but in the name of GCM PubCo);

•        “GCM V” are to GCM V, LLC, a Delaware limited liability company;

•        “GCMH” are to Grosvenor Capital Management Holdings, LLLP, a Delaware limited liability limited partnership;

•        “GCM Funds” and “our funds” are to GCM Grosvenor’s specialized funds and customized separate accounts;

•        “GCMHGP LLC” are to GCMH GP, L.L.C., a Delaware limited liability company;

•        “GCMLP” are to Grosvenor Capital Management, L.P., an Illinois limited partnership;

•        “GCMH Equityholders” are to Holdings, Management LLC and Holdings II;

•        “Grosvenor common units” are to units of partnership interest in GCMH entitling the holder thereof to the distributions, allocations, and other rights accorded to holders of partnership interests in GCMH following the Grosvenor Redomicile and LLLPA Amendment;

•        “H&F Parties” are to HCFP VI AIV, L.P., H&F Chicago AIV I, L.P., and Hellman & Friedman Capital Executives VI, L.P;

•        “Holdings” are to Grosvenor Holdings, L.L.C., an Illinois limited liability company;

•        “Holdings II” are to Grosvenor Holdings II, L.L.C., a Delaware limited liability company;

•        “Includible Shares” are to any shares of our voting stock issuable in connection with the exercise (assuming, solely for this purpose, full exercise and not net exercise) of all outstanding options, warrants, exchange rights, conversion rights or similar rights to receive voting stock of GCM PubCo, in each case owned or controlled, directly or indirectly, by the Key Holders, but excluding the number of shares of Class A common stock issuable in connection with the exchange of Grosvenor common units, as a result of any redemption or direct exchange of Grosvenor common units effectuated pursuant the A&R LLLPA;

•        “IntermediateCo” are to GCM Grosvenor Holdings, LLC (formerly known as CF Finance Intermediate Acquisition, LLC), a Delaware limited liability company;

•        “Key Holders” are to Michael J. Sacks, GCM V and the GCMH Equityholders;

•        “Lock-up Period” are to (a) with respect to the voting parties, the period beginning on the Closing Date and ending on the date that is the 3rd anniversary of the Closing Date and (b) with respect to the CF Sponsor, the period beginning on the Closing Date and ending on the date that is the 18th month anniversary of the Closing Date;

•        “lock-up shares” are to (a) with respect to the CF Sponsor, the shares of CFAC common stock held by the CF Sponsor on the Closing Date or received by Sponsor in connection with the Business Combination, any warrants to purchase shares of CFAC common stock held by the CF Sponsor on the Closing Date or received by Sponsor in connection with the Business Combination, and any shares of CFAC common stock issued to the CF Sponsor upon exercise of any such warrants to purchase CFAC common stock and (b) with respect to the voting parties, (i) the shares of our common stock received by the voting parties on the Closing Date, (ii) any shares of our common stock received by any voting party after the Closing Date pursuant to a direct exchange or redemption of Grosvenor common units held as of the Closing Date under the A&R LLLPA and (iii) the GCM PubCo private placement warrants held by the voting parties as of the Closing Date and any shares of our common stock issued to the voting parties upon exercise thereof;

•        “Management LLC” are to GCM Grosvenor Management, LLC, a Delaware limited liability company;

•        “NAV” are to net asset value;

•        “Option Agreement” are to that certain Option Agreement, dated as of October 5, 2017, by and among Holdings and the H&F Parties;

•        “Option Consideration” are to the consideration of $110,167,894.55, minus the purchase price payable to the H&F Parties by IntermediateCo under the Option Agreement;

•        “Option Conveyance” are to the assignment, immediately following the Business Combination, by Holdings and assumption by IntermediateCo of all right, title and interest in and to the Option Agreement in exchange for the Option Consideration and the private placement of GCM PubCo warrants;

•        “PIPE Investors” are to the qualified institutional buyers and accredited investors that have agreed to purchase shares of Class A common stock in a private placement;

•        “public warrants” are to the warrants sold by CFAC as part of the units in CFAC’s initial public offering;

•        “Registration Rights Agreement” are to that certain Amended and Restated Registration Rights Agreement to be entered into by and among GCM PubCo, the CF Sponsor, the GCMH Equityholders and the PIPE Investors;

•        “Sponsor Support Agreement” are to that certain Sponsor Support Agreement, dated as of August 2, 2020, by and among the CF Sponsor, CFAC, GCMH and Holdings;

•        “Stockholders’ Agreement” are to that certain Stockholders’ Agreement to be entered into by and among GCM PubCo, the GCMH Equityholders and GCM V;

•        “Sunset Date” are to the date the GCMH Equityholders beneficially own a number of voting shares representing less than 20% of the number of shares of Class A common stock beneficially owned by the GCMH Equityholders immediately following the Closing Date (assuming, for this purpose, that all outstanding Grosvenor common units are and were exchanged at the applicable measurement time by the GCMH Equityholders for shares of Class A common stock in accordance with the A&R LLLPA and without regard to the lock-up or any other restriction on exchange);

•        “Transaction Agreement” are to the definitive transaction agreement, dated as of August 2, 2020, by and among CFAC, IntermediateCo, the CF Sponsor, GCMH, the GCMH Equityholders, GCMHGP LLC, GCM V and GCM PubCo;

•        “underlying funds” are to the investment vehicles managed by third-party investment managers in which GCM Funds invest;

•        “units” are to CFAC’s units sold in its initial public offering, each of which consists of one share of CFAC’s Class A common stock and three-quarters of one public warrant;

•        “voting party” are to GCM V and the GCMH Equityholders;

•        “voting shares” are to the securities of GCM PubCo that are beneficially owned by a voting party that may be voted in the election of our directors, including any and all securities of GCM PubCo acquired and held in such capacity subsequent to the date of the Transaction Agreement; and

•        “Warrant Agreement” are to that certain Warrant Agreement, dated as of December 12, 2018, between Continental Stock Transfer & Trust Company and CFAC.

Additionally, unless the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” or “our” refer to the business of GCM Grosvenor, which became the business of GCM PubCo and its subsidiaries following the Closing.

BASIS OF PRESENTATION

GCM PubCo was incorporated on July 27, 2020 under the laws of the state of Delaware as a wholly owned subsidiary of GCMH for the purpose of consummating the Business Combination. On November 17, 2020, GCM PubCo merged with CFAC, with GCM PubCo continuing as the surviving entity, following which GCM PubCo owns all of the equity interests of IntermediateCo, which acts as the general partner of GCMH, and GCMH cancelled its ownership interest in GCM PubCo. For the period from inception to September 30, 2020, GCM PubCo had no operations, assets or liabilities. Unless otherwise indicated, the financial information included herein is that of GCM Grosvenor, which, following the Business Combination, became the business of GCM PubCo and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•        our expansion plans and opportunities;

•        our ability to pay dividends on our Class A common stock on the terms currently contemplated or at all;

•        our ability to grow AUM and the performance of the GCM Funds;

•        our ability to compete in the asset management industry;

•        our ability to comply with domestic and foreign regulatory regimes;

•        our ability to expand our business and enter into new lines of business or geographic markets;

•        the impact of the novel coronavirus (“COVID-19”) pandemic;

•        our ability to identify suitable investment opportunities for our clients;

•        our ability to deal appropriately with conflicts of interest in the ordinary course of our business; and

•        other factors detailed under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

v

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See also the section entitled “Where You Can Find Additional Information.”

At the closing of the Business Combination, CFAC merged with and into us, upon which the separate corporate existence of CFAC ceased and we became the surviving corporation. Unless the context otherwise requires, all references in this prospectus to the “Company,” “we,” “us” or “our” refer to the business of GCM Grosvenor, which became the business of GCM PubCo and its subsidiaries following the Closing.

Our Company

Throughout our nearly 50-year history, we have been a leading independent, open-architecture alternative asset management solutions provider across all major alternative investment strategies. As of September 30, 2020, we had $59 billion in assets under management (“AUM”). We collaborate with our clients to construct investment portfolios across multiple investment strategies in the public and private markets, customized to meet their specific objectives. We also offer specialized funds that are developed to meet broad market demands for strategies and risk-return objectives and span the alternatives investing universe. Our clients are principally large, sophisticated, global institutional investors who rely on our investment expertise and differentiated investment access to navigate the alternatives market. As one of the pioneers of customized separate account solutions, we are equipped to provide investment services to institutional clients with different needs, internal resources and investment objectives. As of September 30, 2020, we had 497 employees, including 171 investment professionals, operating in seven offices throughout the United States and in London, Hong Kong, Seoul and Tokyo. For the year ended December 31, 2019 and the nine months ended September 30, 2020, our total management fees were $325 million and $231 million, respectively, total fees attributable to us were $409 million and $269 million, respectively, our net income (loss) was $47 million and $(8) million, respectively, and our adjusted net income was $94 million and $58 million, respectively.

We believe our history, experience, expertise, scale and culture across the full range of alternative investment strategies and our flexible implementation approach are key differentiators and position us well to provide a strong value proposition for clients.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our Class A common stock or warrants and result in a loss of all or a portion of your investment:

•        The historical performance of our funds should not be considered as indicative of the future results of our operations or any returns expected on an investment in our Class A common stock.

•        Investors in our open-ended, specialized funds may generally redeem their investments in these funds on a periodic basis. Investors in most of our closed-ended, specialized funds may terminate the commitment periods of these funds or otherwise cause our removal as general partner of these funds under certain circumstances.

•        The COVID-19 pandemic has caused severe disruptions in the U.S. and global economies and may adversely impact our business, financial condition and results of operations.

•        Our business and financial condition may be materially adversely impacted by the variable nature of our revenues, and in particular the performance-based aspect of certain of our revenues and cash flows.

•        The industry in which we operate is intensely competitive. If we are unable to compete successfully, our business and financial condition could be adversely affected.

•        A decline in the pace or size of fundraising or investments made by us on behalf of our funds may adversely affect our revenues.

•        We are subject to numerous conflicts of interest that are both inherent to our business and industry and particular to us.

•        Our entitlement to receive carried interest from many of our funds may create an incentive for us to make more speculative investments and determinations on behalf of a fund than would be the case in the absence of such arrangement.

•        Our international operations subject us to numerous risks.

•        Extensive government regulation, compliance failures and changes in law or regulation could adversely affect us.

•        Difficult market, geopolitical and economic conditions can adversely affect our business in many ways, including by reducing the value or performance of the investments made by our funds, reducing the number of high-quality investment managers with whom we may invest, and reducing the ability of our funds to raise or deploy capital.

•        If the investments we make on behalf of our funds perform poorly, we may suffer a decline in our revenues and earnings, and our ability to raise capital for future funds may be materially and adversely affected.

•        The success of our business depends on the identification and availability of suitable investment opportunities for our clients.

Corporate Information

GCM PubCo was incorporated on July 27, 2020 under the laws of the state of Delaware as a wholly owned subsidiary of GCMH for the purpose of consummating the Business Combination and merging with CFAC, a blank check company incorporated on July 9, 2014 under the laws of the state of Delaware, with GCM PubCo continuing as the surviving entity. Following the Business Combination, GCM PubCo owns all of the equity interests of IntermediateCo, which acts as the general partner of GCMH.

Our principal executive offices are located at 900 North Michigan Avenue, Suite 1100, Chicago, Illinois 60611, and our telephone number is (312) 506-6500. Our website address is www.gcmgrosvenor.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of CFAC’s initial public offering of units, the base offering of which closed on December 17, 2018, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

In the course of conducting our business operations, we are exposed to a variety of risks. These risks are generally inherent to the alternative asset management industry or otherwise generally impact alternative asset managers like us. Any of the risk factors we describe below have affected or could materially adversely affect our business, financial condition and results of operations. The market price of shares of our Class A common stock could decline, possibly significantly or permanently, if one or more of these risks and uncertainties occurs. Certain statements in “Risk Factors” are forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

The historical performance of our funds should not be considered as indicative of the future results of our operations or any returns expected on an investment in our Class A common stock; however, poor performance of our funds, or lack of growth in our assets under management, could have a materially adverse impact on our revenues, and, consequently, the returns on our Class A common stock.

An investment in our Class A common stock is not an investment in any of our funds and is not linked to the historical or future performance of our funds. However, the success and growth of our business is highly dependent upon the performance of our funds.

Positive performance of our funds will not necessarily result in the holders of our Class A common stock experiencing a corresponding positive return on their Class A common stock. However, poor performance of our funds could cause a decline in our revenues as a result of reduced management fees and incentive fees from such funds, and may therefore have a materially adverse impact on our performance and the returns on an investment in our Class A common stock.

If we fail to meet the expectations of our clients or our funds otherwise experience poor investment performance, whether due to general economic and financial conditions, our investment acumen or otherwise, our ability to retain existing assets under management and attract new clients could be materially adversely affected. In turn, the management fees and incentive fees that we would earn would be reduced and our business or financial condition would suffer, thus negatively impacting the price of our Class A common stock. Furthermore, even if the investment performance of our funds is positive, our business or financial condition and the price of our Class A common stock could be materially adversely affected if we are unable to attract and retain additional assets under management consistent with our past experience, industry trends or investor and market expectations.

Investors in our open-ended, specialized funds may generally redeem their investments in these funds on a periodic basis. Investors in most of our closed-ended, specialized funds may terminate the commitment periods of these funds or otherwise cause our removal as general partner of these funds under certain circumstances. Our customized separate account clients may generally terminate our management of these relationships on short notice. Any of these events would lead to a decrease in our revenues, which could be substantial.

Investors in our open-ended, specialized funds may generally redeem their investments on an annual or quarterly basis following the expiration of a specified period of time when capital may not be withdrawn, subject to the applicable fund’s specific redemption provisions. In addition, the boards of directors of the investment companies we manage could terminate our advisory engagement of those companies, on as little as 30 days’ prior written notice. In a declining market, the pace of redemptions from our open-ended, specialized funds, and consequently our assets under management, may accelerate as investors seek to limit the losses on their investments or rely upon the liquidity provided by our funds in order to satisfy other obligations these investors may have elsewhere in their portfolios. To the extent appropriate and permissible under a fund’s governing agreements, we may limit or suspend redemptions or otherwise take steps to limit the impact of redemptions on our funds during a redemption period, which may have a negative reputational impact on us. See “— Risks Related to Our Funds — Hedge fund investments are subject to numerous additional risks.” The decrease in revenues that would result from significant redemptions in our open-ended, specialized funds could have a material adverse effect on our business, financial condition and results of operations. In addition, the occurrence of such an event would likely have a negative reputational impact on us.

The governing agreements of most of our closed-ended, specialized funds provide that, subject to certain conditions, investors comprising a certain percentage of commitments to these funds, which may be as low as 75%, have the right to suspend or terminate the commitment periods of these funds or cause our removal as general partner and investment manager of these funds without cause. The termination or suspension of a fund’s commitment period or our removal as general partner of a fund would result in loss of management fee revenues and potentially some or all of any carried interest to which we may otherwise have been entitled to receive. The decrease in these revenues could have a material adverse effect on our business, financial condition and results of operations. In addition, the occurrence of such an event would likely have a negative reputational impact on us.

Our customized separate account clients may generally terminate our management of these relationships without cause, request the orderly liquidation of investments of these portfolios or transfer some or all of the investments in these portfolios directly to the client or some other third-party, on as little as 30 days’ prior written notice. The occurrence of such an event would result in a loss of management fee revenues to which we may otherwise have been entitled to receive. The decrease in these revenues could have a material adverse effect on our business, financial condition and results of operations. In addition, the occurrence of such an event would likely have a negative reputational impact on us.

The COVID-19 pandemic has caused severe disruptions in the U.S. and global economies and may adversely impact our business, financial condition and results of operations.

The outbreak of the COVID-19 pandemic led much of the world to institute stay-at-home orders, restrictions on travel, bans on public gatherings, the closing of non-essential businesses or limiting their hours of operation and other restrictions on businesses and their operations, which has adversely impacted global commercial activity and contributed to significant volatility and a downturn in global financial markets. While some of these restrictions are being relaxed or lifted in an effort to generate more economic activity, the risk of future COVID-19 outbreaks remains, and jurisdictions may reimpose them in an effort to mitigate risks to public health. Moreover, even where restrictions are and remain lifted, the absence of viable treatment options or a vaccine could lead people to continue to self-isolate and not participate in the economy at pre-pandemic levels for a prolonged period of time. As a result, we are unable to predict the ultimate adverse impact of the pandemic, but it has affected, and may further affect, our business in various ways, including the following:

•        We operate our business globally, with clients and offices across North America, Europe, Asia-Pacific, Latin America and the Middle East. The ability to easily travel and meet with prospective and current clients in person helps build and strengthen our relationships with them in ways that telephone and video conferences may not always afford. In addition, the ability of our employees to conduct their daily work in our offices helps to ensure a level of productivity that may not be achieved when coming to the office every day is not an option. Further, our investment strategies target opportunities globally. Restrictions on travel and public gatherings as well as stay-at-home orders mean that most of our client and prospect meetings are not currently taking place in person, and the vast majority of our employees are working from home. As a consequence, our ability to market our funds and raise new business has been impeded (which may result in lower or delayed revenue growth), it has become more difficult to conduct due diligence on investments (which can impede the identification of investment risks) and an extended period of remote working by our employees could strain our technology resources and introduce operational risks, including heightened cybersecurity risk, as remote working environments can be less secure and more susceptible to hacking attacks.

•        A slowdown in fundraising activity has in the past resulted in delayed or decreased management fees and could result in delayed or decreased management fees in the future compared to prior periods. In addition, in light of declines in public equity markets and other components of their investment portfolios, investors may become restricted by their asset allocation policies to invest in new or successor funds that we provide, or may be prohibited by new laws or regulations from funding existing commitments. We may also experience a slowdown in the deployment of our capital, which could also adversely affect our ability to raise capital for new or successor funds.

•        To the extent the market dislocation caused by COVID-19 may present attractive investment opportunities due to increased volatility in the financial markets, we may not be able to complete those investments, which could impact revenues, particularly for our funds that charge fees on invested capital.

•        Our liquidity and cash flows may be adversely impacted by declines or delays in realized incentive fees and management fee revenues.

•        Our funds invest in industries that have been materially impacted by the COVID-19 pandemic, including healthcare, travel, entertainment, hospitality and retail. Companies in these industries are facing operational and financial hardships resulting from the pandemic, and if conditions do not improve, they could continue to suffer materially, become insolvent or cease operations altogether, any of which would decrease the value of the investments.

•        COVID-19 presents a threat to our employees’ well-being and morale. If our senior management or other key personnel become ill or are otherwise unable to perform their duties for an extended period of time, we may experience a loss of productivity or a delay in the implementation of certain strategic plans. In addition to any potential impact of such extended illness on our operations, we may be exposed to the risk of litigation by our employees against us for, among other things, failure to take adequate steps to protect their well-being, particularly in the event they become sick after a return to the office. Further, local COVID-19-related laws can be subject to rapid change depending on public health developments, which can lead to confusion and make compliance with laws uncertain and subject us to increased risk of litigation for non-compliance.

•        We anticipate that regulatory oversight and enforcement will become more rigorous for public companies in general, and for the financial services industry in particular, as a result of the recent volatility in the financial markets.

We believe COVID-19’s adverse impact on our business, financial condition and results of operations will be significantly driven by a number of factors that we are unable to predict or control, including, for example: the severity and duration of the pandemic, including the timing of availability of a treatment or vaccine for COVID-19; the pandemic’s impact on the U.S. and global economies; the timing, scope and effectiveness of additional governmental responses to the pandemic; the timing and path of economic recovery; and the negative impact on our clients, counterparties, vendors and other business partners that may indirectly adversely affect us.

Our business and financial condition may be materially adversely impacted by the variable nature of our revenues, and in particular the performance-based aspect of certain of our revenues and cash flows, which may make it difficult for us to achieve steady earnings growth on a quarterly basis and may lead to large adverse movements or general increased volatility in the price of our Class A common stock.

Our revenues are influenced by the combination of the amount of assets under management and the investment performance of our funds. Asset flows, whether inflows or outflows, can be variable from month-to-month and quarter-to-quarter. Furthermore, our funds’ investment performance, which affects the amount of assets under management and the management fees we may earn in a given year, can be volatile due to, among other things, general market and economic conditions. Accordingly, our revenues and cash flows may be variable.

Our cash flow may fluctuate significantly from quarter to quarter due to the fact that we receive carried interest distributions from certain of our funds only when investments are realized and, in certain cases, achieve a certain preferred return based on performance. In most cases, for our funds where we are entitled to receive carried interest distributions, an element of our revenues, it takes a substantial period of time to realize the cash value (or other proceeds) of an investment. Even if an investment proves to be profitable, it may be a number of years before any profits can be realized in cash (or other proceeds). We cannot predict when, or if, any realization of investments will occur, and thus, we cannot predict the timing or amounts of carried interest distributions to us. If we were to receive a carried interest distribution in a particular quarter, it may have a significant impact on our results for that particular quarter, which may not be replicated in subsequent quarters.

We are entitled to performance-based fees in respect of certain of our funds that are based on a percentage of unrealized profit, typically over a “high water-mark,” on an annual or more frequent basis. Typically, these performance-based fees are paid to us by our funds during the first quarter of each year which is subsequent to when they are earned, even though our funds may accrue a performance-based fee prior to the date it is paid.

As a result, achieving steady earnings growth on a quarterly basis may be difficult, which could in turn lead to large adverse movements or general increased volatility in the price of our Class A common stock.

The industry in which we operate is intensely competitive. If we are unable to compete successfully, our business and financial condition could be adversely affected.

The industry in which we operate is intensely competitive, with competition based on a variety of factors, including investment performance, the scope and the quality of service provided to clients, brand recognition, business reputation and price. Our business competes with a number of private equity funds, specialized investment funds, solutions providers and other sponsors managing pools of capital, as well as corporate buyers, traditional asset managers, commercial banks, investment banks and other financial institutions (including sovereign wealth funds), and we expect that competition will continue to increase. For example, certain traditional asset managers have developed their own private equity platforms and are marketing other asset allocation strategies as alternatives to hedge fund investments. Additionally, developments in financial technology, such as distributed ledger technology, commonly referred to as blockchain, have the potential to disrupt the financial industry and change the way financial institutions, as well as asset managers, do business. A number of factors serve to increase our competitive risks:

•        a number of our competitors have greater financial, technical, marketing and other resources and more personnel than we do;

•        some of our competitors have recently raised, or are expected to raise, significant amounts of capital, and many of them have investment objectives similar to ours, which may create additional competition for investment opportunities that our funds seek to exploit;

•        some of our funds may not perform as well as competitors’ funds or other available investment products;

•        several of our competitors have significant amounts of capital, and many of them have similar investment objectives to ours, which may create additional competition for investment opportunities and may reduce the size and duration of pricing inefficiencies that many alternative investment strategies seek to exploit;

•        some of our competitors may have a lower cost of capital, which may be exacerbated to the extent potential changes to the Code limit the deductibility of interest expense;

•        some of our competitors may have access to funding sources that are not available to us, which may create competitive disadvantages for us with respect to investment opportunities;

•        some of our competitors may be subject to less regulation and accordingly may have more flexibility to undertake and execute certain businesses or investments than we can and/or bear less compliance expense than we do;

•        some of our competitors may have more flexibility than us in raising certain types of investment funds under the investment management contracts they have negotiated with their investors;

•        some of our competitors may have better expertise or be regarded by investors as having better expertise in a specific asset class or geographic region than we do; and

•        other industry participants may, from time to time, seek to recruit our investment professionals and other employees away from us.

We may find it harder to retain and raise funds, and we may lose investment opportunities in the future, if we do not match the prices, structures and terms offered by our competitors. We may not be able to maintain our current fee structures as a result of industry pressure from investors to reduce fees. In order to maintain our desired fee structures in a competitive environment, we must be able to continue to provide clients with investment returns and service that incentivize them to pay our desired fee rates. We cannot assure you that we will succeed in providing investment returns and service that will allow us to maintain our desired fee structure. Fee reductions on existing or future new business could have a material adverse effect on our profit margins and results of operations.

A decline in the pace or size of fundraising or investments made by us on behalf of our funds may adversely affect our revenues.

Our revenues in any given period are dependent in part on the size of our FPAUM in such period. For our closed-ended funds, the revenues that we earn are driven in part by the amount of capital invested or committed for investment by our clients, our fundraising efforts and the pace at which we make investments on behalf of certain of our funds. A decline in the pace or the size of fundraising efforts or investments may reduce our revenues. The alternative asset investing environment continues to see increased competition, which can make fundraising and the deployment of capital more difficult. In addition, many other factors could cause a decline in the pace of investment, including the inability of our investment professionals to identify attractive investment opportunities, decreased availability of capital on attractive terms and our failure to consummate identified investment opportunities because of business, regulatory or legal complexities or uncertainty and adverse developments in the U.S. or global economy or financial markets. In addition, if we are unable to deploy capital at a pace that is sufficient to offset the pace of realizations that we return to our clients, our fee revenues could decrease.

The nature of closed-ended funds involves the perpetual return of capital to investors. This return of capital to investors in our funds reduces our FPAUM. Hence, we are perpetually seeking to raise investment commitments in order to replace the return of capital to clients from existing funds. Given the competitive nature of the alternative asset management business, following a return of capital to a client, we may lose them as a client as a result of client-specific changes such as a change in such client’s ownership, control or senior management, a client’s decision to transition to in-house asset management rather than partner with a third-party provider such as us, competition from other financial advisors and financial institutions and other causes. Moreover, a number of our contracts with state government-sponsored clients are secured through such government’s mandated procurement processes, which may include a broad and competitive bidding process for subsequent engagements. If multiple clients failed to renew their investment commitments with us and we were unable to secure new clients, our fee revenues would decline materially. Finally, we cannot assure you that we will be able to replace returned capital with investment commitments that generate the same revenues as the returned capital.

We could suffer losses if our reputation or the reputation of our industry is harmed.

Our business is highly competitive and we benefit from being highly regarded in our industry. Maintaining our reputation is critical to attracting and retaining fund investors and for maintaining our relationships with our regulators. Negative publicity regarding our company or our personnel could give rise to reputational risk which could significantly harm our existing business and business prospects.

In addition, events that damage the reputation of our industry generally, such as the insolvency or bankruptcy of large funds or a significant number of funds or highly publicized incidents of fraud or other scandals, could have a material adverse effect on our business, regardless of whether any of these events directly relate to our funds or the investments made by our funds.

We are subject to numerous conflicts of interest that are both inherent to our business and industry and particular to us. Our failure to deal appropriately with conflicts of interest could damage our reputation and have a material adverse effect on our business, financial condition and results of operations.

We currently provide or may in the future provide a broad spectrum of financial services, including investment advisory, broker-dealer, asset management, loan origination, capital markets, special purpose acquisition company sponsorship and idea generation. As we have expanded and as we continue to expand our business, we increasingly confront potential conflicts of interest relating to our funds’ investment activities. Investment manager conflicts of interest continue to be a significant area of focus for regulators and the media. Because of our size and the variety of investment strategies that we pursue for our funds, we may face a higher degree of scrutiny compared with investment managers that are smaller or focus on fewer asset classes.

The relationships among our funds and us are complex and dynamic, and our business may change over time. Therefore, we and our personnel will likely be subject, and our funds will likely be exposed, to new or additional conflicts of interest. In the ordinary course of business, and in particular in managing and making investment decisions for our funds, we engage in activities in which our interests or the interests of our funds may conflict with the interests of other funds and the investors in such funds. Such conflicts of interest could adversely affect one or more of our funds and/or the performance of our funds or returns to their investors.

Certain of our funds may have overlapping investment objectives, including funds that have different fee structures and/or investment strategies that are more narrowly focused, and potential conflicts may arise with respect to allocation of investment opportunities among those funds. We will, from time to time, be presented with investment opportunities that fall within the investment objectives of multiple funds. In such circumstances, we will seek to allocate such opportunities among our funds on a basis that we reasonably determine in good faith to be fair and equitable, and may take into account a variety of relevant factors in determining eligibility, including the investment team primarily responsible for sourcing or performing due diligence on the transaction, the nature of the investment focus of each fund, the relative amounts of capital available for investment, anticipated expenses to the applicable fund and/or to us with regard to investment by our various funds, the investment pacing and timing of our funds and other considerations deemed relevant by us. Allocating investment opportunities appropriately frequently involves significant and subjective judgments. The risk that fund investors could challenge allocation decisions as inconsistent with our obligations under applicable law, governing fund agreements or our own policies cannot be eliminated. In addition, the perception of non-compliance with such requirements or policies could harm our reputation with fund investors.

Our funds may invest in companies in which we or one or more or our other funds also invest, either directly or indirectly. Investments in a company by certain of our funds may be made prior to the investment by other funds, concurrently, including as part of the same financing plan or subsequent to the investments by such other funds. Any such investment by a fund may consist of securities or other instruments of a different class or type from those in which other of our funds are invested, and may entitle the holder of such securities and other instruments to greater control or to rights that otherwise differ from those to which such other funds are entitled. In connection with any such investments — including as they relate to acquisition, owning, and disposition of such investments — our funds may have conflicting interests and investment objectives, and any difference in the terms of the securities or other instruments held by such parties may raise additional conflicts of interest for our funds and us. Our failure to adequately mitigate these conflicts could give rise to regulatory and investor scrutiny.

In the ordinary course of our investment activities on behalf of our funds, we receive investment-related information. We do not generally establish information barriers between internal investment teams. To the extent permitted by law, investment professionals have access to and make use of such investment-related information in making investment decisions for our funds. Therefore, information related to investments made on behalf of a particular fund may inform investment decisions made in respect of another of our funds or otherwise be used and monetized by us. The access and use of this information may create conflicts between our funds and between our funds and us, and no fund, or any investor therein, is entitled to any compensation for any profits earned by another fund or us based on our use of investment-related information received in connection with managing such funds.

Certain persons employed by or otherwise associated with us are related to, or otherwise have business, personal, political, financial, or other relationships with, persons employed by or otherwise associated with service providers engaged for our funds, and third-party investment managers with whom we invest on behalf of our funds. These types of relationships may also influence us in deciding whether to select or recommend such a service provider to perform services for a particular fund or to make or redeem an investment on behalf of a fund.

Additionally, we permit employees, former employees and other parties associated with the firm to invest in or alongside our funds on a no-fee, no-carry basis. These arrangements may create a conflict in connection with investments we make on behalf of our funds. For example, we have an agreement with our director, Stephen Malkin, that was originally entered into in 2005 when he resigned from GCM Grosvenor to manage a family office, in connection with the individual’s departure from our firm. While investments in and alongside our funds by Mr. Malkin’s family office are subject to the same policies and procedures applicable to our current employees, Mr. Malkin benefits from information he receives in respect of our funds and our funds’ investments and the right to invest on a no-fee and no-carry basis.

It is possible that actual, potential or perceived conflicts could give rise to investor dissatisfaction or litigation or regulatory enforcement actions. Appropriately dealing with conflicts of interest is complex and difficult and our reputation could be damaged if we fail, or appear to fail, to deal appropriately with one or more potential or actual conflicts of interest. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially and adversely affect our business in a number of ways, including an inability to raise additional funds, attract new clients or retain existing clients.

Our funds may invest in companies in which we or one or more or our other funds also invest, either directly or indirectly. Investments in a company by certain of our funds may be made prior to the investment by other funds, concurrently, including as part of the same financing plan or subsequent to the investments by such other funds. Any such investment by a fund may consist of securities or other instruments of a different class or type from those in which other of our funds are invested, and may entitle the holder of such securities or other instruments to greater control or to rights that otherwise differ from those to which such other funds are entitled. In connection with any such investments — including as they relate to acquisition, owning, and disposition of such investments — our funds may have conflicting interests and investment objectives, and any difference in the terms of the securities or other instruments held by such parties may raise additional conflicts of interest for our funds and us. Our failure to adequately mitigate these conflicts could give rise to regulatory and investor scrutiny.

In the ordinary course of our investment activities on behalf of our funds, we receive investment-related information. We do not generally establish information barriers between internal investment teams. To the extent permitted by law, investment professionals have access to and make use of such investment-related information in making investment decisions for our funds. Therefore, information related to investments made on behalf of a particular fund may inform investment decisions made in respect of another of our funds or otherwise be used and monetized by us. The access and use of this information may create conflicts between our funds and between our funds and us, and no fund, or any investor therein, is entitled to any compensation for any profits earned by another fund or us based on our use of investment-related information received in connection with managing such funds.

Certain persons employed by or otherwise associated with us are related to, or otherwise have business, personal, political, financial, or other relationships with, persons employed by or otherwise associated with service providers engaged for our funds, and third-party investment managers with whom we invest on behalf of our funds. These relationships may influence us in deciding whether to select or recommend such a service provider to perform services for a particular fund or to make or redeem an investment on behalf of a fund.

It is possible that actual, potential or perceived conflicts could give rise to investor dissatisfaction or litigation or regulatory enforcement actions. Appropriately dealing with conflicts of interest is complex and difficult and our reputation could be damaged if we fail, or appear to fail, to deal appropriately with one or more potential or actual conflicts of interest. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially and adversely affect our business in a number of ways, including an inability to raise additional funds, attract new clients or retain existing clients.

Conflicts of interest may arise in our allocation of co-investment opportunities.

As a general matter, our allocation of co-investment opportunities is entirely within our discretion and there can be no assurance that co-investments of any particular type or amount will be allocated to any of our funds or investors. There can be no assurance that co-investments will become available and we will take into account a variety of factors and considerations we deem relevant in our sole discretion in allocating co-investment opportunities, including, without limitation, whether a potential co-investor has expressed an interest in evaluating co-investment opportunities, whether a potential co-investor has a history of participating in such opportunities with us, the size and interest of the opportunity, the economic terms applicable to such investment for such investor and us, whether allocating to a potential co-investor will help establish, recognize, strength and/or cultivate existing relationships with an existing or prospective investor and such other factors as we deem relevant under the circumstances. The allocation of co-investment opportunities by us sometimes involves a benefit to us including, without limitation, management fees, carried interest or incentive fees or allocations from a co-investment opportunity. In certain circumstances, we, our affiliates and our respective employees or any designee thereof and other companies, partnerships or vehicles affiliated with us may be permitted to be permitted to co-invest side-by-side with our funds and may consummate an investment in an investment opportunity otherwise suitable for a fund.

Potential conflicts will arise with respect to our decisions regarding how to allocate co-investment opportunities among our funds and investors and the terms of any such co-investments. Our fund documents typically do not mandate specific allocations with respect to co-investments. The investment advisers of our funds may have an incentive to provide co-investment opportunities to certain investors in lieu of others. Co-investment arrangements may be structured through one or more of our investment vehicles, and in such circumstances, co-investors will generally bear the costs and expenses thereof (which may lead to conflicts of interest regarding the allocation of costs and expenses between such coinvestors and investors in our other investment funds). The terms of any such existing and future co-investment vehicles may differ materially, and in some instances may be more favorable to us, than the terms of certain of our funds or prior co-investment vehicles, and such different terms may create an incentive for us to allocate a greater or lesser percentage of an investment opportunity to such funds or such co-investment vehicles, as the case may be. Such incentives will from time to time give rise to conflicts of interest. Allocating investment opportunities appropriately frequently involves significant and subjective judgments. The risk that fund investors could challenge allocation decisions as inconsistent with our obligations under applicable law, governing fund agreements or our own policies cannot be eliminated. In addition, the perception of non-compliance with such requirements or policies could harm our reputation with fund investors.

Our entitlement to receive carried interest from many of our funds may create an incentive for us to make more speculative investments and determinations on behalf of a fund than would be the case in the absence of such arrangement.

We sometimes receive carried interest or other performance-based fees or allocations that may create an incentive for us to make more speculative investments and determinations, directly or indirectly on behalf of our funds, or otherwise take or refrain from taking certain actions than it would otherwise make in the absence of such carried interest or performance-based fees or allocations. In addition, we may have an incentive to make exit determinations based on factors that maximize economics in favor of us or our employees. Certain of our employees or related persons may receive a portion of our carried interest or performance-based fees or allocations with respect to one or more of our funds, which may similarly influence such employees’ or related persons’ judgments. In connection therewith, any clawback obligation may create an incentive for us to defer disposition of one or more investments if such disposition would result in a realized loss and/or the finalization of dissolution and liquidation of a fund where a clawback obligation would be owed. Our failure to appropriately deal with any actual, potential or perceived conflicts of interest resulting from our entitlement to receive carried interest from many of our funds could have a material adverse effect on our reputation, which could materially and adversely affect our business in a number of ways, including an inability to raise additional funds, attract new clients or retain existing clients.

Conflicts of interest may arise in our allocation of costs and expenses, and increased regulatory scrutiny and uncertainty with regard to expense allocation may increase the risk of harm.

We have a conflict of interest in determining whether certain costs and expenses are incurred in the course of operating our funds. For example, we have to determine whether the costs arising from newly imposed regulations and self-regulatory requirements should be paid by our funds or by us. Our funds generally pay or otherwise bear all legal, accounting, filing, and other expenses incurred in connection with organizing and establishing the funds and the offering of interests in the funds. In addition, our funds generally pay all expenses related to the operation of the funds and their investment activities. We also determine, in our sole discretion, the appropriate allocation of investment-related expenses, including broken deal expenses, incurred in respect of unconsummated investments and expenses more generally relating to a particular investment strategy, among our funds, vehicles and accounts participating or that would have participated in such investments or that otherwise participate in the relevant investment strategy, as applicable. This could result in one or more of our funds bearing more or less of these expenses than other investors or potential investors in the relevant investments or a fund paying a disproportionate share, including some or all, of the broken deal expenses or other expenses incurred by potential investors. Parties that seek to participate in a particular investment opportunity we offer on a co-investment basis may not share in any broken deal expenses in the event such opportunity is not consummated.

While we historically have and will continue to allocate the costs and expenses of our funds in a fair and equitable basis and in accordance with our policies and procedures, due to increased regulatory scrutiny of expense allocation policies in the private investment funds realm, there is no guarantee that our policies and procedures will not be challenged by our supervising regulatory bodies. If we or our supervising regulators were to determine that we have improperly allocated such expenses, we could be required to refund amounts to our funds and could be subject to regulatory censure, litigation from our clients and/or reputational harm, each of which could have a material adverse effect on our business, financial condition and results of operations.

Certain policies and procedures implemented to mitigate potential conflicts of interest and address certain regulatory requirements may reduce the synergies that may otherwise exist across our various businesses.

In an effort to mitigate potential conflicts of interest and address regulatory, legal and contractual requirements and contractual restrictions, we have implemented certain policies and procedures (for example, information sharing policies) that may reduce the positive synergies that would otherwise exist across our various businesses. For example, we may come into possession of material non-public information with respect to issuers in which we may be considering making an investment or issuers in which our affiliates may hold an interest. As a consequence of such policies and procedures, we may be precluded from providing such information or other ideas to our other businesses that might be of benefit to them. Additionally, the terms of confidentiality or other agreements with or related to companies in which we have entered, either on our own behalf or on behalf of any of our clients, sometimes restrict or otherwise limit the ability of our funds to make investments or otherwise engage in businesses or activities competitive with such companies.

A significant portion of our combined financial statements include financial information, including net assets and revenues, that is attributable to noncontrolling interests holders and not attributable to us. As a result, the net assets and revenues presented in our financial statements may not represent our economic interests in those net assets and revenues.

While our historical combined financial statements include financial information, including assets and revenues of certain entities on a consolidated basis, such assets and revenues are attributable to the noncontrolling interest holders and not directly attributable to us as discussed in our combined financial statements included elsewhere in this prospectus.

Our international operations subject us to numerous risks.

We maintain operations in the United Kingdom, Hong Kong and Japan, among other places, and may grow our business into new regions with which we have less familiarity and experience, and this growth is important to our overall success. In addition, many of our clients are non-U.S. entities where we are expected to have a familiarity with the specific legal and regulatory requirements applicable to such clients. We rely upon stable and free international markets, not only in connection with seeking clients outside the U.S. but also in investing client capital in these markets.

Our international operations carry special financial and business risks, which could include the following:

•        greater difficulties in managing and staffing foreign operations;

•        differences between the U.S. and foreign capital markets, such as for accounting, auditing, financial reporting and legal standards, practices and disclosure requirements;

•        fluctuations in foreign currency exchange rates that could adversely affect our results;

•        additional costs of complying with, and exposure to liability under, foreign regulatory regimes;

•        unexpected changes in trading policies, regulatory requirements, tariffs and other barriers;

•        longer transaction cycles;

•        higher operating costs;

•        local labor conditions and regulations;

•        adverse consequences or restrictions on the repatriation of earnings;

•        potentially adverse tax consequences, such as trapped foreign losses;

•        less stable political and economic environments;

•        terrorism, political hostilities, war, public health crises and other civil disturbances or other catastrophic or pandemic events that reduce business activity;

•        cultural and language barriers and the need to adopt different business practices in different geographic areas; and

•        difficulty collecting fees and, if necessary, enforcing judgments.

As part of our day-to-day operations outside the United States, we are required to create compensation programs, employment policies, compliance policies and procedures and other administrative programs that comply with the laws of multiple countries. We also must communicate and monitor standards and directives across our global operations. Our failure to successfully manage and grow our geographically diverse operations could impair our ability to react quickly to changing business and market conditions and to enforce compliance with non-U.S. standards and procedures.

Any payment of distributions, loans or advances to and from our subsidiaries could be subject to restrictions on or taxation of dividends or repatriation of earnings under applicable local law, monetary transfer restrictions, foreign currency exchange regulations in the jurisdictions in which our subsidiaries operate or other restrictions imposed by current or future agreements, including debt instruments, to which our non-U.S. subsidiaries may be a party. Our business, financial condition and results of operations could be materially and adversely affected if we are unable to successfully manage these and other risks of international operations in a volatile environment. If our international business increases relative to our total business, these factors could have a more pronounced effect on our results of operations or growth prospects.

The U.K.’s withdrawal from the European Union could have a material adverse effect on our business, financial condition and results of operations.

In January 2020, the United Kingdom (the “U.K.”) withdrew from the European Union (the “EU”) (commonly referred to as “Brexit”), with a transition period currently expected to end in December 2020. It is currently uncertain whether the UK will be able to agree a trade deal with the EU that includes UK regulated firms’ ability to continue to passport their services into EU member states. In the event the UK does not secure such a trade deal or otherwise extend the transition period, the current transition period will end on December 31, 2020 (a “no-deal Brexit”). Until that deadline, despite the U.K. no longer being a member state of the EU, applicable EU rules and regulations will continue to apply in the UK. Our business may be adversely affected by Brexit due to, among other things, disruption of the free movement of goods, services, capital, and people between the U.K. and the EU as well as potential changes to the legal and regulatory environment in the region. Furthermore, as a result of Brexit, our subsidiaries that are authorized and regulated by the U.K. Financial Conduct Authority may no longer be able to avail themselves of passporting rights under certain EU directives (such as the AIFMD and MiFID II) to provide services and perform activities in the U.K. and other parts of Europe. This may have an adverse impact on our results including the cost of, risk to, manner of conducting, and location of, our European business and our ability to hire and retain key staff in Europe. This may also adversely impact the markets in which we operate; the funds we manage or advise; our clients and our ability to raise capital from them; and ultimately the returns that may be achieved. While we have taken measures designed to allow us to continue to conduct our business in both the U.K. and the EU, Brexit may increase our cost of conducting business, interfere with our ability to market our products and provide our services and generally make it more difficult for us to pursue our objectives in the region. In particular, it may be challenging for us to continue marketing EU-domiciled funds that are subject to AIFMD where we are not designated the alternative investment manager to such funds but are instead delegated portfolio management responsibility from a third-party firm.

Brexit could also lead to legal uncertainty and potentially divergent national laws and regulations as the U.K. determines which EU laws to replace or replicate. Compliance with any such new laws and regulations in the U.K. may be difficult and/or costly to implement and could adversely impact our ability to raise capital from investors in the U.K. and the EU, which could materially reduce our revenues, earnings and cash flow and adversely affect our financial prospects and condition.

Political parties in several other member states of the EU have similarly proposed that a referendum be held on their country’s membership in the EU. It is unclear whether any other member states of the EU will hold such referendums, but further disruption and legal uncertainty can be expected if there are.

Our business, financial condition and results of operations could be materially and adversely affected if we are unable to successfully manage these and other risks of international operations in a volatile environment. If our international business increases relative to our total business, these factors could have a more pronounced effect on our results of operations or growth prospects.

Our indebtedness may expose us to substantial risks.

As of November 24, 2020, we had $340.3 million in long-term debt outstanding. We expect to continue to utilize debt to finance our operations, which will expose us to the typical risks associated with the use of leverage. An increase in leverage could make it more difficult for us to withstand adverse economic conditions or business plan variances, to take advantage of new business opportunities, or to make necessary capital expenditures. Any portion of our cash flow required for debt service would not be available for our operations, distributions, dividends or other purposes. Any substantial decrease in net operating cash flows or any substantial increase in expenses could make it difficult for us to meet our debt service requirements or force us to modify our operations. Our level of indebtedness may make us more vulnerable to economic downturns and reduce our flexibility in responding to changing business, regulatory and economic conditions, which could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to remain in compliance with the financial or other covenants contained in our debt instruments.

Our debt instruments contain, and any future debt instruments may contain, financial and other covenants that impose requirements on us and limit our and our subsidiaries’ ability to engage in certain transactions or activities, such as:

•        making certain payments in respect of equity interests, including, among others, the payment of dividends and other distributions, redemptions and similar payments, payments in respect of warrants, options and other rights, and payments in respect of subordinated indebtedness;

•        incurring additional debt;

•        providing guarantees in respect of obligations of other persons;

•        making loans, advances and investments;

•        entering into transactions with investment funds and affiliates;

•        creating or incurring liens;

•        entering into negative pledges;

•        selling all or any part of the business, assets or property, or otherwise disposing of assets;

•        making acquisitions or consolidating or merging with other persons;

•        entering into sale-leaseback transactions;

•        changing the nature of our business;

•        changing our fiscal year;

•        making certain modifications to organizational documents or certain material contracts;

•        making certain modifications to certain other debt documents; and

•        entering into certain agreements with respect to the repayment of indebtedness, the making of loans or advances, or the transferring of assets.

There can be no assurance that we will be able to maintain leverage levels in compliance with the financial covenants included in our debt instruments. These restrictions may limit our flexibility in operating our business, and any failure to comply with these financial and other covenants, if not waived, would cause a default or event of default. Our obligations under our debt instruments are secured by substantially all of our assets. In the case of an event of default, creditors may exercise rights and remedies, including the rights and remedies of a secured party, under such agreements and applicable law, which could have a material adverse effect on our business, financial condition and results of operations.

The loss of experienced and senior personnel could have a material adverse effect on our business and financial condition.

While the success of our business is not tied to any particular person or group of “key persons,” the success of our business does depend on the efforts, judgment and reputations of our personnel generally, and in particular our experienced and senior personnel in investment, operational and executive functions. Our personnel’s reputation, expertise in investing and risk management, relationships with our clients and third parties on which our funds depend for investment opportunities are each critical elements in operating and expanding our business. However, we may not be successful in our efforts to retain our most valued employees, as the market for alternative asset management professionals is extremely competitive. The loss of one or more members of our senior team could harm our business and jeopardize our relationships with our clients and members of the investing community. Accordingly, the retention of our personnel is crucial to our success. Nearly all of our managing directors and many of our executive directors are subject to long-term employment contracts that contain various incentives and restrictive covenants designed to retain these employees for the long-term success of our business, but none of them is obligated to remain actively involved with us. In addition, if any of our personnel were to join or form a competitor, following any required restrictive period set forth in their employment agreements, some of our clients could choose to invest with that competitor rather than in our funds. The loss of the services of one or more members of our senior team could have a material adverse effect on our business, financial condition and results of operations, including on the performance of our funds, our ability to retain and attract clients and highly qualified employees and our ability to raise new funds. Any change to our senior management team could have a material adverse effect on our business, financial condition and results of operations.

We do not carry any “key person” insurance that would provide us with proceeds in the event of the death or disability of any of our personnel. In addition, certain of our funds have key person provisions that are triggered upon the loss of services of one or more specified employees and could, upon the occurrence of such event, provide the investors in these funds with certain rights such as rights providing for the termination or suspension of the funds’ investment periods and/or wind-down of the funds. Accordingly, the loss of such personnel could result in significant disruption of certain funds’ investment activities, which could have a material adverse impact on our business, financial condition and results of operations, and could harm our ability to maintain or grow our assets under management in existing funds or raise additional funds in the future. Similarly, to the extent there is a perceived reliance in the market that one or more of our employees is critical to the success of a particular investment strategy, the loss of one or more such employees could lead investors to redeem from our funds or choose not to make further investments in existing or future funds that we manage, which would correspondingly reduce our management fees and potential to earn incentive fees.

We intend to expand our business and may enter into new lines of business or geographic markets, which may result in additional risks and uncertainties in our business.

We currently generate substantially all of our revenues from management fees and incentive fees. However, we intend to grow our business by offering additional products and services, by entering into new lines of business and by entering into, or expanding our presence in, new geographic markets. Introducing new types of investment structures, products and services could increase our operational costs and the complexities involved in managing such investments, including with respect to ensuring compliance with regulatory requirements and the terms of the investment. For example, we have recently launched certain funds that seek to capitalize on investment opportunities associated with projects undertaken by organized labor and investment opportunities accessed by investing with minority-owned investment firms, which in each case may be subject to greater levels of regulatory scrutiny. Also, we intend to serve as sponsor to one or more special purpose acquisition companies. To the extent we enter into new lines of business, we will face numerous risks and uncertainties, including risks associated with the possibility that we have insufficient expertise to engage in such activities profitably or without incurring inappropriate amounts of risk, the required investment of capital and other resources and the loss of clients due to the perception that we are no longer focusing on our core business. In addition, we may from time to time explore opportunities to grow our business via acquisitions, partnerships, investments or other strategic transactions. There can be no assurance that we will successfully identify, negotiate or complete such transactions, that any completed transactions will produce favorable financial results or that we will be able to successfully integrate an acquired business with ours.

Entry into certain lines of business or geographic markets or the introduction of new types of products or services may subject us to new laws and regulations with which we are not familiar, or from which we are currently exempt, and may lead to increased litigation and regulatory risk. If a new business generates insufficient revenues or if we are unable to efficiently manage our expanded operations, our business, financial condition and results of operations could be materially and adversely affected.

Restrictions on our ability to collect and analyze data regarding our clients’ investments could adversely affect our business.

We maintain detailed information regarding investments that we monitor and report on for our funds. We rely on our database of investment information to provide regular reports to our clients, to research developments and trends in the markets and to support our investment processes. We depend on the continuation of our relationships with the investment managers of the underlying funds and investments in order to maintain current data on these investments and market activity. The termination of such relationships or the imposition of restrictions on our ability to use the investment-related information we obtain in connection with our investing, monitoring and reporting services could adversely affect our business, financial condition and results of operations.

Operational risks and data security breaches may disrupt our business, damage our reputation, result in financial losses or limit our growth.

We rely heavily on our financial, accounting, compliance, monitoring, reporting and other data processing systems. If any of these systems, or the systems of third-party service providers we utilize, do not operate properly or are disabled or fail, including the loss of data, whether caused by fire, other natural disaster, power or telecommunications failure, computer viruses, malicious actors, acts of terrorism or war or otherwise, we could suffer a disruption of our business, financial loss, liability to clients, regulatory intervention or reputational damage, which could have a material and adverse effect on our business, financial condition and results of operations.

In addition, we are dependent on the effectiveness of our information security policies, procedures and capabilities designed to protect our computer, network and telecommunications systems and the data such systems contain or transmit. Attacks on our information technology infrastructure could enable the attackers to gain access to and steal our proprietary information, destroy data or disable, degrade or sabotage our systems or divert or otherwise steal funds. Attacks could range from those common to businesses generally to those that are more advanced and persistent, which may target us because members of our senior management team may have public profiles or because, as an alternative asset management firm, we hold a significant amount of confidential and sensitive information about our clients and potential investments.

Although we take protective measures and endeavor to modify them as circumstances warrant, our computer systems, software and networks may be vulnerable to unauthorized access, theft, misuse, computer viruses or other malicious code, and other events that could have a security impact. We and our employees have been and expect to continue to be the target of “phishing” attacks, and the subject of impersonations and fraudulent requests for money, and other forms of activities. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. In addition, cybersecurity has become a top priority for regulators around the world. Many jurisdictions in which we operate have laws and regulations relating to data privacy, cybersecurity and protection of personal information, including the General Data Protection Regulation (“GDPR”) in the EU. Some jurisdictions have also enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data. Breaches in security could potentially jeopardize our, our employees’ or our clients’ or counterparties’ confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our, our employees’, our clients’, our counterparties’ or third parties’ operations, which could result in material financial losses, increased costs, disruption of our business, liability to clients and other counterparties, regulatory intervention or reputational damage, which, in turn, could cause a decline in our earnings and/or stock price. Furthermore, if we experience a cybersecurity incident, it could result in regulatory investigations and material penalties, which could lead to negative publicity and may cause our clients to lose confidence in the effectiveness of our security measures. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.

Extensive government regulation, compliance failures and changes in law or regulation could adversely affect us.

Our business activities are subject to extensive and evolving laws, rules and regulations. Any changes or potential changes in the regulatory framework applicable to our business may impose additional expenses or capital requirements on us, limit our fundraising activities, have an adverse effect on our business, financial condition, results of operations, reputation or prospects, impair employee retention or recruitment and require substantial attention by senior management. It is impossible to determine the extent of the impact of any new laws, regulations, initiatives or regulatory guidance that may be proposed or may become law on our business or the markets in which we operate.

Governmental authorities around the world have implemented or are implementing financial system and participant regulatory reform in reaction to volatility and disruption in the global financial markets, financial institution failures and financial frauds. Such reform includes, among other things, additional regulation of investment funds, as well as their managers and activities, including compliance, risk management and anti-money laundering procedures; restrictions on specific types of investments and the provision and use of leverage; implementation of capital requirements; limitations on compensation to managers; and books and records, reporting and disclosure requirements. We cannot predict with certainty the impact on us, our funds, or on alternative investment funds generally, of any such reforms. Any of these regulatory reform measures could have an adverse effect on our funds’ investment strategies or our business model. We may incur significant expense in order to comply with such reform measures and may incur significant liabilities if regulatory authorities determine that we are not in compliance.

We could also be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof. For example, the U.S. federal tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”), enacted in December 2017, resulted in fundamental changes to the Code, including, among many other things, a reduction to the federal corporate income tax rate, a partial limitation on the deductibility of business interest expense, a limitation on the deductibility of certain director and officer compensation expense, limitations on net operating loss carrybacks and carryovers and changes relating to the scope and timing of U.S. taxation on earnings from international business operations. Subsequent legislation, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) enacted on March 27, 2020, relaxed certain of the limitations imposed by the Tax Act for certain taxable years, including the limitation on the use and carryback of net operating losses and the limitation on the deductibility of business interest expense. The exact impact of the Tax Act and the CARES Act for future years is difficult to quantify, but these changes could materially affect our investors, the companies in which our funds invest, or us. In addition, other changes could be enacted in the future to increase the corporate tax rate, limit further the deductibility of interest, subject carried interests to more onerous taxation or effect other changes that could have a material adverse effect on our business, results of operations and financial condition. Such changes could also include increases in state taxes and other changes to state tax laws to replenish state and local government finances depleted by costs attributable to the COVID-19 pandemic and the reduction in tax revenues due to the accompanying economic downturn.

In addition, our effective tax rate and tax liability are based on the application of current income tax laws, regulations and treaties. These laws, regulations and treaties are complex, and the manner which they apply to us and our funds and diverse set of business arrangements is often open to interpretation. Significant management judgment is required in determining our provision for income taxes, our deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets. The tax authorities could challenge our interpretation of laws, regulations and treaties, resulting in additional tax liability or adjustment to our income tax provision that could increase our effective tax rate. Changes to tax laws may also adversely affect our ability to attract and retain key personnel.

Our business is subject to regulation in the United States, including by the SEC, the Commodity Futures Trading Commission (the “CFTC”), the Internal Revenue Service (the “IRS”), the Financial Industry Regulatory Authority, Inc. (“FINRA”) and other regulatory agencies. Any change in such regulation or oversight could have a material adverse effect on our business, financial condition and results of operations. In addition, we regularly rely on exemptions from various requirements of these and other applicable laws. These exemptions are sometimes highly complex and may in certain circumstances depend on compliance by third parties whom we do not control. If, for any reason, these exemptions were to be revoked or challenged or otherwise become unavailable to us, we could be subject to regulatory action or third-party claims, and our business, financial condition and results of operations could be materially and adversely affected. Our failure to comply with applicable laws or regulations could result in fines, suspensions of personnel or other sanctions, including revocation of our registration as an investment adviser or the registration of our broker-dealer subsidiary. Even if a sanction imposed against us or our personnel is small in monetary amount, the adverse publicity arising from the imposition of sanctions against us by regulators could harm our reputation and cause us to lose existing clients or fail to gain new clients.

In the wake of highly publicized financial scandals, investors exhibited concerns over the integrity of the U.S. financial markets, and the regulatory environment in which we operate is subject to further regulation in addition to those rules already promulgated. For example, there are a significant number of regulations that affect our business under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The SEC in particular continues to increase its regulation of the asset management and private equity industries, focusing on the private equity industry’s fees, allocation of expenses to funds, marketing practices, allocation of fund investment opportunities, disclosures to fund investors, the allocation of broken-deal expenses and general conflicts of interest disclosures. The SEC has also heightened its focus on the valuation practices employed by investment advisers. The lack of readily ascertainable market prices for many of the investments made by our funds or the funds in which we invest could subject our valuation policies and processes to increased scrutiny by the SEC. We may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, other U.S. or foreign governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. Brexit may result in our being subject to new and increased regulations if we can no longer rely on passporting privileges that allow U.K. financial institutions to access the EU single market without restrictions. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations.

We are subject to the fiduciary responsibility provisions of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the prohibited transaction provisions of ERISA and Section 4975 of the Code in connection with the management of certain of our funds. With respect to these funds, this means that (1) the application of the fiduciary responsibility standards of ERISA to investments made by such funds, including the requirement of investment prudence and diversification, and (2) certain transactions that we enter into, or may have entered into, on behalf of these funds, in the ordinary course of business, are subject to the prohibited transactions rules under Section 406 of ERISA and Section 4975 of the Code. A non-exempt prohibited transaction, in addition to imposing potential liability upon fiduciaries of an ERISA plan, may also result in the imposition of an excise tax under the Code upon a “party in interest” (as defined in ERISA), or “disqualified person” (as defined in the Code), with whom we engaged in the transaction. In addition, a court could find that our funds that invest directly in operating companies have formed a partnership-in-fact conducting a trade or business with such operating companies and would therefore be jointly and severally liable for these companies’ unfunded pension liabilities.

Some of the other funds currently rely on an exception under the ERISA plan asset regulations promulgated by the Department of Labor (as modified by Section 3(42) of ERISA) (the “Plan Asset Regulations”), and therefore are not subject to the fiduciary responsibility requirements of ERISA or the prohibited transaction requirements of ERISA and Section 4975 of the Code. However, if these funds fail to satisfy an exception under the Plan Asset Regulations, such failure could materially interfere with our activities in relation to these funds and expose us to risks related to our failure to comply with such provisions of ERISA and the Code.

In addition, we are registered as an investment adviser with the SEC and are subject to the requirements and regulations of the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Such requirements relate to, among other things, restrictions on entering into transactions with clients, maintaining an effective compliance program, incentive fees, solicitation arrangements, allocation of investments, recordkeeping and reporting requirements, disclosure requirements, limitations on agency cross and principal transactions between an adviser and their advisory clients, as well as general anti-fraud prohibitions. As a registered investment adviser, we have fiduciary duties to our clients. Similarly, we are registered as a broker-dealer with the SEC and are a member of FINRA. As such, we are also subject to the requirements and regulations of the Exchange Act and FINRA rules. A failure to comply with the obligations imposed by the Advisers Act, the Exchange Act or FINRA rules, including recordkeeping, advertising and operating requirements, disclosure obligations and prohibitions on fraudulent activities, could result in examinations, investigations, sanctions and reputational damage, and could have a material adverse effect on our business, financial condition and results of operations.

The Foreign Investment Risk Review Modernization Act significantly increased the types of transactions that are subject to the jurisdiction of the Committee on Foreign Investment in the United States (“CFIUS”). Under the final regulations of the reform legislation, which became effective on February 13, 2020, CFIUS has the authority to review and potentially recommend that the President of the United States block or impose conditions on non-controlling investments in critical infrastructure and critical technology companies and in companies collecting or storing sensitive data of U.S. citizens, which may reduce the number of potential buyers and limit the ability of our funds to realize value from certain existing and future investments.

In the EU, MiFID II requires, among other things, all MiFID investment firms to comply with prescriptive disclosure, transparency, reporting and recordkeeping obligations and obligations in relation to the receipt of investment research, best execution, product governance and marketing communications. As we operate investment firms which are subject to MiFID II, we have implemented policies and procedures to comply with MiFID II where relevant, including where certain rules have an extraterritorial impact on us. Compliance with MiFID II has resulted in greater overall complexity, higher compliance, administration and operational costs, and less overall flexibility. The complexity, operational costs and reduction in flexibility may be further compounded as a result of Brexit. This is because the UK is both: (i) no longer generally required to transpose EU law in to UK law; and (ii) electing to transpose certain EU legislation into UK law subject to various amendments and subject to the FCA’s oversight rather than that of EU regulators. Taken together, (i) and (ii) could result in divergence between the UK and EU regulatory frameworks.

In addition, across the EU, we are subject to the AIFMD, under which we are subject to regulatory requirements regarding, among other things, registration for marketing activities, the structure of remuneration for certain of our personnel and reporting obligations. Individual member states of the EU have imposed additional requirements that may include internal arrangements with respect to risk management, liquidity risks, asset valuations, and the establishment and security of depository and custodial requirements. Because some European Economic Area (“EEA”) countries have not yet incorporated the AIFMD into their agreement with the EU, we may undertake marketing activities and provide services in those EEA countries only in compliance with applicable local laws. Outside the EEA, the regulations to which we are subject relate primarily to registration and reporting obligations. As described above, Brexit and the potential resulting divergence between the UK and EU regulatory frameworks may result in additional complexity and costs in complying with AIFMD across both the UK and EU.

The EU Securitization Regulation (the “Securitization Regulation”), which became effective on January 1, 2019, imposes due diligence and risk retention requirements on “institutional investors,” which includes managers of alternative investment funds assets, and constrains the ability of alternative investment funds to invest in securitization positions that do not comply with the prescribed risk retention requirements. The Securitization Regulation may impact or limit our funds’ ability to make certain investments that constitute “securitizations” and may impose additional reporting obligations on securitizations, which may increase the costs of managing such vehicles.

A new EU Regulation on the prudential requirements of investment firms (Regulation (EU) 2019/2033) and its accompanying Directive (Directive (EU) 2019/2034) (together, “IFR/IFD”) have now been finalized and are expected to take effect on June 26, 2021. IFR/IFD will introduce a bespoke prudential regime for most MiFID investment firms to replace the one that currently applies under the fourth Capital Requirements Directive and the Capital Requirements Regulation. IFR/IFD represents a complete overhaul of “prudential” regulation in the EU. As the application dates for IFR/IFD fall outside the end of the Brexit transition period, the UK is not required to implement the legislation and will instead establish a new Investment Firms Prudential Regime which is intended to achieve similar outcomes to IFD/IFR. There is a risk that the new regime will result in higher regulatory capital requirements for affected firms and new, more onerous remuneration rules, as well as re-cut and extended internal governance, disclosure, reporting, liquidity, and group “prudential” consolidation requirements (among other things), each of which could have a material impact on our European operations, although there are transitional provisions allowing firms to increase their capital to the necessary level over three to five years.

It is expected that additional laws and regulations will come into force in the EEA, the EU, the UK and other countries in which we operate over the coming years. These laws and regulations may affect our costs and manner of conducting business in one or more markets, the risks of doing business, the assets that we manage or advise, and our ability to raise capital from investors. Any failure by us to comply with either existing or new laws or regulations could have a material adverse effect on our business, financial condition and results of operations.

Federal, state and foreign anti-corruption and sanctions laws create the potential for significant liabilities and penalties and reputational harm.

We are also subject to a number of laws and regulations governing payments and contributions to political persons or other third parties, including restrictions imposed by the Foreign Corrupt Practices Act (“FCPA”) as well as trade sanctions and export control laws administered by the Office of Foreign Assets Control (“OFAC”), the U.S. Department of Commerce and the U.S. Department of State. The FCPA is intended to prohibit bribery of foreign governments and their officials and political parties, and requires public companies in the United States to keep books and records that accurately and fairly reflect those companies’ transactions. OFAC, the U.S. Department of Commerce and the U.S. Department of State administer and enforce various export control laws and regulations, including economic and trade sanctions based on U.S. foreign policy and national security goals against targeted foreign states, organizations and individuals. These laws and regulations relate to a number of aspects of our business, including servicing existing fund investors, finding new fund investors, and sourcing new investments, as well as activities by the portfolio companies in our investment portfolio or other controlled investments.

Similar laws in non-U.S. jurisdictions, such as EU sanctions or the U.K. Bribery Act, as well as other applicable anti-bribery, anti-corruption, anti-money laundering, or sanction or other export control laws in the U.S. and abroad, may also impose stricter or more onerous requirements than the FCPA, OFAC, the U.S. Department of Commerce and the U.S. Department of State, and implementing them may disrupt our business or cause us to incur significantly more costs to comply with those laws. Different laws may also contain conflicting provisions, making compliance with all laws more difficult. If we fail to comply with these laws and regulations, we could be exposed to claims for damages, civil or criminal financial penalties, reputational harm, incarceration of our employees, restrictions on our operations and other liabilities, which could materially and adversely affect our business, results of operations and financial condition. In addition, we may be subject to successor liability for FCPA violations or other acts of bribery, or violations of applicable sanctions or other export control laws committed by companies in which we or our funds invest or which we or our funds acquire. While we have developed and implemented policies and procedures designed to ensure strict compliance by us and our personnel with the FCPA and other anti-corruption, sanctions and export control laws in jurisdictions in which we operate, such policies and procedures may not be effective in all instances to prevent violations. Any determination that we have violated the FCPA or other applicable anti-corruption, sanctions or export control laws could subject us to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could adversely affect our business, financial condition and results of operations.

Misconduct by our employees, advisors or third-party service providers could harm us by impairing our ability to attract and retain clients and subjecting us to significant legal liability and reputational harm.

There is a risk that our employees, advisors or third-party service providers could engage in misconduct that adversely affects our business. We are subject to a number of obligations and standards arising from our business and our discretionary authority over the assets we manage. The violation of these obligations and standards by any of our employees, advisors or third-party service providers would adversely affect our clients and us. Our business often requires that we deal with confidential matters of great significance to companies and funds in which we may invest for our clients. If our employees, advisors or third-party service providers were to engage in fraudulent activity, violate regulatory standards or improperly use or disclose confidential information, we could be subject to legal or regulatory action and suffer serious harm to our reputation, financial position and current and future business relationships. It is not always possible to detect or deter misconduct, and the extensive precautions we take that seek to detect and prevent undesirable activity may not be effective in all cases. If one of our employees, advisors or third-party service providers were to engage in misconduct or were to be accused of misconduct, our reputation and our business, financial condition and results of operations could be materially and adversely affected.

We may face damage to our professional reputation and legal liability if our services are not regarded as satisfactory or for other reasons.

As a financial services firm, we depend to a large extent on our relationships with our clients and our reputation for integrity and high-caliber professional services to attract and retain clients. As a result, if a client is not satisfied with our services, such dissatisfaction may be more damaging to our business than to other types of businesses.

In recent years, the volume of claims and amount of damages claimed in litigation and regulatory proceedings against financial advisors has been increasing. Our asset management and advisory activities may subject us to the risk of significant legal liabilities to our clients and third parties, including our clients’ stockholders or beneficiaries, under securities or other laws and regulations for materially false or misleading statements made in connection with securities and other transactions. We make investment decisions on behalf of our clients that could result in substantial losses. Any such losses also may subject us to the risk of legal and regulatory liabilities or actions alleging negligent misconduct, breach of fiduciary duty or breach of contract. These risks often may be difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time. We may incur significant legal expenses in defending litigation. In addition, negative publicity and press speculation about us, our investment activities or the private markets in general, whether or not based in truth, or litigation or regulatory action against us or any third-party managers recommended by us or involving us may tarnish our reputation and harm our ability to attract and retain clients. Substantial legal or regulatory liability could have a material adverse effect on our business, financial condition and results of operations or cause significant reputational harm to us, which could seriously harm our business.

Our inability to obtain adequate insurance could subject us to additional risk of loss or additional expenses.

We may not be able to obtain or maintain sufficient insurance on commercially reasonable terms or with adequate coverage levels against potential liabilities we may face, which could have a material adverse effect on our business. We may face a risk of loss from a variety of claims, including those related to contracts, fraud, compliance with laws and various other issues, whether or not such claims are valid. Insurance and other safeguards might only partially reimburse us for our losses, if at all, and if a claim is successful and exceeds or is not covered by our insurance policies, we may be required to pay a substantial amount in respect of such successful claim. Certain losses of a catastrophic nature, such as public health crises, wars, earthquakes, typhoons, terrorist attacks or other similar events, may be uninsurable or may only be insurable at rates that are so high that maintaining coverage would cause an adverse impact on our business, in which case we may choose not to maintain such coverage.

Risks Related to Our Funds

Difficult market, geopolitical and economic conditions can adversely affect our business in many ways, including by reducing the value or performance of the investments made by our funds, reducing the number of high-quality investment managers with whom we may invest, and reducing the ability of our funds to raise or deploy capital, each of which could materially reduce our revenues, earnings and cash flow and materially and adversely affect our business, financial condition and results of operations.

Our business can be materially affected by difficult financial market and economic conditions and events throughout the world that are outside our control, including rising interest rates, inflation, the availability of credit, changes in laws, trade barriers, commodity prices, currency exchange rates, public health crises, terrorism or political uncertainty. These factors may affect the level and volatility of securities prices and the liquidity and value of investments, and we may not be able to or may choose not to manage our exposure to them. The global financial markets are currently experiencing volatility and disruption due to the COVID-19 pandemic, and investments in many industries have experienced significant volatility over the last several years.

Our funds may be affected by reduced opportunities to exit and realize value from their investments and by the fact that they may not be able to find suitable investments in which to effectively deploy capital. During periods of difficult market conditions or slowdowns in a particular sector, companies in which our funds invest may experience decreased revenues, financial losses, difficulty in obtaining access to financing and increased funding costs. During such periods, these companies may also have difficulty in expanding their businesses and operations and be unable to meet their debt service obligations or other expenses as they become due. In addition, during periods of adverse economic conditions, our funds may have difficulty accessing financial markets, which could make it more difficult or impossible for them to obtain funding for additional investments and harm their assets under management and results of operations. A general market downturn, or a specific market dislocation, may result in lower investment returns for our funds, which would adversely affect our revenues. Furthermore, such conditions could also increase the risk of default with respect to investments held by our funds that have significant debt investments.

In addition, our ability to find high-quality investment managers with whom we may invest could become exacerbated in deteriorating or difficult market environments. Any such occurrence could delay our ability to invest capital, lead to lower returns on invested capital and have a material adverse effect on our business, financial condition and results of operations.

Market deterioration could cause us, our funds or the investments made by our funds to experience tightening of liquidity, reduced earnings and cash flow, and impairment charges, as well as challenges in raising and deploying capital, obtaining investment financing and making investments on attractive terms. These market conditions can also have an impact on our ability and the ability of our funds and the investments made by our funds to liquidate positions in a timely and efficient manner.

Our business could generate lower revenues in a general economic downturn or a tightening of global credit markets. A general economic downturn or tightening of global credit markets may result in reduced opportunities to find suitable investments and make it more difficult for us, or for the funds in which we and our clients invest, to exit and realize value from existing investments, potentially resulting in a decline in the value of the investments held in our clients’ portfolios, leading to a decrease in incentive fee revenue. Any reduction in the market value of the assets we manage will not likely be reported until one or more quarters after the end of the applicable performance period due to an inherent lag in the valuation process of private markets investments. This can result in a mismatch between stated valuation and current market conditions and can lead to delayed revelations of changes in performance and, therefore, delayed effects on our clients’ portfolios. If our clients reduce their commitments to make investments in private markets in favor of investments they perceive as offering greater opportunity or lower risk, our revenues or earnings could decline as a result of lower fees being paid to us. Further, if, due to the lag in reporting, their decision to do so is made after the initial effects of a market downturn are felt by the rest of the economy, the adverse effect we experience as a result of that decision could likewise adversely affect our business, financial condition and results of operations on a delayed basis.

Our profitability may also be adversely affected by our fixed costs and the possibility that we would be unable to scale back other costs within a time frame sufficient to match any decreases in revenues relating to changes in market and economic conditions. If our revenues decline without a commensurate reduction in our expenses, our earnings will be reduced. Accordingly, difficult market conditions could have a material adverse effect on our business, financial condition and results of operations.

If the investments we make on behalf of our funds perform poorly, we may suffer a decline in our revenues and earnings, and our ability to raise capital for future funds may be materially and adversely affected.

Our revenues are derived from fees earned for our management of our funds, incentive fees, or carried interest, with respect to certain of our funds, and monitoring and reporting fees. In the event that our funds perform poorly, our revenues and earnings derived from incentive fees and carried interest will decline, and it will be more difficult for us to raise capital for new funds or gain new clients in the future. In addition, if carried interest that was previously distributed to us exceeds the amounts to which we are ultimately entitled, we may be required to repay that amount under a “clawback” obligation. If we are unable to repay the amount of the clawback, we would be subject to liability for a breach of our contractual obligations. If we are unable to raise or are required to repay capital, our business, financial condition and results of operations would be materially and adversely affected.

The historical performance of our funds should not be considered indicative of the future performance of these funds or of any future funds we may raise, in part because:

•        market conditions and investment opportunities during previous periods may have been significantly more favorable for generating positive performance than those we may experience in the future;

•        the performance of our funds that distribute carried interest is generally calculated on the basis of the net asset value of the funds’ investments, including unrealized gains, which may never be realized and therefore never generate carried interest;

•        our historical returns derive largely from the performance of our earlier funds, whereas future fund returns will depend increasingly on the performance of our newer funds or funds not yet formed;

•        our newly established closed-ended funds may generate lower returns during the period that they initially deploy their capital;

•        competition continues to increase for investment opportunities, which may reduce our returns in the future;

•        the performance of particular funds also will be affected by risks of the industries and businesses in which they invest; and

•        we may create new funds that reflect a different asset mix and new investment strategies, as well as a varied geographic and industry exposure, compared to our historical funds, and any such new funds could have different returns from our previous funds.

The success of our business depends on the identification and availability of suitable investment opportunities for our clients.

Our success largely depends on the identification and availability of suitable investment opportunities for our clients, and in particular the success of underlying funds in which our funds invest. The availability of investment opportunities will be subject to market conditions and other factors outside of our control and the control of the investment managers with which we invest for our funds. Past returns of our funds have benefited from investment opportunities and general market conditions that may not continue or reoccur, including favorable borrowing conditions in the debt markets, and there can be no assurance that our funds or the underlying funds in which we invest for our funds will be able to avail themselves of comparable opportunities and conditions. There can also be no assurance that the underlying funds we select will be able to identify sufficient attractive investment opportunities to meet their investment objectives.

Competition for access to investment funds and other investments we make for our clients is intense.

We seek to maintain excellent relationships with investment managers of investment funds, including those in which we have previously made investments for our clients and those in which we may in the future invest, as well as sponsors of investments that might provide co-investment opportunities in portfolio companies alongside the sponsoring fund manager. However, because of the number of investors seeking to gain access to investment funds and co-investment opportunities managed or sponsored by the top performing fund managers, there can be no assurance that we will be able to secure the opportunity to invest on behalf of our clients in all or a substantial portion of the investments we select, or that the size of the investment opportunities available to us will be as large as we would desire. Access to secondary investment opportunities is also highly competitive and is often controlled by a limited number of general partners, fund managers and intermediaries.

The due diligence process that we undertake in connection with investments may not reveal all facts that may be relevant in connection with an investment.

Before investing the assets of our funds, we conduct due diligence that we deem reasonable and appropriate based on the facts and circumstances applicable to each investment. When conducting due diligence, we may be required to evaluate important and complex business, financial, tax, accounting, technological, environmental, social, governance and legal and regulatory issues. Outside consultants, legal advisors and accountants may be involved in the due diligence process in varying degrees depending on the type of investment and the parties involved. Nevertheless, when conducting due diligence and making an assessment regarding an investment, we rely on the resources available to us, including information provided by the target of the investment and, in some circumstances, third-party investigations, and such an investigation will not necessarily result in the investment ultimately being successful. Moreover, the due diligence investigation that we will carry out with respect to any investment opportunity may not reveal or highlight all relevant facts or risks that are necessary or helpful in evaluating such investment opportunity. For example, instances of bribery, fraud, accounting irregularities and other improper, illegal or corrupt practices can be difficult to detect and may be more widespread in certain jurisdictions.

In addition, a substantial portion of our funds invest in underlying funds, and therefore we are dependent on the due diligence investigation of the underlying investment manager of such funds. We have little or no control over their due diligence process, and any shortcomings in their due diligence could be reflected in the performance of the investment we make with them on behalf of our clients. Poor investment performance could lead clients to terminate their agreements with us and/or result in negative reputational effects, either of which could have a material adverse effect on our business, financial condition and results of operations.

Dependence on leverage by certain funds, underlying investment funds and portfolio companies subjects us to volatility and contractions in the debt financing markets and could adversely affect the ability of our funds to achieve attractive rates of return on their investments.

Many of the funds we manage, the funds in which we invest and portfolio companies within our funds and customized separate accounts currently rely on credit facilities either to facilitate efficient investing or for speculative purposes. If our funds are unable to obtain financing, or the underlying funds or the companies in which our funds invest are unable to access the structured credit, leveraged loan and high yield bond markets (or do so only at increased cost), the results of their operations may suffer if such markets experience dislocations, contractions or volatility. Any such events could adversely impact our funds’ ability to invest efficiently, and may impact the returns of our funds’ investments.

The absence of available sources of sufficient debt financing for extended periods of time or an increase in either the general levels of interest rates or in the risk spread demanded by sources of indebtedness would make it more expensive to finance those investments, and, in the case of rising interest rates, decrease the value of fixed-rate debt investments made by our funds. Certain investments may also be financed through fund-level debt facilities, which may or may not be available for refinancing at the end of their respective terms. Finally, limitations on the deductibility of interest expense on indebtedness used to finance our funds’ investments reduce the after-tax rates of return on the affected investments and make it more costly to use debt financing. Any of these factors may have an adverse impact on our business, results of operations and financial condition.

Similarly, private markets fund portfolio companies regularly utilize the corporate debt markets to obtain additional financing for their operations. The leveraged capital structure of such businesses increases the exposure of the funds’ portfolio companies to adverse economic factors such as rising interest rates, downturns in the economy or deterioration in the condition of such business or its industry. Any adverse impact caused by the use of leverage by portfolio companies in which we directly or indirectly invest could in turn adversely affect the returns of our funds.

Defaults by clients and third-party investors in certain of our funds could adversely affect that fund’s operations and performance.

Our business is exposed to the risk that clients that owe us money for our services may not pay us. We believe that this risk could potentially increase due to the current COVID-19 pandemic. Also, if investors in our funds default on their obligations to fund commitments, there may be adverse consequences on the investment process, and we could incur losses and be unable to meet underlying capital calls. For example, investors in our closed-ended funds make capital commitments to those funds that we are entitled to call from those investors at any time during prescribed periods. We depend on investors fulfilling and honoring their commitments when we call capital from them for those funds to consummate investments and otherwise pay their obligations when due. In addition, certain of our funds may utilize lines of credit to fund investments. Because interest expense and other costs of borrowings under lines of credit are an expense of the fund, the fund’s net multiple of invested capital may be reduced, as well as the amount of carried interest generated by the fund. Any material reduction in the amount of carried interest generated by a fund may adversely affect our revenues.

Any investor that did not fund a capital call would be subject to several possible penalties, including having a meaningful amount of its existing investment forfeited in that fund. However, the impact of the penalty is directly correlated to the amount of capital previously invested by the investor in the fund. For instance, if an investor has invested little or no capital early in the life of the fund, then the forfeiture penalty may not be as meaningful. A failure of investors to honor a significant amount of capital calls could have a material adverse effect on our business, financial condition and results of operations.

Our failure to comply with investment guidelines set by our clients could result in damage awards against us or a reduction in AUM, either of which would cause our earnings to decline and adversely affect our business.

Each of our funds is operated pursuant to specific investment guidelines, which, with respect to our customized separate accounts, are often established collaboratively between us and the investor in such fund. Our failure to comply with these guidelines and other limitations could result in clients terminating their relationships with us or deciding not to commit further capital to us in respect of new or different funds. In some cases, these investors could also sue us for breach of contract and seek to recover damages from us. In addition, such guidelines may restrict our ability to pursue certain allocations and strategies on behalf of our clients that we believe are economically desirable, which could similarly result in losses to a fund or termination of the fund and a corresponding reduction in AUM. Even if we comply with all applicable investment guidelines, our clients may nonetheless be dissatisfied with our investment performance or our services or fees, and may terminate their investment with us or be unwilling to commit new capital to our funds. Any of these events could cause our earnings to decline and have a material adverse effect on our business, financial condition and results of operations.

Valuation methodologies for certain assets in our funds can be significantly subjective, and the values of assets established pursuant to such methodologies may never be realized, which could result in significant losses for our funds.

For our closed-ended funds, there are no readily ascertainable market prices for a large number of the investments in these funds or the underlying funds in which these funds invest. The value of the fund investments of our funds is determined periodically by us based in general on the fair value of such investments as reported by the underlying fund managers. Our valuation of the funds in which we invest is largely dependent upon the processes employed by the managers of those funds. The fair value of investments is determined using a number of methodologies described in the particular funds’ valuation policies. These policies are based on a number of factors, including the nature of the investment, the expected cash flows from the investment, the length of time the investment has been held, restrictions on transfer and other generally accepted valuation methodologies. The value of the co/direct-equity and credit investments of our funds is determined periodically by us based on reporting provided by the relevant co/direct-equity sponsor and/or using independent third-party valuation firms to aid us in determining the fair value of these investments using generally accepted valuation methodologies. These may include references to market multiples, valuations for comparable companies, public or private market transactions, subsequent developments concerning the companies to which the securities relate, results of operations, financial condition, cash flows, and projections of such companies provided to the general partner and such other factors that we may deem relevant. The methodologies we use in valuing individual investments are based on a variety of estimates and assumptions specific to the particular investments, and actual results related to the investment may vary materially as a result of the inaccuracy of such assumptions or estimates. In addition, because the illiquid investments held by our funds, and the underlying funds in which we invest may be in industries or sectors that are unstable, in distress, or undergoing some uncertainty, such investments are subject to rapid changes in value caused by sudden company-specific or industry-wide developments.

Because there is significant uncertainty in the valuation of, or in the stability of the value of, illiquid investments, the fair values of such investments as reflected in a fund’s net asset value do not necessarily reflect the prices that would actually be obtained if such investments were sold. Realizations at values significantly lower than the values at which investments have been reflected in fund net asset values could result in losses for the applicable fund and the loss of potential incentive fees by the fund’s manager and us. Also, a situation in which asset values turn out to be materially different from values reflected in fund net asset values, whether due to misinformation or otherwise, could cause investors to lose confidence in us and may, in turn, result in difficulties in our ability to raise additional capital, retain clients or attract new clients. Further, we often engage third-party valuation agents to assist us with the valuations. It is possible that a material fact related to the target of the valuation might be inadvertently omitted from our communications with them, resulting in an inaccurate valuation.

Further, the SEC has highlighted valuation practices as one of its areas of focus in investment advisor examinations and has instituted enforcement actions against advisors for misleading investors about valuation. If the SEC were to investigate and find errors in our methodologies or procedures, we and/or members of our management could be subject to penalties and fines, which could harm our reputation and have a material adverse effect on our business, financial condition and results of operations.

Our investment management activities may involve investments in relatively high-risk, illiquid assets, and we and our clients may lose some or all of the amounts invested in these activities or fail to realize any profits from these activities for a considerable period of time.

The investments made by certain of our funds may include high-risk, illiquid assets. The private markets funds in which we invest capital generally invest in securities that are not publicly traded. Even if such securities are publicly traded, many of these funds may be prohibited by contract or applicable securities laws from selling such securities for a period of time. Such funds will generally not be able to sell these securities publicly unless their sale is registered under applicable securities laws, or unless an exemption from such registration requirements is available. Accordingly, the private markets funds in which we invest our clients’ capital may not be able to sell securities when they desire and therefore may not be able to realize the full value of such securities. The ability of private markets funds to dispose of investments is dependent in part on the public equity and debt markets, to the extent that the ability to dispose of an investment may depend upon the ability to complete an initial public offering of the portfolio company in which such investment is held or the ability of a prospective buyer of the portfolio company to raise debt financing to fund its purchase. Furthermore, large holdings of publicly traded equity securities can often be disposed of only over a substantial period of time, exposing the investment returns to risks of downward movement in market prices during the disposition period. Contributing capital to these funds is risky, and we may lose some or the entire amount of our funds’ and our clients’ investments.

The portfolio companies in which private markets funds have invested or may invest will sometimes involve a high degree of business and financial risk. These companies may be in an early stage of development, may not have a proven operating history, may be operating at a loss or have significant variations in results of operations, may be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence, may be subject to extensive regulatory oversight, may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position, may have a high level of leverage, or may otherwise have a weak financial condition.

In addition, these portfolio companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities, and a larger number of qualified managerial and technical personnel. Portfolio companies in non-U.S. jurisdictions may be subject to additional risks, including changes in currency exchange rates, exchange control regulations, risks associated with different types (and lower quality) of available information, expropriation or confiscatory taxation and adverse political developments. In addition, during periods of difficult market conditions or slowdowns in a particular investment category, industry or region, portfolio companies may experience decreased revenues, financial losses, difficulty in obtaining access to financing and increased costs. During these periods, these companies may also have difficulty in expanding their businesses and operations and may be unable to pay their expenses as they become due. A general market downturn or a specific market dislocation may result in lower investment returns for the private markets funds or portfolio companies in which our funds invest, which consequently would materially and adversely affect investment returns for our funds. Furthermore, if the portfolio companies default on their indebtedness, or otherwise seek or are forced to restructure their obligations or declare bankruptcy, we could lose some or all of our investment and suffer reputational harm.

Our funds make investments in companies that are based outside of the United States, which may expose us to additional risks not typically associated with investing in companies that are based in the Unites States.

A significant amount of the investments of our funds include private markets funds that are located outside the United States or that invest in portfolio companies located outside the United States. Such non-U.S. investments involve certain factors not typically associated with U.S. investments, including risks related to:

•        currency exchange matters, such as exchange rate fluctuations between the U.S. dollar and the foreign currency in which the investments are denominated, and costs associated with conversion of investment proceeds and income from one currency to another;

•        differences between the U.S. and foreign capital markets, including the absence of uniform accounting, auditing, financial reporting and legal standards, practices and disclosure requirements and less government supervision and regulation;

•        certain economic, social and political risks, including exchange control regulations and restrictions on foreign investments and repatriation of capital, the risks of political, economic or social instability; and

•        the possible imposition of foreign taxes with respect to such investments or confiscatory taxation.

These risks could adversely affect the performance of our funds that are invested in securities of non-U.S. companies, which would adversely affect our business, financial condition and results of operations.

Our funds may face risks relating to undiversified investments.

We cannot give assurance as to the degree of diversification that will be achieved in any of our funds. Difficult market conditions or slowdowns affecting a particular asset class, geographic region or other category of investment could have a significant adverse impact on a given fund if its investments are concentrated in that area, which would result in lower investment returns. Accordingly, a lack of diversification on the part of a fund could adversely affect its investment performance and, as a result, our business, financial condition and results of operations.

Our funds make investments in underlying funds and companies that we do not control.

Investments by most of our funds will include debt instruments and equity securities of companies that we do not control. Our funds may invest through co-investment arrangements or acquire minority equity interests and may also dispose of a portion of their equity investments in portfolio companies over time in a manner that results in their retaining a minority investment. Consequently, the performance of our funds will depend significantly on the investment and other decisions made by third parties, which could have a material adverse effect on the returns achieved by our funds. Portfolio companies in which the investment is made may make business, financial or management decisions with which we do not agree. In addition, the majority stakeholders or our management may take risks or otherwise act in a manner that does not serve our interests. If any of the foregoing were to occur, the values of our investments and the investments we have made on behalf of clients could decrease and our financial condition, results of operations and cash flow could suffer as a result.

Investments by our funds may in many cases rank junior to investments made by other investors.

In many cases, the companies in which our funds invest have indebtedness or equity securities, or may be permitted to incur indebtedness or to issue equity securities, that rank senior to our clients’ investments in our funds. By their terms, these instruments may provide that their holders are entitled to receive payments of dividends, interest or principal on or before the dates on which payments are to be made in respect of our clients’ investments. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a company in which one or more of our funds hold an investment, holders of securities ranking senior to our clients’ investments would typically be entitled to receive payment in full before distributions could be made in respect of our clients’ investments. After repaying senior security holders, the company may not have any remaining assets to use for repaying amounts owed in respect of our clients’ investments. To the extent that any assets remain, holders of claims that rank equally with our clients’ investments would be entitled to share on an equal and ratable basis in distributions that are made out of those assets. Also, during periods of financial distress or following an insolvency, our ability to influence a company’s affairs and to take actions to protect investments by our funds may be substantially less than that of those holding senior interests.

Our risk management strategies and procedures may leave us exposed to unidentified or unanticipated risks.

Risk management applies to our investment management operations as well as to the investments we make for our funds. We have developed and continue to update strategies and procedures specific to our business for managing risks, which include market risk, liquidity risk, operational risk and reputational risk. Management of these risks can be very complex. These strategies and procedures may fail under some circumstances, particularly if we are confronted with risks that we have underestimated or not identified, including those related to the COVID-19 pandemic. In addition, some of our methods for managing the risks related to our clients’ investments are based upon our analysis of historical private markets behavior. Statistical techniques are applied to these observations in order to arrive at quantifications of some of our risk exposures. Historical analysis of private markets returns requires reliance on valuations performed by fund managers, which may not be reliable measures of current valuations. These statistical methods may not accurately quantify our risk exposure if circumstances arise that were not observed in our historical data. In particular, as we enter new lines of business or offer new products, our historical data may be incomplete. Failure of our risk management techniques could have a material adverse effect on our business, financial condition and results of operations, including our right to receive incentive fees.

We are subject to increasing scrutiny from certain investors with respect to the societal and environmental impact of investments made by our funds, which may adversely impact our ability to raise capital from such investors.

In recent years, certain investors, including U.S. public pension funds and certain non-U.S. investors, have placed increasing importance on the negative impacts of investments made by the funds to which they invest or commit capital, including with respect to environmental, social and governance (“ESG”) matters. Our clients for whom ESG matters are a priority may decide to redeem or withdraw previously committed capital from our funds (where such withdrawal is permitted) or to not invest or commit capital to future funds as a result of their assessment of our approach to and consideration of the social cost of investments made by our funds. To the extent our access to capital from investors, including public pension funds, is impaired, we may not be able to maintain or increase the size of our funds or raise sufficient capital for new funds, which may adversely impact our revenues.

The transition to sustainable finance accelerates existing risks and raises new risks for our business that may impact our profitability and success. In particular, ESG matters have been the subject of increased focus by certain regulators, including in the US and the EU. A lack of harmonization globally in relation to ESG legal and regulatory reform leads to a risk of fragmentation in group level priorities as a result of the different pace of sustainability transition across global jurisdictions. This may create conflicts across our global business which could risk inhibiting our future implementation of, and compliance with, rapidly developing ESG standards and requirements. Failure to keep pace with sustainability transition could impact our competitiveness in the market and damage our reputation resulting in a material adverse effect on our business. In addition, failure to comply with applicable legal and regulatory changes in relation to ESG matters may attract increased regulatory scrutiny of our business, and could result in fines and/or other sanctions being levied against us.

The European Commission has proposed legislative reforms, which include, without limitation: (a) Regulation 2019/2088 regarding the introduction of transparency and disclosure obligations for investors, funds and asset managers in relation to ESG factors, for which most rules are proposed to take effect beginning on March 10, 2021; (b) a proposed regulation regarding the introduction of an EU-wide taxonomy of environmentally sustainable activities, which is proposed to take effect in a staggered approach beginning on January 1, 2022; and (c) amendments to existing regulations including MiFID II and AIFMD to embed ESG requirements. As a result of these legislative initiatives, we may be required to provide additional disclosure to investors in our funds with respect to ESG matters. This exposes us to increased disclosure risks, for example due to a lack of available or credible data, and the potential for conflicting disclosures may also expose us to an increased risk of misstatement litigation or miss-selling allegations. Failure to manage these risks could result in a material adverse effect on our business in a number of ways.

In the U.S., on June 23, 2020, the Department of Labor proposed a new rule intended to clarify the fiduciary requirements for investment managers of “plan assets” considering recent trends involving ESG investing. The proposed rule, if adopted, could cause a chilling effect on U.S. multi-investor pension plans investing in funds that have an ESG component, which includes some of our funds. Should these plan investors decide not to invest in our funds that have an ESG component, we may not be able to maintain or increase the size of these funds or raise sufficient capital for new funds that have an ESG component, which may adversely impact our revenues.

The short-term and long-term impact of the Basel III capital standards on our clients is uncertain.

In June 2011, the Basel Committee on Banking Supervision (“Basel Committee”), an international body comprised of senior representatives of bank supervisory authorities and central banks from 27 countries, including the United States, announced the final framework for a comprehensive set of capital and liquidity standards, commonly referred to as “Basel III,” for internationally active banking organizations and certain other types of financial institutions, which were revised in 2017. These standards generally require banks to hold more capital, predominantly in the form of common equity, than under the previous capital framework, reduce leverage and improve liquidity standards. U.S. federal banking regulators have adopted, and continue to adopt, final regulations to implement Basel III for U.S. banking organizations.

Some of our clients are subject to the Basel III standards. The ongoing adoption of rules related to Basel III and related standards could restrict the ability of these clients to maintain or increase their investments in our funds to the extent that such investments adversely impact their risk-weighted asset ratios. Our loss of these clients, or inability to raise additional investment amounts from these clients, may adversely impact our revenues.

Hedge fund investments are subject to numerous additional risks.

Investments by our funds in other hedge funds, as well as investments by our credit-focused, opportunistic and other hedge funds and similar products, are subject to numerous additional risks, including the following:

•        Certain of the underlying funds in which we invest are newly established funds without any operating history or are managed by management companies or general partners who may not have as significant track records as an independent manager.

•        Generally, the execution of these hedge funds’ investment strategies is subject to the sole discretion of the management company or the general partner of such funds.

•        Hedge funds may engage in speculative trading strategies, including short selling.

•        Hedge funds are exposed to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem or otherwise, thus causing the fund to suffer a loss.

•        Credit risk may arise through a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution causes a series of defaults by the other institutions.

•        The efficacy of investment and trading strategies depend largely on the ability to establish and maintain an overall market position in a combination of financial instruments. A hedge fund’s trading orders may not be executed in a timely and efficient manner due to various circumstances, including systems failures or human error. In such event, the funds might only be able to acquire some but not all of the components of the position, or if the overall position were to need adjustment, the funds might not be able to make such adjustment.

•        Hedge funds may make investments or hold trading positions in markets that are volatile and which may become illiquid. Timely divestiture or sale of trading positions can be impaired by decreased trading volume, increased price volatility, concentrated trading positions, limitations on the ability to transfer positions in highly specialized or structured transactions to which they may be a party, and changes in industry and government regulations. It may be impossible or costly for hedge funds to liquidate positions rapidly in order to meet margin calls, withdrawal requests or otherwise, particularly if there are other market participants seeking to dispose of similar assets at the same time or the relevant market is otherwise moving against a position or in the event of trading halts or daily price movement limits on the market or otherwise. For example, in 2008 many hedge funds, including some of our funds, experienced significant declines in value. In many cases, these declines in value were both provoked and exacerbated by margin calls and forced selling of assets. Moreover, certain of our funds of hedge funds were invested in third-party hedge funds that halted redemptions in the face of illiquidity and other issues, which precluded those funds of hedge funds from receiving their capital back on request.

•        Hedge fund investments are subject to risks relating to investments in commodities, futures, options and other derivatives, the prices of which are highly volatile and may be subject to the theoretically unlimited risk of loss in certain circumstances, including if the fund writes a call option.

As a result of their affiliation with us, our funds may from time to time be restricted from trading in certain securities (e.g., publicly traded securities issued by our current or potential portfolio companies). This may limit their ability to acquire and/or subsequently dispose of investments in connection with transactions that would otherwise generally be permitted in the absence of such affiliation.

Our fund investments in infrastructure assets may expose our funds to increased risks that are inherent in the ownership of real assets.

Investments in infrastructure assets may expose us to increased risks that are inherent in the ownership of real assets. For example:

•        Ownership of infrastructure assets may present risk of liability for personal and property injury or impose significant operating challenges and costs with respect to, for example, compliance with zoning, environmental or other applicable laws.

•        Infrastructure asset investments may face construction risks including shortages of suitable labor and equipment, adverse construction conditions and challenges in coordinating with public utilities, all of which could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of construction activities once undertaken. Certain infrastructure asset investments may remain in construction phases for a prolonged period and, accordingly, may not be cash generative for a prolonged period. Recourse against the contractor may be subject to liability caps or may be subject to default or insolvency on the part of the contractor.

•        The management of the business or operations of an infrastructure asset may be contracted to a third-party management company unaffiliated with us. Although it would be possible to replace any such operator, the failure of such an operator to adequately perform its duties or to act in ways that are in our best interest, or the breach by an operator of applicable agreements or laws, rules and regulations, could have an adverse effect on the investment’s financial condition and results of operations.

Infrastructure investments often involve an ongoing commitment to a municipal, state, federal or foreign government or regulatory agencies. The nature of these obligations expose us to a higher level of regulatory control than typically imposed on other businesses and may require us to rely on complex government licenses, concessions, leases or contracts, which may be difficult to obtain or maintain. Infrastructure investments may require operators to manage such investments and such operators’ failure to comply with laws, including prohibitions against bribing of government officials, may adversely affect the value of such investments and cause us serious reputational and legal harm. Revenues for such investments may rely on contractual agreements for the provision of services with a limited number of counterparties, and are consequently subject to counterparty default risk. The operations and cash flow of infrastructure investments are also more sensitive to inflation and, in certain cases, commodity price risk. Furthermore, services provided by infrastructure investments may be subject to rate regulations by government entities that determine or limit prices that may be charged. Similarly, users of applicable services or government entities in response to such users may react negatively to any adjustments in rates and thus reduce the profitability of such infrastructure investments.

Our historical financial results included elsewhere in this prospectus may not be indicative of what our actual financial position or results of operations would have been if we had been a public company.

Our historical financial results included in this prospectus do not reflect the financial condition, results of operations or cash flows we would have achieved as a public company during the periods presented or those we will achieve in the future. Our financial condition and future results of operations could be materially different from amounts reflected in GCM Grosvenor’s historical financial statements included elsewhere in this prospectus, so it may be difficult for investors to compare our future results to historical results or to evaluate our relative performance or trends in our business.

Risks Related to Our Organizational Structure

We are a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.

As of the date of this prospectus, the Key Holders hold all of the Class C common stock, which prior to the Sunset Date will entitle such holders to cast the lesser of 10 votes per share and the Class C Share Voting Amount, the latter of which is generally a number of votes per share equal to (1) (x) an amount of votes equal to 75% of the aggregate voting power of our capital stock (including for this purpose any Includible Shares), minus (y) the total voting power of our capital stock (other than our Class C common stock) owned or controlled, directly or indirectly, by the Key Holders (including, any Includible Shares), divided by (2) the number of shares of our Class C common stock then outstanding. As a result, as of the date of this prospectus, the Key Holders control approximately 75% of the combined voting power of our common stock, and may control a majority of our voting power so long as the Class C common stock represents at least 9.1% of our total common stock. As a result of the Key Holders’ holdings, we qualify as a “controlled company” within the meaning of the corporate governance standards of The Nasdaq Stock Market LLC (“Nasdaq”). Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our board of directors consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to the board by independent directors.

We rely on certain of these exemptions. As a result, we do not have a compensation committee consisting entirely of independent directors and our directors were not nominated or selected solely by independent directors. We may also rely on the other exemptions so long as we qualify as a controlled company. To the extent we rely on any of these exemption, holders of our Class A common stock will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

The multi-class structure of our common stock has the effect of concentrating voting power with our Chief Executive Officer, which will limit an investor’s ability to influence the outcome of important transactions, including a change of control.

Holders of shares of our Class A common stock are entitled to cast one vote per share of Class A common stock while holders of shares of our Class C common stock are, (1) prior to the Sunset Date, entitled to cast the lesser of (x) 10 votes per share and (y) the Class C Share Voting Amount and (2) from and after the Sunset Date, entitled to cast one vote per share. As of the date of this prospectus, the Key Holders controlled approximately 75% of the combined voting power of our common stock as a result of their ownership of all of our Class C common stock. Accordingly, while we do not intend to issue additional Class C common stock in the future, Mr. Sacks, through his control of GCM V, will be able to exercise control over all matters requiring our stockholders’ approval, including the election of our directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. Mr. Sacks may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of our company, and might ultimately affect the market price of shares of our Class A common stock. For information about our multi-class class structure, see the section titled “Description of Capital Stock.”

We cannot predict the impact our multi-class structure may have on the stock price of our Class A common stock.

We cannot predict whether our multi-class structure will result in a lower or more volatile market price of Class A common stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual or multi-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our multi-class capital structure would make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make shares of our Class A common stock less attractive to other investors. As a result, the market price of shares of our Class A common stock could be adversely affected.

Our only material asset is our interest in GCMH, and we are accordingly dependent upon distributions from GCMH to pay dividends, taxes and other expenses.

We are a holding company with no material assets other than our indirect ownership of equity interests in GCMH and certain deferred tax assets. As such, we do not have any independent means of generating revenue. We intend to cause GCMH to make distributions to its members, including us, in an amount at least sufficient to allow us to pay all applicable taxes, to make payments under the Tax Receivable Agreement, and to pay our corporate and other overhead expenses. To the extent that we need funds, and GCMH is restricted from making such distributions under applicable laws or regulations, or is otherwise unable to provide such funds, it could materially and adversely affect our liquidity and financial condition.

We are required to pay over to the GCMH Equityholders most of the tax benefits we receive from tax basis step-ups attributable to our acquisition of Grosvenor common units and certain other tax attributes, and the amount of those payments could be substantial.

In connection with the Closing, we entered into the Tax Receivable Agreement with the GCMH Equityholders (the GCMH Equityholders, and their successors and assigns with respect to the Tax Receivable Agreement, the “TRA Parties”), pursuant to which we will generally pay them 85% of the amount of the tax savings, if any, that we realize (or, under certain circumstances, are deemed to realize) as a result of increases in tax basis (and certain other tax benefits) resulting from our acquisition of equity interests in GCMH (including in connection with the business combination, and with future exchanges of Grosvenor common units for Class A common stock or cash), from certain existing tax basis in the assets of GCMH and its subsidiaries, and from certain deductions arising from payments made in connection with the Tax Receivable Agreement. The term of the Tax Receivable Agreement will commenced upon the Closing and will continue until all benefits that are subject to the Tax Receivable Agreement have been utilized or expired, subject to the potential acceleration of our obligations under the Tax Receivable Agreement that is discussed below. The Tax Receivable Agreement makes certain simplifying assumptions regarding the determination of the tax savings that we realize or are deemed to realize from applicable tax attributes (including use of an assumed state and local income tax rate), which may result in payments pursuant to the Tax Receivable Agreement in excess of those that would result if such assumptions were not made and therefore in excess of 85% of our actual tax savings.

The actual increases in tax basis arising from our acquisition of interests in GCMH, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending on a number of factors, including, but not limited to, the price of our Class A common stock at the time of the purchase or exchange, the timing of any future exchanges, the extent to which exchanges are taxable, the amount and timing of our income and the tax rates then applicable. We expect that the payments that we are required to make under the Tax Receivable Agreement could be substantial.

The TRA Parties will not reimburse us for any payments previously made if any covered tax benefits are subsequently disallowed, except that excess payments made to the TRA Parties will be netted against future payments that would otherwise be made under the Tax Receivable Agreement. It is possible that the Internal Revenue Service might challenge our tax positions claiming benefits with respect to the Basis Assets, or may make adjustments to our taxable income that would affect our liabilities pursuant to the Tax Receivable Agreement. We could make payments to the TRA Parties under the Tax Receivable Agreement that are greater than our actual tax savings and may not be able to recoup those payments, which could negatively impact our liquidity. The payments under the Tax Receivable Agreement are not conditioned upon any TRA Party’s continued ownership of us.

The Tax Receivable Agreement provides that in the case of certain changes of control, or at the election of a representative of the TRA Parties (the “TRA Party Representative”) upon a material breach of our obligations under the Tax Receivable Agreement or upon the occurrence of certain credit-related events, our obligations under the Tax Receivable Agreement will be accelerated. If our obligations under the Tax Receivable Agreement are accelerated, we will be required to make a payment to the TRA Parties in an amount equal to the present value of future payments under the Tax Receivable Agreement, calculated utilizing certain assumptions. Those assumptions include the assumptions that the TRA Parties will have exchanged all of their Grosvenor common units, and that we will have sufficient taxable income to utilize any tax deductions arising from the covered tax attributes in the earliest year they become available. If our obligations under the Tax Receivable Agreement are accelerated, those obligations could have a substantial negative impact on our, or a potential acquiror’s liquidity, and could have the effect of delaying, deferring, modifying or preventing certain mergers, business combinations or other changes of control. These provisions could also result in situations where the TRA Parties have interests that differ from or are in addition to those of our other equityholders. In addition, we could be required to make payments under the Tax Receivable Agreement that are substantial, significantly in advance of any potential actual realization of such tax benefits, and in excess of our, or a potential acquiror’s, actual tax savings, and in some cases involving a change of control we could be required to make payments even in the absence of any actual increases in tax basis or benefit from existing tax basis.

In certain circumstances, GCMH will be required to make distributions to us and the GCMH Equityholders, and the distributions that GCMH will be required to make may be substantial and may be made in a manner that is not pro rata among the holders of Grosvenor common units.

GCMH is treated, and will continue to be treated, as a partnership for U.S. federal income tax purposes and, as such, generally is not subject to U.S. federal income tax. Instead, its taxable income is generally allocated to its members, including us. Pursuant to the A&R LLLPA, GCMH will make cash distributions, or tax distributions, to the members, including us, calculated using an assumed tax rate, to provide liquidity to its members to pay taxes on such member’s allocable share of the cumulative taxable income, reduced by cumulative taxable losses. Under applicable tax rules, GCMH will be required to allocate net taxable income disproportionately to its members in certain circumstances. Because tax distributions may be made on a pro rata basis to all members and such tax distributions may be determined based on the member who is allocated the largest amount of taxable income on a per Grosvenor common unit basis and an assumed tax rate that is the highest tax rate applicable to any member, GCMH may be required to make tax distributions that, in the aggregate, exceed the amount of taxes that GCMH would have paid if it were taxed on its net income at the assumed rate.

As a result of (i) potential differences in the amount of net taxable income allocable to us and to the GCMH Equityholders, (ii) the lower tax rate applicable to corporations than individuals and (iii) the use of an assumed tax rate in calculating GCMH’s distribution obligations, we may receive distributions significantly in excess of our tax liabilities and obligations to make payments under the Tax Receivable Agreement. If we do not distribute such cash balances as dividends on our Class A common stock and instead, for example, hold such cash balances or lend them to GCMH, the GCMH Equityholders would benefit from any value attributable to such accumulated cash balances as a result of their right to acquire shares of our Class A common stock or, at our election, an amount of cash equal to the fair market value thereof, in exchange for their Grosvenor common units. We will have no obligation to distribute such cash balances to our stockholders, and no adjustments will be made to the consideration provided to an exchanging holder in connection with a direct exchange or redemption of Grosvenor common units under the A&R LLLPA as a result of any retention of cash by us.

The A&R LLLPA provides Holdings with an option to reduce the pro rata tax distributions otherwise required to be made to the members of GCMH, provided that in no event may the amount of such tax distributions be reduced below the amount required to permit us to pay our actual tax liabilities and obligations under the Tax Receivable Agreement. If the tax liabilities of the GCMH Equityholders attributable to allocations from GCMH (calculated utilizing assumptions similar to those described above) are in excess of the reduced pro rata tax distributions made to the members of GCMH, then GCMH will generally make non-pro rata tax distributions to such members in an amount sufficient to permit them to pay such tax liabilities. Any such non-pro rata tax distributions would be treated as advances against other distributions to which the applicable members would be entitled under the A&R LLLPA. In addition, if any such advances have not been recouped via offset against other distributions from GCMH at the time that associated Grosvenor common units are transferred (including as a result of a direct exchange or redemption of Grosvenor common units under the A&R LLLPA) then the applicable transferring member will generally be required to repay the amount of the advance associated with such Grosvenor common units within fifteen days following the transfer. This arrangement could result in the members of GCMH (other than us) receiving cash via tax distributions in a manner that is not pro rata with, and that is in advance of, cash distributions made to us. No interest will be charged with respect to any such tax distributions that are treated as advances to members of GCMH other than us.

We may bear certain tax liabilities that are attributable to audit adjustments for taxable periods (or portions thereof) ending prior to the Business Combination, or that are disproportionate to our ownership interest in GCMH in the taxable period for which the relevant adjustment is imposed.

Pursuant to certain provisions of the Code enacted as part of the Bipartisan Budget Act of 2015 (such provisions, the “Partnership Tax Audit Rules”), partnerships (and not the partners of the partnerships) can be subject to U.S. federal income taxes (and any related interest and penalties) resulting from adjustments made pursuant to an IRS audit or judicial proceedings to the items of income, gain, loss, deduction, or credit shown on the partnership’s tax return (or how such items are allocated among the partners), notwithstanding the fact that absent such adjustments liability for taxes on partnership income is borne by the partners rather than the partnership.

Under the Partnership Tax Audit Rules, a partnership’s liability for taxes may be reduced or avoided in certain circumstances depending on the status or actions of its partners. For example, if partners agree to amend their tax returns and pay the resulting taxes, the partnership’s liability can be reduced. Partnerships also may be able to make elections to “push out” the tax liability resulting from the adjustment to the persons who were partners in the prior taxable year that is the subject of the adjustment, and, as a result, avoid having the relevant liability paid at the partnership-level and instead be borne by the persons who are partners at the time the relevant liability is paid.

Holdings is entitled to direct whether or not GCMH or its subsidiaries will make the “push out” election described above for adjustments attributable to taxable periods (or portions thereof) ending on or prior to the date of the Business Combination, and whether any such entity will pay any applicable liability at the entity level. Furthermore, although the Partnership Tax Audit Rules generally apply only to adjustments with respect to 2018 and later years, Holdings is entitled to direct GCMH to elect the application of these rules to 2016 and 2017. The provisions of the A&R LLLPA prohibit GCMH from seeking indemnification or other recoveries from the GCMH Equityholders in respect of such liabilities. With respect to Holdings’ exercise of this authority, Holdings’ interests will generally differ from the interests of our other shareholders. Moreover, with respect to taxable periods beginning after the Business Combination, there is no requirement that GCMH or any of its subsidiaries make any “push-out” election. We accordingly may be required to bear a share of any taxes, interest, or penalties associated with any adjustments to applicable tax returns that exceeds our proportionate share of such liabilities based on our ownership interest in GCMH in the taxable period for which such adjustments are imposed (including periods prior to the effective date of the Business Combination during which we had no interest in GCMH), which could have an adverse effect on our operating results and financial condition.

If we were deemed an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

An issuer will generally be deemed to be an “investment company” for purposes of the Investment Company Act if:

•        it is an “orthodox” investment company because it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•        it is an inadvertent investment company because, absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We believe that we are engaged primarily in the business of providing asset management services and not primarily in the business of investing, reinvesting or trading in securities. We hold ourselves out as an asset management firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, we do not believe that we, GCM LLC or GCMH are an “orthodox” investment company as described in the first bullet point above. Furthermore, we treat GCM LLC and GCMH as majority-owned subsidiaries for purposes of the Investment Company Act, and each of GCM LLC and GCMH treats its registered investment adviser subsidiaries as majority-owned subsidiaries for purposes of the Investment Company Act. Therefore, we believe that less than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis will comprise assets that could be considered investment securities. Accordingly, we do not believe that we, GCM LLC or GCMH will be an inadvertent investment company by virtue of the 40% inadvertent investment company test as described in the second bullet point above. In addition, we believe we are not an investment company under section 3(b)(1) of the Investment Company Act because we are primarily engaged in a non-investment company business.

The Investment Company Act and the rules thereunder contain detailed parameters for the organization and operations of investment companies. Among other things, the Investment Company Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, prohibit the issuance of stock options, and impose certain governance requirements. We intend to continue to conduct our operations so that we will not be deemed to be an investment company under the Investment Company Act. However, if anything were to happen that would cause us to be deemed to be an investment company under the Investment Company Act, requirements imposed by the Investment Company Act, including limitations on our capital structure, ability to transact business with affiliates (including GCMH) and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted, impair the agreements and arrangements between and among GCMH, us or our senior management team, or any combination thereof and materially and adversely affect our business, financial condition and results of operations.

A change of control of our Company could result in an assignment of our investment advisory agreements.

Under the Advisers Act, each of the investment advisory agreements for the funds and other accounts we manage must provide that it may not be assigned without the consent of the particular fund or other client. An assignment may occur under the Advisers Act if, among other things, GCMH undergoes a change of control. From and after the Sunset Date, each share of Class C common stock will entitle the record holder thereof to one vote per share instead of potentially multiple votes per share and the Key Holders will no longer control the appointment of directors or be able to direct the vote on all matters that are submitted to our stockholders for a vote. Prior to the Sunset Date, Mr. Sacks, the beneficial holder of approximately 75% of the combined voting power of our common stock as of the Closing through his ownership of GCM V, may die or become disabled. These events could be deemed a change of control of GCMH, and thus an assignment. If such an assignment occurs, we cannot be certain that GCMH will be able to obtain the necessary consents from our funds and other clients, which could cause us to lose the management fees and performance fees we earn from such funds and other clients.

Because members of our senior management team hold most or all of their economic interest in GCMH through other entities, conflicts of interest may arise between them and holders of shares of our Class A common stock or us.

Because members of our senior management team hold most or all of their economic interest in GCMH directly through holding companies rather than through ownership of shares of our Class A common stock, they may have interests that will not align with, or conflict with, those of the holders of our Class A common stock or with us. For example, members of our senior management team may have different tax positions from those of our company and/or our Class A common stockholders, which could influence their decisions regarding whether and when to enter into certain transactions or dispose of assets, whether and when to incur new or refinance existing indebtedness, and whether and when we should terminate the Tax Receivable Agreement and accelerate the obligations thereunder. In addition, the structuring of future transactions and investments may take into consideration the members’ tax considerations even where no similar benefit would accrue to us.

We expect to continue to pay dividends to our stockholders, but our ability to do so is subject to the discretion of our board of directors and may be limited by our holding company structure and applicable provisions of Delaware law.

Although we expect to pay cash dividends to our stockholders, our board of directors may, in its discretion, increase or decrease the level of dividends or discontinue the payment of dividends entirely. In addition, as a holding company, we are dependent upon the ability of GCMH to generate earnings and cash flows and distribute them to us so that we may pay our obligations and expenses (including our taxes and payments under the Tax Receivable Agreement) and pay dividends to our stockholders. We expect to cause GCMH to make distributions to its members, including us. However, the ability of GCMH to make such distributions is subject to its operating results, cash requirements and financial condition, restrictive covenants in our debt instruments and applicable Delaware law (which may limit the amount of funds available for distribution to its members). Our ability to declare and pay dividends to our stockholders is likewise subject to Delaware law (which may limit the amount of funds available for dividends). If, as a consequence of these various limitations and restrictions, we are unable to generate sufficient distributions from our business, we may not be able to make, or may be required to reduce or eliminate, the payment of dividends on our Class A common stock.

Risks Related to Being a Public Company

Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

We are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Additionally, once we no longer qualify as an “emerging growth company,” we will be required to have our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting. An adverse report may be issued in the event our independent registered public accounting firm is not satisfied with the level at which our controls are documented, designed or operating.

A material weakness is a deficiency, or combination of deficiencies, in internal controls, such that there is a reasonable possibility that a material misstatement of the entity’s financial statements will not be prevented, or detected and corrected on a timely basis. A significant deficiency is a deficiency, or combination of deficiencies, in internal controls that is less severe than a material weakness, yet important enough to merit attention by those charged with governance. When evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. If we identify any material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is ineffective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, we could fail to meet our reporting obligations or be required to restate our financial statements for prior periods. Investors may also lose confidence in the accuracy and completeness of our financial reports, the market price of our Class A common stock and warrants could be negatively affected, and we could become subject to investigations by Nasdaq, the SEC or other regulatory authorities, which would require additional financial and management resources.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our Class A common stock less attractive to investors.

We are an emerging growth company, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including:

•        not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

•        reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation or golden parachute payments not previously approved.

Our status as an emerging growth company will end as soon as any of the following takes place:

•        the last day of the fiscal year in which we have more than $1.07 billion in annual revenue;

•        the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;

•        the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

•        the last day of the fiscal year ending after the fifth anniversary of CFAC’s initial public offering.

We cannot predict if investors will find our securities less attractive if we choose to rely on any of the exemptions afforded emerging growth companies. If some investors find our securities stock less attractive because we rely on any of these exemptions, there may be a less active trading market for our securities and the market price of those securities may be more volatile.

Further, the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor a company that has opted out of using the extended transition period difficult because of the potential differences in accounting standards used.

A significant portion of our total outstanding shares of our Class A common stock (or shares of our Class A common stock that may be issued in the future pursuant to the exchange or redemption of Grosvenor common units) are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A common stock to drop significantly, even if our business is doing well.

Subject to certain exceptions, pursuant to the Stockholders’ Agreement, the voting parties are contractually restricted during the Lock-up Period from transferring any lock-up shares; provided that each of the voting parties may transfer one-third of their lock-up shares during the period beginning on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date and an additional one-third of their lock-up shares during the period beginning on the second anniversary of the Closing Date and ending on the third anniversary of the Closing Date). Additionally, subject to certain exceptions, pursuant to the Sponsor Support Agreement, the CF Sponsor is contractually restricted during the Lock-Up Period from transferring any lock-up shares; provided that the CF Sponsor may transfer one-third of the number of lock-up shares beneficially owned by the CF Sponsor as of immediately following the Closing during the period beginning on the first anniversary of the Closing Date and ending 180 days following the first anniversary of the Closing Date.

Following the expiration of the Lock-up Period, neither the voting parties nor the CF Sponsor will be restricted from selling shares of our Class A common stock held by them or that may be received by them in exchange for Grosvenor common units, our Class C common stock or warrants, as the case may be, other than by applicable securities laws. As such, sales of a substantial number of shares of our Class A common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A common stock. As of the date of this prospectus, GCM V, the CF Sponsor and the PIPE Investors collectively owned approximately 92% of our outstanding common stock and the GCMH Equityholders, in turn, owned approximately 78.3% of the Grosvenor common units. As restrictions on resale end and registration statements for the sale of shares of our Class A common stock and warrants by the parties to the Registration Rights Agreement are available for use, the sale or possibility of sale of these shares of Class A common stock and warrants could have the effect of increasing the volatility in the market price of our Class A common stock or warrants, or decreasing the market price itself.

Warrants will become exercisable for our Class A common stock, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

As of November 30, 2020, there are 23,893,798 outstanding warrants to purchase 23,893,798 shares of our Class A common stock at an exercise price of $11.50 per share, which warrants will become exercisable 30 days following the Closing. To the extent such warrants are exercised, additional shares of our Class A common stock will be issued, which will result in dilution to the holders of our Class A common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our Class A common stock.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 65% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of Class A common stock purchasable upon exercise of a warrant could be decreased, all without a warrant holder’s approval.

Our warrants are issued in registered form under the Warrant Agreement with Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”). The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or Class A common stock, shorten the exercise period or decrease the number of shares of Class A common stock purchasable upon exercise of a warrant.

Registration of the shares of our Class A common stock issuable upon exercise of the warrants under the Securities Act may not be in place when an investor desires to exercise warrants.

Under the terms of the Warrant Agreement, we are obligated to file and maintain an effective registration statement under the Securities Act, covering the issuance of shares of our Class A common stock issuable upon exercise of the warrants. We cannot assure you that we will be able to do so if, for example, any facts or events arise that represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or we are required to address any comments the SEC may issue in connection with such registration statement. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we are required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of common stock for sale under all applicable state securities laws.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of Class A common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our commercially reasonable best efforts to register or qualify such shares of Class A common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in CFAC’s initial public offering. Redemption of the outstanding warrants could force you to: (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

None of the warrants issued to the CF Sponsor in a private placement that occurred concurrently with CFAC’s initial public offering will be redeemable by us so long as they are held by the CF Sponsor or its permitted transferees.

Provisions in our organizational documents and certain rules imposed by regulatory authorities may delay or prevent our acquisition by a third-party.

The Charter and Bylaws contain several provisions that may make it more difficult or expensive for a third-party to acquire control of us without the approval of our board of directors. These provisions, which may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that stockholders may consider favorable, include the following:

•        the fact that the Class C common stock may be entitled to multiple votes per share until (i) such share of Class C common stock is canceled/redeemed for no consideration upon, subject to certain exceptions, (ii) the disposition of (a) the Grosvenor common units and (b) the shares of Class A common stock (as a result of a redemption of Grosvenor common units) paired with such Class C common stock, as applicable, and (iii) with respect to all shares of Class C common stock, the Sunset Date;

•        the sole ability of directors to fill a vacancy on the board of directors;

•        advance notice requirements for stockholder proposals and director nominations;

•        after we no longer qualify as a “controlled company” under Nasdaq Listing Rule 5605(c)(1), provisions limiting stockholders’ ability to call special meetings of stockholders, to require special meetings of stockholders to be called and to take action by written consent; and

•        the ability of our governing body to designate the terms of and issue new series of preferred stock without stockholder approval, which could be used, among other things, to institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our governing body.

These provisions of the Charter and Bylaws could discourage potential takeover attempts and reduce the price that investors might be willing to pay for shares of our Class A common stock in the future, which could reduce the market price of our Class A common stock. For more information, see “Description of Capital Stock.”

In the event of a merger, consolidation or tender or exchange offer, holders of our Class A common stock will not be entitled to receive excess economic consideration for their shares over that payable to the holders of our Class B common stock.

No shares of our Class B common stock, the primary purpose of which is to be available for issuance in connection with acquisitions, joint ventures, investments or other commercial arrangements, are outstanding as of the date of this prospectus. If we choose to issue Class B common stock in the future, the holders of Class A common stock will not be entitled to receive economic consideration for their shares in excess of that payable to the holders of the then outstanding shares of Class B common stock in the event of a merger, consolidation or tender or exchange offer, even though Class B common stock does not have the right to vote. This would result in a lesser payment to the holders of Class A common stock than if there are no shares of Class B common stock outstanding at the time of such merger, consolidation or tender or exchange offer. For more information, see “Description of Capital Stock.”

The provisions of our Charter requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against its directors and officers.

Our Charter provides that, to the fullest extent permitted by law, and unless we provide notice in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of its directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”), our Charter or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Our Charter further provides that the federal district courts of the United States is the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. By becoming a stockholder in our company, you will be deemed to have notice of and consented to the exclusive forum provisions of our Charter.

There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, our Charter provides that the exclusive forum provisions does not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

These provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in the proposed certificate of incorporation to be inapplicable or unenforceable in such action.

If we were to convert into a public benefit corporation, our status as such may not result in the benefits that we anticipate.

Pursuant to our Charter, our board of directors has the option to, without prior notice to our stockholders, cause us to convert into a Delaware public benefit corporation in order to demonstrate our commitment to environmental, social and governance issues facing societies. If we were to convert into a public benefit corporation, we would be required to balance the financial interests of our stockholders with the best interests of those stakeholders materially affected by our conduct, including particularly those affected by the specific benefit purposes set forth in our Charter. In addition, there is no assurance that the expected positive impact from being a public benefit corporation would be realized. Accordingly, being a public benefit corporation and complying with the related obligations could negatively impact our ability to provide the highest possible return to our stockholders.

General Risk Factors

Rapidly developing and changing privacy laws and regulations could increase compliance costs and subject us to enforcement risks and reputational damage.

We are subject to various risks and costs associated with the collection, processing, storage and transmission of personal data and other sensitive and confidential information. Personal data is information that can be used to identify a natural person, including names, photos, email addresses, or computer IP addresses. This data is wide ranging and relates to our clients, employees, counterparties and other third parties. Our compliance obligations include those relating to state laws, such as the California Consumer Privacy Act (“CCPA”), which provides for enhanced privacy protections for California residents, a private right of action for data breaches and statutory fines and damages for data breaches or other CCPA violations, as well as well as a requirement of “reasonable” cybersecurity. We are also required to comply with foreign data collection and privacy laws in various non-U.S. jurisdictions in which we have offices or conduct business, including the GDPR, which applies to all organizations processing or holding personal data of EU data subjects (regardless of the organization’s location) as well as to organizations outside the EU that offer goods or services in the EU, or that monitor the behavior of EU data subjects. Compliance with the GDPR requires us to analyze and evaluate how we handle data in the ordinary course of business, from processes to technology. EU data subjects need to be given full disclosure about how their personal data will be used and stored. In that connection, consent must be explicit and companies must be in a position to delete information from their global systems permanently if consent were withdrawn. Financial regulators and data protection authorities throughout the EU have broad audit and investigatory powers under the GDPR to probe how personal data is being used and processed. In addition, some countries and states are considering or have passed legislation implementing data protection requirements or requiring local storage and processing of data or similar requirements that could increase the cost and complexity of delivering our services. There are currently a number of proposals pending before federal, state, and foreign legislative and regulatory bodies.

While we have taken various measures to help ensure that our policies, processes and systems are in compliance with our obligations, any inability, or perceived inability, to adequately address privacy concerns, or comply with applicable laws or other legal obligations, even if unfounded, could result in significant regulatory and third-party liability, increased costs, disruption of our business and operations, and a loss of client confidence and other reputational damage. Furthermore, as new privacy-related laws and regulations are implemented, the time and resources needed for us to seek compliance with such laws and regulations continues to increase.

The market price and trading volume of our securities may be volatile.

Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of our Class A common stock and warrants in spite of our operating performance. We cannot assure you that the market price of our Class A common stock and warrants will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•        the realization of any of the risk factors presented in this prospectus;

•        reductions or lack of growth in our assets under management, whether due to poor investment performance by our funds or redemptions by investors in our funds;

•        difficult global market and economic conditions;

•        loss of investor confidence in the global financial markets and investing in general and in alternative asset managers in particular;

•        competitively adverse actions taken by other fund managers with respect to pricing, fund structure, redemptions, employee recruiting and compensation;

•        inability to attract, retain or motivate our active executive managing directors, investment professionals, managing directors or other key personnel;

•        inability to refinance or replace our Senior Secured Credit Facilities either on acceptable terms or at all;

•        adverse market reaction to indebtedness we may incur, securities we may grant under our 2020 Plan or otherwise, or any other securities we may issue in the future, including shares of Class A common stock;

•        unanticipated variations in our quarterly operating results or dividends;

•        failure to meet securities analysts’ earnings estimates;

•        publication of negative or inaccurate research reports about us or the asset management industry or the failure of securities analysts to provide adequate coverage of Class A common stock in the future;

•        changes in market valuations of similar companies;

•        speculation in the press or investment community about our business;

•        additional or unexpected changes or proposed changes in laws or regulations or differing interpretations thereof affecting our business or enforcement of these laws and regulations, or announcements relating to these matters;

•        increases in in compliance or enforcement inquiries and investigations by regulatory authorities, including as a result of regulations mandated by the Dodd-Frank Act and other initiatives of various regulators that have jurisdiction over us related to the alternative asset management industry; and

•        adverse publicity about the alternative asset management industry.

The obligations associated with being a public company involve significant expenses and require significant resources and management attention, which may divert from our business operations.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires the filing of annual, quarterly and current reports with respect to a public company’s business and financial condition. The Sarbanes-Oxley Act requires, among other things, that a public company establish and maintain effective internal control over financial reporting. As a result, we are incurring, and will continue to incur, significant legal, accounting and other expenses that GCMH did not incur prior to the business combination. Our management team and many of our other employees devote substantial time to compliance, and may not effectively or efficiently manage our transition into a public company.

These rules and regulations have resulted, and will continue to result, in us incurring substantial legal and financial compliance costs and make some activities more time-consuming and costly. For example, these rules and regulations will likely make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for us to attract and retain qualified people to serve on our board of directors, our board committees or as executive officers.

We may be subject to securities class action litigation, which may harm our business, financial condition and results of operations.

Companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and damages, and divert management’s attention from other business concerns, which could seriously harm our business, financial condition and results of operations.

We may also be called on to defend ourselves against lawsuits relating to our business operations. Some of these claims may seek significant damage amounts due to the nature of our business. Due to the inherent uncertainties of litigation, we cannot accurately predict the ultimate outcome of any such proceedings. A future on-payment outcome in a legal proceeding could have an adverse impact on our business, financial condition and results of operations. In addition, current and future litigation, regardless of its merits, could result in substantial legal fees, settlement or judgment costs and a diversion of management’s attention and resources that are needed to successfully run our business.

An active trading market for our securities may be maintained.

We can provide no assurance that we will be able to maintain an active trading market for our Class A common stock and warrants on Nasdaq or any other exchange in the future. If an active market for our securities is not maintained, or if we fail to satisfy the continued listing standards of Nasdaq for any reason and our securities are delisted, it may be difficult for our security holders to sell their securities without depressing the market price for the securities or at all. An inactive trading market may also impair our ability to both raise capital by selling shares of capital stock and acquire other complementary products, technologies or businesses by using our shares of capital stock as consideration.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.

The trading market for our securities is influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts, and the analysts who publish information about our company may have relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or on-payment research or issue an adverse opinion regarding our stock price, our stock price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

USE OF PROCEEDS

All of the shares of Class A common stock and warrants offered by the selling shareholders named herein (the “Selling Shareholders”) pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Shareholders in disposing of their shares of Class A common stock and warrants, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

We will receive any proceeds from the exercise of the warrants for cash, but not from the sale of the shares of Class A common stock issuable upon such exercise.

MARKET PRICE OF OUR CLASS A COMMON STOCK AND DIVIDENDS

Market Price of our Class A Common Stock

Our Class A common stock is listed on Nasdaq under the symbols “GCMG.”

On December 2, 2020, the closing price of our Class A common stock was $10.21. As of November 30, 2020, there were 39,914,862 shares of our Class A common stock outstanding, held of record by 43 holders. The number of record holders of our Class A common stock does not include The Depository Trust Company participants or beneficial owners holding shares through nominee names.

Dividend Policy

GCM PubCo was incorporated on July 27, 2020 for the purpose of consummating the Business Combination and has not paid any cash dividends to date.

GCM PubCo is a holding company with no material assets other than its indirect ownership of equity interests in GCMH and certain deferred tax assets. As such, we do not have any independent means of generating revenue. However, management of GCM Grosvenor expects to cause GCMH to make distributions to its members, including us, in an amount at least sufficient to allow us to pay all applicable taxes, to make payments under the Tax Receivable Agreement, and to pay our corporate and other overhead expenses.

Additionally, management of GCM Grosvenor expects to recommend to our board of directors that it approve an annual cash dividend of $0.24 per share on shares of our Class A common stock. The official declaration, record and payment date for the first $.06 per share quarterly dividend is planned to be announced in connection with GCM Grosvenor’s earnings release in February 2021. However, the payment of cash dividends on shares of our Class A common stock in the future, in this amount or otherwise, will be within the discretion of our board of directors at such time, and will depend on numerous factors, including:

•        general economic and business conditions;

•        our strategic plans and prospects;

•        our business and investment opportunities;

•        our financial condition and operating results, including our cash position, net income and realizations on investments made by its investment funds;

•        working capital requirements and anticipated cash needs;

•        contractual restrictions and obligations, including payment obligations pursuant to the Tax Receivable Agreement and restrictions pursuant to any credit facility; and

•        legal, tax and regulatory restrictions.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the recently completed business combination. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined statement of financial condition as of September 30, 2020 combines the unaudited condensed balance sheet of CFAC as of September 30, 2020 with the unaudited combined statement of financial condition of the GCM Companies as of September 30, 2020, giving effect to the business combination and related adjustments as if they had been consummated on that date. In connection with the business combination, CFAC merged with and into GCM PubCo upon which the separate corporate existence of CFAC has ceased and GCM PubCo has become the surviving entity.

The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2020 combines the unaudited condensed statement of income of CFAC for the nine months ended September 30, 2020 with the unaudited condensed combined statement of income of the GCM Companies for the nine months ended September 30, 2020. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2019 combines the audited statement of income of CFAC for the year ended December 31, 2019 with the audited combined statement of income of the GCM Companies for the year ended December 31, 2019.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this prospectus:

•        the historical unaudited condensed financial statements of CFAC as of and for the nine months ended September 30, 2020 and the historical audited financial statements of CFAC as of and for the year ended December 31, 2019; and

•        the historical unaudited condensed combined financial statements of the GCM Companies as of and for the nine months ended September 30, 2020 and the historical audited combined financial statements of the GCM Companies as of and for the year ended December 31, 2019.

The foregoing historical financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments are based upon available information and methodologies that are factually supportable and directly attributable to the Transactions referred to below. In addition, the unaudited pro forma condensed combined statements of operations reflect only those adjustments that are expected to have a continuing impact on GCM PubCo’s results of operations. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent GCM PubCo’s consolidated results of operations or consolidated financial position that would actually have occurred had the Transactions been consummated on the dates assumed or to project GCM PubCo’s consolidated results of operations or consolidated financial position for any future date or period.

Description of the Business Combination

On November 17, 2020, as contemplated by the Transaction Agreement, (a) CFAC merged with and into GCM PubCo, upon which the separate corporate existence of CFAC ceased and GCM PubCo became the surviving entity and each share of CFAC common stock was converted into one share of our Class A common stock, and each whole warrant of CFAC was converted into one warrant of GCM PubCo and GCMH cancelled its ownership of the 100 shares of common stock of GCM PubCo; (b) we received $120.4 million remaining in CFAC’s trust account (the “Trust Account”) following redemptions made in connection with CFAC’s special meeting of stockholders relating to the transactions contemplated by the Transaction Agreement, (c) the PIPE Investors purchased 19,500,000 shares of our

Class A common stock; (d) the CF Investor purchased 3,500,000 shares of our Class A common stock and 1,500,000 of our warrants for an aggregate price equal to $30,000,000 pursuant to a forward purchase contract; (e) the CF Sponsor terminated, forfeited and cancelled, for no consideration, 2,351,534 shares of our Class A common stock and 150,000 of our warrants; (f) we issued 900,000 warrants to purchase our Class A common stock to Holdings; (g) Holdings assigned, and IntermediateCo assumed, all right, title and interest in and to the Option Agreement in exchange for the Option Consideration in the Option Conveyance; (h) immediately following the Option Conveyance, IntermediateCo consummated the exercise of certain options (pursuant to the Option Agreement) to purchase all of the Class B-2 common units of GCMH then held by certain investors (pursuant to the Option Agreement); (i)(x) GCMHGP LLC sold all of the outstanding equity interests of GCMH then held by it, including the general partnership and limited partnership interests, to IntermediateCo for $1.00 for the general partnership interest of GCMH plus $1,470,375 for the Class B-1 common units of GCMH and (y) Holdings sold all of the outstanding equity interests of GCM LLC to IntermediateCo for $1.00; (j) GCMH was redomiciled as a limited liability limited partnership in the State of Delaware and its Limited Liability Limited Partnership Agreement was amended and restated; (k) GCMH issued to IntermediateCo 28,316,895 Grosvenor common units and 23,893,809 warrants for Grosvenor common units, in each case in exchange for $227,680,243.17; and (l) we issued 144,235,246 shares of our Class C common stock to GCM V (the transactions referred to in clauses (a) through (l), collectively, the “Transactions”).

Following the consummation of the Transactions, GCM PubCo indirectly holds general partnership and limited partnership interests in GCMH. The structure of the Transaction is an “Up-C” structure with the current owners of GCMH retaining their limited partnership interests in GCMH.

The cash in the Trust Account and proceeds raised was also used for:

•        repayment by CFAC of certain loans made to it by the CF Sponsor; and

•        payment of all advisory fees, transaction fees and expenses of CFAC, GCM Grosvenor and the former owners of GCM Grosvenor.

The cash in the Trust Account and proceeds raised will also be used for reduction of GCM Grosvenor debt and for other purposes as determined by the board of directors of GCM PubCo;

Upon the Closing, the ownership is as follows:

Total Capitalization (in 000s)	$	Shares	%
GCM Grosvenor rollover equity	1,442,352	144,235	78.3
Public shareholders	116,018	11,602	6.3
Shares held by Sponsor and other holders of founder shares	88,131	8,813	4.8
PIPE Investors	195,000	19,500	10.6
Total Class A Shares	1,841,501	184,150	100.0
Class C Shares*		144,235

____________

*        Shares of our Class C common stock, which carry up to 10 votes per share and represent no more than 75% of the voting power of our voting stock. As these shares have no economic or participating rights, they have been excluded from the calculation of earnings per share. The numbers of shares related to GCM Grosvenor rollover equity represents the shares that would be outstanding if all Grosvenor common units were exchanged for our Class A common stock.

The table above excludes 23.9 million warrants, which have an exercise price of $11.50 per share.

Accounting for the Business Combination

The business combination will be accounted for as a recapitalization in accordance with GAAP. Under this method of accounting, GCM PubCo has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the GCMH Equityholders having a relative majority of the voting power of the combined entity, the operations of the GCM Companies prior to the acquisition comprising the only ongoing operations of the combined entity, and senior management of GCM Grosvenor comprising the majority of the senior management of the combined entity. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of the GCM Companies with the acquisition being treated as the equivalent of the GCM Companies issuing stock for the net assets of GCM PubCo, accompanied by a recapitalization. The net assets of GCM PubCo will be stated at historical cost, with no goodwill or other intangible assets recorded.

Tax Receivable Agreement

In connection with the Closing, GCM PubCo entered into the Tax Receivable Agreement with the GCMH Equityholders that will provide for payment by GCM PubCo to the TRA Parties of 85% of the amount of the tax savings, if any, that we realize (or, under certain circumstances, are deemed to realize) as a result of, or attributable to, (i) increases in the tax basis of assets owned directly or indirectly by GCMH or its subsidiaries from, among other things, any redemptions or exchanges of Grosvenor common units (ii) existing tax basis (including amortization deductions arising from such tax basis) in intangible assets owned directly or indirectly by GCMH and its subsidiaries, and (iii) certain other tax benefits (including deductions in respect of imputed interest) related to our making payments under the Tax Receivable Agreement. Due to the uncertainty in the amount and timing of future exchanges of Grosvenor common units by the holders of such Grosvenor common units, the unaudited pro forma condensed combined financial information assumes that no future exchanges of Grosvenor common units (other than exchanges pursuant to the Transaction Agreement) have occurred and, therefore, no increases in tax basis in GCM Grosvenor’s assets or other tax benefits that may be realized from such future exchanges have been assumed in the unaudited pro forma condensed combined financial information. However, if all of the GCMH Equityholders were to exchange their Grosvenor common units, the GCM PubCo would recognize a deferred tax asset relating to such exchanges of approximately $506.5 million and a liability of approximately $438.7 million, assuming (i) all exchanges occurred on the same day; (ii) a price of $10.00 per share; (iii) a constant corporate tax rate of 24.555%; (iv) we will have sufficient taxable income to fully utilize the tax benefits; and (v) no material changes in tax law. For each 5% increase in the amount of Grosvenor common units exchanged by the GCMH Equityholders (e.g., as a result of an increase whereby the GCMH Equityholders exchanged 5% of their Grosvenor common units, rather than 0% of their Grosvenor common units), GCM PubCo’s deferred tax asset would increase by approximately $25.3 million and the related liability would increase by approximately $21.9 million, assuming that the price per share and corporate tax rate remain the same. These amounts are estimates and have been prepared for informational purposes only. The actual amount of deferred tax assets and related liabilities that GCM PubCo will recognize will differ based on, among other things, the timing of the exchanges, the price of its shares of GCM Class A common stock at the time of the exchange, and the tax rates then in effect.

Other Events

Effective January 1, 2020, GCMH transferred certain indirect partnership interests related to historical investment funds that it managed to Mosaic (as defined in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Mosaic Transactions”). The entities related to such indirect partnership interests have historically been accounted for as variable interest entities and were consolidated by GCMH prior to the Mosaic Transaction (as defined in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview”) as GCMH was deemed the primary beneficiary through its controlling financial interests in such entities. Management of GCM Grosvenor determined that the Mosaic Transaction should be evaluated under the guidance in ASC 810 and has concluded that Mosaic is accounted for as a “variable interest entity” and GCMH was deemed the primary beneficiary and therefore consolidates Mosaic. As a result of the Mosaic Transaction, the interest related to Mosaic is accounted for as redeemable noncontrolling interest. The proceeds from the Mosaic Transaction were contractually required to be used to pay down GCMH’s outstanding debt, which occurred in the beginning of March 2020. The Mosaic Transaction has been reflected in the historical financial statements of GCM Companies as of and for the nine months ended September 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 gives effect to the Mosaic Transaction and related debt paydown as if it occurred on January 1, 2019 as the Mosaic Transaction represented a significant disposition of assets. The unaudited pro forma condensed combined statements of operations have been adjusted to exclude transaction costs and the write off of debt issuance costs related to the Mosaic Transaction as they do not have a continuing impact on the combined company. In addition, Holdings holds a call option, which was assigned to GCMH prior to the business combination. GCMH assumed the liability of $2.6 million, which represents the obligation to pay a premium in exchange for being granted the Mosaic call right.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 also gives effect to an $86.0 million distribution to the GCMH Equityholders that took place prior to the business combination.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) related and/or directly attributable to the business combination, (ii) factually supportable, and (iii) with respect to the pro forma statement of operations, are expected to have a continuing impact on the results of the combined entity. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon the Closing.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience. CFAC and the GCM Companies have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2020
(in thousands)

	CFFA	GCM	Pro Forma Adjustments		Pro Forma Combined
	(a)	(b)
Assets
Cash and cash equivalents	$271	$158,186	$218,718	(c)	$118,738
			225,000	(d)
			(86,000)	(e)
			(70,484)	(f)
			(41,154)	(g)
			(41,300)	(h)
			(6,194)	(i)
			(140,000)	(j)
			(98,305)	(k)
Cash and investments held in Trust Account	218,718	—	(218,718)	(c)	—
Management fees receivable	—	12,534	—		12,534
Incentive fees receivable	—	11,570	—		11,570
Due from related parties	—	10,791	—		10,791
Investments	—	159,050	—		159,050
Premises and equipment, net	—	8,263	—		8,263
Intangible assets, net	—	10,464	—		10,464
Goodwill	—	28,959	—		28,959
Deferred tax asset	—	—	73,907	(l)	73,907
Other assets	19	60,292	(10,700)	(u)	49,611
Total assets	$219,008	$460,109	$(195,230)		$483,887

Liabilities, Redeemable Noncontrolling Interest and Partners’ and Member’s Capital and Equity
Accrued compensation and benefits	$—	$59,577	$—		$59,577
Employee related obligations	—	20,409	—		20,409
Sponsor loan – promissory note	6,066	—	(6,066)	(i)	—
Debt	—	376,832	(140,000)	(j)	236,832
Payables to related party	128	—	(128)	(i)	—
Tax receivable agreement liability	—	—	60,935	(m)	60,935
Accrued expenses and other liabilities	227	71,032	2,600	(n)	73,859
Total liabilities	6,421	527,850	(82,659)		451,612
Commitments and contingencies
Common stock subject to possible redemption	207,587	—	(207,587)	(o)	—
Redeemable noncontrolling interest		110,782	—		110,782
Common stock, Class A	—	—	2	(o)	5
			2	(d)
			1	(p)
Common stock, Class B	1	—	(1)	(p)	—
Common stock, Class C	—	—	—		—

Unaudited Pro Forma Condensed Combined Balance Sheet — (Continued)
As of September 30, 2020
(in thousands)

	CFFA	GCM	Pro Forma Adjustments		Pro Forma Combined
	(a)	(b)
Additional paid-in-capital	920	—	224,998	(d)	(22,733)
			207,585	(o)
			(70,484)	(f)
			(41,154)	(g)
			(41,300)	(h)
			(2,600)	(n)
			(208,617)	(q)
			(98,305)	(k)
			(10,700)	(u)
			4,079	(r)
			12,845	(s)
Retained earnings/Accumulated deficit	4,079	—	(4,079)	(r)	(75,051)
			(58)	(r)
			(74,993)	(t)
Partners’ deficit – Grosvenor Capital Management Holdings, LLLP	—	(259,985)	259,985	(t)	—
			86,000	(t)
			(86,000)	(e)
Member’s deficit – GCM, L.L.C.	—	(58)	58	(r)	—
Accumulated other comprehensive loss	—	(12,231)	9,580	(v)	(2,651)
Noncontrolling interest	—	93,751	(270,992)	(t)	21,923
			(9,580)	(v)
			208,617	(q)
			127	(s)
Total partners’ and member’s deficit/equity	5,000	(178,523)	95,016		(78,507)
Total liabilities, redeemable noncontrolling interest and partners’ and member’s deficit/equity	$219,008	$460,109	$(195,230)		$483,887

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2020
(in thousands, except share and per share amounts)

	CFFA	GCM	Mosaic Transaction Adjustments		Pro Forma Adjustments		Pro Forma Combined
	(aa)	(bb)
Revenues
Management fees	$—	$231,106	$—		$—		$231,106
Incentive fees	—	38,048	—		—		38,048
Other operating income	—	5,339	—		—		5,339
Total operating revenues	—	274,493	—		—		274,493
Expenses
Employee compensation and benefits	—	186,459	—		—		186,459
General, administrative and other	1,036	58,101	(3,729)	(ee)	—		55,408
Total operating expenses	1,036	244,560	(3,729)		—		241,867
Operating income (loss)	(1,036)	29,933	3,729		—		32,626
Investment income	—	1,700					1,700
Interest income	715	—	—		(715)	(cc)	—
Interest expense	—	(17,515)	660	(dd)	4,238	(dd)	(12,617)
Other expense	—	(10,637)	1,513	(ee)	—		(9,124)
Net other income (expense)	715	(26,452)	2,173		3,523		(20,041)
Income (loss) before income taxes	(321)	3,481	5,902		3,523		12,585
Income taxes	74	1,710	—		2,163	(ff)	3,947
Net income (loss)	(395)	1,771	5,902		1,360		8,638
Less: Net income (loss) attributable to redeemable noncontrolling interest	—	5,600	—		—		5,600
Less: Net income (loss) attributable to noncontrolling interest in GCM Companies	—	3,873	—		—		3,873
Net income (loss) attributable to GCM Companies	(395)	$(7,702)	$5,902				$(835)
Less: Net income (loss) attributable to noncontrolling interest					$1,910	(gg)	1,910
Net income (loss) attributable to GCM PubCo							$(2,745)

Weighted average number of common stock outstanding:
Class A – Public shares	27,641,577						39,914,862
Class A – Private placement	600,000
Class B – Common stock	7,064,603

Basic and diluted net income (loss) per share:
Class A – Public shares	$0.02						$(0.07)	(hh)
Class A – Private placement	$(0.12)
Class B – Common stock	$(0.12)

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2019
(in thousands, except share and per share amounts)

	CFFA	GCM	Mosaic Transaction Adjustments		Pro Forma Adjustments		Pro Forma Combined
	(ii)	(jj)
Revenues
Management fees	$—	$324,716	$—		$—		$324,716
Incentive fees	—	84,165	—		—		84,165
Other operating income	—	7,513	—		—		7,513
Total operating revenues	—	416,394	—		—		416,394
Expenses
Employee compensation and benefits	—	242,967	—		—		242,967
General, administrative and other	653	88,458	(770)	(nn)	—		88,341
Total operating expenses	653	331,425	(770)		—		331,308
Operating income (loss)	(653)	84,969	770		—		85,086
Investment income	—	7,521					7,521
Interest income	6,128	—	—		(6,128)	(kk)	—
Interest expense	—	(25,680)	4,577	(ll)	7,120	(ll)	(13,983)
Other expense	—	(4,494)	—		—		(4,494)
Net other income (expense)	6,128	(22,653)	4,577		992		(10,956)
Income (loss) before income taxes	5,475	62,316	5,347		992		74,130
Income taxes	1,192	2,318			3,030	(mm)	6,540
Net income (loss)	4,283	59,998	5,347		(2,038)		67,590
Less: Net income (loss) attributable to redeemable noncontrolling interest	—		13,838	(nn)	—		13,838
Less: Net income (loss) attributable to noncontrolling interest in GCM Companies	—	13,221	—		—		13,221
Net income (loss) attributable to GCM Companies	$4,283	$46,777	$(8,491)		$(2,038)		$40,531
Less: Net income (loss) attributable to noncontrolling interest					$35,563	(oo)	35,563
Net income (loss) attributable to GCM PubCo							$4,968

Weighted average number of common stock outstanding:
Class A – Public shares	28,200,233						39,914,862
Class A – Private placement	600,000
Class B – Common stock	7,050,058

Basic and diluted net income (loss) per share:
Class A – Public shares	$0.17						$0.12	(pp	)
Class A – Private placement	$(0.06)
Class B – Common stock	$(0.06)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The pro forma adjustments have been prepared as if the business combination had been consummated on September 30, 2020, in the case of the unaudited pro forma condensed combined balance sheet, and as if the business combination and Mosaic transaction had been consummated on January 1, 2019, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.

The business combination will be accounted for as a recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of the GCM Companies with the acquisition being treated as the equivalent of the GCM Companies issuing stock for the net assets of GCM PubCo, accompanied by a recapitalization. The net assets of GCM PubCo will be stated at historical cost, with no goodwill or other intangible assets recorded.

The pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the combined entity’s additional paid-in capital and are assumed to be cash settled.

2. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 reflects the following adjustments:

(a)         Represents the CFAC historical unaudited condensed balance sheet as of September 30, 2020.

(b)         Represents the GCM Companies historical unaudited condensed combined statement of financial condition as of September 30, 2020.

(c)         Reflects the reclassification of Cash and investments held in Trust Account that become available for transaction consideration, transaction expenses, redemption of public shares and the operating activities of the GCM Companies in conjunction with the business combination.

(d)         Represents the pro forma adjustment to record the net proceeds of $225.0 million from the private placement and issuance of 23,000,000 shares of our Class A common stock to the PIPE Investors and the CF Sponsor.

(e)         Represents the pro forma adjustment to record a distribution to the partners of GCMH that took place prior to the business combination in the amount $86.0 million.

(f)          Represents the pro forma adjustment to acquire from Holdings all rights, title and interest in and to the Option Agreement, which was immediately exercised, and 50,000 Class B-1 common units of GCMH held by GCMHGP LLC for $70.5 million.

(g)         Represents the pro forma adjustment to record the exercise of the call option and acquire the outstanding Class B-2 common units of GCMH held by other Investors (as defined in the Option Agreement).

(h)         Represents the pro forma adjustment to record additional estimated transaction costs totaling $41.3 million for advisory, banking, legal and accounting fees. Such costs are not included in the Unaudited Pro Forma Condensed Combined Statement of Operations as they will not have a continuing impact.

(i)          Represents the pro forma adjustment to record the repayment of the outstanding loan to the CF Sponsor.

(j)          Represents the pro forma adjustment to record the repayment of a portion of GCM Companies’ debt from the proceeds of the business combination.

(k)         Represents the pro forma adjustment to record the redemption of 9,469,978 shares of CFAC Class A common stock in connection with the business combination in November 2020, at a redemption price of $10.38 per share.

(l)          Represents the pro forma adjustments to deferred tax assets to reflect the difference between the financial statement and tax basis in the investment in GCMH, including the deferred tax asset that results from the step-up for tax purposes of certain assets of GCMH. The realizability of the deferred tax assets is subject to various estimates and assumptions, including preliminary projections of future taxable income. Therefore, the recognition of deferred tax assets, including any valuation allowances, and the resulting impact on the tax receivable agreement liability is subject to change based on a final analysis upon completion of the business combination.

(m)        Represents the pro forma adjustments to record the tax receivable agreement liability. Upon the completion of the business combination, GCM PubCo became party to the Tax Receivable Agreement. Under the terms of the Tax Receivable Agreement, GCM PubCo will make payments to the TRA Parties in respect of 85% of the net tax benefit to GCM PubCo of certain tax attributes (calculated using certain assumptions, and subject to the terms of the Tax Receivable Agreement). The payments made will represent additional purchase price. The tax impacts of the transaction were estimated based on the applicable law in effect on September 30, 2020.

(n)         Represents the pro forma adjustments to record the Mosaic call option, which was assigned from Holdings. The liability represents GCM Companies’ obligation to pay a premium of $2.6 million in exchange for being granted the Mosaic call right.

(o)         Represents the pro forma adjustments to common stock subject to possible redemption to permanent equity based on a par value of $0.0001 per share, inclusive of 2,351,534 shares of our Class A common stock that were forfeited and cancelled by the CF Sponsor for no consideration.

(p)         Represents the pro forma adjustments to reclassify CFAC Class B common stock, which were converted to our Class A common stock.

(q)         Represents the pro forma adjustments to reclassify the portion of net assets attributable to the GCMH Equityholders based on ownership subsequent to the business combination.

(r)          Represents the pro forma adjustments to reclassify the historical retained earnings of CFAC and member’s deficit of GCM LLC to additional paid-in-capital and retained earnings / accumulated deficit, respectively.

(s)          Represents the pro forma adjustment for the net impact to equity resulting from the tax adjustments in tickmarks (l) and (m) above.

(t)          Represents the pro forma adjustments for the reclassification of the historical partners’ deficit to retained earnings / accumulated deficit and noncontrolling interest based on the ownership subsequent to the business combination.

(u)         Represents the pro forma adjustments for the reclassification of direct and incremental transaction costs related to the business combination incurred as of September 30, 2020 to additional paid-in capital.

(v)         Represents the pro forma adjustments for the reclassification of the historical accumulated other comprehensive loss based on the ownership subsequent to the business combination.

3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Income for the Nine months ended September 30, 2020

The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2020 reflects the following adjustments:

(aa)        Represents the CFAC historical unaudited condensed statement of operations for the nine months ended September 30, 2020.

(bb)       Represents the GCM Companies historical unaudited condensed combined statement of income for the nine months ended September 30, 2020.

(cc)        Reflects the pro forma adjustment to eliminate the interest income on the cash and investments held in Trust Account.

(dd)       Reflects the pro forma adjustment to interest expense assuming the paydown of a portion of GCM Grosvenor’s debt from the proceeds of the business combination and the Mosaic Transaction as if they occurred on January 1, 2019 based on the interest rate in effect at the time of each monthly interest payment.

(ee)        Represents pro forma adjustments to eliminate one-time transaction costs and the write-off of unamortized debt issuance costs associated with the Mosaic Transaction.

(ff)         Represents adjustment to record the tax provisions of the combined company on a pro forma basis using a federal statutory tax rate of 21% and a state blended rate of 3.4%, which was calculated assuming the U.S. federal rates currently in effect and the statutory rates applicable to each state, local and foreign jurisdiction where we estimate our income will be apportioned, which was applied to the income attributable to the combined company. The income attributable to the non-controlling interest is pass-through income. However, the effective tax rate of the combined company could differ as a result of actions taken by the combined company subsequent to the business combination and other factors, including a final analysis of the future realizability of deferred tax assets and determination of a valuation allowance, any changes in tax laws and the impact of permanent tax differences.

(gg)       Represents the pro forma adjustments to adjust noncontrolling interest for the portion of net income (loss) attributable to GCMH Equityholders based on the ownership subsequent to the business combination.

(hh)       Represents net income (loss) per common share computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. GCM PubCo has not considered the effect of the warrants to purchase shares of our Class A common stock in the calculation of diluted income per share, since their inclusion would be anti-dilutive. In addition, Grosvenor common units may be exchanged for our Class A common stock on a one-for-one basis. If all Grosvenor common units were to be exchanged immediately following the Business Combination, fully diluted Class A common stock outstanding would increase by 144,235,246 shares. In computing the dilutive effect, if any, the net income available to holders of our Class A common stock would increase due to elimination of the noncontrolling interest in consolidated entities associated with the Grosvenor common units (including any tax impact). For the nine months ended September 30, 2020, such exchange is not reflected in diluted earnings per share as the assumed exchange is not dilutive.

4. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2019

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2019 reflects the following adjustments:

(ii)         Represents the CFAC historical audited statement of income for the year ended December 31, 2019.

(jj)         Represents the GCM Companies historical audited combined statement of income for the year ended December 31, 2019.

(kk)       Reflects the pro forma adjustment to eliminate the interest income on the cash and investments held in Trust Account.

(ll)         Reflects the pro forma adjustment to interest expense assuming the paydown of a portion of GCM Companies’ debt from the proceeds of the business combination and the Mosaic Transaction as if they occurred on January 1, 2019 based on the interest rate in effect at the time of each monthly interest payment.

(mm)     Represents adjustment to record the tax provisions of the combined company on a pro forma basis using a federal statutory tax rate of 21% and a state blended rate of 3.4%, which was calculated assuming the U.S. federal rates currently in effect and the statutory rates applicable to each state, local and foreign jurisdiction where we estimate our income will be apportioned, which was applied to the income attributable to the combined company. The income attributable to the non-controlling interest is pass-through income. However, the effective tax rate of the combined company could differ as a result of actions taken by the combined company subsequent to the business combination and other factors, including a final analysis of the future realizability of our deferred tax assets and determination of a valuation allowance, any changes in tax laws and the impact of permanent tax differences.

(nn)       Represents the pro forma adjustments to eliminate one-time transaction costs and reflect net income (loss) attributable to Mosaic as redeemable noncontrolling interest as if the Mosaic Transaction occurred on January 1, 2019.

(oo)       Represents the pro forma adjustment to adjust noncontrolling interest for the portion of net income attributable to GCMH Equityholders based on the ownership subsequent to the business combination.

(pp)       Represents net income (loss) per common share computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. GCM PubCo has not considered the effect of the warrants to purchase shares of our Class A common stock in the calculation of diluted income per share, since their inclusion would be anti-dilutive. In addition, Grosvenor common units may be exchanged for our Class A common stock on a one-for-one basis. If all Grosvenor common units were to be exchanged immediately following the Business Combination, fully diluted Class A common stock outstanding would increase by 144,235,246 shares. In computing the dilutive effect, if any, the net income available to holders of our Class A common stock would increase due to elimination of the noncontrolling interest in consolidated entities associated with the Grosvenor common units (including any tax impact). For the year ended December 31, 2019, such exchange is not reflected in diluted earnings per share as the assumed exchange is not dilutive.

SELECTED HISTORICAL FINANCIAL INFORMATION

The following tables set forth selected financial information on a historical basis for GCM Grosvenor. The selected historical income statement data of GCM Grosvenor for each of the years ended December 31, 2019, 2018 and 2017 and the selected historical balance sheet as of December 31, 2019 and 2018 have been derived from the audited financial statements of GCM Grosvenor included elsewhere in this prospectus. The selected combined income statement data for the nine months ended September 30, 2020 and 2019 and the selected combined balance sheet data as of September 30, 2020 have been derived from the unaudited condensed financial statements of GCM Grosvenor included elsewhere in this prospectus. The unaudited combined financial data for the nine months ended September 30, 2020 and 2019 and as of September 30, 2020 include all adjustments, consisting of normal recurring accruals, that are necessary in the opinion of management for a fair presentation of the financial position and results of operations for these periods. The historical results are not necessarily indicative of the results to be expected in the future, and the operating results for the nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2020. The information below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and related notes included elsewhere in this prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
Statement of Income Data (in thousands)	2020	2019	2019	2018	2017
Revenues
Management fees	$231,106	$243,708	$324,716	$315,598	$312,006
Incentive fees	38,048	65,819	84,165	57,059	59,557
Other operating income	5,339	5,571	7,513	5,839	5,443
Total operating revenues	274,493	315,098	416,394	378,496	377,006
Expenses
Employee compensation and benefits	186,459	174,484	242,967	210,414	217,574
General, administrative and other	58,101	64,637	88,458	92,955	86,908
Total operating expenses	244,560	239,121	331,425	303,369	304,482
Operating income	29,933	75,977	84,969	75,127	72,524
Investment income	1,700	6,070	7,521	16,963	16,986
Interest expense	(17,515)	(19,067)	(25,680)	(26,468)	(23,415)
Other income (expense)	(10,637)	(7,615)	(4,494)	(542)	8,250
Net other income (expense)	(26,452)	(20,612)	(22,653)	(10,047)	1,821
Income before income taxes	3,481	55,365	62,316	65,080	74,345
Income taxes	1,710	1,643	2,318	1,395	1,325
Net income	1,771	53,722	59,998	63,685	73,020
Less: Net income attributable to redeemable noncontrolling interest	5,600	—	—	—	—
Less: Net income (loss) attributable to noncontrolling interest in GCM Grosvenor	3,873	12,292	13,221	24,486	19,981
Net income (loss) attributable to GCM Grosvenor	$(7,702)	$41,430	$46,777	$39,199	$53,039
	As of September 30, 2020	As of December 31,
Balance Sheet Data (in thousands)		2019	2018
Cash and cash equivalents	$158,186	$79,866	$68,100
Investments	$159,050	$159,358	$172,250
Total assets	$460,109	$373,156	$371,595

Debt	$376,832	$448,500	$429,181
Total liabilities	$527,850	$586,986	$572,702

Redeemable noncontrolling interest	$110,782	—	—

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the “Selected Historical Financial Information” section of this prospectus and our financial statements and the related notes. This discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. As a result of many factors, such as those set forth under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We are an independent, open-architecture alternative asset management solutions provider with scale across major alternative strategies. We collaborate with our clients to construct investment portfolios across multiple investment strategies in the public and private markets, customized to meet their specific objectives. We also offer specialized commingled funds which span the alternatives investing universe that are developed to meet broad market demands for strategies and risk-return objectives.

We operate at scale across the range of private markets and absolute return strategies. Private markets and absolute return strategies are primarily defined by the liquidity of the underlying securities purchased, the length of the client commitment, and the form and timing of incentive compensation. For private markets strategies, clients generally commit to invest over a three-year time period and have an expected duration of seven years or more. In private markets strategies incentive compensation is typically based on realized gains on liquidation of the investment. For absolute return strategies, the securities tend to be more liquid, clients have the ability to redeem assets more regularly, and incentive compensation can be earned on an annual basis. We offer the following private markets and absolute return investment strategies:

•        Private Equity

•        Infrastructure

•        Real Estate

•        Alternative Credit

•        Absolute Return Strategies

Our clients are principally large, sophisticated, global institutional investors who rely on our investment expertise and differentiated investment access to navigate the increasingly complex alternatives market. As one of the pioneers of the customized separate account format, we are equipped to provide investment services to institutional clients of all sizes and with different needs, internal resources and investment objectives.

We completed the acquisition of Customized Fund Investment Group (“CFIG” and, following such acquisition, “GCM CFIG”), a leading global private equity, infrastructure and real estate investment management business, from Credit Suisse Group AG (“CSG”). As a result, GCM CFIG was assigned certain acquired investment management and service agreements relating to the CFIG business and GCMH obtained the right to receive carried interest in respect of the GCM CFIG-advised GCM Funds.

Subsequent to the acquisition, CSG sold the vast majority of its retained interests in respect of the GCM-CFIG-advised GCM Funds to a new GCM Fund in which certain of our clients invest, which we continue to reflect within noncontrolling interest.

More recently, in March 2020, we transferred certain indirect partnership interests related to historical investment funds managed by us in a transaction we refer to as the “Mosaic Transaction.” The transferred interests represent the right to 80 – 90% of our share of the carried interest generated by funds raised prior to December 31, 2019 and certain funded general partner interests, which at the time of the Mosaic Transaction had a book value of $58.0 million, and to-be-funded general partner interests. In exchange for such interests, we received $125.4 million in cash, which we used primarily to pay down outstanding debt, and Mosaic received $48.0 million of incremental cash from the third-party investor to prefund future fund investment obligations of Mosaic, which were previously our obligations.

GCMH has the option to purchase the interest in Mosaic held by the third-party investor (or the underlying assets), at a purchase price equal to the greater of (x) 130% of amounts contributed to Mosaic by the third-party investor and (y) a 12% pre-tax internal rate of return on amounts contributed to Mosaic by the third-party investor. For additional information about the Mosaic Transaction, see “— Mosaic Transaction” below.

On November 17, 2020, as contemplated by the Transaction Agreement, (a) CFAC merged with and into GCM PubCo, upon which the separate corporate existence of CFAC ceased and GCM PubCo became the surviving entity and each share of CFAC common stock was converted into one share of our Class A common stock, and each whole warrant of CFAC was converted into one warrant of GCM PubCo and GCMH cancelled its ownership of the 100 shares of common stock of GCM PubCo; (b) we received $120.4 million remaining in CFAC’s trust account (the “Trust Account”) following redemptions made in connection with CFAC’s special meeting of stockholders relating to the transactions contemplated by the Transaction Agreement, (c) the PIPE Investors purchased 19,500,000 shares of our Class A common stock; (d) the CF Investor purchased 3,500,000 shares of our Class A common stock and 1,500,000 of our warrants for an aggregate price equal to $30,000,000 pursuant to a forward purchase contract; (e) the CF Sponsor terminated, forfeited and cancelled, for no consideration, 2,351,534 shares of our Class A common stock and 150,000 of our warrants; (f) we issued 900,000 warrants to purchase our Class A common stock to Holdings; (g) Holdings assigned, and IntermediateCo assumed, all right, title and interest in and to the Option Agreement in exchange for the Option Consideration in the Option Conveyance; (h) immediately following the Option Conveyance, IntermediateCo consummated the exercise of certain options (pursuant to the Option Agreement) to purchase all of the Class B-2 common units of GCMH then held by certain investors (pursuant to the Option Agreement); (i)(x) GCMHGP LLC sold all of the outstanding equity interests of GCMH then held by it, including the general partnership and limited partnership interests, to IntermediateCo for $1.00 for the general partnership interest of GCMH plus $1,470,375 for the Class B-1 common units of GCMH and (y) Holdings sold all of the outstanding equity interests of GCM LLC to IntermediateCo for $1.00; (j) GCMH was redomiciled as a limited liability limited partnership in the State of Delaware and its Limited Liability Limited Partnership Agreement was amended and restated; (k) GCMH issued to IntermediateCo 28,316,895 Grosvenor common units and 23,893,809 warrants for Grosvenor common units, in each case in exchange for $227,680,243.17; and (l) we issued 144,235,246 shares of our Class C common stock to GCM V.

Trends Affecting Our Business

As a global alternative asset manager, our results of operations are impacted by a variety of factors, including conditions in the global financial markets and economic and political environments, particularly in the United States, Europe, Asia-Pacific, Latin America and the Middle East. In a low-interest rate environment and as public equities are not able to achieve expected returns, there is increased investor demand for alternative investments to achieve higher yields. The opportunities in private markets continue to expand as firms raise new funds and launch new vehicles and products to access private markets across the globe.

In addition to the trends discussed above, we believe the following factors, among others, will influence our future performance and results of operations:

Our ability to retain existing investors and attract new investors.

Our ability to retain existing assets under management and attract new investors in our funds is partially dependent on the extent to which investors continue to favorably see the alternative asset management industry relative to traditional publicly listed equity and debt securities. A decline in the pace or the size of our fundraising efforts or investments as a result of increased competition in the private markets investing environment or a shift toward public markets may impact our revenues, which are generated from management fees and incentive fees.

Our ability to expand our business through new lines of business and geographic markets.

Our ability to grow our revenue base is partially dependent upon our ability to offer additional products and services by entering into new lines of business and by entering into, or expanding our presence in, new geographic markets. Entry into certain lines of business or geographic markets or the introduction of new types of products or services may subject us to the evolving macroeconomic and regulatory environment of the various countries where we operate or in which we invest.

Our ability to realize investments.

Challenging market and economic conditions may adversely affect our ability to exit and realize value from our investments and we may not be able to find suitable investments in which to effectively deploy capital. During periods of adverse economic conditions, such as the current COVID-19 pandemic addressed further below, our funds may have difficulty accessing financial markets, which could make it more difficult to obtain funding for additional investments and impact our ability to successfully exit positions in a timely manner. A general market downturn, or a specific market dislocation, may result in lower investment returns for our funds, which would adversely affect our revenues.

Our ability to identify suitable investment opportunities for our clients.

Our success largely depends on the identification and availability of suitable investment opportunities for our clients, and, in particular, the success of underlying funds in which our funds invest. The availability of investment opportunities is subject to certain factors outside of our control and the control of the investment managers with which we invest for our funds. Although there can be no assurance that we will be able to secure the opportunity to invest on behalf of our clients in all or a substantial portion of the investments we select, or that the size of the investment opportunities available to us will be as large as we would desire, we seek to maintain excellent relationships with investment managers of investment funds, including those in which we have previously made investments for our clients and those in which we may in the future invest, as well as sponsors of investments that might provide co-investment opportunities in portfolio companies alongside the sponsoring fund manager. Our ability to identify attractive investments and execute on those investments is dependent on a number of factors, including the general macroeconomic environment, valuation, transaction size, and expected duration of such investment opportunity.

Our ability to generate strong returns.

The ability to attract and retain clients is partially dependent on returns we are able to deliver versus our peers. The capital we are able to attract drives the growth of our assets under management and the management and incentive fees we earn. Similarly, in order to maintain our desired fee structure in a competitive environment, we must be able to continue to provide clients with investment returns and service that incentivize our investors to pay our desired fee rates.

Our ability to comply with increasing and evolving regulatory requirements.

The complex and evolving regulatory and tax environment may have an adverse effect on our business and subject us to additional expenses or capital requirements, as well as restrictions on our business operations.

COVID-19

In March 2020, the World Health Organization declared the outbreak of the COVID-19 a global pandemic, which has resulted in significant disruption and uncertainty in the global economic markets, which in turn has impacted our business. Given the amount of uncertainty currently regarding the scope and duration of the COVID-19 pandemic, we are unable to predict the precise impact the COVID-19 pandemic will have on our business, financial condition and results of operations. However, we may be exposed to certain negative impacts from the pandemic; for example:

•        Restrictions on travel and public gatherings as well as stay-at-home orders in the United States and abroad have resulted in most of our client and prospect meetings not currently taking place in person, and the vast majority of our employees are working from home. As a consequence, we are conducting client and prospective client dialogue remotely, which may in certain cases impact our ability to market our funds and raise new business, which may result in lower or delayed revenue growth, and it has become more difficult to conduct due diligence on investments.

•        The pandemic may result in a slowdown of our fundraising activity. A slowdown in fundraising activity has in the past resulted in delayed or decreased management fees and could result in delayed or decreased management fees in the future compared to prior periods.

•        In light of uncertainty in public equity markets and other components of their investment portfolios, investors may become restricted by their asset allocation policies to invest in new or successor funds that we provide, or may be prohibited by new laws or regulations from funding existing commitments.

•        Our liquidity and cash flows may be adversely impacted by declines or delays in realized incentive fees and management fee revenues.

•        Our funds invest in industries that have been materially impacted by the COVID-19 pandemic, including healthcare, travel, entertainment, hospitality and retail, which in turn has impacted and may continue to impact the value of our investments.

We believe COVID-19’s adverse impact on our business, financial condition and results of operations will be significantly driven by a number of factors that we are unable to predict or control, including, for example: the severity and duration of the pandemic, including the timing of availability of a treatment or vaccine for COVID-19; the pandemic’s impact on the U.S. and global economies; the timing, scope and effectiveness of additional governmental responses to the pandemic; the timing and path of economic recovery; and the negative impact on our clients, counterparties, vendors and other business partners that may indirectly adversely affect us.

Operating Segments

We have determined that we operate in a single operating and reportable segment, consistent with how our chief operating decision maker allocates resources and assesses performance.

Components of Results of Operations

Revenues

On January 1, 2019, we adopted Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers, using the modified retrospective method and applied the guidance only to contracts that were not completed as of that date. As a result, prior period amounts continue to be reported under legacy GAAP. The adoption did not change the historical pattern of recognizing revenue for management fees, administrative fees or incentive fees, except for classification changes. Prior to the adoption of ASC 606, we deferred the recognition of revenue for all realized carried interest subject to clawback until the earlier of the termination of the related fund or the point at which repayment of any of the distributed carried interest could no longer occur. Under ASC 606, realized carried interest is considered variable consideration and is therefore constrained and not recognized until it is probable that a significant reversal will not occur. We have defined the portion to be deferred as the amount of carried interest, typically net of tax, that we would be required to return if there were no remaining investments at the assessment date.

Contracts which earn us management fees and incentive fees are evaluated as contracts with customers under ASC 606 for the services further described below. Under ASC 606, we are required to (a) identify the contract(s) with a customer, (b) identify the performance obligations in the contract, (c) determine the transaction price, (d) allocate the transaction price to the performance obligations in the contract, and (e) recognize revenue when (or as) we satisfy our performance obligation.

Management Fees

Management Fees

We earn management fees from providing investment management services to specialized funds and customized separate account clients. Specialized funds are generally structured as partnerships or companies having multiple investors. Customized separate account clients may be structured using an affiliate-managed entity or may involve an investment management agreement between us and a single client. Certain separate account clients may have us manage assets both with full discretion over investments decisions as well as without discretion over investment decisions and may also receive access to various other advisory services the firm may provide.

Certain of our management fees, typically associated with our private markets strategies, are based on client commitments to those funds during an initial commitment or investment period. During this period fees may be charged on total commitments, on invested capital (capital committed to underlying investments) or on a ratable ramp-in of total commitments, which is meant to mirror typical invested capital pacing. Following the expiration or termination of such period, certain fees continue to be based on client commitments while others are based on invested assets or based on invested capital and unfunded deal commitments less returned capital or based on a fixed ramp down schedule.

Certain of our management fees, typically associated with absolute return strategies, are based on the NAV of those funds. Such GCM Funds either have a set fee for the entire fund or a fee scale through which clients with larger commitments pay a lower fee.

Management fees are determined quarterly and are more commonly billed in advance based on the management fee rate applied to the management fee base at the end of the preceding quarterly period as defined in the respective contractual agreements.

We provided investment management/advisory services on assets of $58.6 billion, $57.7 billion, $53.8 billion and $50.1 billion as of September 30, 2020 and December 31, 2019, 2018 and 2017, respectively.

Fund expense reimbursement revenue

We incur certain costs, primarily related to accounting, client reporting, investment-decision making and treasury-related expenditures, for which we receive reimbursement from the GCM Funds in connection with its performance obligations to provide investment management services. We concluded we control the services provided and resources used before they are transferred to the customer and therefore act as a principal. Accordingly, the reimbursement for these costs incurred by us are presented on a gross basis within management fees. Expense reimbursements are recognized at a point in time, in the periods during which the related expenses are incurred and the reimbursements are contractually earned.

Incentive Fees

Incentive fees are based on the results of our funds, in the form of performance fees and carried interest income, which together comprise Incentive fees.

Carried Interest

Carried interest is a performance-based capital allocation from a fund’s limited partners earned by us in certain GCM Funds, more commonly in private markets strategies. Carried interest is typically calculated as a percentage of the profits calculated in accordance with the terms of fund agreements, certain fees and a preferred return to the fund’s limited partners. Carried interest is ultimately realized when underlying investments distribute proceeds or are sold and therefore carried interest is highly susceptible to market factors, judgments, and actions of third parties that are outside of our control.

Agreements generally include a clawback provision that, if triggered, would require us to return up to the cumulative amount of carried interest distributed, typically net of tax, upon liquidation of those funds, if the aggregate amount paid as carried interest exceeds the amount actually due based upon the aggregate performance of each fund. We have defined the portion to be deferred as the amount of carried interest, typically net of tax, that we would be required to return if all remaining investments had no value as of the end of each reporting period. Prior to the adoption of ASC 606, we did not recognize realized carry received as carried interest revenue until the earlier of the termination of the related fund or the point at which clawback of any historic carried interest distributions could no longer occur.

The portion of assets under management that are subject to carried interest was approximately $24.9 billion as of September 30, 2020.

Performance Fees

We may receive performance fees compensation from certain GCM Funds, more commonly in funds associated with absolute return strategies. Performance fees are typically a fixed percentage of investment gains, subject to loss carryforward provisions that require the recapture of any previous losses before any performance fees can be earned in the current period. Performance fees may or may not be subject to a hurdle or a preferred return, which requires that clients earn a specified minimum return before a performance fee can be assessed. These performance fees are determined based upon investment performance at the end of a specified measurement period, generally the end of the calendar year.

Investment returns are highly susceptible to market factors, judgments, and actions of third parties that are outside of our control. Accordingly, performance fees are considered variable consideration and are therefore constrained and not recognized until it is probable that a significant reversal will not occur. In the event a client redeems from one of the GCM Funds prior to the end of a measurement period, any accrued performance fee is ordinarily due and payable by such redeeming client as of the date of the redemption.

The portion of assets under management that are subject to performance fees was approximately $13.0 billion as of September 30, 2020.

Other Operating Income

Other operating income primarily consists of administrative fees from certain private investment vehicles where we perform a full suite of administrative functions but do not manage or advise and have no discretion over the capital.

Expenses

Employee Compensation and Benefits

Employee compensation and benefits primarily consists of (1) base salary and bonus (2) non-cash partnership interest-based compensation and (3) carried interest compensation. Bonus compensation is determined by our management and is discretionary based on judgment taking into consideration, among other things, our financial results and the employee’s performance. In addition, various individuals, including certain senior professionals have been awarded partnership interests. These partnership interests grant the recipient the right to certain cash distributions from the GCMH Equityholders’ profits to the extent such distributions are authorized, resulting in non-cash profits interest compensation expense. Certain employees and former employees are also entitled to a portion of the carried interest realized from certain GCM Funds, which is payable upon a realization of the carried interest.

General, Administrative and Other

General, administrative and other consists primarily of professional fees, travel and related expenses, communications and information services, occupancy, fund expenses, depreciation and amortization, and other costs associated with our operations. Subsequent to the completion of the business combination, we expect that we will incur additional expenses as a result of costs associated with being a public company.

Net Other Income (Expense)

Investment income (loss)

Investment income (loss) primarily consists of gains and losses arising from our equity method investments.

Interest Expense

Interest expense includes interest paid and accrued on our outstanding debt, along with the amortization of deferred financing costs, incurred from debt issued by us, including the senior secured loan and the credit facility entered into by us.

Other Income (Expense)

Other income (expense) consists primarily of gains and losses on certain derivatives and other non-operating items, including write-off of unamortized debt issuance costs due to prepayments and refinancing of debt and interest income.

Results of Operations

Three Months Ended September 30, 2020 Compared to Three Months Ended September 30, 2019

	Three months ended September 30,
	2020	2019	Change	% Change
	(in thousands)
Revenues
Management fees	$78,269	$82,837	$(4,568)	(6)%
Incentive fees	21,774	33,342	(11,568)	(35)%
Other operating income	1,703	2,383	(680)	(29)%
Total operating revenues	101,746	118,562	(16,816)	(14)%
Expenses
Employee compensation and benefits	75,315	62,311	13,004	21%
General, administrative and other	17,263	20,641	(3,378)	(16)%
Total operating expenses	92,578	82,952	9,626	12%
Operating income	9,168	35,610	(26,442)	(74)%
Investment income	7,902	2,962	4,940	167%
Interest expense	(5,807)	(6,281)	474	(8)%
Other income (expense)	446	(2,680)	3,126	(117)%
Net other income (expense)	2,541	(5,999)	8,540	(142)%
Income before income taxes	11,709	29,611	(17,902)	(60)%
Income taxes	541	527	14	3%
Net income	11,168	29,084	(17,916)	(62)%
Less: Net income attributable to redeemable noncontrolling interest	3,322	—	3,322	0%
Less: Net income attributable to noncontrolling interest	6,520	5,194	1,326	26%
Net income attributable to GCM Grosvenor	$1,326	$23,890	$(22,564)	(94)%

Revenues

	Three months ended September 30,
	2020	2019	Change	% Change
	(in thousands)
Private markets strategies	$38,588	$40,122	(1,534)	(4)%
Absolute return strategies	37,517	41,410	(3,893)	(9)%
Fund expense reimbursement revenue	2,164	1,305	859	66%
Total management fees	78,269	82,837	(4,568)	(6)%
Incentive fees	21,774	33,342	(11,568)	(35)%
Administrative fees	1,479	1,716	(237)	(14)%
Other	224	667	(443)	(66)%
Total other operating income	1,703	2,383	(680)	(29)%
Total operating revenues	$101,746	$118,562	$(16,816)	(14)%

Management fees decreased $4.6 million, or 6%, to $78.3 million, for the three months ended September 30, 2020 compared to the three months ended September 30, 2019, primarily due to a $3.9 million decrease in fees related to absolute return strategies customized separate accounts and a $1.5 million decrease in fees related to absolute return strategies specialized funds as a result of lower average FPAUM during the three months ended September 30, 2020 versus the prior period due to net outflows in part offset by positive performance in such strategies over the prior twelve months, partially offset by a $0.9 million increase in fund expense reimbursement revenue. Incentive fees consist of carried interest of $20.9 million and $29.4 million and performance fees of $0.9 million and $3.9 million for the three months ended September 30, 2020 and 2019, respectively. Incentive fees decreased $11.6 million, or 35%, to $21.8 million, for the three months ended September 30, 2020 compared to the three months ended September 30, 2019, due to an $8.5 million decrease in carried interest and a $3.0 million decrease in performance fees. The decrease in carried interest is primarily due to lower tax distributions from lower taxable income generated by underlying funds and normal market fluctuation in timing of carried interest realizations and slower investment exits and deal activity due to COVID-19-related market impact. The decrease in performance fees is due to a tax distribution related to one of our credit funds during the three months ended September 30, 2019.

Expenses

	Three months ended September 30,
	2020	2019	Change	% Change
	(in thousands)
Base salary, bonus and other	$40,133	$40,813	$(680)	(2)%
Partnership interest-based compensation	21,605	4,365	17,240	395%
Carried interest	12,442	16,004	(3,562)	(22)%
Other	1,135	1,129	6	1%
Total employee compensation and benefits	$75,315	$62,311	$13,004	21%

Employee compensation and benefits increased $13.0 million, or 21%, to $75.3 million, for the three months ended September 30, 2020 compared to the three months ended September 30, 2019. The increase in partnership interest-based compensation is due primarily to amendments to partnership interest-based awards during the fourth quarter of the year ended 2019 and during the three months ended September 30, 2020 that resulted in additional expense recognition as well as higher distributions. The decrease in carried interest compensation is primarily due to lower tax distributions from lower taxable income generated by underlying funds and lower carried interest realizations, driven by fewer investment exits and lower deal activity in the three months ended September 30, 2020, in part resulting from COVID-19-related market impacts.

General, administrative and other decreased $3.4 million, or 16%, to $17.3 million, for the three months ended September 30, 2020 compared to the three months ended September 30, 2019, primarily due to a $2.8 million decrease in travel, meals and entertainment expenses and a $0.5 million decrease in other costs associated with our operations. The decrease in travel, meals and entertainment expenses resulted from reduced travel during the COVID-19 pandemic. The decreases in other costs associated with our operations primarily resulted from lower software licenses and IT consulting expenses.

Net Other Income (Expense)

Net other income (expense) increased $8.5 million, or 142%, to income of $2.5 million, for the three months ended September 30, 2020 compared expense of $6.0 million for the three months ended September 30, 2019.

Investment income increased $4.9 million, or 167% to $7.9 million, for the three months ended September 30, 2020 compared to the three months ended September 30, 2019, primarily due to changes in the value of private market investments.

Other income (expense) increased $3.1 million, or 117%, to income of $0.4 million, for the three months ended September 30, 2020 compared expense of $2.7 million for the three months ended September 30, 2019, primarily due to the change in unrealized loss related to interest rate derivatives resulting from changes in market interest rates.

Interest expense decreased $0.5 million, or 8%, to $5.8 million, for the three months ended September 30, 2020 compared to the three months ended September 30, 2019, primarily due to paying down approximately $91.2 million of principal on senior secured loans during March 2020 using proceeds from the Mosaic Transaction.

Nine Months Ended September 30, 2020 Compared to Nine Months Ended September 30, 2019

	Nine months ended September 30,
	2020	2019	Change	% Change
	(in thousands)
Revenues
Management fees	$231,106	$243,708	$(12,602)	(5)%
Incentive fees	38,048	65,819	(27,771)	(42)%
Other operating income	5,339	5,571	(232)	(4)%
Total operating revenues	274,493	315,098	(40,605)	(13)%

Expenses
Employee compensation and benefits	186,459	174,484	11,975	7%
General, administrative and other	58,101	64,637	(6,536)	(10)%
Total operating expenses	244,560	239,121	5,439	2%
Operating income	29,933	75,977	(46,044)	(61)%
Investment income	1,700	6,070	(4,370)	(72)%
Interest expense	(17,515)	(19,067)	1,552	(8)%
Other expense	(10,637)	(7,615)	(3,022)	40%
Net other income (expense)	(26,452)	(20,612)	(5,840)	28%
Income before income taxes	3,481	55,365	(51,884)	(94)%
Income taxes	1,710	1,643	67	4%
Net income	1,771	53,722	(51,951)	(97)%
Less: Net income attributable to redeemable noncontrolling interest	5,600	—	5,600	0%
Less: Net income attributable to noncontrolling interest	3,873	12,292	(8,419)	(68)%
Net income (loss) attributable to GCM Grosvenor	$(7,702)	$41,430	$(49,132)	(119)%

Revenues

	Nine months ended September 30,
	2020	2019	Change	% Change
	(in thousands)
Private markets strategies	$111,600	$113,028	(1,428)	(1)%
Absolute return strategies	113,541	127,012	(13,471)	(11)%
Fund expense reimbursement revenue	5,965	3,668	2,297	63%
Total management fees	231,106	243,708	(12,602)	(5)%
Incentive fees	38,048	65,819	(27,771)	(42)%
Administrative fees	4,777	4,871	(94)	(2)%
Other	562	700	(138)	(20)%
Total other operating income	5,339	5,571	(232)	(4)%
Total operating revenues	$274,493	$315,098	$(40,605)	(13)%

Management fees decreased $12.6 million, or 5%, to $231.1 million, for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019, primarily due to a $13.5 million decrease in fees related to absolute return strategies customized separate accounts and a $1.4 million decrease in fees related to absolute return strategies specialized funds as a result of lower average FPAUM during the nine months ended September 30, 2020 versus the prior period due partly to COVID-19-related market declines late in our first quarter and early in our second quarter, as well as net outflows in such strategies over the prior twelve months, partially offset by a $2.3 million increase in fund expense reimbursement revenue. Incentive fees consist of carried interest of $36.4 million and

$61.8 million and performance fees of $1.6 million and $4.0 million for the nine months ended September 30, 2020 and 2019, respectively. Incentive fees decreased $27.8 million, or 42%, to $38.0 million, for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019, due primarily to a $25.4 million decrease in carried interest and a $2.4 million decrease in performance fees. The decrease in carried interest is primarily due to lower tax distributions from lower taxable income generated by underlying funds and normal market fluctuation in timing of carried interest realizations and slower investment exits and deal activity due to COVID-19-related market impact. The decrease in performance fees is due to a tax distribution related to one of our credit funds during the nine months ended September 30, 2019.

Expenses

	Nine months ended September 30,
	2020	2019	Change	% Change
	(in thousands)
Base salary, bonus and other	$122,774	$125,751	$(2,977)	(2)%
Partnership interest-based compensation	38,381	13,080	25,301	193%
Carried interest	21,944	32,768	(10,824)	(33)%
Other	3,360	2,885	475	16%
Total employee compensation and benefits	$186,459	$174,484	$11,975	7%

Employee compensation and benefits increased $12.0 million, or 7%, to $186.5 million, for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019. The decrease in carried interest compensation is primarily due to lower tax distributions from lower taxable income generated by underlying funds and lower carried interest realizations, driven by fewer investment exits and lower deal activity in the nine months ended September 30, 2020, in part resulting from COVID-19-related market impact. The decrease in base salary, bonus and other is primarily due to a $2.4 decrease in bonus expense and a $1.4 million decrease in severance expense, partially offset by a $1.1 million increase in base salary and relocation expense. The increase in partnership interest-based compensation is due primarily to amendments to partnership interest-based awards during the fourth quarter of the year ended 2019 and the nine months ended September 30, 2020 that resulted in additional expense recognition as well as higher distributions.

General, administrative and other decreased $6.5 million, or 10%, to $58.1 million, for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019, primarily due to a $6.8 million decrease in travel, meals and entertainment expenses. The decrease in travel, meals and entertainment expenses resulted from reduced travel during the COVID-19 pandemic.

Net Other Income (Expense)

Net other income (expense) decreased $5.8 million, or 28%, to $(26.5) million, for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019.

Investment income decreased $4.4 million, or 72% to $1.7 million, for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019, primarily due to changes in the value of private market investments.

Other expense increased $3.0 million, or 40%, to $10.6 million, for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019, primarily due to the change in unrealized loss related to interest rate derivatives due to decreases in market interest rates as well as the write-off of unamortized debt issuance costs.

Interest expense decreased $1.6 million, or 8%, to $17.5 million, for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019, primarily due to paying down approximately $91.2 million of principal on senior secured loans during March 2020 using proceeds from the Mosaic Transaction.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

	Year Ended December 31,
	2019	2018	Change	% Change
	(in thousands)
Revenues
Management fees	$324,716	$315,598	$9,118	3%
Incentive fees	84,165	57,059	27,106	48%
Other operating income	7,513	5,839	1,674	29%
Total operating revenues	416,394	378,496	37,898	10%

Expenses
Employee compensation and benefits	242,967	210,414	32,553	15%
General, administrative and other	88,458	92,955	(4,497)	(5)%
Total operating expenses	331,425	303,369	28,056	9%
Operating income	84,969	75,127	9,842	13%
Investment income	7,521	16,963	(9,442)	(56)%
Interest expense	(25,680)	(26,468)	788	(3)%
Other income (expense)	(4,494)	(542)	(3,952)	729%
Net other income (expense)	(22,653)	(10,047)	(12,606)	125%
Income before income taxes	62,316	65,080	(2,764)	(4)%
Income taxes	2,318	1,395	923	66%
Net income	59,998	63,685	(3,687)	(6)%
Less: Net income attributable to noncontrolling interest	13,221	24,486	(11,265)	(46)%
Net income attributable to GCM Grosvenor	$46,777	$39,199	$7,578	19%

Revenues

	Year Ended December 31,
	2019	2018	Change	% Change
	(in thousands)
Private markets strategies	$150,985	$131,508	$19,477	15%
Absolute return strategies	167,023	179,948	(12,925)	(7)%
Fund expense reimbursement revenue	6,708	4,142	2,566	62%
Total management fees	324,716	315,598	9,118	3%
Incentive fees	84,165	57,059	27,106	48%
Administrative fees	6,684	5,839	845	14%
Other	829	—	829	100%
Total other operating income	7,513	5,839	1,674	29%
Total operating revenues	$416,394	$378,496	$37,898	10%

Management fees increased $9.1 million, or 3%, to $324.7 million, for the year ended December 31, 2019 compared to the year ended December 31, 2018, due to a $13.9 million increase in fees related to private markets strategies specialized funds from fundraising in GCM Grosvenor Multi-Asset Class Fund II and the Labor Impact

Fund and a $5.6 million increase in fees related to private markets strategies customized separate accounts, partially offset by $8.8 million decrease in fees related to absolute return strategies specialized funds and a $4.1 million decrease in fees related to absolute return strategies customized separate accounts. Fund expense reimbursement revenue increased by $2.6 million.

Incentive fees consisted of carried interest of $69.8 million and $54.0 million and performance fees of $14.4 million and $3.1 million for the year ended December 31, 2019 and 2018, respectively. Incentive fees increased $27.1 million, or 48%, to $84.2 million, for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily due to a $15.8 million increase in carried interest and a $11.3 million increase in performance fees. The $15.8 million increase in carried interest is due to higher deal activity and a greater number of exits and return of capital in underlying funds in line with normal course activity.

Other operating income increased $1.7 million, or 29%, to $7.5 million, for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily due to a $0.8 million increase in administrative fees, which resulted from an increase in the number of underlying funds owned by clients for which we perform administration services.

Expenses

	Years Ended December 31,
	2019	2018	Change	% Change
	(in thousands)
Base salary, bonus and other	$169,862	$157,351	$12,511	8%
Partnership interest-based compensation	30,233	19,495	10,738	55%
Carried interest	38,842	31,780	7,062	22%
Other	4,030	1,788	2,242	125%
Total employee compensation and benefits	$242,967	$210,414	$32,553	15%

Employee compensation and benefits increased $32.6 million, or 15%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. Core base compensation and benefits increased $12.5 million, or 8.3%, to $169.9 million, for the year ended December 31, 2019 compared to the year ended December 31, 2018, due primarily to a net increase in headcount. Carried interest compensation expense increased $7.1 million, or 22.2%, for the year ended December 31, 2019 compared to the year ended December 31, 2018, due primarily to higher carried interest realizations explained above. In addition, non-cash partnership interest-based compensation increased $10.7 million due to $16.3 million increase as a result of amendments made to partnership interest-based awards during the year ended December 31, 2019, which accelerated the recognition of expense related to these awards, offset by $2.7 million of awards that were accounted for as equity awards and were fully amortized during 2018, and $2.5 million decrease in other awards.

General, administrative and other decreased $4.5 million, or 5%, to $88.5 million, for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily due to lower professional fees, depreciation and other costs associated with our operations. The $1.3 million decrease in depreciation is primarily due to assets being fully depreciated during the year ended December 31, 2019 while they were depreciated for the full twelve months in the prior year. Professional fees and other costs associated with our operations decreased by $4.1 million as a result of a decrease in professional fees associated with an amendment to our debt facility in 2018. These decreases are offset by increases in expenses incurred on behalf of GCM Funds in connection with the administrative service provided, as well as occupancy-related costs, resulting from higher rent, and property tax.

Net Other Income (Expense)

Other income (expense) increased $12.6 million, or 125%, to $(22.7) million, for the year ended December 31, 2019 compared to the year ended December 31, 2018.

Investment income decreased $9.4 million, or 56%, to $7.5 million, for the year ended December 31, 2019 compared to the year ended December 31, 2018 primarily due to changes in the value of private market investments.

Other expense increased $4.0 million, or 729%, to $4.5 million, for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily due to unrealized losses on interest rate derivatives due to decreases in market interest rates.

Year Ended December 31, 2018 Compared to Year Ended December 31, 2017

	Year Ended December 31,
	2018	2017	Change	% Change
	(in thousands)
Revenues
Management fees	$315,598	$312,006	$3,592	1%
Incentive fees	57,059	59,557	(2,498)	(4)%
Other operating income	5,839	5,443	396	7%
Total operating revenues	378,496	377,006	1,490	0%

Expenses
Employee compensation and benefits	210,414	217,574	(7,160)	(3)%
General, administrative and other	92,955	86,908	6,047	7%
Total operating expenses	303,369	304,482	(1,113)	(0)%
Operating income	75,127	72,524	2,603	4%
Investment income	16,963	16,986	(23)	(0)%
Interest expense	(26,468)	(23,415)	(3,053)	13%
Other income (expense)	(542)	8,250	(8,792)	(107)%
Net other income (expense)	(10,047)	1,821	(11,868)	(652)%
Income before income taxes	65,080	74,345	(9,265)	(12)%
Income taxes	1,395	1,325	70	5%
Net income	63,685	73,020	(9,335)	(13)%
Less: Net income attributable to noncontrolling interest	24,486	19,981	4,505	23%
Net income attributable to GCM Grosvenor	$39,199	$53,039	$(13,840)	(26)%

Revenues

	Year Ended December 31,
	2018	2017	Change	% Change
	(in thousands)
Private markets strategies	$131,508	$126,515	$4,993	4%
Absolute return strategies	179,948	181,738	(1,790)	(1)%
Fund expense reimbursement revenue	4,142	3,753	389	10%
Total management fees	315,598	312,006	3,592	1%
Incentive fees	57,059	59,557	(2,498)	(4)%
Administrative fees	5,839	5,443	396	7%
Total other operating income	5,839	5,443	396	7%
Total operating revenues	$378,496	$377,006	$1,490	0%

Management fees increased $3.6 million, or 1%, to $315.6 million, for the year ended December 31, 2018 compared to the year ended December 31, 2017, primarily due to a $5.1 million increase in fees related to private markets strategies specialized funds from GCM Grosvenor Secondary Opportunities Fund II fundraising, partially offset by a $1.3 million decrease in fees related to absolute return strategies customized separate accounts, a $0.5 million decrease in fees related to absolute return strategies specialized funds and a $0.1 million decrease in fees related to private markets strategies customized separate accounts.

Incentive fees consist of carried interest of $54.0 million and $44.4 million and performance fees of $3.1 million and $15.2 million and for the years ended December 31, 2018 and 2017, respectively. Incentive fees decreased $2.5 million, or 4%, to $57.1 million, for the year ended December 31, 2018 compared to the year ended December 31, 2017, primarily due to a $9.6 million increase in carried interest more than offset by a $12.1 million decrease in performance fees. The increase in carried interest resulted primarily from the initial receipt of carried interest based upon an aggregate approach, as well as higher carried interest from funds in which carried interest is calculated on a deal-by-deal basis with no clawback provision. The $12.1 million decrease in performance fees is primarily due to an $8.0 million decrease in performance fees from our commingled absolute return strategies funds, in addition to a $4.1 million decrease from our customized separate accounts.

Expenses

	Year Ended December 31,
	2018	2017	Change	% Change
	(in thousands)
Base salary, bonus and other	$157,351	$146,773	$10,578	7%
Partnership interest-based compensation	19,495	41,394	(21,899)	(53)%
Carried interest	31,780	28,028	3,752	13%
Other	1,788	1,379	409	30%
Total employee compensation and benefits	$210,414	$217,574	$(7,160)	(3)%

Employee compensation and benefits decreased $7.2 million, or 3%, for the year ended December 31, 2018 compared to the year ended December 31, 2017. Base salary, bonus and other increased $10.6 million due primarily to a net increase in headcount during the year ended December 31, 2018. Partnership interest-based compensation decreased $21.9 million primarily as a result of amendments to partnership interest-based awards made during the year ended December 31, 2017, which accelerated the recognition of expense related to these awards, as well as higher distributions during the year ended December 31, 2017.

General, administrative and other increased $6.0 million, or 7%, for the year ended December 31, 2018 compared to the year ended December 31, 2017, primarily due higher headcount-related expenses, including airfare, entertainment and hotel expenses and information technology.

Net Other Income (Expense)

Other income (expense) decreased $11.9 million to $(10.0) million for the year ended December 31, 2018 compared to the year ended December 31, 2017.

Interest expense increased $3.1 million, or 13%, to $(26.5) million, for the year ended December 31, 2018 compared to the year ended December 31, 2017, primarily due to the issuance of $100 million of new senior secured loans in August 2017.

Other income (expense) decreased $8.8 million, or 107%, to $(0.5) million, for the year ended December 31, 2018 compared to the year ended December 31, 2017, primarily due to a one-time $11.1 million gain on settlement related to certain acquisition-related claims during the year ended December 31, 2017, offset by $1.9 million of unamortized debt issuance costs written off as a result of a partial extinguishment of debt during the year ended December 31, 2017 and a $1.3 million of unrealized losses on interest rate derivatives due to decreases in market interest rates.

Fee-paying AUM

FPAUM is a metric we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. Our FPAUM for private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on NAV.

Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage.

	Three Months Ended September 30, 2020			Nine Months Ended September 30, 2020
	(in millions)			(in millions)
	Private Markets Strategies	Absolute Return Strategies	Total	Private Markets Strategies	Absolute Return Strategies	Total
Fee-paying AUM
Balance, beginning of period	$27,083	$22,514	$49,597	$26,477	$23,556	$50,033
Contributions	570	137	707	2,271	1,209	3,480
Withdrawals	—	(957)	(957)	—	(2,803)	(2,803)
Distributions	(450)	(52)	(502)	(1,553)	(109)	(1,662)
Change in Market Value	55	1,198	1,253	(82)	1,049	967
Foreign Exchange and Other	(164)	(44)	(208)	(19)	(106)	(125)
Balance, end of period	$27,094	$22,796	$49,890	$27,094	$22,796	$49,890
	Year Ended December 31, 2019
	(in millions)
	Private Markets Strategies	Absolute Return Strategies	Total
Fee-paying AUM
Balance, beginning of period	$24,900	$23,957	$48,857
Contributions	3,542	1,182	4,724
Withdrawals	(8)	(2,889)	(2,897)
Distributions	(2,095)	(165)	(2,260)
Change in Market Value	114	1,461	1,575
Foreign Exchange and Other	24	10	34
Balance, end of period	$26,477	$23,556	$50,033
	Year Ended December 31, 2018
	(in millions)
	Private Markets Strategies	Absolute Return Strategies	Total
Fee-paying AUM
Balance, beginning of period	$21,442	$22,699	$44,141
Contributions	5,516	4,266	9,782
Withdrawals	(19)	(2,340)	(2,359)
Distributions	(2,062)	(328)	(2,390)
Change in Market Value	22	(349)	(327)
Foreign Exchange and Other	1	9	10
Balance, end of period	$24,900	$23,957	$48,857

Contracted, not yet fee-paying AUM represents limited partner commitments during the initial commitment or investment period where fees are not yet being charged, but are expected to be charged in the future based on invested capital (capital committed to underlying investments) or on a ratable ramp-in of total commitments.

	September 30 2020	December 31, 2019	December 31, 2018
	(in millions)
Contracted, not yet Fee-Paying AUM at period end	$6,639	$5,153	$2,318
AUM at period end	$58,551	$57,746	$53,795

Three Months Ended September 30, 2020

FPAUM increased $0.3 billion, or 1%, to $49.9 billion during the three months ended September 30, 2020, due to $0.7 billion and $1.3 billion of contributions and change in market value, respectively, partially offset by $1.0 billion and $0.5 billion in withdrawals and distributions, respectively.

•        Private markets strategies FPAUM remained at $27.1 billion, due to $0.6 billion contributions being offset by $0.5 billion of distributions and $0.2 billion of foreign exchange and other.

•        Absolute return strategies FPAUM increased $0.3 billion, or 1%, to $22.8 billion as of September 30, 2020, primarily due to $1.2 billion of change in market value, offset by $1.0 billion of withdrawals.

Nine Months Ended September 30, 2020

FPAUM decreased $0.1 billion, or (0.3)%, to $49.9 billion during the nine months ended September 30, 2020, due to $2.8 billion and $1.7 billion of withdrawals and distributions, respectively, offset by $3.5 billion and $1.0 billion of contributions and change in market value, respectively.

•        Private markets strategies FPAUM increased $0.6 billion, or 2%, to $27.1 billion as of September 30, 2020, primarily due to $2.3 billion of contributions, partially offset by $1.6 billion of distributions.

•        Absolute return strategies FPAUM decreased $0.8 billion, or (3)%, to $22.8 billion as of September 30, 2020, primarily due to $2.8 billion of withdrawals, partially offset by $1.2 billion and $1.0 billion of contributions and change in market value, respectively.

Contracted, not yet fee-paying AUM increased $1.5 billion, or 29%, to $6.6 billion during the nine months ended September 30, 2020 due to the closing of new commitments during the period net of reductions for Contracted, not yet fee-paying AUM that became fee-paying AUM during the period.

AUM increased $0.8 billion, or 1%, to $58.6 billion during the nine months ended September 30, 2020, primarily driven by changes in FPAUM and Contracted, not yet fee-paying AUM, as well as mark to market changes that did not impact FPAUM.

Year Ended December 31, 2019

FPAUM increased $1.2 billion, or 2%, to $50.0 billion during the year ended December 31, 2019, due to $4.7 billion of contributions and a $1.6 billion increase related to foreign exchange, market value and other adjustments, offset by $2.9 billion and $2.3 billion of withdrawals and distributions, respectively.

•        Private markets strategies FPAUM increased $1.6 billion, or 6%, to $26.5 billion during the year ended December 31, 2019, primarily due to $3.5 billion of contributions, offset by $2.1 billion of distributions.

•        Absolute return strategies FPAUM decreased $0.4 billion, or 2%, to $23.6 billion during the year ended December 31, 2019, primarily due to $2.9 billion of withdrawals, offset by $1.2 billion of contributions and $1.5 billion increase related to foreign exchange, market value and other adjustments.

Contracted, not yet fee-paying AUM increased $2.8 billion, or 122%, to $5.2 billion during the year ended December 31, 2019, due to the closing of new commitments during the year net of reductions for Contracted, not yet fee-paying AUM that became fee-paying AUM during the year.

AUM increased $4.0 billion, or 7%, to $57.7 billion during the year ended December 31, 2019, primarily driven by changes in FPAUM and Contracted, not yet fee-paying AUM, as well as mark to market changes that did not impact FPAUM.

Year Ended December 31, 2018

FPAUM increased $4.7 billion, or 11%, to $48.9 billion during the year ended December 31, 2018, primarily due to $9.8 billion of contributions, offset by $2.4 billion and $2.4 billion of withdrawals and distributions, respectively.

•        Private markets strategies FPAUM increased $3.5 billion, or 16%, to $24.9 billion during the year ended December 31, 2018, primarily due to $5.5 billion of contributions, offset by $2.1 billion of distributions.

•        Absolute return strategies FPAUM increased $1.3 billion, or 6%, to $24.0 billion during the year ended December 31, 2018, primarily due to $4.3 billion of contributions, offset by $2.3 billion of withdrawals.

Contracted, not yet fee-paying AUM increased $0.4 billion, or 20%, to $2.3 billion during the year ended December 31, 2018, due to due to the closing of new commitments during the year net of reductions for Contracted, not yet fee-paying AUM that became fee-paying AUM during the year.

AUM increased $3.7 billion, or 7%, to $53.8 billion during the year ended December 31, 2018, primarily driven by changes in FPAUM and Contracted, not yet fee-paying AUM, as well as mark to market changes that did not impact FPAUM.

Non-GAAP Financial Measures

In addition to our results of operations above, we report certain financial measures that are not required by, or presented in accordance with, GAAP. Management uses these non-GAAP measures to assess the performance of our business across reporting periods and believe this information is useful to investors for the same reasons. These non-GAAP measures should not be considered a substitute for the most directly comparable GAAP measures, which are reconciled below. Further, these measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these measurements in isolation or as a substitute for GAAP measures including revenues and net income. We may calculate or present these non-GAAP financial measures differently than other companies who report measures with the same or similar names, and as a result, the non-GAAP measures we report may not be comparable.

Net Incentive Fees Attributable to GCM Grosvenor

Net incentive fees are used to highlight fees earned from incentive fees that are attributable to GCM Grosvenor. Net incentive fees represent incentive fees excluding (a) carried interest attributable to employees and former employees and (b) carried interest attributable to noncontrolling interest holders.

The following tables show reconciliations of incentive fees to net incentive fees attributable to GCM Grosvenor for the three and nine months ended September 30, 2020 and 2019 and for the years ended December 31, 2019, 2018 and 2017, respectively:

Three and Nine Months Ended September 30, 2020 and 2019

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
	(in thousands)		(in thousands)
Net incentive fees attributable to GCM Grosvenor
Incentive fees	$21,774	$33,342	$38,048	$65,819
Less:
Carried interest expense attributable to employees and former employees	(12,155)	(16,185)	(21,175)	(33,242)
Carried interest expense attributable to redeemable noncontrolling interest holder	369	—	(3,300)	—
Carried interest attributable to other noncontrolling interest holders, net	(2,588)	(3,484)	(5,025)	(10,267)
Net incentive fees attributable to GCM Grosvenor	$7,400	$13,673	$8,548	$22,310

Years Ended December 31, 2019, 2018 and 2017

	Years Ended December 31,
	2019	2018	2017
	(in thousands)
Net incentive fees attributable to GCM Grosvenor
Incentive fees	$84,165	$57,059	$59,557
Less:
Carried interest expense attributable to employees and former employees	(39,560)	(27,912)	(24,746)
Carried interest attributable to other noncontrolling interest holders, net	(11,344)	(8,963)	(3,868)
Net incentive fees attributable to GCM Grosvenor	$33,261	$20,184	$30,943

Net Fees Attributable to GCM Grosvenor

Net fees attributable to GCM Grosvenor are used to highlight revenues attributable to GCM Grosvenor. Net fees attributable to GCM Grosvenor represent total operating revenues fees excluding (a) reimbursement of expenses paid on behalf of GCM Funds and affiliates, (b) carried interest attributable to employees and former employees and (c) carried interest attributable to noncontrolling interest holders.

The following tables show reconciliations of total operating revenues to net fees attributable to GCM Grosvenor for the three and nine months ended September 30, 2020 and 2019 and for the years ended December 31, 2019, 2018 and 2017, respectively:

Three and Nine Months Ended September 30, 2020 and 2019

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
	(in thousands)		(in thousands)
Net fees attributable to GCM Grosvenor
Total operating revenues	$101,746	$118,562	$274,493	$315,098
Less:
Fund expense reimbursement revenue	(2,164)	(1,305)	(5,965)	(3,668)
Carried interest expense attributable to employees and former employees	(12,155)	(16,185)	(21,175)	(33,242)
Carried interest expense attributable to redeemable noncontrolling interest holder	369	—	(3,300)	—
Carried interest attributable to other noncontrolling interest holders, net	(2,588)	(3,484)	(5,025)	(10,267)
Net fees attributable to GCM Grosvenor	$85,208	$97,588	$239,028	$267,921

Years Ended December 31, 2019, 2018 and 2017

	Years Ended December 31,
	2019	2018	2017
	(in thousands)
Net fees attributable to GCM Grosvenor
Total operating revenues	$416,394	$378,496	$377,006
Less:
Fund expense reimbursement revenue	(6,708)	(4,142)	(3,753)
Carried interest expense attributable to employees and former employees	(39,560)	(27,912)	(24,746)
Carried interest attributable to other noncontrolling interest holders, net	(11,344)	(8,963)	(3,868)
Net incentive fees attributable to GCM Grosvenor	$358,782	$337,479	$344,639

Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EBITDA

Adjusted pre-tax income, Adjusted net income and Adjusted EBITDA are non-GAAP measures used to evaluate our profitability.

Adjusted pre-tax income represents net income attributable to GCM Grosvenor excluding (a) income taxes, (b) change in fair value of derivatives, (c) partnership interest-based and non-cash compensation, (d) unrealized investment income, and (d) certain other items that we believe are not indicative of our core performance, including charges related to corporate transactions and employee severance. We believe adjusted pre-tax income is useful to investors because it provides additional insight into the operating profitability of our business.

Adjusted net income represents adjusted pre-tax income minus income taxes.

Adjusted EBITDA represents adjusted net income excluding (a) income taxes, (b) depreciation expense and (c) interest expense on our outstanding debt. We believe Adjusted EBITDA is useful to investors because it enables them to better evaluate the performance of our core business across reporting periods.

The following tables show reconciliations of net income attributable to GCM Grosvenor and adjusted pre-tax income, adjusted net income and adjusted EBITDA for the three and nine months ended September 30, 2020 and 2019 and for the years ended December 31, 2019, 2018 and 2017, respectively:

Three and Nine Months Ended September 30, 2020 and 2019

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
	(in thousands)		(in thousands)
Adjusted pre-tax income & Adjusted net income
Net income (loss) attributable to GCM Grosvenor	$1,326	$23,890	$(7,702)	$41,430
Plus:
Income taxes	541	527	1,710	1,643
Change in fair value of derivatives	(378)	2,805	9,673	8,225
Amortization expense	1,876	1,953	5,628	5,860
Severance expense	760	979	3,048	4,421
Transaction expenses	229	—	3,729	—
Transition expenses	45	—	45	—
Loss on extinguishment of debt	—	—	1,514	—
Other	366	283	370	373
Partnership interest-based compensation	21,605	4,365	38,381	13,080
Other non-cash compensation	1,135	1,129	3,360	2,885
Less:
Investment income, net of noncontrolling interest	(506)	(1,254)	(649)	(4,102)
Net compensation expense associated with deferred revenue carry	287	(181)	769	(474)
Adjusted pre-tax income	27,286	34,496	59,876	73,341
Less:
Income taxes	(541)	(527)	(1,710)	(1,643)
Tax effect of non-GAAP adjustments(a)	(122)	(28)	(314)	(126)
Adjusted net income	$26,623	$33,941	$57,852	$71,572

Adjusted EBITDA
Adjusted net income	$26,623	$33,941	$57,852	$71,572
Plus:
Income taxes	541	527	1,710	1,643
Tax effect of non-GAAP adjustments(a)	122	28	314	126
Depreciation expense	540	616	1,772	1,874
Interest expense	5,807	6,281	17,515	19,067
Adjusted EBITDA	$33,633	$41,393	$79,163	$94,282

____________

(a)      Represents the effect of adjustments of the New York City Unincorporated Business Tax (“UBT”) at a rate of 4% after giving effect to apportionment at the applicable entities.

Years Ended December 31, 2019, 2018 and 2017

	Years Ended December 31,
	2019	2018	2017
	(in thousands)
Adjusted pre-tax income & Adjusted net income
Net income attributable to GCM Grosvenor	$46,777	$39,199	$53,039
Plus:
Income taxes	2,318	1,395	1,325
Change in fair value of derivatives	5,417	1,344	1,295
Amortization expense	7,794	7,813	7,679
Severance expense	4,650	4,783	3,996
Transaction expenses	770	4,639	4,623
Gain on settlement	—	—	(11,176)
Loss on extinguishment of debt	—	—	1,906
Other	905	2,000	3,746
Partnership interest-based compensation	30,233	19,495	41,394
Other non-cash compensation	4,030	1,788	1,379
Less:
Investment income, net of noncontrolling interest	(5,579)	(2,833)	(4,498
Net compensation expense associated with deferred revenue carry	(718)	3,867	3,283
Adjusted pre-tax income	96,597	83,490	107,991
Less:
Income taxes	(2,318)	(1,395)	(1,325)
Tax effect of non-GAAP adjustments(a)	(161)	(178)	(209)
Adjusted net income	$94,118	$81,917	$106,457

Adjusted EBITDA
Adjusted net income	$94,118	$81,917	$106,457
Plus:
Income taxes	2,318	1,395	1,325
Tax effect of non-GAAP adjustments(a)	161	178	209
Depreciation expense	2,544	3,850	4,180
Interest expense	25,680	26,468	23,415
Adjusted EBITDA	$124,821	$113,808	$135,586

____________

(a)      Represents the effect of adjustments of the UBT at a rate of 4% after giving effect to apportionment at the applicable entities.

Adjusted Fee-Related Earnings

Adjusted fee-related earnings (“FRE”) is used to highlight earnings from recurring management fees and administrative fees. Adjusted FRE represents adjusted EBITDA further adjusted to exclude (a) incentive fees and related compensation and (b) other non-operating income, and to include depreciation expense. We believe adjusted FRE is useful to investors because it provides additional insights into the management fee driven operating profitability of our business.

Three and Nine Months Ended September 30, 2020 and 2019

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
	(in thousands)		(in thousands)
Adjusted EBITDA	$33,633	$41,393	$79,163	$94,282
Less:
Incentive fees	(21,774)	(33,342)	(38,048)	(65,819)
Depreciation expense	(540)	(616)	(1,772)	(1,874)
Other non-operating income	(69)	(125)	(550)	(610)
Plus:
Carried interest expense attributable to employees and former employees	12,155	16,185	21,175	33,242
Carried interest expense attributable to redeemable noncontrolling interest holder	(369)	—	3,300	—
Carried interest attributable to other noncontrolling interest holders, net	2,588	3,484	5,025	10,267
Adjusted FRE	$25,624	$26,979	$68,293	$69,488

Years Ended December 31, 2019, 2018 and 2017

	Years Ended December 31,
	2019	2018	2017
	(in thousands)
Adjusted EBITDA	$124,821	$113,808	$135,586
Less:
Incentive fees	(84,165)	(57,059)	(59,557)
Depreciation expense	(2,544)	(3,850)	(4,180)
Other non-operating income	(922)	(801)	(337)
Plus:
Carried interest expense attributable to employees and former employees	39,560	27,912	24,746
Carried interest attributable to other noncontrolling interest holders, net	11,344	8,963	3,868
Adjusted FRE	$88,094	$88,973	$100,126

Liquidity and Capital Resources

We have historically financed our operations and working capital through net cash from operating activities and borrowings under our Term Loans and Revolving Credit Facility (each as defined below). As of September 30, 2020, we had $158.2 million of cash and cash equivalents and available borrowing capacity of $8.0 million under our Revolving Credit Facility. Our primary cash needs are to fund working capital requirements, invest in growing our business, make investments in GCM Funds, make scheduled principal payments and interest payments on our outstanding indebtedness and pay tax distributions to members. Additionally, as a result of the Business Combination, we will need cash to make payments under the Tax Receivable Agreement. We expect that our cash flow from operations, current cash and cash equivalents, proceeds from the Business Combination and related private placement and available borrowing capacity under our Revolving Credit Facility will be sufficient to fund our operations and planned capital expenditures and to service our debt obligations for the next twelve months.

Cash Flows

Nine Months Ended September 30, 2020 and 2019

	Nine Months Ended September 30,
	2020	2019
	(in thousands)
Net cash provided by operating activities	$43,131	$34,832
Net cash provided by (used in) investing activities	(2,701)	7,739
Net cash provided (used in) financing activities	37,768	(55,936)
Effect of exchange rate changes on cash	122	(141)
Net increase (decrease) in cash and cash equivalents	$78,320	$(13,506)

Net Cash Provided by Operating Activities

Net cash provided by operating activities was primarily driven by our net income in the respective periods after adjusting for significant non-cash activities, including depreciation and amortization expense, non-cash partnership interest-based compensation, the change in fair value of derivatives and the change in equity value of our investments; in addition to proceeds received from return on investments and the payment of bonus compensation.

Net cash provided by operating activities was $43.1 million and $34.8 million for the nine months ended September 30, 2020 and 2019, respectively. These operating cash flows were primarily driven by:

•        net income of $1.8 million and $53.7 million for the nine months ended September 30, 2020 and 2019, respectively, adjusted for $60.2 million and $27.4 million of non-cash activities, respectively, as well as changes in working capital; and

•        proceeds received from investments of $3.5 million and $8.6 million for the nine months ended September 30, 2020 and 2019, respectively.

Net Cash Provided by (Used in) Investing Activities

Net cash provided by (used in) investment activities was $(2.7) million and $7.7 million for the nine months ended September 30, 2020 and 2019, respectively. These investing cash flows are primarily driven by:

•        purchases of premises and equipment of $(1.2) million and $(3.4) million during the nine months ended September 30, 2020 and 2019, respectively,

•        contributions/subscriptions to investments of $(16.2) million and $(14.8) million during the nine months ended September 30, 2020 and 2019, respectively; and

•        distributions from investments of $14.7 million and $25.9 million during the nine months ended September 30, 2020 and 2019, respectively.

Net Cash Provided by (Used in) Financing Activities

Net cash provided by (used in) financing activities was $37.8 million and $(55.9) million for the nine months ended September 30, 2020 and 2019, respectively. These financing cash flows were primarily driven by:

•        capital contributions received from noncontrolling interests of $176.9 million and $3.5 million for the nine months ended September 30, 2020 and 2019, respectively;

•        capital distributions paid to partners of $(42.6) million and $(44.6) million for the nine months ended September 30, 2020 and 2019, respectively;

•        capital distributions paid to noncontrolling interest holders of $(22.4) million and $(32.6) million for the nine months ended September 30, 2020 and 2019, respectively;

•        proceeds from our revolving line of credit of $20.0 million and $25.0 million during the nine months ended September 30, 2020 and 2019, respectively;

•        principal payments on revolving line of credit of $(3.0) million during the nine months ended September 30, 2020; and;

•        principal payments on senior notes of $(91.2) million and $(7.3) million during the nine months ended September 30, 2020 and 2019, respectively.

Years Ended December 31, 2019, 2018 and 2017

	Year Ended December 31,
	2019	2018	2017
	(in thousands)
Net cash provided by operating activities	$96,193	$117,029	$126,649
Net cash provided by investing activities	6,130	7,962	5,920
Net cash used in financing activities	(90,871)	(153,772)	(155,136)
Effect of exchange rate changes on cash	314	(182)	878
Net increase (decrease) in cash and cash equivalents	$11,766	$(28,963)	$(21,689)

Net Cash Provided by Operating Activities

Net cash provided by operating activities was primarily driven by our net income in the respective periods after adjusting for significant non-cash activities, including depreciation and amortization expense, non-cash partnership interest-based compensation, and the change in equity value of our investments, in addition to proceeds received from return on investments.

Net cash provided by operating activities was $96.2 million, $117.0 million and $126.6 million for the years ended December 31, 2019, 2018 and 2017, respectively. These operating cash flows were primarily driven by:

•        net income of $60.0 million, $63.7 million and $73.0 million for the years ended December 31, 2019, 2018 and 2017, respectively, adjusted for $44.8 million, $18.7 million and $41.5 million of non-cash activities, respectively, as well as changes in working capital; and

•        proceeds received from investments of $10.3 million, $18.3 million and $14.5 million for the years ended December 31, 2019, 2018 and 2017, respectively.

Net Cash Provided by Investing Activities

Net cash provided by investment activities was $6.1 million, $8.0 million and $5.9 million for the years ended December 31, 2019, 2018 and 2017, respectively. These investing cash flows were primarily driven by:

•        purchases of premises and equipment of $(4.0) million, $(0.9) million and $(1.2) million during the years ended December 31, 2019, 2018 and 2017, respectively;

•        contributions/subscriptions to investments of $(21.5) million, $(23.2) million and $(16.0) million during the years ended December 31, 2019, 2018 and 2017, respectively; and

•        withdrawals/redemptions of investments of $31.6 million, $32.0 million and $23.8 million during the years ended December 31, 2019, 2018 and 2017, respectively.

Net Cash Used in Financing Activities

Net cash used in financing activities was $90.9 million, $153.8 million and $155.1 million for the years ended December 31, 2019, 2018 and 2017, respectively. These financing activities were primarily driven by:

•        capital contributions received from noncontrolling interest holders of $4.7 million, $6.4 million and $8.6 million during the years ended December 31, 2019, 2018 and 2017, respectively;

•        capital distributions paid to partners of $(69.6) million, $(82.2) million and $(170.2) million during the years ended December 31, 2019, 2018 and 2017, respectively;

•        capital distributions paid to noncontrolling interest holders of $(43.7) million, $(49.2) million and $(44.0) million during the years ended December 31, 2019, 2018 and 2017, respectively;

•        principal payments on Term Loans of $(7.3) million, $(27.4) million and $(47.0) million during the years ended December 31, 2019, 2018 and 2017, respectively;

•        proceeds from debt issuance of $175.5 million during the year ended December 31, 2017;

•        payments for the extinguishment of debt of $(75.5) million during the year ended December 31, 2017; and

•        proceeds from revolving line of credit of $25.0 million during the year ended December 31, 2019.

Indebtedness

On January 2, 2014, GCMH entered into a credit agreement (as amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among GCMH, as the borrower, Holdings, Holdings II, GCMH GP and GCM LLC, each, as a pledgor, the lenders party thereto, Goldman Sachs Bank USA, as administrative agent, collateral agent and swing line lender, BMO Harris Bank N.A., as a letter of credit issuer, and Bank of Montreal, Chicago Branch, as a letter of credit issuer. The Credit Agreement provides GCMH with a senior secured term loan facility (the “Term Loan Facility”) and for commitments for a $50.0 million revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Secured Credit Facilities”). Under the Revolving Credit Facility, $15.0 million is available for letters of credit and $10.0 million is available for swingline loans. The Credit Agreement provides the right for GCMH to incur additional commitments under either the Term Loan Facility or the Revolving Credit Facility, subject to an aggregate increase of $150.0 million, plus any amounts previously voluntarily prepaid, plus additional amounts if certain leverage ratios are achieved. As of September 30, 2020, GCMH had borrowings of $340.3 million outstanding under the Term Loan Facility and $42.0 million outstanding under the Revolving Credit Facility. The maturity date of all of the outstanding borrowings under the Term Loan Facility (the “Term Loans”) is March 29, 2025, and the maturity date for the full amount of the Revolving Credit Facility is March 29, 2023.

On November 23, 2020, we repaid $42.0 million of our Revolving Credit Facility, resulting in no outstanding borrowings thereunder as of such date.

Tax Receivable Agreement

Exchanges of Grosvenor common units by limited partners of GCMH will result in increases in the tax basis in our share of the assets of GCMH and its subsidiaries that otherwise would not have been available. These increases in tax basis are expected to increase our depreciation and amortization deductions and create other tax benefits and therefore may reduce the amount of tax that we would otherwise be required to pay in the future. The Tax Receivable Agreement requires us to pay 85% of the amount of these and certain other tax benefits, if any, that we realize (or are deemed to realize in certain circumstances) to the TRA Parties.

Off-Balance Sheet Arrangements

We do not invest in any off-balance sheet vehicles that provide liquidity, capital resources, market or credit risk support, or engage in any activities that expose us to any liability that is not reflected in our combined financial statements.

Contractual Obligations, Commitments and Contingencies

The following table represents our contractual obligations as of December 31, 2019, aggregated by type.

	Contractual Obligations
	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Operating leases	$38,487	$7,106	$16,861	$9,400	$5,120
Debt obligations(1)	456,454	—	—	25,000	431,454
Interest on debt obligations(2)	105,899	20,680	41,246	39,278	4,695
Capital commitments to our investments(3)	62,053	62,053	—	—	—
Total	$662,893	$89,839	$58,107	$73,678	$441,269

____________

(1)      Represents scheduled debt obligation payments under our Term Loan and Credit Facility Agreements

(2)      Represents interest to be paid on our debt obligations. The interest payments are calculated using the interest rate of 4.45% on our Term Loan and Credit Facility Agreements in effect as of December 31, 2019.

(3)      Represents commitments by us to fund a portion of each investment made by our unconsolidated VIEs and several of the GCM CFIG and GCMLP advised GCM Funds. These amounts are generally due on demand and are therefore presented in the less than one-year category, however, based on historical precedent, are likely to be due over a substantially longer period of time.

During the nine months ended September 30, 2020, we increased borrowings on our Revolving Credit Facility by $17.0 million and made principal payments on Term Loans of $91.2 million. On November 23, 2020, we repaid $42.0 million of our Revolving Credit Facility, resulting in no outstanding borrowings thereunder as of such date.

Following the consummation of the Business Combination, we are obligated to make payments under the Tax Receivable Agreement. The table above does not include any payments that we are obligated to make under the Tax Receivable Agreement, as the actual timing and amount of any payments that may be made under the Tax Receivable Agreement are unknown at this time and will vary based on a number of factors. However, we expect that the payments that we are required to make to the TRA Parties in connection with the Tax Receivable Agreement will be substantial. Any payments made by us to the TRA Parties under the Tax Receivable Agreement will generally reduce the amount of cash that might have otherwise been available to us or to GCMH. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, the unpaid amounts will accrue interest until paid. Our failure to make any payment required under the Tax Receivable Agreement (including any accrued and unpaid interest) within 60 calendar days of the date on which the payment is required to be made will generally constitute a material breach of a material obligation under the Tax Receivable Agreement, which may result in the termination of the Tax Receivable Agreement and the acceleration of payments thereunder, unless the applicable payment is not made because (i) we are prohibited from making such payment under applicable law or the terms governing certain of our secured indebtedness or (ii) we do not have, and cannot by using commercially reasonable efforts obtain, sufficient funds to make such payment.

Mosaic Transaction

Overview of Mosaic Transaction

In March 2020, GCMH and its affiliates transferred certain indirect partnership interests related to historical investment funds managed by GCMH and its affiliates to Mosaic Acquisitions 2020, L.P. (“Mosaic”) in a transaction we refer to as the “Mosaic Transaction.” The limited partners of Mosaic are a third-party investor affiliated with the Canada Pension Plan Investment Board (the “third-party investor”), which funded nearly all of the Mosaic Transaction, Holdings and GCMH. GCMH also acts as the general partner of Mosaic. Prior to the closing of the Business Combination, Holdings’ interests and liabilities related to Mosaic will be transferred to GCMH, and the terms described below assume effectiveness of such transfer. Mosaic holds limited partnership interests representing the following financial assets:

•        a right to 80-90% of our share of the carried interest generated by funds raised prior to December 31, 2019 (the “Mosaic Carry”); and

•        certain funded general partner interests, which at the time of the Mosaic Transaction had a book value of $58.0 million, and to-be-funded general partner interests, as detailed below.

In exchange for such interests, we received $125.4 million in cash, which we used primarily to pay down outstanding debt, and Mosaic received $48.0 million of incremental cash from the third-party investor to prefund future fund investment obligations of Mosaic, which were previously our obligations.

Distribution of Proceeds

Distributable proceeds received by Mosaic for certain of its assets are distributed to its limited partners in accordance with their respective capital contributions with respect to such assets until such time as the third-party investor has received a certain specified multiple of its capital contributions, and thereafter to GCMH. Distributable proceeds received by Mosaic for its other assets are distributed to its limited partners in accordance with their respective capital contributions with respect to such assets. In the event that the third-party investor has received amounts attributable to the Mosaic Carry in excess of certain specified thresholds prior to certain specified dates, and certain net asset value thresholds are exceeded, then the percentage of the Mosaic Carry allocated to the third-party investor will be adjusted downward.

Based on cash flow up to the relevant date, GCMHGP LLC and/or its subsidiaries may be obligated to make payments to Mosaic that could total up to a maximum of $19.9 million, which is broken down as a maximum of $4.9 million on December 31, 2020, $7.5 million on December 31, 2021 and $7.5 million in December 31, 2022 (the “Potential GCM Payments”). Such amounts can be reduced (not below zero) by exceeding certain cumulative distribution thresholds at each relevant date. Any such amounts paid to Mosaic will also reduce, on a dollar-for-dollar basis, the purchase price payable upon exercise of the Mosaic Call Right or the Mosaic Put Right (as defined below), as well as the amount of distributable proceeds required to be received by the third-party investor before distributable proceeds are distributed to GCMH.

Call Option

GCMH has the option to purchase the interest in Mosaic held by the third-party investor (or the underlying assets) at any time, at a purchase price equal to the greater of (x) 130% of amounts contributed to Mosaic by the third-party investor and (y) a 12% pre-tax internal rate of return on amounts contributed to Mosaic by the third-party investor (the “Mosaic Call Right”). The exercise of the Mosaic Call Right would result in the interest held by the third-party investor no longer being accounted for as a noncontrolling interest. GCMH is obligated to pay a premium of $2.6 million by December 31, 2020 in exchange for being granted the Mosaic Call Right.

We believe the following are important metrics relating to Mosaic which highlight the assets in the entity that are subject to the Mosaic Call Right:

(dollars in millions)
Net Purchase Price to Exercise Mosaic Call Right (as of September 30, 2020):(1)	$178.7
Mosaic LTM Carried Interest (as of September 30, 2020):(2)	$3.4
Net Asset Value of Capital to be Acquired upon Exercise of Mosaic Call Right (as of September 30, 2020):	$67.5
Liquidation Value of Carried Interest to be Acquired upon Exercise of Mosaic Call Right (as of September 30, 2020):	$93.4
Mosaic Carry Dollars at Work(3) (as of September 30, 2020):	$422.7

____________

(1)      Based on a threshold equal to 130% of amounts contributed to Mosaic by the third-party investor, net of $39.2 million of Mosaic cash. As of September 30, 2020, the purchase price to exercise the Mosaic Call Right based on a 12% pre-tax internal rate of return on amounts contributed to Mosaic by the third-party investor would have been $138.2 million, net of Mosaic cash. Upon any exercise of the Mosaic Call Right or the Mosaic Put Right (as defined below), the actual purchase price will be equal to the greater of the two alternatives.

(2)      The amount shown represents the redeemable noncontrolling interest reflected in our financial statements for the twelve-month period ended September 30, 2020. Had the transaction occurred on September 30, 2019 and included all tax carry attributable to the Mosaic interests from such time forward, the redeemable noncontrolling interest amount reflected in our financial statements for the twelve-month period ended September 30, 2020 would have been $9.5 million. Without such tax carry, the redeemable noncontrolling interest amount reflected in our financial statements for the twelve-month period ended September 30, 2020 would have been $3.7 million.

(3)      We define “Mosaic Carry Dollars at Work” as aggregate limited partner commitments to the relevant GCM Grosvenor fund in which Mosaic has an interest, multiplied by the percentage of carried interest provided for in the governing documents of the relevant fund, multiplied by Mosaic’s share.

Defaults and Put Right Under the Mosaic Agreements

In the event of a default by us of obligations to make the Potential GCM Payments the purchase price upon exercise of the Mosaic Call Right or Mosaic Put Right would be increased to the greater of (x) 140% of amounts contributed to Mosaic by the third-party investor and (y) a 15% pre-tax internal right of return on amounts contributed to Mosaic by the third-party investor.

In the event of certain uncured actions by us or involving the relevant funds that could impair the value of the third-party investor’s investment, or upon uncured breaches of certain representations by us, the third-party investor will have the right to cause us to either (a) reacquire the third-party investor’s full interest in Mosaic or (b) the underlying assets of Mosaic at the Mosaic Call Right purchase price (the “Mosaic Put Right”). In such an event, GCMH will have sole discretion in choosing whether we reacquire the interest in Mosaic (or the underlying assets). Should we choose not to reacquire the third-party investor’s full interest or assets, the purchase price under the Mosaic Call Right will increase.

Critical Accounting Policies

We prepare our combined financial statements in accordance with GAAP. In applying many of these accounting principles, we need to make assumptions, estimates or judgments that affect the reported amounts of assets, liabilities, revenues and expenses in our combined financial statements. We base our estimates and judgments on historical experience and other assumptions that we believe are reasonable under the circumstances. These assumptions, estimates or judgments, however, are both subjective and subject to change, and actual results may differ from our assumptions and estimates. If actual amounts are ultimately different from our estimates, the revisions are included in our results of operations for the period in which the actual amounts become known. We believe the following critical accounting policies could potentially produce materially different results if we were to change underlying assumptions, estimates or judgments. See Note 2, “Summary of Significant Accounting Policies,” to our combined financial statements included elsewhere in this prospectus for a summary of our significant accounting policies.

Principles of Consolidation

We consolidate all entities that we control as the primary beneficiary of variable interest entities (“VIEs”).

We first determine whether we have a variable interest in an entity. Fees paid to a decision maker or service provider are not deemed variable interests in an entity if (i) the fees are compensation for services provided and are commensurate with the level of effort required to provide those services; (ii) the service arrangement includes only terms, conditions, or amounts that are customarily present in arrangements for similar services negotiated at arm’s length; and (iii) the decision maker does not hold other interests in the entity that individually, or in the aggregate, would absorb more than an insignificant amount of the entity’s expected losses or receive more than an insignificant amount of the entity’s expected residual returns. We have evaluated our arrangements and determined that management fees, performance fees and carried interest are customary and commensurate with the services being performed and are not variable interests. For those entities in which we have a variable interest, we perform an analysis to first determine whether the entity is a VIE.

The assessment of whether the entity is a VIE requires an evaluation of qualitative factors and, where applicable, quantitative factors. These judgments include: (a) determining whether the equity investment at risk is sufficient to permit the entity to finance its activities without additional subordinated financial support, (b) evaluating whether the equity holders, as a group, can make decisions that have a significant effect on the economic performance of the entity, and (c) determining whether the equity investors have proportionate voting rights to their obligations to absorb losses or rights to receive returns from an entity. The granting of substantive kick-out rights is a key consideration in determining whether a limited partnership or similar entity is a VIE.

For entities that are determined to be VIEs, we consolidate those entities where we have concluded we are the primary beneficiary. We are determined to be the primary beneficiary if we hold a controlling financial interest which is defined as possessing (a) the power to direct the activities that most significantly impact the VIE’s economic performance and (b) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. In evaluating whether we are the primary beneficiary, we evaluate our economic interests in the entity held either directly or indirectly by us.

We determine whether we are the primary beneficiary of a VIE at the time we become involved with a VIE and reconsiders that conclusion continuously. At each reporting date, we assess whether we are the primary beneficiary and will consolidate or deconsolidate accordingly.

Entities that do not qualify as VIEs are assessed for consolidation as voting interest entities. Under the voting interest entity model, we consolidate those entities we control through a majority voting interest.

Partnership Interest-Based Compensation

Various individuals, including our current and former employees have been awarded partnership interests in Holdings, Holdings II and Management LLC. These partnership interests grant the recipients the right to certain cash distributions of profits from Holdings, Holdings II and Management LLC to the extent such distributions are authorized.

A partnership interest award is accounted for based on its substance. A partnership interest award that is in substance a profit-sharing arrangement or performance bonus would generally not be within the scope of the stock-based compensation guidance and would be accounted for under the guidance for deferred compensation plans, similar to a cash bonus. However, if the arrangement has characteristics more akin to the risks and rewards of equity ownership, the arrangement would be accounted for under stock-based compensation guidance.

We analyze awards granted to recipients at the time they are granted or modified. Awards that are in substance a profit-sharing arrangement in which rights to distributions of profits are based fully on the discretion of the managing member of Holdings, Holdings II and Management LLC, are recorded as partnership interest-based compensation expense in the consolidated statements of income and comprehensive income when Holdings, Holdings II and Management LLC makes distributions to the recipients. Profit-sharing arrangements that contain a stated target payment are recognized as partnership interest-based compensation expense equal to the present value of expected future payments on a straight-line basis over the service period.

Revenue Recognition of Incentive Fees

Incentive fees are based on the results of our funds, in the form of performance fees and carried interest income, which together comprise Incentive fees.

Carried Interest

Carried interest is a performance-based capital allocation from a fund’s limited partners in certain GCM Funds invested in longer-term public market investments and private market investments. Carried interest is typically calculated as a percentage of the profits calculated in accordance with the terms of fund agreements at rates that range between 2.5% – 20% after returning invested capital, certain fees and a preferred return to the fund’s limited partners. Carried interest is ultimately realized when underlying investments distribute proceeds or are sold and therefore carried interest is highly susceptible to market factors, judgments, and actions of third parties that are outside of our control. Accordingly, carried interest is considered variable consideration and is therefore constrained and not recognized as revenue until (a) it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur, or (b) the uncertainty associated with the variable consideration is subsequently resolved.

Agreements generally include a clawback provision that, if triggered, would require the us to return up to the cumulative amount of carried interest distributed, typically net of tax, upon liquidation of those funds, if the aggregate amount paid as carried interest exceeds the amount actually due based upon the aggregate performance of each fund. We have defined the portion to be deferred as the amount of carried interest, typically net of tax, that we would be required to return if all remaining investments had no value as of the end of each reporting period.

Prior to the adoption of ASC 606, we did not recognize realized carry received as carried interest revenue until the earlier of the termination of the related fund or the point at which clawback of any historic carried interest distributions could no longer occur.

Performance Fees

We may receive performance fees or incentive compensation from certain GCM Funds investing in public market investments. Performance fees are typically a fixed percentage of investment gains, subject to loss carryforward provisions that require the recapture of any previous losses before any Performance Fees can be earned in the current period. Performance Fees may or may not be subject to a hurdle or a preferred return, which requires that clients earn a specified minimum return before a Performance Fee can be assessed. With the exception of certain GCM Funds, these performance fees are determined based upon investment performance at the end of a specified measurement period, generally the end of the calendar year. Certain limited GCM Funds have performance measurement periods extending beyond one year.

Investment returns are highly susceptible to market factors, judgments, and actions of third parties that are outside of our control. Accordingly, performance fees are considered variable consideration and are therefore constrained and not recognized until it is probable that a significant reversal will not occur. In the event a client redeems from one of the GCM Funds prior to the end of a measurement period, any accrued performance fee is ordinarily due and payable by such redeeming client as of the date of the redemption.

Recent Accounting Pronouncements

Information regarding recent accounting developments and their impact on our results can be found in Note 2, “Summary of Significant Accounting Policies” in the notes to the combined financial statements included in this prospectus.

Qualitative and Quantitative Disclosures about Market Risk

In the normal course of business, we are exposed to a broad range of risks inherent in the financial markets in which we participate, including price risk, interest-rate risk, access to and cost of financing risk, liquidity risk, counterparty risk and foreign exchange-rate risk. Potentially negative effects of these risks may be mitigated to a certain extent by those aspects of our investment approach, investment strategies, fundraising practices or other business activities that are designed to benefit, either in relative or absolute terms, from periods of economic weakness, tighter credit or financial market dislocations.

Our predominant exposure to market risk is related to our role as general partner or investment manager for our funds and the sensitivity to movements in the fair value of their investments, which may adversely affect our investment income, management fees, and incentive income, as applicable.

Fair value of the financial assets and liabilities of our funds may fluctuate in response to changes in the value of securities, foreign currency exchange rates, commodity prices and interest rates. The impact of investment risk is as follows:

•        Investment income changes along with the realized and unrealized gains of the underlying investments in our specialized funds and certain customized separate accounts in which we have a general partner commitment. Our general partner investments include unique underlying portfolio investments with no significant concentration in any industry or country outside of the United States.

•        Our management fees attributable from our absolute return strategies are typically based on the NAV of those funds, and therefore the amount of fees that we may charge will increase or decrease in direct proportion to the effect of changes in the fair value of the fund’s investments. Our specialized funds and customized separate accounts attributable to our private markets strategies are not significantly affected by changes in fair value as the management fees are not generally based on the value of the specialized funds or customized separate accounts, but rather on the amount of capital committed or invested in the specialized funds or customized separate accounts, as applicable.

•        Incentive fees from our specialized funds and customized separate accounts are not materially affected by changes in the fair value of unrealized investments because they are based on realized gains and subject to achievement of performance criteria rather than on the fair value of the specialized fund’s or customized separate account’s assets prior to realization. We had $10.2 million of deferred incentive fee revenue on our balance sheet as of September 30, 2020. Minor decreases in underlying fair value would not affect the amount of deferred incentive fee revenue subject to clawback.

Exchange Rate Risk

Several of our specialized funds and customized separate accounts hold investments denominated in non U.S. dollar currencies that may be affected by movements in the rate of exchange between the U.S. dollar and foreign currency, which could impact investment performance. We do not possess significant assets in foreign countries in which we operate or engage in material transactions in currencies other than the U.S. dollar. Therefore, changes in exchange rates are not expected to materially impact our financial statements.

Interest Rate Risk

As of September 30, 2020, we had $42.0 million of borrowings outstanding under our Revolving Credit Facility and $340.3 million of Term Loans outstanding. The Revolving Credit Facility accrues interest based on a spread over LIBOR and the Term Loans accrued interest at 2.75% over the LIBOR, subject to a 1.0% LIBOR floor. At September 30, 2020, the weighted average interest rate for our Revolving Credit Facility and Term Loans was 2.93% and 3.75%, respectively.

Based on the floating rate component of our revolving credit facility and Term Loans and excluding any impact of interest rate hedges as of September 30, 2020, we estimate that a 100 basis point increase in interest rates would result in increased interest expense of $3.8 million over the next 12 months.

Credit Risk

We are party to agreements providing for various financial services and transactions that contain an element of risk in the event that the counterparties are unable to meet the terms of such agreements. In such agreements, we depend on the respective counterparty to make payment or otherwise perform. We generally endeavor to minimize our risk of exposure by limiting the counterparties with which we enter into financial transactions to reputable financial institutions. In other circumstances, availability of financing from financial institutions may be uncertain due to market events, and we may not be able to access these financing markets.

There have been no material changes in our market risk exposures since September 30, 2020.

BUSINESS

Our Company

Throughout our nearly 50-year history, we have been a leading independent, open-architecture alternative asset management solutions provider across all major alternative investment strategies. As of September 30, 2020, we had $59 billion in AUM. We collaborate with our clients to construct investment portfolios across multiple investment strategies in the public and private markets, customized to meet their specific objectives. We also offer specialized funds that are developed to meet broad market demands for strategies and risk-return objectives and span the alternatives investing universe. Our clients are principally large, sophisticated, global institutional investors who rely on our investment expertise and differentiated investment access to navigate the alternatives market. As one of the pioneers of customized separate account solutions, we are equipped to provide investment services to institutional clients with different needs, internal resources and investment objectives. As of September 30, 2020, we had 497 employees, including 171 investment professionals, operating in seven offices throughout the United States and in London, Hong Kong, Seoul and Tokyo. For the year ended December 31, 2019 and the nine months ended September 30, 2020, our total management fees were $325 million and $231 million, respectively, total fees attributable to us were $409 million and $269 million, respectively, our net income (loss) was $47 million and $(8) million, respectively, and our adjusted net income was $94 million and $58 million, respectively.

We believe our history, experience, expertise, scale and culture across the full range of alternative investment strategies and our flexible implementation approach are key differentiators and position us well to provide a strong value proposition for clients.

Broad and Deep Investment Capabilities

We operate at scale across a range of private markets and absolute return strategies. Private markets and absolute return strategies are primarily defined by the liquidity of the underlying securities purchased, the length of the client commitment, and the form and timing of incentive compensation. We offer the following private markets and absolute return investment strategies:

•        Private Equity.    We are a recognized industry leader in private equity investing with capabilities spanning investment types, investment strategies and manager relationships. As of September 30, 2020, we managed $21.5 billion of AUM in private equity strategies.

•        Infrastructure.    We have a more than 17-year track record of investing across the infrastructure landscape. Over this time, we have gained deep transaction experience across geographies, sectors and implementation methodologies. As of September 30, 2020, we managed $5.6 billion of AUM in infrastructure strategies.

•        Real Estate.    We manage real estate investments through a flexible investment platform to provide differentiated exposure to opportunistic real estate investments, primarily in North America. As of September 30, 2020, we managed $3.3 billion of AUM in real estate strategies.

•        Alternative Credit.    We are a leader in alternative credit with over 30 years of investing experience and investments covering the liquidity spectrum across structured credit, corporate credit, distressed, direct lending, and real assets. As of September 30, 2020, we managed $11.3 billion of AUM in alternative credit strategies.

•        Absolute Return Strategies.    We established our first advisory relationship in absolute return strategies in 1994 and have been building and managing customized absolute return strategies portfolios on behalf of institutional clients since 1996. As of September 30, 2020, we managed $23.6 billion of AUM in our absolute return strategies.

Open Architecture Investing Platform

Within these investment strategies, we make primary investments in funds managed by third-party managers, which we refer to as primary fund investments; we acquire secondary stakes in such funds, which we refer to as secondaries; we co-invest alongside such primary fund managers, which we refer to as co-investments; and we invest directly into operating businesses and operating assets, which we refer to as direct investing. A number of our clients utilize multiple strategies and approaches.

Quality Client Base, Global Footprint

Our client base is highly institutional, with over 500 institutional clients as of September 30, 2020, and is broadly diversified by type, size, geography, and revenue. Our clients include some of the world’s largest pension funds, sovereign wealth entities, corporations, financial institutions, family offices and high-net-worth and mass affluent individuals. Our 25 largest clients by AUM have been with us for an average of over 12 years and 88% of these clients have expanded their investment relationship with us over the last three years. Additionally, as of September 30, 2020, 36% of our top 50 clients by AUM worked with us in multiple investment strategies (i.e., private equity, infrastructure, real estate, alternative credit and absolute return strategies).

We have developed our footprint globally and across all investor types over many years, which we believe provides us with the opportunity to continue to benefit from the ongoing global growth of the alternative asset management industry. With four offices outside of the United States, we cover all regions that offer meaningful investable capital and investment opportunities in the alternatives industry. We serve clients from over 30 countries and have deployed capital in over 100 countries across a wide range of investment strategies.

Flexible Client Implementation Model

We offer services to clients in two broad categories:

•        Customized separate accounts.    We construct customized portfolios to meet our clients’ specific objectives with regards to asset classes, implementation types, return, risk tolerance, diversification, liquidity and other factors. Generally available for commitments of $100 million or more, customized separate accounts comprised $45 billion of our AUM as of September 30, 2020. For many of our largest clients, we also provide value-add ancillary services, including fund administration, portfolio risk management and research access.

•        Specialized funds.    We organize, invest and manage specialized primary, secondary and direct/co-investment and multi-asset class funds across both private markets and absolute return strategies. Since 2015, we have increased our focus on building our offering of specialized funds particularly within private market strategies to leverage our existing investment capabilities and expand our investor footprint. Our product offerings have grown steadily since focusing in this area. Our specialized funds comprised $13 billion of our AUM as of September 30, 2020.

Scalable and Predictable Business Model

Our business model is highly scalable with two primary fee streams: management fees and incentive fees. Approximately 90% of the net fees attributable to us in the last three years have come from management fees, which are historically more predictable across market conditions than our other sources of fees. We have experienced steady growth in the FPAUM that drives our management fees; as of September 30, 2020, we had $49.9 billion in FPAUM. As of September 30, 2020, we also had an additional approximately $6.6 billion of contracted capital on which we expect to start charging management fees, under existing contracts, over the course of applicable commitments periods that extend for approximately the next three years. Of the approximately $6.6 billion, approximately $3.2 billion is subject to an agreed upon fee ramp in schedule that will result in management fees being charged on approximately $0.2 billion during the remainder of 2020, approximately $1.3 billion in 2021, approximately $1.2 billion in 2022, and approximately $0.5 billion after 2022. With respect to approximately $3.5 billion of the $6.6 billion, management fees will be charged as such capital is invested, which will depend on a number of factors, including the availability of eligible investment opportunities. This additional $6.6 billion of capital will bolster our potential FPAUM growth over the next several years. While the governing documents of many of our closed-ended specialized funds and customized separate accounts, including those for which we expect to start charging management fees in the future, provide clients the right to suspend or terminate the commitment periods of these funds or cause our removal as general partner and investment manager of these funds without cause during a commitment period, we have had no such suspensions, terminations or removals by our clients since we began offering funds with such management fee terms when we acquired the Customized Fund Investment Group from Credit Suisse Group AG in January 2014.

Our incentive fees are comprised of both carried interest earnings and annual performance fees and made up approximately 10% of the net fees attributable to us in the last three years. The incentive fees have greater variability between time periods; for example, our incentive fees decreased approximately 42% for the nine months ended

September 30, 2020 compared to the nine months ended September 30, 2019. However, we believe that incentive fees also provide potential upside to our revenue stream in the future.

We believe our business model has the following valuable attributes, which create an attractive financial profile:

•        High management fee centricity.    For each of the year ended December 31, 2019 and the nine months ended September 30, 2020, approximately 90% and 97%, respectively, of the net fees attributable to us came from management fees.

•        Stable management fee base.    As of September 30, 2020, more than 65% of our AUM in private markets strategies had a remaining tenor of seven years or more. Additionally, across our customized separate accounts, capital raised from existing clients was more than 50% of the total capital raised over the past three years.

•        Significant earnings opportunity from incentive fees.    Though subject to more variability, including on account of factors out of our control, we believe our incentive fees from both private markets and absolute return strategies have the opportunity to increase significantly in the future due to the amount of assets able to earn incentive fees and recent fundraising success.

•        Embedded operating leverage.    We have made significant investments in our platform infrastructure by building out our investment teams across investment strategies and geographies, which we believe positions us well for continued margin expansion. As of September 30, 2020, we had 171 investment professionals, up from 137 as of December 31, 2017.

Differentiated Capabilities

Middle Market/Small and Emerging Capabilities

We have a particular focus on middle market and small and emerging investment activities where we believe we can provide differentiated investment capabilities and add the most value for our clients. We broadly define middle market investment activities as funds with AUM of generally less than $3.0 billion in the U.S., €2.0 billion in Europe or $1.5 billion in Asia, small investment activities as funds with AUM of generally less than $1.0 to $2.0 billion and emerging market activities as managers that have launched three or fewer funds or have less than three years of investment activity. As institutional investors seek new sources of return, they are increasingly recognizing the benefits of diversified investment portfolios that incorporate investment opportunities of all sizes. For the past 30 years, we have developed specific expertise in funding and supporting middle market and small and emerging managers as part of our broad investment activity across alternative investments. Since our first investment in 1989, we have committed more than $18.1 billion to small and emerging managers across both private markets and absolute return strategies. We believe small, emerging and diverse managers present opportunity for better risk/return profiles, lower competition and differentiated underwriting.

ESG and Impact Capabilities

Responsible investing is a core value, which we embrace at every level of our organization. Through our investments, we incorporate ESG considerations into our business management, analysis, due diligence, and portfolio construction. We view ESG issues as key elements of investment return, volatility and risk mitigation, and believe the appropriate consideration of such issues is an important aspect of our fiduciary responsibility to our clients. Since the firm’s inception, we have committed and invested approximately $15.6 billion in ESG- and impact-related themes. We have an A+ rating from the PRI for our approach to strategy and governance, and an A+ rating for our integration of ESG factors in private equity manager selection, approval, and monitoring. Entities affiliated with us have been a signatory to the PRI since June 2012. On the operating side, we actively consider and respond to ESG risks and opportunities within our firm, including assessing the environmental impact of our activities, managing relationships with all of our stakeholders and monitoring factors such as firm leadership, executive pay, internal controls and shareholder rights.

Our Culture and Our People

We recognize that our chief asset is our people. In a human capital business, we believe culture matters and is a defensible asset. We have been a registered investment advisor since 1997 with a culture of compliance rooted in a proper tone at the top. We have fostered a culture of service to our clients, recognizing that we succeed when our clients succeed. Our culture values all functions of the firm, and while we always seek high performance in our investment strategies, we pursue excellence in all of the non-investment functions of our firm. In addition, we have a culture of diversity, equity and inclusion.

We are a process-driven firm that does not operate on a star system, not relying on any one individual and therefore, always prepared to deal with issues of contingency and succession. Additionally, we have made significant investments in training, talent and technology to ensure we are serving our clients with the highest levels of professionalism.

As of September 30, 2020, we had 497 employees, including 171 investment professionals, operating in seven offices throughout the United States and in London, Hong Kong, Seoul and Tokyo. In addition to a competitive compensation structure, we promote a work environment that is interesting and challenging, providing our employees the opportunity to grow professionally. Inclusiveness is part of our ethos and is woven into our core activities. As of September 30, 2020, 59% of our employees based in the U.S. were women or ethnically diverse; and, of our senior professionals, 50% were women or ethnically diverse employees. We believe there is significant alignment of interests between our clients, our stakeholders and our firm. As of September 30, 2020, our current and former employees and the firm had over $521 million of their own capital invested into our various investment programs, which we believe aligns our interests with those of our clients. The Key Holders own more than 75% of the Company, which we believe aligns our interests with those of our stakeholders.

Our History

Since the launch of our first multi-manager absolute return portfolio almost 50 years ago, we have specialized in creating and managing alternative investment portfolios on behalf of our clients. From 1971 to the mid-1990s, we provided specialized absolute return portfolios primarily to high-net-worth and family office investors. During the 1990s, we began to expand our absolute return service offerings and have since developed an institutional-quality operating infrastructure.

Starting in the early 1990s, we increased our emphasis on customized portfolios and broadened our absolute return advisory service offerings. We established our first absolute return advisory relationship in 1994 and have been building and managing customized absolute return portfolios on behalf of institutional clients since 1996. As our assets grew and we strengthened our relationships with managers, we sought to use our scale, experience and industry relationships to tailor investment mandates and negotiate for improved terms for our clients. Over the years, we expanded our global presence through the opening of offices in Europe and Asia to support our growing institutional client base.

In January 2014, we further evolved by adding complementary private markets capabilities through our acquisition of the Customized Fund Investment Group from Credit Suisse Group AG, which was established in 1999. The acquisition added private equity, infrastructure and real estate investment strategies to our business and has been a success both economically and culturally with a commitment to a “one firm” model that is collaborative across investment strategies — one management team, one compliance department, one operational backbone and one client facing function, among others. We believe this “one firm” culture across the entire range of alternative investment strategies is an important differentiator for us because it enhances the overall value proposition for our clients.

Today, we believe we are the largest open-architecture alternatives platform globally, enabling us to provide our clients with a comprehensive and diverse suite of customized solutions across both private markets and absolute return strategies in multiple implementation methodologies and delivery formats.

Our Market Opportunity

The alternative asset management industry continues to see strong growth, driven by both private markets and absolute return investment strategies. According to a 2017 report by PwC, total alternative AUM is expected to grow from $10.1 trillion in 2016 to $21.2 trillion in 2025, implying a CAGR of 9%. During the same period, total global AUM is expected to only grow by approximately 6%.

Several trends and developments have shaped the alternative investing industry and continue to serve as the primary drivers of our growth:

Continued Growth in Institutional Wealth

Global institutional wealth has increased significantly in recent years and is expected to continue to grow. According to PwC’s 2017 report, the total assets of institutional investors such as pension funds, insurance companies, sovereign wealth funds and family offices are expected to increase from $63 trillion in 2012 to $123 trillion in 2025, reflecting a CAGR of 5%. Continued growth in the investable capital base of these investors is expected to continue to support growth in the alternative investment strategies.

Increasing Demand from Institutional Investors for Alternative Investment Strategies

The low yield environment resulting from the loose monetary policy pursued by many central banks after the global financial crisis that began in the late 2000s has created significant challenges for investors. Within the institutional client base, defined benefit pension schemes have found it difficult to achieve targeted returns to meet rising pension fund obligations within a framework of conventional asset allocations to equities and bonds. The gap between assets and liabilities has widened, according to Public Plans Database. In response, pension fund allocations to alternative investment strategies have increased as a means to improve returns to meet these long-term obligations.

According to Preqin, 84% of surveyed institutional investors plan to increase their current allocations to private markets. In addition to growing overall levels of allocations, the actual investments by institutional investors in private markets asset classes remain consistently below target levels of allocations. According to Bain Capital’s Global Private Equity Report 2019, 60% of institutional investors, on average, are below targeted levels of private equity assets, suggesting significant further upside in asset growth in the long term.

Consistently Strong Performance of Alternative Investment Strategies

Alternative investment strategies have established a track record of strong returns and outperformance versus both the fixed income and public equity markets in the longer term. In addition to strong absolute and relative returns, alternative investments provide diversification, offer an inflation hedge, typically have low correlation to other asset classes and generate relatively stable income. As a result, we expect alternative investment strategies to continue to play an important role in institutional portfolios in the future.

Importance of Manager and Investment Strategy Selection

Growth in the alternative asset management industry over the past two decades has created a competitive environment. According to Preqin data, the number of active fund management firms are expected to increase by 21% from approximately 28,000 in 2018 to approximately 34,000 in 2023. This increased competition makes individual manager selection important. We believe investors will increasingly look to the scale, experience and platform of firms like us to identify high performing investments. Our broad strategy set and flexible implementation platform enables clients to access different investment strategies at different points in economic cycles.

Diversification Benefits of Constructing a Portfolio With Multiple Investment Strategies

Our platform enables clients to invest across multiple strategies and seek the potential benefits of diversification. Diversification can be particularly beneficial during times of high market uncertainty. With regard to private markets strategies, according to a Preqin’s H1 2020 Investor Outlook Report on Alternative Assets, approximately 74% of institutional investors invest in at least one alternative investment strategy, and approximately 52% invest in two or more alternative investment strategies.

Data Advantage and Technology Infrastructure Are Becoming More Important as Investors Demand Greater Analytics and Transparency

We believe many institutional investors can benefit from the scale, experience, knowledge and deep teams we offer to successfully navigate the alternative asset management industry which is becoming increasingly complex, both with respect to the number of fund managers as well as the number of investment strategies available. These benefits can include:

•        global knowledge of the alternative landscape;

•        investment professionals with experience in alternative investing;

•        infrastructure and portfolio analytics to properly monitor investments; and

•        compliance infrastructure.

As a result, investors are increasingly seeking to work with firms that not only have a proven track record of investing across multiple investment strategies, but are also highly sophisticated in their non-investment functions such as portfolio monitoring, reporting, accounting, legal and compliance, operations and data analysis.

Our Competitive Strengths

Poised to Capitalize on a Large and Growing Market

According to PwC, total alternative AUM is expected to grow at an annualized growth rate of approximately 9% per year between 2016 and 2025, reaching over $21 trillion from approximately $14 trillion in 2016. Additionally, institutional investors plan to continue to increase or maintain their exposure to alternative investment strategies in the coming years, according to Preqin. We believe we are the only independent, open-architecture alternative asset management solutions provider with scaled solutions across all major alternative investment strategies, which we believe positions us well to capture this market growth.

Execution Expertise Across Multiple Investment Strategies

We are one of the few solutions providers globally with the breadth and flexibility of execution across a broad spectrum of alternative investment strategies (private markets, including private equity, infrastructure, real estate and alternative credit, and absolute return strategies) and implementation methodologies (primary fund investments, secondaries, co-investments and direct investments). We believe this offers us a unique vantage point as we sit at the intersection of a tremendous amount of market intelligence and deal flow across our entire platform. As investors try to limit the number of asset manager relationships they maintain by trimming duplicative strategies and managers, they have increasingly turned their focus on a smaller number of solutions providers like us that offer access to multiple investment strategies. According to Preqin’s H1 2020 Investor Outlook Report on Alternative Assets, approximately 52% of institutional investors invest in two or more alternative investment strategies.

Market Leader in Customized Alternative Investment Solutions

There is increasing appreciation in the institutional investor community for tailored investment programs that are different from the one-size-fits-all solution offered by specialized funds. Customized investment solutions provide the ability for a collaborative relationship between clients and asset managers, which can enable clients to address specific interests, issues and needs. We believe we were pioneers in the customized separate account business, having launched our first absolute return-focused customized separate account in 1996. Our successor companies and we have been providing custom accounts in private markets since 1999. Our customized solutions approach offers the following benefits to our clients:

•        Tailored.    Bespoke investment portfolio developed specifically for each client that is aligned with their specific time horizon and funding obligations;

•        Flexible.    The client defines the mandate with the flexibility to evolve it as needs change;

•        Collaborative.    The client determines the level of involvement in investment and implementation decisions;

•        Economically efficient.    Each client benefits from our size and global scale. Clients access investments with favorable structures and also leverage our staff and services; and

•        Service-oriented.    Designated coverage team includes investor relations and portfolio management staff.

As of September 30, 2020, we had $45 billion in AUM across our customized separate accounts for 148 clients across 233 customized portfolios.

Leader in ESG and Impact Investment Strategies

ESG and impact investing are increasingly top of mind for many institutional investors in response to the challenges faced by businesses and the world at large. Managers are seeking to move beyond simply incorporating ESG and impact investing in their investment approach, and are looking to embed it into their cultural framework, taking a more holistic approach to sustainability. We believe this growth will continue over the next several years, driven by investor demand and regulatory influence.

With approximately $11.6 billion of our AUM dedicated to ESG and impact investments and approximately $4 billion in total realizations since inception, we are a market leader in this growing area. We view ESG factors as key elements of investment return, volatility and risk mitigation. We believe we are ahead of the industry curve in focusing on recognizing ESG and impact investment considerations, which positions us well with clients, who are increasingly focused on risk-adjusted returns associated with socially responsible investment opportunities. To that end, we invest in a number of ESG- and impact-related themes, including infrastructure investments where we believe partnering with union labor enhances risk-adjusted returns, investing with firms owned by women or minority professionals, and other impact-related themes like regionally targeted and clean energy.

We believe the consideration of ESG factors is an important aspect of our fiduciary responsibility and ability to deliver attractive risk-adjusted returns to clients. Therefore, we take measures to reasonably ensure that ESG is considered throughout our investment and operational due diligence process, during portfolio construction and is monitored on an ongoing basis during an investment’s lifespan. Depending on the type of investment, we will have differing levels of control and transparency during the underwriting process and after an investment has been made, which change the way we assess and integrate ESG factors.

Given our size and scale, we believe we are uniquely placed within the industry to drive broader integration of ESG factors among investors in alternatives. Therefore, we are engaged in multiple partnerships with organizations committed to enhancing integration of ESG factors and driving greater industry transparency.

Deep and Tenured Client Relationships

We believe we succeed when our clients succeed. We have a high-quality client base including some of the largest public and private pension funds, sovereign wealth funds, financial institutions, family offices and high-net-worth individuals. Our client relationships are long tenured and stable — our 25 largest clients by AUM have been with us for more than 12 years on average. As a result of providing highly customized separate account solutions, our relationships with our clients are often central to the clients’ core operations. We provide extensive services to support clients’ broader investment functions beyond their GCM Grosvenor-managed accounts. These services may include administrative support, such as reporting and technology, investment implementation and other operational support. Additionally, we may provide strategic services such as broad design of an alternatives program, access to due diligence capabilities, maintaining historical institutional knowledge base, board and staff education and training and, in certain cases, second our staff members within select clients’ offices. We believe these services embed us within the client’s broader alternative investment programs and further increase stability with our clients. Our strong and stable client relationships allow us to grow with the clients as they grow over time as well as expand our relationship into new areas over time due to the breadth of our offerings across the entire alternatives universe. As of September 30, 2020, 36% of our top 50 clients by AUM work with us in multiple investment strategies (i.e., private equity, infrastructure, real estate, alternative credit and absolute return strategies), which we believe enhances the stickiness of our relationship with such clients. Further, as of September 30, 2020, approximately 36% of our top 25 clients by AUM had capital in multiple delivery formats (customized separate accounts as well as specialized funds). We believe that our deep and longstanding client relationships, founded on the customized nature of our solutions, strong performance and diverse product offering have facilitated the growth of our existing businesses and will assist us with the development of additional strategies and products, thereby increasing our AUM.

As of September 30, 2020, our business development, marketing and client service teams consisted of 63 employees. We believe our service levels, as well as our emphasis on transparency, inspire client loyalty and support our efforts to continue to attract investors across our investment platform.

Extensive Relationships and Data Support Sourcing of Opportunity and Performance Across Multiple Alternative Investment Strategies.

Given our long history in the market and the resulting depth and scale of our relationships with managers, we believe we have developed one of the most comprehensive sets of data in the industry across both private markets and absolute return investment strategies, which is essential in sourcing differentiated, high-quality investment opportunities. As of September 30, 2020, we tracked more than 5,600 managers across our platform. Our extensive proprietary data and analytics capabilities drive our investment selection decisions, helping us generate consistently strong investment returns.

As shown below, for our realized and partially realized investments, we have outperformed the respective market benchmarks across all our private markets strategies on an inception-to-date basis as of December 31, 2019. Past performance is not indicative of future results.

•        In private equity, we have outperformed the S&P 500 PME by approximately 395 bps, 1,051 bps and 665 bps, respectively, across primary fund investments, secondaries and direct and co-investments, generating annualized returns of 13.7%, 20.0% and 22.7%, respectively, since their respective dates of inception in 1999, 2014 and 2009, respectively;

•        In infrastructure, we have outperformed the MSCI World Infrastructure PME by approximately 390 bps, generating annualized returns of 10.5% since inception in 2003; and

•        In real estate, we have outperformed the FTSE Nareit All REITs PME by approximately 980 bps, generating annualized returns of 21.8% since inception in 2010.

Our absolute return strategies have also generated strong annualized returns:

•        Overall, we have generated gross annualized returns of 7.03% in our absolute return strategies since inception in 1996; and

•        Across the GCMLP Diversified Multi-Strategy Composite (the “Composite), we have generated gross annualized returns of 8.01% since 1993. The Composite presents the composite performance of all globally diversified, U.S. dollar-denominated, multi-strategy portfolios managed by us pursuant to materially similar investment mandates.

For additional details on our investment performance and explanatory footnotes, please see “— Investment Performance”. In addition to our investment performance, we believe clients value our services and support in portfolio monitoring, reporting, accounting, legal and compliance, operations and data analysis functions.

Attractive Financial Profile

We believe our financial profile has the following valuable attributes:

•        High management fee centricity.    For each of the year ended December 31, 2019 and nine months ended September 30, 2020, approximately 90% and 97% of the net fees attributable to us came from management fees, respectively.

•        Stable management fee base.    As of September 30, 2020, more than 65% of our AUM in private markets strategies had a remaining tenor of seven years or more. Additionally, across our customized separate accounts, capital raised from existing clients was more than 50% of the total capital raised over the past three years.

•        Significant visibility into future growth.    As of September 30, 2020, we had $6.6 billion of contracted capital on which we will start earning fees as invested or based on a fixed ramp in schedule. Similarly, we have a highly visible pipeline of identified specialized funds that we expect to raise over the next several years, most of which are successors to existing funds in established specialized fund franchises. These funds include our next Secondaries fund, our next Infrastructure Strategies fund, our next Multi-Asset Class fund, our next Labor Infrastructure fund, and our first Advance fund, among others.

•        Additional earnings power from incentive fees.    Though subject to more variability, including on account of factors out of our control, we believe our incentive fees from both private markets and absolute return strategies have the opportunity to increase significantly in the future for several reasons. First, we expect our share of unrealized carried interest to grow significantly from the funds that we have already raised through September 30, 2020, driven by three key factors: 1) growth in overall private markets fundraising from 2015 to September 30, 2020; 2) a higher proportion of the funds raised being in strategies that typically have higher carried interest percentages (direct, secondary, co-investments); and 3) the firm’s increased share of retained carried interest. Additionally, our firm AUM eligible for annual performance fees has increased 29% since December 31, 2017 to $13 billion as of September 30, 2020, increasing the annual performance fee we would realize today on an equivalent level of historical performance.

•        Embedded operating leverage.    Over the last several years, we have made significant investments in our platform infrastructure by building out our investment teams across investment strategies and geographies. We believe this positions us well for continued margin expansion as we utilize the additional investment capacity of such existing teams to manage larger amounts of FPAUM, particularly in the specialized funds franchises where our teams are raising the second or third scaled funds in those strategies. As of September 30, 2020, we had 171 investment professionals, up from 137 as of December 31, 2017.

Deep Bench of Talent With a Strong Corporate Culture

At our firm, we believe culture is one of our most important and defensible assets. We believe in setting the right tone at the top as it relates to compliance and carrying it throughout the organization. That investment in culture is reflected in the stability and diversity of our team as well as the fact that we do not operate on a star system and therefore are not beholden to any one individual. We are committed to investing responsibly, operating our business with integrity, and building a diverse and inclusive workplace where our employees can thrive.

Each of our investment strategies is led by its own leadership team of highly accomplished investment professionals. While primarily focused on managing strategies within their own investment group, these senior professionals are integrated within our platform through economic, cultural and structural measures. Additionally, as of September 30, 2020, our current, former employees and the firm had over $521 million of their own capital (including through leveraged vehicles) invested into our various investment programs, which we believe aligns our interests with those of our clients.

Diversity and inclusion are at the heart of our ethos. As of September 30, 2020, 59% of our employees based in the U.S. were women or ethnically diverse, and of our senior professionals, 50% were women or ethnically diverse employees. We work hard to ensure we are maintaining our focus and continuously improving our efforts in this area.

Our philosophy also motivates us to volunteer and provide resources for organizations that strengthen the communities where we live and work as well as our global community. In 2019, our employees volunteered more than 10,000 total hours, with the firm supporting more than 250 organizations.

Growth Strategy

Expand Relationships With Our Existing Clients, While Growing Our Overall Client Base

We believe the best way to grow our business is by taking care of our existing clients, because when they succeed, we succeed. Over the last three years, over 50% of our gross capital inflows in our customized separate accounts are derived from existing clients. As a provider of specialized funds and customized solutions across the full spectrum of alternative investment strategies, we have deep and longstanding relationships with our clients. As of September 30, 2020, 36% of our top 50 clients by AUM worked with us in multiple investment strategies. In addition, we believe our existing clients have a growing asset base and are expanding allocations to alternative investment strategies (i.e., private equity, infrastructure, real estate, alternative credit and absolute return strategies). As a result, we believe a large portion of our growth will come from existing clients through renewals and expansion of existing mandates with us. We also aim to continue to grow our client base by expanding globally and diversifying into new client segments, such as smaller institutions and high-net-worth investors. We have successfully onboarded 97 net new clients or net new to strategy clients to the firm since 2017, net of clients lost during that time period, including 11 net new clients or net new to strategy clients in 2019.

A good measure of our client relationships is our contracted but not yet fee-paying AUM, which is currently at an all-time high of $6.6 billion, up from $1.9 billion at the end of 2017. This capital is expected to turn into FPAUM over the course of approximately the next three years and help drive significant growth from funds already under contract. It is also a strong indication of the momentum with our clients and in our business today.

Continue to Grow Our Private Markets Specialized Funds Franchise

Since 2015, we have made a concerted effort to invest in and build our specialized fund capabilities. During that time, we have launched one or more funds in private equity (co-investments and secondaries), ESG and impact investing (labor impact strategy and diverse managers), infrastructure as well as multi-asset class solutions. The FPAUM across our private markets specialized funds has grown from $4.3 billion as of December 31, 2017 to $6.1 billion as of September 30, 2020, reflecting a CAGR of 13.6%. We believe the natural evolution and growth of our investment in the current specialized fund franchises will see us with new successor funds in several strategies in the interim. Our business plan includes raising approximately $7.5 billion in these five successor funds. As we raise successor funds in these established franchises, we expect to continue to grow our management fees.

Expand Our Offerings Across Investment Strategies

A key to our growth has been pursuing innovative investment strategies that complement our incumbent strengths. For example, we leveraged our infrastructure investment capabilities to develop a labor-focused direct infrastructure investment strategy in 2018 as a means to generate attractive risk-adjusted returns by partnering with value-added union labor. Since its inception, the total AUM under our labor impact strategy has grown to approximately $893 million. We plan to continue to identify attractive and innovative investment offerings that expand on our current investment capabilities. As an example, we believe we can leverage our existing platform strengths to expand into value-add, core and core-plus real estate strategies, as well as infrastructure debt and project finance. Our platform provides the flexibility and scale to create new products and innovative investment strategies when market demand and opportunity warrant it, and we believe our track record demonstrates that we know how to identify and pursue those opportunities successfully for our clients. We are also contemplating sponsoring two special purpose acquisition companies. We believe our extensive network of general partner relationships across the alternatives industry would put us in a unique position to source transactions whereby a special purpose acquisition company could be the appropriate solution for a general partner.

Expand Our Distribution Channels

We believe the growing demand for alternative assets provides an opportunity for us to attract new investors across a variety of distribution channels. As we continue to expand our product offerings and our global presence, we expect to be able to attract new investors to our funds. In addition to pension funds, sovereign wealth funds, corporate pension funds, multiemployer pension funds and financial institutions, which have historically comprised a significant portion of our AUM, in recent periods we have extended our investment strategies and marketing efforts increasingly to insurance companies, sub-advisory partners and other non-institutional investors, which we believe remain under-allocated to alternative assets.

Build Out Our Global Presence

Since 1996, we have had a global client base with significant assets coming from outside the United States. We have continued to grow our global presence significantly by opening new offices internationally as well as expanding our non-U.S. client base. Our aim is to continue expanding our global presence through further direct investment in in personnel, client relationships and increased investments with, and direct and co-investments alongside, established managers. We believe that the favorable industry trends for alternative asset managers are global in nature, with a number of international markets representing compelling opportunities for our investment strategies.

Investment Strategies

We provide our clients access to both private markets and absolute return investment strategies diversified across managers, liquidity profile, geographic regions and industries as described below.

Generally, clients commit to invest over a three year time period and have an expected duration of seven years or more.

Private Equity

Private equity is our largest private markets investment strategy with $21.5 billion in AUM as of September 30, 2020. We are a recognized industry leader in private equity investing with over 20 years of experience. Since our first private equity investment in 1999, we have gained deep experience investing alongside managers and sponsors across strategies, including leveraged buyouts, special situations, growth equity, and venture capital.

Our private equity investment philosophy is centered around middle market strategies, which we define as companies with total enterprise value (“TEV”) less than $1.5 billion at entry. This approach allows us to access investments where proprietary sourcing, value-add capabilities and differentiated underwriting can lead to lower entry values and better risk return profiles. This is also an area of the market that is typically inefficient for institutional investors to access directly and where clients can leverage our extensive team and industry expertise to invest in a diversified portfolio, allowing us to add more value to our clients. We are a preferred capital partner for many hard-to-access funds and small and emerging managers and we maintain an active presence with advisory board seats on many of our middle market buyout fund investments. As of September 30, 2020, our professionals had committed approximately $29.9 billion with over 435 private equity managers on behalf of our clients.

Infrastructure

Infrastructure is one of our core alternative investment strategy focuses. Since our first infrastructure investment in 2003, we have grown into one of the leaders in alternative infrastructure investing with approximately $5.6 billion of AUM as of September 30, 2020. We primarily focus on power, utilities, renewables, transportation and telecom/technology infrastructure. Our experience, combined with our global platform, provides us with a comprehensive view of the infrastructure landscape, allowing us to broadly source opportunities and seek the most effective means of implementation. We seek to drive value for our clients through both custom mandates and multi-client offerings that offer diversified access to primary fund investments, secondaries, co-investments, and direct investments.

We have a specialized team of investment professionals who focus solely on infrastructure investments and are located globally. Since we launched our first infrastructure customized separate account in 2007, our infrastructure customized separate accounts business has grown to include infrastructure separate accounts managed on behalf of pension plans, financial institutions, high-net-worth individuals/family offices and foundations/endowments. In 2009, we launched our first diversified infrastructure specialized fund. In 2018, we launched the firm’s labor impact strategy, which seeks to originate and execute infrastructure projects that leverage the inclusion of union labor as a contributing factor to enabling attractive risk adjusted returns. We believe attractive infrastructure investment opportunities can be unlocked through close cooperation across labor, government and private capital. We also believe this collaboration will generate positive outcomes for labor and improve infrastructure assets and communities.

Real Estate

Since our first real estate investment in 2002, our team has targeted value-add and opportunistic returns through equity and credit investments and focuses primarily on the more fragmented part of the market where asset values on average tend to be less than $50 million. To date, we have invested opportunistically across the spectrum of commercial and residential real estate property types, largely in the U.S. but also selectively in mature European and Nordic markets. In addition, we have built an open-architecture approach that allows us to invest in assets, portfolios and entities in order to generate superior risk-adjusted returns. As such, we have developed a creative array of structures, including seeding arrangements, growth-oriented joint ventures and co-investments, which allow us to generate excess return through structure and fee differentiation. We believe our partnership approach to investing positions us as a preferred investment partner as we are able to structure mutually beneficial “capital solutions” that provide us with enhanced upside and greater downside mitigation while also solving the unique considerations of our investment partners. As of September 30, 2020, we managed $3.3 billion of AUM in real estate strategies.

Alternative Credit

With over 30 years of investing experience, our credit investments span market cycles and the liquidity spectrum across structured credit, corporate credit, distressed, direct lending, and real asset credit. Our credit investment activities also significantly leverage the firm’s broad alternatives platform, which provides us with differentiated deal flow and the flexibility to execute through primary fund investments, co-investments, secondaries, and direct transactions across the credit landscape. Our robust global platform also provides a wide range of opportunities, including niche opportunities and exclusive access to capacity-constrained investments. We implement credit strategies for our clients both as part of a customized separate account that includes solely credit investments or investing in credit alongside another investment strategy, and through dedicated credit-focused specialized funds. As of September 30, 2020, we managed $11.3 billion of AUM in alternative credit strategies.

Absolute Return Strategies

Absolute return strategies are primarily defined by the liquidity of the underlying securities purchased, the length of the client commitment, and the form and timing of incentive compensation. Generally for absolute return strategies the securities tend to be more liquid, and incentive compensation is earned on an annual basis pursuant to mark to market. We offer a broad range of tailored solutions across strategies (multi-strategy, opportunistic credit, macro, relative value, long/short equity and quantitative strategies) and managers. Our overall investment philosophy is to invest with leading managers to achieve attractive risk-adjusted returns with low volatility and low correlation to traditional investment strategies. Diversification, risk management and a focus on downside protection are key tenets of our approach. Through detailed fundamental analysis and due diligence, we aim to identify investment opportunities where intermediate or long-term value is obscured by attributes such as complexity, corporate events, technical dislocations, or market misunderstandings. We frequently provide efficient access to underlying managers through improved fee structures, negotiated favorable terms and targeted exposures. Our scale and reputation as a longstanding, value-added limited partner creates opportunities for us to gain access to managers that are “closed” and not otherwise accepting new capital. As of September 30, 2020, we had approximately $23.6 billion AUM in our absolute return strategies.

Implementation Methodologies

We provide our clients access to both private markets and absolute return investment strategies diversified across financing stages, geographic regions and industries through the implementation methodologies described below.

Allocation to Primary Fund Investments

Primary fund investments are investments in funds, either at the time the funds are initially launched (for private markets strategies) or on an ongoing basis (for absolute return strategies). We apply the same rigorous analytical process to all primary investment opportunities for customized separate accounts and specialized funds. In most cases, managers seeking institutional capital actively market their funds to us due to our broad client base and market position. We regularly review and discuss investment opportunities with customized separate account clients, certain of which have discretion over final investment decisions.

At the time we commit capital to a fund on behalf of our specialized funds or customized separate accounts, investments the fund will make are generally not known and investors typically have very little or no ability to influence the investments that are made during the fund’s investment period. Accordingly, an accurate assessment of the manager’s capabilities is essential for investment success. A private markets primary fund usually has a contractual duration of between 10 and 15 years, with the capital deployed over a period of typically four to six years. For customized separate account clients, our investment recommendations and decisions are designed to achieve specific portfolio construction and return objectives mutually developed by us and our clients. In most cases, these objectives include a diversified portfolio, built over a period of at least several years, focused on specific markets and include some or all of the major alternative investment strategies. Portfolios constructed in this manner tend naturally to avoid concentrations in particular industries or small geographic regions.

Acquisition of Secondary Market Interests

Secondaries are typically investments in private markets and absolute return funds through secondary market purchases of existing fund interests from existing limited partners in those funds. The secondary market has grown dramatically in the last 20 years and today provides a reliable liquidity option for owners of fund interests as well as attractive buying opportunities for secondary investors. Institutional investors utilize the secondary market for strategic portfolio rebalancing, rationalizing overlapping positions resulting from mergers and acquisitions or providing liquidity when facing cash constraints.

Our secondary approach is differentiated as a result of our large primary fund investments business. We are able to leverage our strong and deep relationships with managers to identify potential secondary opportunities. Through these relationships, we have greater access to information, which enables us to act quickly when evaluating a potential secondary opportunity. In addition, our reputation as a longstanding, value-added limited partner with significant access to primary capital makes us an attractive buyer from the manager’s perspective. Further, because we have capital available from our specialized funds and customized separate accounts, we have flexibility to invest in secondary transactions of various sizes on behalf of our clients. For these reasons, we are often able to consider transactions from managers on a proprietary basis as a preferred buyer. We also generate deal flow from brokers and co-investors. We are often approached as a potential secondary investor because managers are likely to approve a sale to us and because of our intimate knowledge of the manager community. We also generate deal flow through regular attendance at annual fund meetings and industry conferences, as well as a proactive program of contacting fund investors that we believe might wish to sell their interests.

Our global platform provides for deep market coverage and consistently sources proprietary transaction opportunities. We believe proprietary and advantaged deal flow has been a critical factor in our ability to purchase high quality assets at below market prices.

Co-investment Opportunities

Co-investment opportunities are investments made in partnership with private markets and absolute return asset managers and their funds. We source co-investment opportunities through our extensive origination and sourcing efforts described below. Our investment team analyzes and considers each opportunity for risk and return and selects those opportunities that best fit our portfolios’ investment objectives. We seek diversification with regard to investment type, geography and with regard to our partners. Our co-investments are made in partnership with investment managers. The value proposition for managers to offer co-investments to us falls into three primary categories: (1) we can be a source of additional capital for deals that may otherwise be too large for managers seeking targeted diversification; (2) a co-investment can present an opportunity for a manager to further develop their relationship with us, one of the largest providers of capital to the alternative markets; and (3) we believe we are increasingly viewed as a strategic investor in some manner (e.g., geographic assistance, industry knowledge and brand reputation).

Direct Investment Opportunities

Direct investment opportunities are direct investments made on a standalone basis into operating businesses and operating assets. We source direct investment opportunities through our extensive origination and sourcing efforts described below. Our direct investments typically have a flexible mandate and can invest across asset classes, geographies, sectors and liquidity profiles.

Investment Process and Monitoring

The details of our investment process vary among our investment strategies and implementation methodologies, but the flowchart and descriptions below generally outline the key steps of the investment process for primary fund investments, secondaries, and co-investments. This process is followed for each potential investment regardless of size, stage, strategy, or geography.

Sourcing of Opportunities

All of our investment strategies benefit from our scale ($59 billion in AUM as of September 30, 2020), our extensive track record (almost 50 years of experience), our culture of compliance and the depth of our investment team (171 investment professionals). We believe that one of our competitive advantages is our comprehensive and robust sourcing and investment process. Our deal flow is sourced through multiple channels and reviewed through a rigorous, multi-step selection process that includes independent investment and operational due diligence.

We maintain strong relationships with many of the premier and most difficult-to-access managers across the alternative sector, and seek to leverage those relationships to the benefit of our clients. With multiple investment offices located in the U.S., Europe and Asia, we maintain a global footprint and perspective, allowing us to source idiosyncratic deal flow from local markets. Our ability to source, select and access top-tier opportunities reflects the rigorous processes executed by our large, experienced teams.

We maintain a robust pipeline of primary fund investments, secondaries, direct and co-investments. Our sourcing system relies on the following channels:

Existing manager relationships.    Our relationships with a large pool of high-quality managers and management teams serve as a source of investment opportunities. We have experience and access across the spectrum of market and manager size. As of September 30, 2020, we tracked over 5,600 managers in our database.

Proactive sourcing log.    Our proprietary deal flow log monitors funds coming to market. Based on information obtained through our large network, non-affiliated firms, intermediaries, attendance at industry conferences and industry publications, we compile robust contact lists to communicate with managers who may have funds coming to market. We believe our proactive sourcing enables us to get a head start on the identification and evaluation of investment opportunities.

Global offices.    Our on-the-ground investment professionals in seven offices globally assist with sourcing, evaluating and monitoring manager opportunities in their respective regions. Our regional offices allow us to build relationships with local managers who are included in our evaluation of managers for our client programs. We rely on our team’s regional expertise to evaluate emerging managers that could be overlooked by other investors and make commitments to high quality investments nationwide.

In-bound opportunities.    We are an investor of choice for many managers. We frequently receive placement memoranda in-bounds from prospective managers due to our reputation in the market as a value-add investor. Receipt of materials directly from managers is particularly relevant with respect to spin-outs and new funds.

Initial Evaluation

Once an opportunity is identified, we assign a team of both senior and junior investment professionals to conduct investment due diligence and ongoing monitoring. Based on the team’s assessment of key materials and the initial meeting/call, we evaluate the investment merits and the suitability of the investment for our portfolios.

Preliminary Due Diligence

The team performs preliminary due diligence on a proposed investment to more thoroughly analyze the key risks and merits identified during initial evaluation. The team also conducts informal reference checks with potential fund investors and/or co-investors.

Comprehensive Due Diligence

Comprehensive investment due diligence on a primary fund or secondary investment involves one or more site visits to a potential manager’s office(s). Key areas of our evaluation include performance evaluation, investment strategy, portfolio revaluation, management team assessment and detailed reference checks. We usually execute co-investments alongside trusted managers in whose funds we have invested before. Therefore, managers have typically been subject to the due diligence evaluations listed above prior to the evaluation of a co-investment opportunity. For direct investments, only the most attractive investments move to more intensive due diligence, which typically involves meetings with management, company facility visits, discussions with industry analysts and consultants and an in-depth examination of financial results and projections. This approach, along with our depth of resources, allows us to complete comprehensive due diligence within the often shortened timeframe typically requested by sponsors due to deal timing constraints.

Operational Due Diligence

Operational due diligence is performed by our Operational Due Diligence Team, which is comprised of members of our Legal and Finance Departments. The team is responsible for operational due diligence efforts across alternative investments. The goals of operational due diligence process are to:

•        Evaluate risk: Determine whether an investment meets our operational due diligence standards

•        Mitigate risk: Seek to avoid losses and reputational risks arising from operational issues

•        Structure investments: Evaluate the legal and governance structure and terms of investment

•        Enhance terms: Negotiate improved terms

In seeking to achieve these goals, the team performs three main assessments: (i) third-party conducted background investigations, (ii) operational capabilities and internal controls review, and (iii) legal and structuring review. The nature and extent of operational due diligence procedures performed varies depending on the structure of the investment and negotiation.

Committee Approvals

Upon completion of comprehensive due diligence, prospective investments are submitted for approval to the relevant investment committee. Members of the investment committee receive a memorandum prior to the team’s presentation. Following a presentation by the team, members of the investment committee discuss the pros and cons of the investment recommendation. An investment must be approved by a majority vote of the investment committee.

For operational due diligence, the operational due diligence team prepares an information packet, which details its findings. The team presents the investment to the operations committee for approval. Investments must be approved by a majority vote of the operations committee. Our operations committee reviews investment opportunities independently from the investments team and provides approval as part of their standard review process.

Monitoring

While careful investment selection is crucial, once an investment is made, monitoring and on-going involvement is critical to maintaining appropriate oversight controls and achieving our objectives. To this end, monitoring is an integral part of our investment process. We employ a hands-on approach to monitoring investments from an investment and operational perspective.

Investment monitoring.    Senior members of the team assigned to an investment remain actively involved and closely monitor each investment through its exit. Such monitoring involves in-depth qualitative and quantitative reviews of the investment on a regular basis.

Operational monitoring.    The Operational Due Diligence Team also employs a comprehensive operational monitoring program, which is separate and distinct from the Investment Team’s investment monitoring program. The goal of our operational monitoring program is to monitor and manage, on an ongoing basis, operational risks associated with the investments on which they provided initial operational due diligence. We seek to identify “change events” that cause us to re-underwrite portions of our due diligence and re-evaluate the investment.

Investment Performance

The following tables present information relating to the performance of all the investments made by GCM Grosvenor (except as mentioned otherwise in more detail below) across both the private markets and absolute return strategies. The data for these investments is presented from the date indicated through June 30, 2020 for private markets strategies and through September 30, 2020 for absolute return strategies and have not been adjusted to reflect acquisitions or disposals of investments subsequent to that date.

When considering the data presented below, you should note that the historical results of our discretionary investments are not indicative of the future results you should expect from such investments, from any future investment funds we may raise or from any investment in our Class A common stock or warrants, in part because:

•        market conditions and investment opportunities during previous periods may have been significantly more favorable for generating positive performance than those we may experience in the future;

•        the performance of our investment programs is generally calculated on the basis of net asset value of the funds’ investments, including unrealized gains, which may never be realized;

•        our historical returns derive largely from the performance of our earlier investment programs, whereas future returns will depend increasingly on the performance of our newer investment programs or investment programs not yet formed;

•        our newly established investment programs may generate lower returns during the period that they take to deploy their capital;

•        in recent years, there has been increased competition for investment opportunities resulting from the increased amount of capital invested in alternative investment strategies and high liquidity in debt markets, and the increased competition for investments may reduce our returns in the future; and

•        the performance of particular investment programs also will be affected by risks of the industries and businesses in which they invest.

For purposes of the following tables:

•        “Commitments” are the sum of total commitments and investments made by our portfolios to underlying investments of a particular strategy;

•        “Contributions” are the sum of total amount of capital invested by our portfolios in underlying investments of a particular strategy, plus capitalized expenses paid in respect of such investments;

•        “Current Value” and “Net Asset Value” of a strategy represent the latest aggregate fair value of the underlying investments in such strategy made by our portfolios, which is typically reported by the underlying investment managers of such investments. No assurance can be given as to the value that may ultimately be realized by any investment;

•        “Distributions” are the sum of recallable and non-recallable returns of capital, interest, gains and dividend proceeds to our portfolios received from underlying investments. Distributions may include in-kind distributions at the value reported by the managers, if applicable;

•        “Investment Net IRR” represents the net internal rate of return of our portfolios’ investments in the relevant strategy and reflects the total combined IRR for underlying investments that have been invested in by our portfolios in the relevant strategy. It is calculated using all the outflows to and inflows from the underlying investments, including cash flows for expenses and fees paid by our portfolios to those underlying investments. Performance information for underlying investments with less than 365 days of cash flows has not been annualized. Performance information for underlying investments and underlying investment sub-totals with more than 365 days of cash flows has been calculated using an annualized IRR. Investment Net IRR is not reduced for our management fees, allocable expenses and carried interest, but does reflect such reductions, if any, at the underlying investment level;

•        “Investment Net TVPI” represents the total value paid-in multiple of our portfolios’ investments in the relevant strategy, and is calculated as adjusted value (i.e., Distributions + Net Asset Value) over total Contributions (i.e., investments, expenses, management fees, organization costs). Investment Net TVPI is not reduced for our management fees, allocable expenses and carried interest, but does reflect such reductions, if any, at the underlying investment level;

•        “PMEs” are the S&P 500, the MSCI World Infrastructure, and the FTSE Nareit All REITS indices we present for comparison calculated on a Public Market Equivalent basis. We believe these indices are commonly used by private markets investors to evaluate performance. We use the Long Nickels PME calculation methodology, which allows private markets investment performance to be evaluated against a public index and assumes that capital is being invested in, or withdrawn from, the index on the days the capital was called and distributed from the underlying private market investments. The S&P 500 Index is a total return capitalization-weighted index that measures the performance of 500 U.S. large cap stocks. The MSCI World Index is a free float-adjusted market capitalization-weighted index of over 1,600 world stocks that is designed to measure the equity market performance of developed markets. The FTSE Nareit All REITs Index contains all publicly traded US real estate investment trusts (REITs);

•        The “Composite” represents discretionary, globally diversified, multi-strategy, multi-manager investment portfolios (“Composite Funds”) whose capital is allocated to underlying investment managers that utilize a broad range of alternative investment strategies, including credit, relative value, multi-strategy, event driven, equities, macro, commodities and portfolio hedges. All Composite Funds included in the Composite are denominated in U.S. dollars. In general, the Composite Funds seek to achieve superior long-term, risk-adjusted rates of return with low volatility and low levels of correlation to the broad equity and fixed income markets.

Historical Performance of Private Market Strategies

Realized and Partially Realized Investments As of June 30, 2020

($ in millions, unless otherwise mentioned)

Strategy	Commitments	Contributions	Distributions	Current Value	Investment Net TVPI	Investment Net IRR	PME IRR	PME Index
Private Equity
Primary Fund Investments(1)	$10,522.8	$11,547.8	$18,097.7	$2,113.4	1.75x	13.7%	9.8%	S&P 500
Secondaries Investments(2)	$314.0	$184.1	$225.2	$62.6	1.56x	20.0%	9.5%	S&P 500
Co-Investments/Direct Investments(3)	$2,252.6	$2,166.7	$3,732.3	$356.2	1.89x	22.7%	16.0%	S&P 500
Infrastructure(4)	$1,916.0	$1,770.3	$2,320.8	$327.9	1.50x	10.5%	6.6%	MSCI World Infrastructure
Real Estate(5)	$261.9	$290.9	$472.1	$13.1	1.67x	21.8%	12.0%	FNERTR Index

ESG and Impact Strategies
Diverse Managers(6)	$1,116.0	$1,221.0	$1,917.7	$312.3	1.83x	24.1%	14.5%	S&P 500
Labor Impact Investments	$—	$—	$—	$—	n/a	n/a	n/a	MSCI World Infrastructure

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through June 30, 2020. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to us or any expenses of any account or vehicle we manage. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by us.

Past performance is not necessarily indicative of future results.

All Investments As of June 30, 2020

($ in millions, unless otherwise mentioned)

Strategy	Commitments	Contributions	Distributions	Current Value	Investment Net TVPI	Investment Net IRR	PME IRR	PME Index
Private Equity
Primary Fund Investments(1)	$20,058.7	$18,215.7	$21,074.5	$7,042.6	1.54x	11.9%	10.2%	S&P 500
Secondary Investments(2)	$1,130.7	$800.8	$365.3	$594.4	1.20x	11.0%	9.3%	S&P 500
Co-Investments/Direct Investments(3)	$5,003.6	$4,747.3	$3,889.5	$3,021.9	1.46x	16.9%	13.6%	S&P 500
Infrastructure(4)	$5,642.9	$5,026.3	$3,109.3	$3,370.4	1.29x	8.4%	5.3%	MSCI World Infrastructure
Real Estate(5)	$1,687.8	$1,339.9	$803.3	$815.3	1.21x	11.4%	5.7%	FNERTR Index
Multi-Asset Class Programs	$1,207.6	$1,189.2	$377.4	$1,013.9	1.17x	15.7%	n/a	n/a

ESG and Impact Strategies
Diverse Managers(6)	$5,683.5	$4,382.5	$2,691.5	$3,493.7	1.41x	16.5%	12.2%	S&P 500
Labor Impact Investments	$244.2	$155.7	$—	$155.7	1.00x	0.0%	0.0%	MSCI World Infrastructure

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through June 30, 2020. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to us or any expenses of any account or vehicle we manage. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by us.

Past performance is not necessarily indicative of future results.

(1)      Excludes certain private markets credit fund investments outside of private equity programs.

(2)      Reflects secondaries investments since 2014. In September 2014, we established a dedicated private equity secondaries vertical.

(3)      Reflects co-investments/direct investments since 2009. In December 2008, we established a dedicated Private Equity Co-Investment Sub-Committee and adopted a more targeted, active co-investment strategy.

(4)      Infrastructure investments exclude labor impact investments.

(5)      Reflects real estate investments since 2010. In 2010, we established a dedicated Real Estate team and adopted a more targeted, active real estate strategy.

(6)      Since 2007.

Historical Performance of Absolute Return Strategies

	Assets Under Management as of September 30, 2020 ($Bn)	Year to Date Returns Ending September 30, 2020		Annualized Returns Since Inception Through September 30, 2020
		Gross	Net	Gross	Net
Absolute Return Strategies (Overall)(1)	$23.6	5.43%	4.90%	7.03%	5.92%
GCMLP Diversified Multi-Strategy Composite(1)	$10.9	6.83%	6.29%	8.01%	6.63%

____________

(1)      Absolute Return Strategies (Overall) is since 1996. GCMLP Diversified Multi-Strategy Composite is since 1993.

Assets Under Management

Fee-Paying AUM

FPAUM is a metric we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. The FPAUM for our private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on net asset value.

Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage.

As of September 30, 2020, our FPAUM was $49.9 billion compared to $58.6 billion in AUM. The difference between AUM and FPAUM is primarily due to approximately $6.6 billion of contracted capital on which we expect to start charging management fees, under existing contracts, over the course of approximately the next three years as capital is invested or based on an agreed upon fee ramp in schedule. This additional $6.6 billion of capital will bolster our potential FPAUM growth over the next several years. Mark-to-market changes in AUM for funds that charge on commitments is another key difference between our AUM and our FPAUM.

Our overall FPAUM has grown from $44.1 billion as of December 31, 2017 to $49.9 billion as of September 30, 2020, representing a total CAGR of 4.6%, including a CAGR of 8.9% for FPAUM for our private markets strategy during the same period.

Contracted But Not Yet Fee-Paying AUM

Contracted, not yet fee-paying AUM represents limited partner commitments during or prior to the initial commitment or investment period where fees are expected to be charged in the future based on invested capital (capital committed to underlying investments) or on a ratable ramp-in of total commitments. As of September 30, 2020, our contracted but not yet fee-paying AUM was at an all-time high of $6.6 billion, up from $1.9 billion at the end of 2017. We expect this capital will turn into FPAUM over the course of approximately the next three years and help drive significant growth from funds already under contract. It is also a strong indication of the momentum with our clients and in our business today, which we anticipate to continue into the future.

Our Clients

We believe the value proposition we offer and our philosophy that we do well when our clients do well has resulted in strong relationships with our clients. Our client base primarily comprises institutional investors that range from those seeking to make an initial investment in alternative assets to some of the largest and most sophisticated private markets investors. As a highly customized, flexible outsourcing partner, we are equipped to provide investment services to institutional clients of all sizes and with different needs, internal resources and investment objectives. Our clients include prominent institutional investors globally including in the United States, Europe, the Middle East, Asia, Australia and Latin America. As of September 30, 2020, approximately 36% of our AUM came from clients based outside of the Americas, reflecting the strength and breadth of our relationships within the global investor community.

We believe the stability of our client base reflects the strength of the long-term client relationships we have developed. Further, these relationships help to explain why clients entrust us with their capital for extended periods of time.

Client Group

As of September 30, 2020, our business development, marketing and client service teams consisted of 63 employees. Each member of our business development team is assigned a territory, either domestic or international. Our business development professionals are responsible for relationship management with existing clients and consultants in addition to actively pursuing new business with prospective clients, depending on the territory they are assigned. In addition, each member of the business development team is supported by one or more members of the relationship management support team who help manage ongoing client service and support sales efforts. Certain business development professionals also focus on our consultant relations and Taft-Hartley efforts.

We evaluate our business development, marketing and client service teams based on a number of factors, including new business won, size of existing book of business, quality of marketing materials generated, timeliness of responses to client inquiries, and their overall activity, measured by the volume of outreach and the progress converting initial outreach to various stages in the sales process. In recent years, we have become increasingly data-driven in our evaluation of performance of our business development professionals by making greater use of technology systems like Salesforce.

Operations

As of September 30, 2020, our operations team consisted of 254 professionals across multiple offices who perform critical functions in support of our corporate, client and investment activities. We have created a strong, institutional-quality internal control environment and are committed to maintaining a robust culture of compliance.

The operations team includes experienced professionals focused on fund finance, investment operations, corporate finance, compliance, legal, information technology, human resources, strategy and corporate development and other support functions. These teams are structured to serve the entirety of our business across the full range of investments strategies and implementation methodologies we offer. We seek to serve as an extension of staff for many our clients and consequently our operations team plays a key function in the servicing of our client relationships.

Fees and Other Key Contractual Terms

Fees vary based on investment strategy, implementation methodology and the size and scope of the client relationship.

Private Markets Strategies

Fees for private markets strategies vary by structure and strategy.

The majority of these programs are closed end structures, and typically fees consist of a management fee rate plus carried interest.

The management fee rate for closed end structures typically include a management fee component that differs by the type of strategy and the type of investment. Fees for primary fund investments are typically about half of those charged for secondary funds and co-investments. Direct investments are typically a further premium to co-investments. The management fee rate also depends on the total fee paying assets of a given client.

The management fee base for a given program can be based on committed capital, invested capital or a ramp-in /ramp-down schedule based on a percent of total committed capital. Some programs may employ one or more of these methodologies.

Carried interest is charged for certain of our private markets programs and varies depending on the implementation methodology. Carried interest is typically charged for secondary, co-investments and direct investments. Receipt of carry is typically subject to an 8% preferred return and 100% catch-up.

We recognize carried interest when it is probable that a significant reversal will not occur and record such amounts as incentive fees. In the event that a payment is made before it can be recognized as revenue, this amount would be included as deferred revenue on our combined statements of financial condition and recognized as income in accordance with our revenue recognition policy. The primary contingency regarding incentive fees is the “clawback,” or the obligation to return distributions in excess of the amount prescribed by the applicable fund or separate account documents.

In addition to fees, both our absolute return and private markets programs also typically bear reasonable expenses incurred in connection with their organization. The programs would also bear their operational costs, including the Firm’s out-of-pocket expenses associated with identifying, making and monitoring investments, as well as costs associated with legal, audit, tax reporting, accounting, administration (whether performed in-house or by a third-party administrator), our oversight of services performed by a third-party administrator, and insurance.

Absolute Return Strategies

Fees for absolute return strategies are typically charged based on net asset value, which represents the aggregate fair value of the underlying investments in such strategies made by our portfolios (which is typically reported by the underlying investment managers of such investments). Specialized funds either have a set fee for the entire fund or a fee scale through which clients with larger commitments pay a lower fee.

Fees may be either fixed or include both a fixed and a performance fee. For a typical fixed and performance fee structure, the management fee typically is at a discount to the fixed-only fee scale, with the addition of a performance fee, which is a percentage of capital appreciation or profits. Earning the performance fee may be subject to a hurdle, a high watermark and/or a preferred return. The hurdle or preferred return may be a fixed percentage or a spread above a particular benchmark return (e.g., LIBOR or US T-Bills). Similarly, for large relationships, we may adjust the fixed fee component and/or performance fee component based on an analysis of the total economics of the relationship.

Competition

While we compete in various aspects of our business with a large number of asset management firms, commercial banks, broker-dealers, insurance companies and other financial institutions, we believe there are few firms that we compete with in all areas of our business. With respect to our specialized funds, we primarily compete with the private and absolute return investment businesses of a number of large international financial institutions and established local and regional competitors based in the United States, Europe and Asia, including managers offering funds-of-funds, secondary funds and co-investment funds in the alternative investment strategies. Our principal competition for customized separate accounts is mostly other highly specialized and independent alternative asset management firms. We compete primarily in the advisory services area of the business with firms that are regionally based and with a select number of large consulting firms for whom alternative investments is only one, often small, portion of their overall business.

In order to grow our business, we must maintain our existing client base and attract additional clients in customized separate account and specialized fund areas of the business. Historically, we have competed principally on the basis of the factors listed below:

•        global access to private markets investment opportunities through our size, scale, reputation and strong relationships with fund managers;

•        brand recognition and reputation within the investing community;

•        performance of investment strategies;

•        quality of service and duration of client relationships;

•        data and analytics capabilities;

•        ability to customize product offerings to client specifications;

•        transparent organizational structure;

•        ability to provide cost effective and comprehensive range of services and products; and

•        clients’ perceptions of our independence and the alignment of our interests with theirs created through our investment in our own products.

The asset management business is intensely competitive, and in addition to the above factors, our ability to continue to compete effectively will depend upon our ability to attract highly qualified investment professionals and retain existing employees.

Legal and Compliance

Our general counsel oversees our legal team, which is comprised of attorneys located primarily in our corporate headquarters in Chicago, Illinois. Our legal team is responsible for our corporate matters and proprietary transactions, as well as issues related to employment, litigation and U.S. and non-U.S. regulation. It is also responsible for legal and structuring issues associated with investments in private equity, infrastructure, real estate, alternative credit and absolute return strategies, as well as structuring and negotiating documents relating to our specialized funds and our customized separate accounts, including any client-related legal matters related thereto. We utilize the services of outside counsel as we deem necessary.

Our compliance team is led by our global chief compliance officer. The compliance team is responsible for ensuring we maintain a robust compliance program that ensures we complies with the various federal, state, and international regulations applicable to our business. Our compliance team works closely with our legal team to ensure our policies, processes, and disclosures are in line with those ever evolving rules, and regulations, and industry practices. In addition, our compliance team is responsible for regulatory matters relating to GRV Securities, LLC (“GRV Securities”), an SEC and FINRA member registered broker-dealer affiliate. GRV Securities is subject to the requirements and regulations as an SEC-registered broker-dealer and a member firm of FINRA that cover multiple aspects of its business, including licensing, registration, sales practices, recordkeeping and the conduct of directors, officers and employees.

Regulatory Environment

We are subject to extensive regulation by governmental and self-regulatory organizations in the jurisdictions in which we operate around the world, primarily at the federal level in the United States. Since October 17, 1997, we have been registered with the SEC as an investment adviser under the Advisers Act. In addition, among other rules and regulations, we are subject to regulation by the Department of Labor under the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”). As a registered commodity pool operator and a registered commodity trading advisor, we are subject to regulation and oversight by the Commodity Futures Trading Commission (“CFTC”). We are also subject to regulation and oversight by the National Futures Association (“NFA”) in the U.S., as well as other regulatory bodies. By virtue of certain of our activities, we are subject to the reporting provisions of the Exchange Act.

SEC and FINRA Regulation

As a registered adviser, we are subject to the requirements of the Advisers Act and the SEC’s regulations thereunder, as well as to examination by the SEC’s staff. The Advisers Act is designed to protect investment advisory clients and, consequently, imposes substantive regulation on most aspects of our advisory business and our relationship with our clients. Applicable requirements relate to, among other things, disclosure and reporting obligations, maintaining an effective compliance program and appointing a chief compliance officer, fiduciary duties to clients, engaging in transactions with clients, client solicitation arrangements, disclosing and managing conflicts of interest, using promotional materials, and recordkeeping. The Advisers Act regulates the assignment of advisory contracts by the investment advisor. The SEC is authorized to institute proceedings and impose sanctions for violations of the Advisers Act, ranging from fines and censures to termination of an investment advisor’s registration. If we are unable to comply with the requirements of the Advisers Act or the SEC it could have a material adverse effect on us.

Our affiliated U.S. broker-dealer GRV Securities is registered with the SEC as a broker-dealer and is a member of FINRA and accordingly is subject to Exchange Act and FINRA rules and regulations that cover all aspects of its business, including sales practices, recordkeeping and the conduct of directors, officers and employees. GRV Securities is also specifically required to maintain a certain minimum level of net capital under Exchange Act and FINRA rules.

CFTC Regulation

As a registered commodity pool operator and registered commodity trading adviser, we are subject to the requirements of the Commodity Exchange Act and the CFTC’s regulations thereunder, as well as to examination by the staff of the NFA. In general, most of our funds are deemed exempt from many of the provisions of the CEA as such funds either have de minimis futures contracts and swaps exposure or operate as fund-of-funds.

ERISA-Related Regulation

Some of our funds are treated as holding “plan assets” as defined under ERISA, as a result of investments in those funds by benefit plan investors. By virtue of our role as investment manager of these funds, we are a “fiduciary” under ERISA with respect to such benefit plan investors. ERISA and the Code, impose certain duties on persons that are fiduciaries under ERISA, prohibit certain transactions involving benefit plans and “parties in interest” or “disqualified persons” to those plans, and provide monetary penalties for violations of these prohibitions. With respect to these funds, we rely on particular statutory and administrative exemptions from certain ERISA prohibited transactions, which exemptions are highly complex and may in certain circumstances depend on compliance by third parties whom we do not control. If we fail to comply with these various requirements, it could have a material adverse effect on our business. In addition, with respect to other investment funds in which benefit plan investors have invested, but which are not treated as holding “plan assets,” we rely on certain rules under ERISA in conducting investment management activities. These rules are sometimes highly complex and may in certain circumstances depend on compliance by third parties that we do not control. If for any reason these rules were to become inapplicable, we could become subject to regulatory action or third-party claims that could have a material adverse effect on our business.

Foreign Regulation

We provide investment advisory and other services and raise funds in a number of countries and jurisdictions outside the United States. In many of these countries and jurisdictions, which include the European Union (“EU”), the EEA, the individual member states of each of the EU and EEA, Australia, Canada, Hong Kong, Japan, South Korea and the U.K., we and our operations, and in some cases our personnel, are subject to regulatory oversight and requirements. In general, these requirements relate to registration, licenses for our personnel, periodic inspections, the provision and filing of periodic reports, and obtaining certifications and other approvals. Across the EU, we are subject to the European Union Alternative Investment Fund Managers Directive (“AIFMD”) requirements regarding, among other things, registration for marketing activities, the structure of remuneration for certain of our personnel and reporting obligations. Individual member states of the EU have imposed additional requirements that may include internal arrangements with respect to risk management, liquidity risks, asset valuations, and the establishment and security of depository and custodial requirements.

The application of some of these requirements and regulations to our business will likely change in connection with the exit of the U.K. from the EU, which became official at January 31, 2020. Brexit triggered the commencement of a transitional period, during which, despite the UK no longer being an EU member state, EU law shall continue to apply in the UK as it did pre-Brexit, with firms remaining free to continue passporting services between the UK and other member states. The transitional period is scheduled to expire at December 31, 2020, and should it end without a trade deal being agreed between the EU and UK that enables UK regulated firms to continue to passport their financial services into the EU, there will be direct implications to our business. For example, our subsidiaries that are authorized and regulated by the U.K. Financial Conduct Authority could potentially lose “passporting” privileges under certain EU directives, such as the AIFMD and the Markets in Financial Instruments Directive II (“MiFID II”), which certain of our specialized funds and customized separate accounts rely upon for access to markets throughout the EU. In preparation for this, we worked with a third-party alternative investment fund manager (“AIFM”) based in Luxembourg to replace, prior to Brexit, our U.K.-based AIFM for our funds and certain customized separate accounts for the EU. While we believe that taking this step will help to ensure that we are able to continue to conduct business in the U.K. and the EU after Brexit, there remains some uncertainty as to the full extent to which our business could be adversely affected by, among other things, the legal status of the U.K. in relation to the EU, the political conditions in the U.K., the trade relations of the U.K. vis-à-vis other countries and the economic outlook in the U.K. In addition, further cost and complexity of operating in the UK may arise from the potential gradual divergence between the UK’s and EU’s regulatory frameworks, as whilst the UK will incorporate certain EU legislation in to UK law from the end of the transition period, this is subject to certain amendments by the UK and, at the same time, any change to the EU regulatory framework post-transitional period, will not be automatically incorporated into UK law.

In Japan, we are subject to regulation by the Japanese Financial Services Agency and the Kanto Local Finance Bureau. In Hong Kong, we are subject to regulation by the Hong Kong Securities & Futures Commission.

Regulations Related to Our Funds

Agencies that regulate investment advisers and broker-dealers, including the SEC, have broad administrative powers, including the power to limit, restrict or prohibit an investment adviser such as us or a broker-dealer such as GRV Securities from carrying on its business in the event that it fails to comply with applicable laws and regulations. Our failure to comply with applicable laws or regulations could result in fines, censure, suspensions of personnel or other sanctions, including revocation of the registration of our subsidiary as an investment adviser or the revocation of the registration of GRV Securities as a broker-dealer.

The sale of securities in the U.S. generally requires registration under the Securities Act, unless an exemption from registration is available. Non-U.S. jurisdictions generally have similar requirements. Our funds either have sold, or currently sell, their securities without registration under applicable securities laws. For securities offerings to U.S. investors, our funds conduct non-public offerings in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. Regulation D requires that an offering comply with certain conditions, including that each offeree satisfies a net worth or income requirement or is otherwise sophisticated and that the issuer not engage in any general solicitation or general advertising. For securities offerings to non-U.S. investors, our funds generally rely on the exemption for offshore offers and sales provided by Regulation S under the Securities Act, as well as on various exemptions in non-U.S. jurisdictions that generally restrict offers to high-net worth or qualified institutional investors or otherwise limit the manner of offering. We believe that the securities offerings by our funds comply, and have complied, with applicable laws. In some cases, compliance depends in part on the activities of third parties whom we do not control.

In the U.S. and many other jurisdictions, investment funds are generally subject to significant regulation designed to protect investors, although various exemptions from some or all of such regulations may be available. In the U.S., the Investment Company Act imposes substantive regulation on virtually all aspects of a registered investment company’s operation, including limitations on borrowing and leveraged capital structures, requiring that it be managed by a board of directors (or similar body), a majority of whom are not interested persons of the fund or its adviser, prohibitions on most transactions with affiliates, compliance program requirements, limitations on the payment of performance fees to advisers, and advertising, recordkeeping, reporting and disclosure requirements. Other countries’ laws may impose similar or more restrictive regulations.

Domestically, other than our funds that are registered investment companies with the SEC, our funds rely on exemptions from Investment Company Act registration and regulation requirements, which require that our funds not engage in a public offering of their securities, and generally require either that each of our funds have no more than 100 investors or that they limit their investors to persons or entities who have substantial investment portfolios ($5 million in the case of a natural person) or are our knowledgeable personnel.

Our funds that admit only non-U.S. investors rely on various exemptions from applicable investment fund registration and regulation available in non-U.S. jurisdictions, which exemptions generally require that our offshore funds only admit high-net worth or qualified institutional investors or otherwise limit the types of investors who may invest. To the extent they admit U.S. investors, our offshore funds must apply the same criteria to these investors as our domestic funds apply to their investors in order to be exempt from registration and regulation under the Investment Company Act.

We believe that our funds comply, and have complied, with applicable exemptions from registration and regulation under the Investment Company Act and applicable non-U.S. laws.

MANAGEMENT

Officers and Directors

Set forth below are the names, ages and positions of each of the individuals who serve as our directors and officers as of December 3, 2020:

Name	Age	Position
Michael Sacks	58	Chairman of the Board and Chief Executive Officer
Jonathan Levin	39	President and Director
Frederick Pollock	41	Chief Investment Officer
Francis Idehen	42	Chief Operating Officer
Sandra Hurse	55	Chief Human Resources Officer
Angela Blanton	50	Director
Francesca Cornelli	58	Director
Stephen Malkin	59	Director
Blythe Masters	51	Director
Samuel C. Scott III	76	Director

Michael Sacks.    Mr. Sacks serves as the Chairman of our board of directors and our Chief Executive Officer. Mr. Sacks is also GCM Grosvenor’s Chief Executive Officer, having joined GCM Grosvenor in 1990 and soon after being named Chief Executive Officer in 1994. Under Mr. Sacks’ leadership, GCM Grosvenor grew from its position as an early participant in a cottage industry to its current position as one of the largest independent open architecture alternative asset platforms. Mr. Sacks is engaged civically serving on a number of nonprofit boards. He graduated from Tulane University with a B.S. in Economics and holds a general course certificate from the London School of Economics. In addition, Mr. Sacks holds an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a J.D. from Northwestern University‘s Pritzker School of Law. Mr. Sacks is well qualified to serve on our board of directors because of his experience with GCM Grosvenor, including in his capacity as Chief Executive Officer.

Jonathan Levin.    Mr. Levin serves as our President and as a member of our board of directors. Mr. Levin joined GCM Grosvenor in 2011 and became President in 2017. Mr. Levin also serves as Chair of the Global Investment Council and a member of the Private Equity, Real Estate and Infrastructure Investment Committee, the Labor Impact Fund Investment Committee, and the Strategic Investments Investment Committee of GCM Grosvenor. Prior to joining GCM Grosvenor, Mr. Levin was the Treasurer and Head of Investor Relations at Kohlberg Kravis Roberts & Co. (“KKR”), where he worked from 2004 to 2011, where he was responsible for managing KKR’s balance sheet investments, engaging with public investors and industry analysts, and leading strategic projects. Prior to his role as Treasurer and Head of Investor Relations, Mr. Levin worked in KKR’s private equity business and focused on investments in the financial services industry. Mr. Levin began his career as an Analyst in the private equity group of Bear Stearns. Mr. Levin holds an A.B. in Economics from Harvard College and is a member of the board of directors of the Ann & Robert H. Lurie Children’s Hospital of Chicago and the Museum of Contemporary Art Chicago. Mr. Levin is well qualified to serve on our board of directors because of his experience with GCM Grosvenor, including in his capacity as President, and his experience in the asset management industry.

Frederick Pollock.    Mr. Pollock serves as our Chief Investment Officer. Mr. Pollock joined GCM Grosvenor in 2015 and became Chief Investment Officer in 2019. Mr. Pollock also serves as Head of GCM Grosvenor’s Strategic Investments Group and on all of GCM Grosvenor’s Investment Committees, the Global Investment Council, the Diversity & Inclusion Governing Committee and the ESG Committee. Prior to joining GCM Grosvenor, Mr. Pollock had various roles at Morgan Stanley from 2006 to 2015, most recently within its merchant banking division, specializing in infrastructure investing, with responsibility for deal sourcing, due diligence, and management as a board member of various portfolio companies. Mr. Pollock helped form the infrastructure investment group at Morgan Stanley and to structure and raise capital for its initial funds. Prior to joining Morgan Stanley, Mr. Pollock worked at Deutsche Bank, where he made investments for the firm and on behalf of clients. He received his Bachelor of Science summa cum laude in Economics from the University of Nevada and his Juris Doctor magna cum laude from Harvard Law School.

Francis Idehen.    Mr. Idehen serves as our Chief Operating Officer. Mr. Idehen joined GCM Grosvenor in 2017 as Chief Operating Officer. Mr. Idehen oversees GCM Grosvenor’s Client Group, with responsibility for business and product development, marketing and relationship management, and serves as a member of the firm’s Operations Committee, Labor Impact Fund Investment Committee, ESG Committee and as chair of the Diversity & Inclusion Governing Committee. Since 2019, Mr. Idehen has been a member of the board of directors of Essential Utilities, Inc. Prior to joining GCM Grosvenor, Mr. Idehen held senior roles at Exelon Corporation (“Exelon”) from 2011 to 2017, including Treasurer, Head of Investor Relations and Managing Director of Exelon’s Investment Office. During his tenure at Exelon, he was responsible for leading the Treasury organization, developing key strategic relationships with external sources of financing, implementing the Investor Relations program and leading and managing the Private Markets Investments Team. Previously, Mr. Idehen was a Senior Portfolio Manager at Intel Corporation (“Intel”) where he was responsible for developing investment policy and strategy, conducting due diligence and managing investment performance of public fixed income portfolios. Prior to working at Intel, Mr. Idehen held various positions at Lehman Brothers, J.P. Morgan Chase & Co., Streamline Capital, LLC, and Goldman Sachs & Co. Mr. Idehen received a Bachelor of Arts in Economics from Yale University and a Master of Business Administration from Harvard Business School.

Sandra Hurse.    Ms. Hurse serves as our Chief Human Resources Officer. Ms. Hurse joined GCM Grosvenor as Chief Human Resources Officer in 2018. Ms. Hurse serves as a member of GCM Grosvenor’s ESG Committee and Diversity & Inclusion Governing Committee. Prior to joining GCM Grosvenor, Ms. Hurse held various positions at Bank of America from 2013 to 2018, most recently serving as Global Head of Human Resources for Corporate and Investment Banking. Previously, Ms. Hurse also held leadership roles in Talent Management and Talent Acquisition at Goldman Sachs & Co. from 2006 to 2013 and J.P. Morgan Chase & Co. from 1998 to 2006. She received a Bachelor of Business Administration in Finance from Bernard M. Baruch College and a Master of Business Administration in Marketing from the University of Michigan. Ms. Hurse serves as a Board Member for the Harlem School of the Arts, the Council for Urban Professionals and the Thurgood Marshall College Fund, where she is a member of the finance committee.

Angela Blanton.    Ms. Blanton serves on our board of directors and has served as Carnegie Mellon University’s vice president for Finance and chief financial officer since 2017 after serving as interim vice president and chief financial officer in 2016. Ms. Blanton has over 20 years of experience spanning finance, project management and engineering disciplines within the higher education, financial services and manufacturing industries. Prior to joining Carnegie Mellon, Ms. Blanton was chief financial officer for PNC Investments Brokerage from February 2015 to December 2015. Ms. Blanton serves on the boards of Pittsburgh Public Theater, where she serves as the Chair of the Education and Community Engagement Committee, Leadership Pittsburgh Inc., Family House, Pittsburgh Women’s Alliance and Strong Women Strong Girls. Ms. Blanton received a bachelor of science in electrical engineering from the University of Michigan and her MBA from the Tepper School of Business at Carnegie Mellon University. We believe Ms. Blanton is well qualified to serve on our board of directors because of her experience as a chief financial officer and in the financial services industry.

Francesca Cornelli.    Dr. Cornelli serves on our board of directors and is the dean of Northwestern University’s Kellogg School of Management, a position she has held since August 1, 2019. She is also a professor of finance and holds the Donald P. Jacobs Chair in Finance. Prior to that, she was a professor of finance and deputy dean at London Business School from 1994 to 2019. Dr. Cornelli’s research interests include corporate governance, private equity, privatization, bankruptcy, IPOs and innovation policy. She has been an editor of the Review of Financial Studies and previously served on the board of editors of the Review of Economic Studies and as an associate editor at the Journal of Finance. She is a research fellow at the Center for Economic and Policy Research, and previously served as a director of the American Finance Association. Dr. Cornelli has previously taught at the Wharton School of the University of Pennsylvania, the Fuqua School of Business at Duke University, The London School of Economics, the Indian School of Business in Hyderabad and the New Economic School in Moscow. She has also served as an independent board member of several global corporations, including Banca Intesa SanPaolo from 2016 to 2019, Telecom Italia from 2014 to 2018, American Finance Association from 2013 to 2016, and Swiss Re International and Swiss Re Holdings from 2013 to 2019. In January 2016 she helped create and became a board member of AFFECT, a committee of the American Finance Association designed to promote the advancement of women academics in the field of finance. We believe Dr. Cornelli is qualified to serve on our board due to her experience as an academic in finance and governance, and her experience on boards of directors of other companies.

Stephen Malkin.    Mr. Malkin serves on our board of directors and is President of Ranger Capital Corporation, a position he has held continuously since departing from his position as a senior executive of GCM Grosvenor in 2005. Mr. Malkin was associated with GCM Grosvenor from 1992 through 2005, during most of which time he served on GCM Grosvenor’s Management Committee and shared management responsibilities with Mr. Sacks. Mr. Malkin was also a member of GCM Grosvenor’s Absolute Return Strategies Investment Committee and shared responsibility for portfolio management as well as the evaluation, selection, and monitoring of various Absolute Return Strategies investments. Prior to his role with GCM Grosvenor, from 1988 through 1991, Mr. Malkin worked in various management positions for JMB Realty Corporation, focusing on non-real estate corporate acquisition opportunities. From 1983 to 1986, Mr. Malkin was an analyst with Salomon Brothers Inc. in Chicago and Tokyo. He received a B.B.A. from the University of Michigan and an M.B.A. in Finance from the Wharton School of the University of Pennsylvania. We believe Mr. Malkin is well qualified to serve on our board of directors because of his management and investment experience with GCM Grosvenor, including as a former GCM Grosvenor Management Committee member and Absolute Return Strategies Investment Committee member, and his experience as an investment professional with over 35 years’ experience.

Blythe Masters.    Ms. Masters serves on our board of directors and is an experienced financial services and technology executive and currently an Industry Partner at the private equity and venture capital firm Motive Partners. From March 2015 until December 2018, she was the chief executive officer of Digital Asset. Ms. Masters was previously a senior executive at J.P. Morgan, which she left in 2014 following the sale of the physical commodities business that she built. Ms. Masters was a member of the Corporate & Investment Bank Operating Committee and the firm’s Executive Committee. Positions at J.P. Morgan included Head of Global Commodities, Head of Corporate & Investment Bank Regulatory Affairs, CFO of the Investment Bank, Head of Global Credit Portfolio and Credit Policy & Strategy, Head of North American Structured Credit Products, Co-Head of Asset Backed Securitization and Head of Global Credit Derivatives Marketing. Ms. Masters has held a number of board positions throughout her career. She currently serves on the boards of directors of Phunware, Inc., including its audit committee, and of AP Moeller Maersk, including its technology and innovation committee. She previously served on the board of directors of Santander Consumer USA Holdings from June 2015 to July 2016. She is the former chairperson of the Global Financial Markets Association (GFMA), having served on this board from 2009 to 2014, and served as chairperson on the board of the Securities Industry and Financial Markets Association from 2004 to 2014. From 2013 to 2019, Ms. Masters was a board member of the Breast Cancer Research Foundation and has served on the board of the Global Fund for Women since 2013. She is also the former chairperson of the Greater New York City affiliate of Susan G. Komen where she served on the board from 2006 to 2012. Ms. Masters has a B.A. in economics from the University of Cambridge. We believe Ms. Masters is qualified to serve on our board of directors due to her expertise in the financing and banking sector and her experience on boards of directors of other companies.

Samuel C. Scott III.    Mr. Scott serves on our board of directors and has served on the board of directors of BNY Mellon since 2003, where he currently serves as a member of its Audit Committee, its Human Resources and Compensation Committee and is the chairperson of its Corporate Governance, Nominating & Social Responsibility Committee. Prior to his retirement in 2009, Mr. Scott served as Chairman, since 2001, Chief Executive Officer, since 2001, and President and Chief Operating Officer, since 1997, of Corn Products International, Inc., a leading global ingredients solutions provider now known as Ingredion Incorporated. Mr. Scott previously served as President of CPC International’s Corn Refining division from 1995 to 1997 and President of American Corn Refining from 1989 to 1997. In addition to his public board service, Mr. Scott also serves on the board of The Chicago Council on Global Affairs, the Board of Trustees of the Ringling College of Art and Design, the board of the Northwestern Medical Group and the board of the American Business Immigration Coalition. Mr. Scott served on the board of Motorola Solutions, Inc. from 1993 until 2019 and was its lead director from 2015 to 2019. Mr. Scott also served on the board of Abbott Laboratories from 2007 until 2020. Mr. Scott received both a Bachelor of Science degree and a Master in Business Administration degree from Fairleigh Dickinson University. We believe Mr. Scott is qualified to serve on our board of directors due to his experience as an executive and on boards of directors of other companies.

Corporate Governance

Composition of the Board of Directors

Our business and affairs are managed under the direction of our board of directors. Our board is chaired by Mr. Sacks, and includes Jonathan Levin, President of GCM Grosvenor, Angela Blanton, Francesca Cornelli, Stephen Malkin, Blythe Masters and Samuel C. Scott III, four of whom qualify as independent. Subject to the terms of the Stockholders’ Agreement and our Charter and Bylaws, the number of directors is fixed by our board of directors.

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of its business and structure, the board of directors expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

Pursuant to the Stockholders’ Agreement, among other things, GCM V has rights to designate seven directors for election to our board of directors (and GCM V and the GCMH Equityholders will vote in favor of such designees at any annual or special meeting of stockholders in which directors are elected). Under the terms of the Stockholders’ Agreement, until the Sunset Date, all of our directors are nominated by GCM V, of whom three must qualify as “independent directors” under stock exchange regulations applicable to us and one must qualify as an “audit committee financial expert” as defined under the rules of the SEC. Thereafter, such nominations will be determined by the board of directors. Pursuant to the terms of the Stockholders’ Agreement, GCM V has the right to remove any of the directors nominated by it. GCM V will have the exclusive right to designate directors to fill vacancies created by reason of death, removal or resignation of any director nominated by GCM V.

Director Independence

As a result of our Class A common stock and warrants being listed on Nasdaq, we are required to comply with the applicable rules of Nasdaq in determining whether a director is independent. We have determined that each of Ms. Blanton, Dr. Cornelli, Ms. Masters and Mr. Scott qualifies as “independent” as defined under the applicable Nasdaq rules.

Controlled Company Exemption

GCM V and the GCMH Equityholders collectively beneficially own more than 50% of the combined voting power for the election of directors. As a result, we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq and may elect not to comply with certain corporate governance standards, including, but not limited to, the following requirements:

•        that a majority of our board of directors consist of directors who qualify as “independent” as defined under Nasdaq rules;

•        that we have a nominating and corporate governance committee and, if we have such a committee, that it is composed entirely of independent directors; and

•        that we have a compensation committee and, if we have such a committee, that it is composed entirely of independent directors.

We have elected to utilize one or more of these exemptions for so long as we remain a “controlled company.” Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. In the event that we cease to be a “controlled company” and the shares of our Class A common stock continue to be listed on Nasdaq, we will be required to comply with these provisions within the applicable transition periods. See “Risk Factors — Risks Related to Our Organizational Structure — We are a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.”

Committees of the Board of Directors

Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts our business through meetings of the board of directors and standing committees. We have a standing audit committee, which operates under a written charter, but do not currently have a compensation committee or a nominating and corporate governance committee and do not expect to have such committees for so long as we remain a controlled company under Nasdaq rules. For so long as we do not have a compensation committee, we expect that our board of directors will approve compensation for our executive officers and will serve as the administrator under our incentive plans.

In addition, from time to time, special committees may be established under the direction of the board of directors when the board deems it necessary or advisable to address specific issues. Current copies of our committee charters are posted on our website, www.gcmgrosvenor.com, as required by applicable SEC and Nasdaq rules. The information on or available through any of such website is not deemed incorporated in this prospectus and does not form part of this prospectus.

Audit Committee

The audit committee’s responsibilities include, among other things:

•        appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•        discussing with our independent registered public accounting firm their independence from management;

•        reviewing with our independent registered public accounting firm the scope and results of their audit;

•        approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•        overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•        reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•        establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our audit committee consists of Ms. Blanton, Dr. Cornelli, Ms. Masters and Mr. Scott, with Ms. Masters serving as the chair. The parties have affirmatively determined that each member of the audit committee qualifies as independent under Nasdaq rules applicable to board members generally and under Nasdaq rules and Exchange Act Rule 10A-3 specific to audit committee members. All members of our audit committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, each of Ms. Blanton, Dr. Cornelli and Ms. Masters qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Code of Ethics

We have a code of ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website, www.gcmgrosvenor.com. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on Form 8-K.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has, during the last year, participated in deliberations of our board of directors concerning executive officer compensation. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors.

EXECUTIVE COMPENSATION

In 2019, our “named executive officers” and their positions were as follows:

•        Michael J. Sacks, Chief Executive Officer and Chairman;

•        Jonathan R. Levin, President;

•        Sandra Hurse, Managing Director, Chief Human Resources Officer;

•        Francis Idehen, Managing Director, Chief Operating Officer; and

•        Frederick Pollock, Managing Director, Chief Investment Officer.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for our fiscal year ended December 31, 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total
Michael J. Sacks	2019	$3,585,000	—	$2,776,545	$6,361,545
Chief Executive Officer and Chairman
Jonathan R. Levin	2019	$500,000	$1,600,000	$7,183,700	$9,274,747
President
Sandra Hurse	2019	$500,000	$860,000	$47,081	$1,407,081
Managing Director, Chief Human Resources Officer
Francis Idehen	2019	$500,000	$1,283,333	$99,695	$1,883,028
Managing Director, Chief Operating Officer
Frederick Pollock	2019	$500,000	$1,533,333	$2,718,810	$4,752,143
Managing Director, Chief Investment Officer

____________

(1)      Amount represents (i) $2,713,306 reflecting the aggregate incremental cost to the company of providing the executive with access to non-commercial air travel for personal purposes and (ii) GCMLP owns season tickets to events at certain local stadiums and arenas which are sometimes made available to our employees, including our executive officers, for personal use. In 2019, the aggregate incremental cost to GCMLP of the tickets made available to Mr. Sacks for personal purposes was $63,239.

(2)      Amount represents (i) $1,500,000 as an annual bonus for 2019, the amount of which is determined in the sole discretion of GCMLP, (ii) $50,000 as the portion of a $150,000 award granted to Mr. Levin in 2017 under the GCM Grosvenor 2017 Asset Pool Award Plan, and $50,000 as the portion of a $150,000 award granted to Mr. Levin in 2018 under the GCM Grosvenor 2018 Asset Pool Award Plan, that vested in 2019.

(3)      Amount represents (i) company 401(k) contributions of $4,750, (ii) $58,212 reflecting the aggregate incremental cost to the company of providing the executive with access to non-commercial air travel for personal purposes, (iii) GCMLP owns season tickets to events at certain local stadiums and arenas which are sometimes made available to our employees, including our executive officers, for personal use. In 2019, the aggregate incremental cost to GCMLP of the tickets made available to Mr. Levin for personal purposes was $66,708, (iv) $6,308 in company-paid life insurance premiums in 2019 (long-term disability insurance premiums were paid in January 2020 and are not reflected in this table), (v) $2,646 as a tax gross-up payment to make the executive whole for income taxes recognized on the company paid-life insurance premiums, (vi) $1,771,407 in distributions received in 2019 under our carried interest arrangements, which are described in more detail below, and (vii) $38,670 in cash bonus received in 2019 calculated by reference to our incentive compensation earned from certain Opportunistic Credit Funds, which are described in more detail below. Mr. Levin holds a membership interest in Holdings, which entitles him to a fixed portion (a “minimum allocable share”) of all profits distributed by Holdings to its members. In 2019, Mr. Levin’s minimum allocable share increased, and his “target amount” (described in more detail below) increased by $3,750,000, which is included in this column. In 2019, Mr. Levin also received $1,485,000 of discretionary cash distributions of profits received in respect of his membership interest in Holdings, which figure is also reflected in this column.

(4)      Amount represents (i) $560,000 as the annual bonus for 2019, the amount of which is determined in the sole discretion of GCMLP, but which in 2019 could not be less than $300,000 under Ms. Hurse’s employment agreement and (ii) $300,000 as an installment of a sign-on bonus, described more fully below.

(5)      Amount represents (i) company 401(k) contributions of $6,250, (ii) $30,533 of discretionary cash distributions of profits received in 2019 in respect of Ms. Hurse’s membership interest in Management LLC and (iii) GCMLP owns season tickets to events at certain local stadiums and arenas which are sometimes made available to our employees, including our executive officers, for personal use. In 2019, the aggregate incremental cost to GCMLP of the tickets made available to Ms. Hurse for personal purposes was $10,298.

(6)      Amount represents (i) $933,333 as the annual bonus for 2019, the amount of which is determined in the sole discretion of GCMLP, but which in 2019 could not be less than $550,000 under Mr. Idehen’s employment agreement, (ii) $300,000 as an installment of a sign-on bonus, described more fully below, and (iii) $50,000 as the portion of a $150,000 award granted to Mr. Idehen in 2018 under the GCM Grosvenor 2018 Asset Pool Award Plan, that vested in 2019.

(7)      Amount represents (i) company 401(k) contributions of $4,750, (ii) $600 for the company’s wellness reimbursement benefit program and (iii) Mr. Idehen holds membership interests in Holdings and Management LLC and (iii) GCMLP owns season tickets to events at certain local stadiums and arenas which are sometimes made available to our employees, including our executive officers, for personal use. In 2019, the aggregate incremental cost to GCMLP of the tickets made available to Mr. Idehen for personal purposes was $30,512. Until May 27, 2019, Mr. Idehen was entitled to receive a fixed portion of all profits distributed from Holdings; Mr. Idehen was not entitled to a fixed portion of profits distributed for the remainder of 2019; additionally for 2019 Mr. Idehen received $63,833 of discretionary cash distributions of profits received in respect of Mr. Idehen’s membership interests in Holdings and Management LLC.

(8)      Amount represents (i) the annual bonus for 2019, the amount of which is determined in the sole discretion of GCMLP, but which may not be less than $1,500,000 under Mr. Pollock’s employment agreement and (ii) $33,333 as the portion of a $100,000 award granted to Mr. Pollock in 2017 under the GCM Grosvenor 2017 Asset Pool Award Plan, that vested in 2019.

(9)      Amount represents (i) company 401(k) contributions of $4,750, (ii) $38,000 reflecting the aggregate incremental cost to the company of providing the executive with access to non-commercial air travel for personal purposes, (iii) GCMLP owns season tickets to events at certain local stadiums and arenas which are sometimes made available to our employees, including our executive officers, for personal use. In 2019, the aggregate incremental cost to GCMLP of the tickets made available to Mr. Pollock for personal purposes was $6,316, (iv) $150,409 in distributions received in 2019 under our carried interest arrangements, which are described in more detail below and (v) $19,335 in cash bonus received in 2019 calculated by reference to our incentive compensation earned from certain Opportunistic Credit Funds, which are described in more detail below. Mr. Pollock holds a membership interest in Holdings, which entitles him to a fixed portion (a “minimum allocable share”) of all profits distributed by Holdings to its members. In 2019, Mr. Pollock’s target amount increased by $2,500,000, which is included in this column.

2019 Salaries

Each of our named executive officers is entitled to receive a base salary under their respective employment agreements, the terms of which are summarized below. The base salaries compensate our named executive officers for services rendered to us and GCMLP The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The actual base salaries paid to each named executive officer for 2019 are set forth above in the Summary Compensation Table in the column entitled “Salary”.

2019 Bonuses

Mr. Sacks was not paid a bonus for his services in 2019. Under their employment agreements, Messrs. Levin, Pollock and Idehen and Ms. Hurse are entitled to receive annual bonuses, each of which is determined in the sole discretion of GCMLP For 2019, Messrs. Pollock and Idehen and Ms. Hurse were entitled to minimum annual bonuses of $1,500,000, $550,000, and $300,000 respectively. For 2020 and beyond their bonuses will be fully discretionary (with the exception of Ms. Hurse, who has a minimum bonus entitlement in 2020). The actual annual cash bonuses awarded to each named executive officer for 2019 performance are set forth above in the Summary Compensation Table in the column entitled “Bonus”.

Grosvenor Opportunistic Credit Fund Bonus

Messrs. Levin and Pollock have the right to receive a bonus if GCMLP receives performance fees from GCM Grosvenor Opportunistic Credit Fund IV, Ltd., GCM Grosvenor Opportunistic Credit Master Fund IV, Ltd., and GCM Principal SPV, Ltd. — Class B. Mr. Levin has a right to receive a bonus if GCMLP receives performance fees from GCM Grosvenor Opportunistic Credit Fund III, Ltd., GCM Grosvenor Opportunistic Credit Master Fund III, Ltd., Grosvenor Opportunistic Credit Fund III (TI), L.P., and Grosvenor Opportunistic Credit Master Fund III (TI), L.P.

Bonus amounts are calculated as the product of a stated award percentage (as set forth in individual award letters) and the incentive compensation earned by GCMLP from the funds set forth above. Our executives must be employed on the date the cash bonus is paid in order to receive a bonus under these arrangements. In 2019, Messrs. Levin and Pollock received cash bonuses under these arrangements equal to $38,670 and $19,335, respectively.

Deferred Compensation Plans

GCMLP, GCM Customized Fund Investment Group, L.P. and their affiliates sponsor a deferred compensation plan under which employees, including the named executive officers, may be selected to receive a bonus (or to have a portion of their annual bonus deferred) under the provisions of the plan. Under the plan, unless an employee’s individual award agreement provides otherwise, bonuses will vest 20% per year over five years (or in full upon death or disability) and will be credited with gains and losses commensurate with (i) the cumulative return on investments made by GCMH in select investment strategies managed by GCMLP, GCM Customized Fund Investment Group, L.P. and their affiliates, excluding carried interest arrangements, (ii) such other investment fund, benchmark or index reasonably determined from time to time by the company or (iii) as otherwise described in an award agreement. Awards are paid out in ten installments, in accordance with the following schedule: (i) 5% on the first May 31 following the anniversary of the bonus vesting commencement date, (ii) 5% on each of the next three anniversaries thereof, (iii) 10% on the next two anniversaries thereof, and (iv) 15% on the next four anniversaries thereof. These percentages are applied to the entire award, including all earnings with which it is then credited, and not just to the vested portion of the award.

Perks and Other Personal Benefits

Non-Commercial Air Travel

In 2019, Mr. Sacks was entitled to use non-commercial air travel services, including the aircraft owned by Holdings, when traveling on business or otherwise. Pursuant to his employment agreement with the Company, Mr. Levin may use non-commercial air travel services, including the aircraft owned by a subsidiary of Holdings, when traveling on business or otherwise, up to an aggregate maximum of $250,000 in 2019. The dollar amount of such use is calculated in accordance with company policies and procedures. In 2019, the Company allowed Pollock to use the aircraft for personal purposes. The aggregate incremental cost to the company of such personal use was $2,809,518, which reflects the amounts that are charged to GCMLP for such use. Please see the section entitled “Certain Relationships and Related Person Transactions — Firm Use of Private Aircraft” for more information.

Tickets

GCMLP owns season tickets to events at certain local stadiums and arenas These tickets are sometimes made available to our employees, including our named executive officers, for personal use.

Carried Interest

Messrs. Levin, Pollock, and Idehen and Ms. Hurse participate in our carried interest arrangements and are entitled to specified percentages (the “carried interest sharing percentages”) of distributions of carried interest from the tranche(s) set forth in such officer’s carried interest award agreements. These awards generally vest over a multi-year period and may be subject to reduction or forfeiture under certain circumstances, as described below under “Termination Payments and Benefits”. Messrs. Levin and Pollock each received cash distributions in respect of their carried interest awards for fiscal year 2019, the amounts of which are set forth in the All Other Compensation column of the Summary Compensation table, above, and the respective accompanying footnotes. Carried interest allocations are subject to clawback in certain situations.

Carry-Based Bonus

Mr. Pollock’s employment agreement provides that Mr. Pollock is entitled to a cash bonus calculated as a percentage of the incentive compensation or carried interest of GCM Grosvenor Special Opportunities Fund, L.P. In 2019, Mr. Pollock did not receive any cash bonus under this provision of his employment agreement.

Profit-Sharing Partnerships

Holdings

All of the named executive officers (or their estate planning vehicles) hold membership interests in Holdings, which entitle Messrs. Sacks, Levin and Pollock to a fixed portion of all profits distributed by Holdings to its members. Mr. Sacks is also entitled to receive a fixed portion of proceeds from any capital transaction, but Ms. Hurse and Messrs. Levin, Pollock and Idehen are not.

For Messrs. Levin and Pollock, upon the effective date of the officer’s termination of employment pursuant to their respective employment agreements, the officer shall receive a predetermined fixed portion of all profits distributed as outlined in their membership interests until such post-termination distributions, together with any capital contributions, aggregate to a “target amount” that is set forth in each officer’s participation certificate. The target amount may be reduced by certain other distributions that the managing member determines from time to time in its sole discretion, are qualified to reduce the target amount. Once the target amount has been reached, the officer’s right to share in any future distributions ceases.

Ms. Hurse and Messrs. Levin, Pollock and Idehen may also receive an additional portion of profits distributed by Holdings, if and in the amount determined by the managing member of Holdings in its sole discretion. For Messrs. Levin and Idehen, the discretionary portion of the profits for 2019 is set forth in the All Other Compensation column of the Summary Compensation Table above and the respective accompanying footnotes. Ms. Hurse’s membership interest was granted to her in 2020 so she did not receive any discretionary contributions in 2019. Mr. Pollock did not receive any discretionary contributions in 2019

For so long as the officers are members of Holdings L.L.C., and for certain periods after their withdrawal as members, they are subject to restrictive covenants prohibiting disclosure of our confidential information, disparaging our business, and, for two years after withdrawal, from competing with our business or soliciting our clients or employees, subject to exceptions for actions taken in the performance of their duties to us or in connection with the investment or management of the officer’s or his family’s assets (or assets belonging to other members and their affiliates and certain charitable, non-profit and government organizations).

For Mr. Levin, Holdings has agreed to pay premiums associated with the purchase of life and long-term disability insurance policies. The life insurance policy provides a death benefit of not less than $25,000,000, and the long-term disability insurance policy provides a benefit of $10,000,000. If a benefit is paid to Mr. Levin (or his estate, as applicable) under either policy, the value of the benefit reduces the target amount of Mr. Levin’s membership interest in Holdings, as described in more detail above. In addition, Mr. Levin is entitled to receive a gross-up payment to make him whole for any income taxes imposed by virtue of these Holdings-paid insurance premiums. In 2019, the amounts of the life insurance premiums were $6,308, and the amount of the tax gross-up was $2,646 (the amount of the long-term disability insurance premium paid in January 2020 was $17,949 and the amount of the tax gross-up was $7,529). On January 1, 2020, the target amount associated with his membership interest was increased by an additional $16,250,000, and on January 1, 2021, the target amount will increase by an additional $12,500,000.

For Mr. Pollock, on March 31, 2020, the target amount associated with his membership interest was increased by an additional $2,500,000.

Management LLC

Mr. Idehen and Ms. Hurse each hold membership interests in Management LLC, directly or through their estate planning vehicles, which entitle them to a portion of all profits distributed by Management LLC to its members, but not to proceeds from any capital transaction. The portion is determined by the managing member of Management LLC in its sole discretion. The distributions received by Mr. Idehen and Ms. Hurse in 2019 are set forth in the All Other Compensation column of the Summary Compensation Table above and the accompanying footnote.

Following a termination of employment (including by death or disability) or expulsion (other than for Cause) from Management LLC, Mr. Idehen and Ms. Hurse are entitled to continue to receive allocations of profits equal to 70% of the lesser of: (i) the sharing percentage that applied with respect to the officer’s first distribution from the partnership, or (ii) the average allocation over the four consecutive calendar quarters immediately preceding the calendar quarter of the termination of employment (excluding any “special” distribution as determined by the Managing Member) for a period of four years. Alternatively, at any time after the termination of employment, the Managing Member may exercise discretion to make a “Termination Distribution” based on the Managing Member’s good faith determination of the fair value of any remaining payments.

For so long as the officers are members of Management LLC, and for certain periods after their withdrawal as members, the executives are subject to restrictive covenants prohibiting disclosure of our confidential information, disparaging our business, and, for two years after withdrawal, from competing with our business or soliciting our clients or employees, subject to exceptions for actions taken in the performance of their duties to us or in connection with the investment or management of the officer’s or his family’s assets (or assets belonging to other members and their affiliates).

Asset Pool Awards

The company maintains Asset Pool Award Plans, in which certain of our named executive officers participate. Awards issued under the 2017 and 2018 Asset Pool Award Plans are cash-denominated and vest ratably over a three year period, subject to the executive’s continued employment through the vesting date. At the conclusion of the three-year vesting period, awards are settled, net of any applicable tax withholdings, in fully vested equity interests in certain specified investment funds managed by GCMLP In 2017, Messrs. Levin and Pollock were granted an awards of $150,000 and $100,000, respectively, under the GCM Grosvenor 2017 Asset Pool Award Plan. The award is scheduled to vest in equal installments over a three year period, subject to the officer’s continued employment on the vesting date. In 2018, each of Messrs. Levin and Idehen were granted an award of $150,000 under the GCM Grosvenor 2018 Asset Pool Award Plan. The award is scheduled to vest in equal $50,000 installments over a three year period, subject to the officer’s continued employment on the vesting date. In 2019, Messrs. Levin, Pollock and Idehen vested in $100,000, $33,333, and $50,000 respectively.

Employment Agreements

Michael Sacks.    On October 26, 2007, GCMLP entered into an employment agreement with Mr. Sacks and was subsequently amended on October 5, 2017 and on August 2, 2020. For purposes of the description of Mr. Sacks’ employment terms on any specified date, we refer to his employment agreement, as amended through such date, as Mr. Sacks’ employment agreement. Mr. Sacks’ employment agreement provides that Mr. Sacks shall serve as Chairman and Chief Executive Officer. The term of Mr. Sacks’ employment under his employment agreement will terminate upon the upon the earliest to occur of the following events: Mr. Sacks’ death or disability (as defined in the employment agreement), termination by GCMLP for cause, or without cause following the “sunset date”, (each as defined in the employment agreement), or Mr. Sacks’ resignation.

Mr. Sacks’ employment agreement provides for an annual base salary of $3,700,000 (applicable beginning January 1, 2020), multiplied by an escalation percentage, which is the product of 100% and a fraction, the numerator of which is the Consumer Price Index — All Urban Consumers and the denominator is such Consumer Price Index on the first day of calendar year 2020. The actual amount of Mr. Sacks’ annual base salary in 2019 was $3,585,000. Mr. Sacks’ employment agreement further provides that Mr. Sacks is eligible to participate in all employee benefit programs, on at least as favorable a basis as any other member of senior management. Mr. Sacks’ employment agreement provides for the utilization of non-commercial air travel services, for personal travel up to an aggregate maximum of $1,500,000 in any one calendar year, multiplied by the escalation percentage described above.

Jonathan Levin.    On May 9, 2011, GCMLP entered into an employment agreement with Mr. Levin and was subsequently amended on July 29, 2020. For purposes of the description of Mr. Levin’s employment terms on any specified date, we refer to his employment agreement, as amended through such date, as Mr. Levin’s employment agreement. The initial term of Mr. Levin’s employment agreement was two years but, after such term expires, the agreement automatically remains in place until the earliest to occur of the following events: Mr. Levin’s death or disability (as defined in the employment agreement), termination by GCMLP for cause (as defined in the employment agreement), or with 90 days’ written notice by either party.

Mr. Levin’s employment agreement provided for an initial base salary of $500,000. The actual amount of Mr. Levin’s annual base salary in 2019 was $500,000. Pursuant to the employment agreement, Mr. Levin is eligible to receive a discretionary cash bonus; the amount of Mr. Levin’s 2019 discretionary bonus payment was $1,500,000.

Mr. Levin’s employment agreement further provides that he is eligible to participate in all employee benefit programs maintained by GCMLP and to basic medical insurance or coverage. Mr. Levin’s employment agreement provides for the utilization of non-commercial air travel services, for personal travel up to an aggregate maximum of $300,000 in any one calendar year, multiplied by the escalation percentage described above.

Frederick Pollock.    On April 8, 2015, GCMLP entered into an employment agreement with Mr. Pollock, which was subsequently amended on August 1, 2017 and October 1, 2017. Mr. Pollock’s employment agreement provides that Mr. Pollock shall serve as Managing Director. The initial term of Mr. Pollock’s employment agreement is October 1, 2017 through October 1, 2019, but, after such initial term expires, the agreement automatically remains in place until the earliest to occur of the following events: Mr. Pollock’s death or the date on which Mr. Pollock becomes disabled (as defined in the employment agreement), termination by GCMLP for cause (as defined in the employment agreement), or with 90 days’ written notice by either party.

Mr. Pollock’s employment agreement provides for an initial base salary of $500,000. The actual amount of Mr. Pollock’s annual base salary in 2019 was $500,000. Pursuant to the employment agreement, Mr. Pollock is eligible to receive a discretionary cash bonus; the amount of Mr. Pollock’s 2019 discretionary bonus payment was $1,500,000. Mr. Pollock’s employment agreement further provides that he is eligible to participate in all employee benefit programs maintained by GCMLP

Mr. Pollock’s employment agreement also provides that Mr. Pollock is entitled to a cash bonus calculated as a percentage of the incentive compensation or carried interest of GCM Grosvenor Special Opportunities Fund, L.P. No cash bonuses were made with respect to this interest in 2019.

Francis Idehen.    On May 22, 2017, GCMLP entered into an employment agreement with Mr. Idehen. Mr. Idehen’s employment agreement provides that Mr. Idehen shall serve as Managing Director, Chief Operating Officer. The initial term of Mr. Idehen’s employment agreement is two years, but, after such initial term expires, the agreement automatically remains in place until the earliest to occur of the following events: Mr. Idehen’s death or disability (as defined in the employment agreement), termination by GCMLP for cause (as defined in the employment agreement), or with 90 days’ written notice by either party.

Mr. Idehen’s employment agreement provided for an initial base salary of $500,000. The actual amount of Mr. Idehen’s annual base salary in 2019 was $500,000. Pursuant to the employment agreement, Mr. Idehen is eligible to receive a discretionary cash bonus; the amount of Mr. Idehen’s 2019 discretionary bonus payment was $933,333. Mr. Idehen was also entitled to a one-time bonus in connection with his execution of the employment agreement in the amount of $900,000 (the last installment of which was paid in 2020).

Mr. Idehen’s employment agreement provides that he is eligible to participate in any long-term incentive plans offered to senior executives during the initial term, in GCMLP’s discretion. In connection with the execution of Mr. Idehen’s employment agreement, Mr. Idehen was admitted as a member of Holdings. Mr. Idehen’s employment agreement further provides that he is eligible to participate in all employee benefit programs maintained by GCMLP and to basic medical insurance or coverage.

Sandra Hurse.    On May 29, 2018, GCMLP entered into an employment agreement with Ms. Hurse. Ms. Hurse’s employment agreement provides that Ms. Hurse shall serve as Managing Director, Human Resources. The initial term of Ms. Hurse’s employment agreement is two years, but, after such initial term expires, the agreement automatically remains in place until the earliest to occur of the following events: Ms. Hurse’s death or disability (as defined in the employment agreement), termination by GCMLP for cause (as defined in the employment agreement), resignation by Ms. Hurse for Good Reason, or with 90 days’ written notice by either party. Good Reason for the purposes of Ms. Hurse’s employment agreement means: (i) a negative change in executive’s title; (ii) a material diminution of executive’s duties, responsibilities or reporting line; (iii) the relocation of executive’s principal place of employment outside of Chicago, Illinois; and (iv) any material breach by Grosvenor Capital Management L.P. of any material provision of the employment agreement.

Ms. Hurse’s employment agreement provided for an initial base salary of $500,000. The actual amount of Ms. Hurse’s annual base salary in 2019 was $500,000. Pursuant to the employment agreement, Ms. Hurse is eligible to receive a discretionary cash bonus; the amount of Ms. Hurse’s 2019 discretionary bonus payment was $560,000. Ms. Hurse was also entitled to a one-time bonus in connection with her execution of the employment agreement in the amount of $650,000, $115,000 of which is still outstanding and will become payable on the third anniversary of Ms. Hurse’s employment agreement. Ms. Hurse’s employment agreement further provides that she is eligible to participate in all employee benefit programs maintained by GCMLP and to basic medical insurance or coverage.

In connection with the execution of Ms. Hurse’s employment agreement, Ms. Hurse was admitted as a member of Management LLC.

Retirement Plans

We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. We expect that our named executive officers will be eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and upon completion of two years of service, these matching contributions are fully vested as of the date on which the contribution is made. For employees with less than two years of service, the matching contributions are 50% vested after one year of service and fully vested after two years of service. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Termination Payments and Benefits

Mr. Sacks.    Upon Mr. Sacks’ resignation from GCMLP or his termination without cause following the “sunset date” (as defined in his employment agreement), Mr. Sacks will receive a separation payment in the amount of 25% of his compensation at the time of such termination for the one-year period following such resignation. Mr. Sacks will be available to cooperate with GCMLP from to time. Mr. Sacks will also be entitled to an additional $1,500/hour rate if he works more than forty hours per month during the one year period. Upon Mr. Sacks’ termination of employment by reason of his death or disability, Mr. Sacks (or his estate, as applicable), will be entitled to 12 months’ continuation of his annual base salary at the time of such termination, payable in accordance with GCMLP’s normal payroll practices. Mr. Sacks’ employment agreement includes confidentiality and assignment of intellectual property provisions, as well as two year post-termination non-competition, noninterference and non-solicitation of employees provisions, subject to exceptions set forth in the agreement.

Mr. Levin.    Upon Mr. Levin’s termination from GCMLP other than (i) for cause or (ii) due to his death or disability, Mr. Levin will receive a separation payment in the amount of $375,000 for the one-year period following such termination. Mr. Levin will be available to cooperate with GCMLP from to time. Mr. Levin will also be entitled to an additional $200/hour rate if he works more than forty hours during a particular month. Mr. Levin’s employment agreement includes confidentiality, perpetual non-disparagement in favor of GCMLP and assignment of intellectual property provisions, as well as a one year post-termination non-competition and a two year post-termination noninterference and non-solicitation of employees, clients and marketing agents provisions, subject to exceptions set forth in the agreement.

Mr. Pollock.    Upon Mr. Pollock’s termination from GCMLP other than (i) for cause or (ii) due to his death or disability, Mr. Pollock will continue to engage with GCMLP for a two-year period as a consultant in exchange for a consulting fee at the annual rate of $250,000. Mr. Pollock’s employment agreement includes confidentiality, perpetual non-disparagement in favor of GCMLP and assignment of intellectual property provisions, as well as a one year post-termination non-competition and a two year post-termination noninterference and non-solicitation of employees, clients and marketing agents provisions, subject to exceptions set forth in the agreement. The one year post-termination non-competition period was increased to two years for 2020.

Mr. Idehen.    Upon Mr. Idehen’s termination from GCMLP other than (i) for cause or (ii) due to his death or disability, Mr. Idehen will continue to engage with GCMLP for a one-year period as a consultant in exchange for a consulting fee at the annual rate of $250,000. Mr. Idehen’s employment agreement includes confidentiality, perpetual non-disparagement in favor of GCMLP and assignment of intellectual property provisions, as well as one year post-termination non-competition, noninterference and non-solicitation of employees, clients and marketing agents provisions, subject to exceptions set forth in the agreement.

Ms. Hurse.    Upon Ms. Hurse’s termination of employment by GCMLP other than (i) for cause or (ii) due to her death or disability, Ms. Hurse is entitled to any unpaid installments of her one-time bonus. Upon Ms. Hurse’s termination from GCMLP without cause, the employment agreement provides that Ms. Hurse will continue to engage with GCMLP for a one-year period as a consultant in exchange for a consulting fee at the annual rate of $500,000. Ms. Hurse’s employment agreement includes confidentiality, perpetual non-disparagement in favor of GCMLP and assignment of intellectual property provisions, as well as one year post-termination non-competition, noninterference and non-solicitation of employees, clients and marketing agents provisions, subject to exceptions set forth in the agreement.

Unpaid Installments of Sign-On Bonuses.    As described above under their employment agreements, each of Ms. Hurse and Mr. Idehen is entitled to receive any unpaid sign-on bonus installments.

Carried Interest Plan.    In the event of a participating officer’s termination without “cause” (as defined in the applicable governing documents) or resignation, the participating officer will forfeit such officer’s unvested carried interest sharing percentage, and such officer will only participate in future distributions of carried interest based on a carried interest sharing percentage that has been reduced to reflect the relevant forfeiture. If a participating officer is terminated for “cause” or otherwise triggers a forfeiture event under the applicable governing documents, such officer will forfeit such officer’s entitlement to any future distributions of carried interest and all such officer’s carried interest sharing percentages shall be reduced to zero. Upon a participating officer’s death or “disability” (as defined in the applicable governing documents), such officer (or such officer’s estate) shall continue to participate in carried interest distributions without any adjustment to such officer’s carried interest sharing percentages.

Deferred Compensation Plan.    Upon termination of employment for any reason other than for “cause” (as defined in the plan), the unvested portion of an outstanding award is forfeited. The vested portion will continue to be paid in accordance with the provisions of the plan. Upon a termination for cause or due to the employee’s willful breach of the plan and award agreement under the plan, employee handbooks or other agreements with GCMLP, Holdings and their affiliates, all awards, vested and unvested, are immediately forfeited.

Asset Pool Awards.    With respect to the 2017 and 2018 Asset Pool Award Plan, unvested amounts forfeit upon voluntary termination or involuntary termination without cause. Vested amounts are settled according to the same schedule that would have applied had employment continued. If termination is as a result of death or disability then “vesting” continues, and the award is settled at the same time it would have been had employment continued. If the officer is terminated for “cause” (as defined in the plan), then vested and unvested awards forfeit.

Director Compensation

Our policy is to not pay director compensation to directors who are also our employees. We were was formed in 2020 and thus did pay any compensation to its board of directors in 2019. GCMH did not have a board of directors or similar body in 2019. In 2020, in connection with the Closing, we adopted the GCM Grosvenor, Inc. Non-Employee Director Compensation Policy, which provides for cash and equity-based compensation to those members of our board of directors who are not employees of us or any of our parents or subsidiaries, commencing following the Business Combination. Under the policy, each non-employee director receives an annual director fee of $175,000 as well as additional committee membership/chair fees, as follows: (i) annual fee of $50,000 for service as the chair of our audit committee, (ii) annual fee of $25,000 for service on our audit committee (such that the audit committee chair receives $75,000 in total), (iii) $15,000 for service on any other committee, and (iv) additional $30,000 fee to the chair of any other committee. The fees are earned on a quarterly basis and paid in arrears. They are pro-rated in the event service is for a portion of the quarter. The non-employee director may elect to receive all or a portion of his or her cash fee in the form of restricted stock units, which will vest on the earlier of the day immediately preceding the date of the annual meeting of the Company’s stockholders or the first anniversary of the date of grant, subject to the non-employee director continuing in service through such date.

Each non-employee director will also receive an initial award of 10,000 restricted stock units, which will vest in full on the first anniversary of the non-employee director’s start date, subject to the non-employee director continuing in service through such date. The restricted stock units will accelerate and become fully vested in the event of a Change of Control (as defined in our GMC Grosvenor Inc. 2020 Incentive Award Plan) or the directors’ termination of service due to death or disability. The policy may be amended, modified or terminated by the Board at any time in its sole discretion.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Charter and Bylaws are included as exhibits to the registration statement of which this prospectus forms a part. You are encouraged to read the applicable provisions of Delaware law, the Charter and the Bylaws in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Capital Stock

Our Charter authorizes the issuance of 1,600,000,000 shares, of which 700,000,000 shares will be shares of Class A common stock, 500,000,000 shares will be shares of Class B common stock, par value $0.0001 per share (“Class B common stock”), 300,000,000 shares will be shares of Class C common stock, par value $0.0001 per share (“Class C common stock”), and 100,000,000 shares will be shares of preferred stock, par value $0.0001 per share (“preferred stock”).

Common Stock

Voting

Pursuant to our Charter, holders of Class A common stock and Class C common stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of Class A common stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Prior to the Sunset Date, the holders of Class C common stock are entitled to the lesser of (i) 10 votes per share and (ii) the Class C Share Voting Amount on all matters submitted to stockholders for their vote or approval. From and after the Sunset Date, holders of Class C Common Stock will be entitled to one vote per share. The Class B common stock will not be entitled to vote (except as required by applicable law).

GCM V controls approximately 75% of the combined voting power of our common stock as a result of its ownership of all of Class C common stock. Accordingly, Mr. Sacks, through his control of GCM V, controls our business policies and affairs and can control any action requiring the general approval of our stockholders, including the election of our board, the adoption of amendments to our Charter and Bylaws and approval of any merger or sale of substantially all of its assets. Until the Sunset Date, Mr. Sacks will continue to control the outcome of matters submitted to the stockholders.

The Class B common stock is non-voting and is not entitled to any votes on any matter that is submitted to a vote of our stockholders, except as required by Delaware law. Delaware law would permit holders of Class B common stock to vote, with one vote per share, on a matter if it were to (i) change the par value of the Class B common stock or (ii) amend the Charter to alter the powers, preferences, or special rights of the Class B common stock as a whole in a way that would adversely affect the holders of Class B common stock.

As a result, in these limited instances, the holders of a majority of the Class B common stock could defeat such an amendment to the Charter. For example, if a proposed amendment of the Charter provided for the Class B common stock to rank junior to the Class A common stock or Class C common stock with respect to (i) any dividend or distribution, (ii) the distribution of proceeds were we to be acquired, or (iii) any other right, Delaware law would require the separate vote of the holders of Class B common stock, with each share of Class B common stock entitled to one vote per share. In this instance, the holders of a majority of the Class B common stock could defeat that amendment to the Charter.

Dividends

The holders of Class A common stock and Class B common stock (collectively, the “Economic Rights Stock”) are entitled to receive dividends as and if declared by our board of directors out of legally available funds. Under the Charter, dividends may not be declared or paid in respect of the Class A common stock or the Class B common stock unless they are declared or paid in the same amount in respect of the other class of Economic Rights Stock. With respect to stock dividends, holders of Class A common stock must receive Class A common stock and holders of Class B common stock must receive Class B common stock.

The holders of Class C common stock will not have any right to receive dividends other than stock dividends consisting of shares of Class C common stock, paid proportionally with respect to each outstanding share of Class C common stock.

Merger, Consolidation or Tender or Exchange Offer

The holders of Class A common stock shall not be entitled to receive economic consideration for their shares in excess of that payable to the holders of Class B common stock in connection with any merger, consolidation, or tender or exchange offer. However, in any such event involving consideration in the form of securities, the holders of Class B common stock will be deemed to have received the same consideration as the holders of Class A common stock.

Liquidation or Dissolution

Upon our liquidation or dissolution, the holders of all classes of common stock are entitled to their respective par value, and the holders of Class A common stock and Class B common stock will then be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of Class C common stock will not have any right to receive a distribution upon our liquidation or dissolution.

Conversion, Transferability and Exchange

Subject to the terms of the A&R LLLPA, the limited partners of GCMH (other than IntermediateCo) may from time to time cause GCMH to redeem any or all of their Grosvenor common units in exchange for, at our election (subject to certain exceptions), either cash (based on the market price for a share of the Class A common stock) or shares of Class A common stock. At our election, such transaction may be effectuated via a direct exchange of Class A common stock or cash by IntermediateCo for the redeemed Grosvenor common units.

The Charter provides that (i) a share of Class C common stock will automatically be cancelled for no consideration upon any sale or other transfer of a share of Class A common stock issued as a result of any redemption or direct exchange of Grosvenor common units outstanding as of the effective date of the A&R LLLPA is transferred to any person that is not a Key Holder (or affiliate or owner thereof), and (ii) a share of Class C common stock will automatically be cancelled for no consideration upon the redemption or exchange of a Grosvenor common unit for cash. Shares of Class A common stock, Class B common stock and Class C common stock are not subject to any conversion right.

Other Provisions

None of the Class A common stock, Class B common stock or Class C common stock has any pre-emptive or other subscription rights.

Preferred Stock

We are authorized to issue up to 100,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Delaware law and the Charter, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. Our board of directors also will be authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company and may adversely affect the voting and other rights of the holders of Class A common stock, Class B common stock and Class C common stock, which could have a negative impact on the market price of the Class A common stock. We have no current plan to issue any shares of preferred stock.

Redeemable Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the consummation of the Business Combination. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. The warrants will expire five years after the consummation of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We are obligated to file and maintain an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants and to use commercially reasonable best efforts to cause such registration statement to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of Class A common stock is not effective by the 60th day after the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, we may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of Class A common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” shall mean the average volume weighted average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants. If we call our warrants for redemption and our management does not take advantage of this option, the CF Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, or (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a stockholder vote to amend our Charter with respect to any provision relating to stockholders’ rights, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of our assets or other property an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants are issued in registered form under the Warrant Agreement. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the consummation of the Business Combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with the CF Sponsor) and they will not be redeemable by us so long as they are held by the CF Sponsor or its permitted transferees. The CF Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the CF Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units sold in CFAC’s initial public offering.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average volume weighted average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Exclusive Forum

The Charter provides that, to the fullest extent permitted by law, and unless we provide notice in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Charter or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. The Charter will further provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The clauses described above will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Anti-Takeover Effects of Provisions of the Charter and Bylaws

The provisions of the Charter and Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A common stock.

The Charter and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that may have the effect of delaying, deferring or preventing our future takeover or change in control unless such takeover or change in control is approved by our board of directors.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders.    The Charter provides that, following the time we are no longer a “controlled company,” stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The Charter and Bylaws also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by law, special meetings of the stockholders can only be called by our board of directors, the chairman, vice chairman or executive chairman of our board of directors or the chief executive officer, or, until the time we are no longer a “controlled company,” by the Secretary at the request of holders representing a majority of the total voting power of our issued and outstanding common stock, voting together as a single class. Except as described above, stockholders are not permitted to call a special meeting or to require our board of directors to call a special meeting.

Advance Notice Procedures.    The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, and for stockholder nominations of persons for election to our board of directors to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the Bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Authorized but Unissued Shares.    Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders.    The Charter provides that we are not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203. Nevertheless, our Charter contains provisions that will become operative following the time we are no longer a “controlled company” and will have a similar effect to Section 203, except that they will provide that Mr. Sacks and the GCMH Equityholders, their respective affiliates and successors and their direct and indirect transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions.

Limitations on Liability and Indemnification of Officers and Directors

The Charter limits the liability of our directors to the fullest extent permitted by the DGCL and provides that we will provide them with customary indemnification and advancement of expenses. We have entered into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Corporate Opportunities

The Charter provides that, to the fullest extent permitted by law, we renounce any interest or expectancy in a transaction or matter that may be a corporate opportunity for us and Mr. Sacks (other than in his capacity as an officer and employee of our Company), the GCMH Equityholders, or any of our non-employee directors have no duty to present such corporate opportunity to us and they may invest in competing businesses or do business with our clients or customers.

Registration Rights

Upon consummation of the Business Combination, we entered into the Registration Rights Agreement with the CF Sponsor, the GCMH Equityholders and the PIPE Investors. Pursuant to the Registration Rights Agreement, we agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of our Class A common stock and other equity securities that are held by the parties thereto from time to time.

The Registration Rights Agreement amends and restates the registration rights agreement that was entered into by CFAC, the CF Sponsor and the other parties thereto in connection with CFAC’s initial public offering.

Transfer Agent and Registrar

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. Each person investing in our Class A common stock held through The Depository Trust Company must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of our Class A common stock.

For as long as any shares of our Class A common stock are listed on Nasdaq or on any other stock exchange operating in the United States, the laws of the State of New York shall apply to the property law aspects of our Class A common stock (including securities exercisable for or convertible into our Class A common stock) reflected in the register administered by our transfer agent.

We have listed shares of our Class A common stock in registered form and such shares, through the transfer agent, will not be certificated. We have appointed Continental Stock Transfer & Trust Company as our agent in New York to maintain our shareholders’ register on behalf of our board of directors and to act as transfer agent and registrar for our Class A common stock. Shares of our Class A common stock are traded on Nasdaq in book-entry form.

The warrant agent for the warrants is Continental Stock Transfer & Trust Company.

Listing of Class A Common Stock and Warrants

Our Class A common stock and warrants are listed on Nasdaq under the symbols “GCMG” and “GCMGW,” respectively.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our voting shares by:

•        each person who is known to be the beneficial owner of more than 5% of our voting shares;

•        each of our executive officers and directors; and

•        all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

Our authorized common stock consists of Class A common stock, Class B common stock and Class C common stock. Holders of Class B common stock are not entitled to any voting rights on matters submitted to stockholders for a vote. See “Description of Capital Stock.”

Beneficial ownership of shares of our common stock is based on 39,914,862 shares of Class A common stock and 144,235,246 shares of Class C common stock issued and outstanding as of November 30, 2020. There were no shares of Class B common stock outstanding as of November 30, 2020.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting shares beneficially owned by them. To our knowledge, none of our shares of common stock beneficially owned by any executive officer or director have been pledged as security.

	Class A Common Stock		Class C Common Stock		Combined Voting Power (%)(2)
Name and Address of Beneficial Owner(1)	Number	%	Number	%
Five Percent Holders:
CF Investors(3)	8,251,535	20.7%	—	—	5.1%
Adage Capital Partners, LP(4)	5,946,298	14.9%	—	—	3.7%
Alyeska Investment Group(5)	3,523,436	8.8%	—	—	2.2%
M. Klein Associates, Inc.(6)	2,067,690	5.2%	—	—	1.3%
MFS Investment Management(7)	2,004,387	5.0%	—	—	1.3%
Moore Global Investments, LLC(8)	2,000,000	5.0%	—	—	1.3%
Directors and Executive Officers:
Michael Sacks(9)	145,135,246	78.4%	144,235,246	100%	75.0%
Jonathan Levin	—	—	—	—	—
Frederick Pollock	—	—	—	—	—
Francis Idehen	—	—	—	—	—
Sandra Hurse	—	—	—	—	—
Angela Blanton	—	—	—	—	—
Francesca Cornelli	—	—	—	—	—
Stephen Malkin	—	—	—	—	—
Blythe Masters	—	—	—	—	—
Samuel C. Scott III	—	—	—	—	—
All directors and executive officers, as a group (10 individuals)	145,135,246	78.4%	144,235,246	100%	75.0%

____________

(1)      Unless otherwise noted, the business address of each of those listed in the table above is c/o GCM Grosvenor, 900 North Michigan Avenue, Suite 1100, Chicago, IL 60611.

(2)      Percentage of combined voting power represents voting power with respect to all shares of Class A common stock and Class C common stock, voting together as a single class. Each holder of Class A common stock is entitled to one vote per share, and each holder of Class C common stock is entitled to the voting rights described in “Description of Capital Stock.” Class C common stock does not have any of the economic rights (including rights to dividends and distributions upon liquidation) associated with Class A common stock.

(3)     Includes (i) 3,500,000 shares of Class A common stock held by the CF Investor (together with the CF Sponsor, the “CF Investors”), (ii) 2,951,535 shares of Class A common stock held by the CF Sponsor, (iii) 1,500,000 shares of Class A common stock underlying warrants held by the CF Investor and (ii) 300,000 shares of Class A common stock underlying warrants held by the CF Sponsor. Cantor Fitzgerald, L.P. (“Cantor”) is the sole member of each of the CF Investors. CF Group Management, Inc. (“CFGM”) is the managing general partner of Cantor. Howard Lutnick is Chairman and Chief Executive of CFGM and trustee of CFGM’s sole stockholder. As such, each of Cantor, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the securities directly held by the CF Investors. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Amounts include a total of 1,800,000 shares of Class A common stock that may be acquired upon exercise of warrants exercisable within 60 days. The business address for the entities and individual discussed in this footnote is 110 East 59th Street, New York NY 10022.

(4)      Of the 5,946,298 shares of Class A common stock held by this entity, 3,500,000 shares of Class A common stock are being registered hereby. The address of Adage Capital Partners is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(5)      Includes (i) 28,153 shares of shares of Class A common stock held by Alyeska Master Fund 3, L.P., of which 24,000 shares of Class A common stock are being registered hereby, and (ii) 3,495,283 shares of Class A common stock of Alyeska Master Fund, L.P., of which 2,976,000 shares of Class A common stock are being registered hereby. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. and Alyeska Master Fund 3, L.P. (the “Alyeska Investors”), has voting and investment control of the shares held by the Alyeska Investors. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Alyeska Investors. The address of the entities discussed in this footnote and Mr. Parekh is 77 W. Wacker, Suite 700, Chicago, Illinois 60601.

(6)      Michael Klein is the sole stockholder of M. Klein Associates, Inc. The shares beneficially owned by M. Klein Associates, Inc. may also be deemed to be beneficially owned by Mr. Klein. The address of each of the foregoing is 640 Fifth Avenue, 12th Floor, New York, New York 10019.

(7)      Includes (i) 19,921 shares of shares of Class A common stock held by AST MFS Growth Allocation Portfolio advised by Massachusetts Financial Services Company, (ii) 1,262,527 shares of Class A common stock held by MFS Series Trust I — MFS New Discovery Fund, (iii) 3,605 shares of Class A common stock held by MFS Series Trust XV — MFS Global Alternative Strategy Fund, (iv) 533,386 shares of Class A common stock held by MFS Variable Insurance Trust — MFS New Discovery Series, (v) 164,974 shares of Class A common stock held by Pacific Select Fund — Small-Cap Growth Portfolio advised by Massachusetts Financial Services Company and (vi) 19,974 shares of Class A common stock held by PF Small-Cap Growth Fund advised by Massachusetts Financial Services Company, of which 15,587 shares of Class A common stock are being registered hereby. Massachusetts Financial Services Company, a Delaware corporation registered as an investment adviser with the SEC (“MFS”), has voting and dispositive power over the shares owned by the MFS advised entities discussed in this footnote. The address of the entities discussed in this footnote is 111 Huntington Avenue, Boston, Massachusetts 02199.

(8)      Moore Capital Management, LP, the investment manager of Moore Global Investments, LLC (“MGI LLC”), has voting and investment control of the shares held by MGI LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares held by MGI LLC. Mr. Bacon also is the indirect majority owner of MGI LLC. The address of MGI LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(9)      Includes shares of Class C common stock held by GCM V and 900,000 shares of Class A common stock that may be acquired upon exercise of warrants held by Holdings. Mr. Sacks is the managing member of GCM V and of Holdings and as a result of such may be deemed to share beneficial ownership over the securities held by each of the foregoing entities. Any distribution of proceeds derived from the securities held by the foregoing entities is shared among the respective members of such entities in accordance with the applicable operating agreements of such entities.

SELLING SHAREHOLDERS

This prospectus relates to the resale from time to time of (i) an aggregate of 172,538,315 shares of our Class A common stock, including shares of Class A common stock we may issue from time to time to the GCMH Equityholders upon the exchange by such stockholders of an equivalent number of Grosvenor common units and (ii) 2,700,000 warrants to purchase Class A common stock by the Selling Shareholders. The Selling Shareholders may from time to time offer and sell any or all of the shares of Class A common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Shareholders’ interest in the Class A common stock or warrants other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Shareholders, and the aggregate number of shares of Class A common stock and warrants that the Selling Shareholders may offer pursuant to this prospectus.

	Before the Offering		Number of Shares of Class A Common Stock Being Offered	Number of Warrants Being Offered	After the Offering
Name of Selling Shareholder	Number of Shares of Class A Common Stock	Number of Warrants			Number of Shares of Class A Common Stock	Percentage of Outstanding Shares of Class A Common Stock	Number of Warrants
GCMH Equityholders(1)	144,235,246	900,000	144,235,246	900,000	—	—	—
CF Investors(2)	8,251,535	1,800,000	8,251,535	1,800,000	—	—	—
Adage Capital Partners, L.P.(3)	5,946,298	—	3,500,000	—	2,446,298	6.1%	—
Alyeska Investment Group(4)	3,523,436	—	3,000,000	—	523,436	1.3%	—
CVI Investments, Inc.(5)	750,000	—	750,000	—	—	—	—
DSAM Partners(6)	1,000,000	—	1,000,000	—	—	—	—
Healthcare of Ontario Pension Plan Trust Fund(7)	1,000,000	750,000	1,000,000	—	—	—	750,000
Integrated Core Strategies (US) LLC(8)	900,000	428,760	900,000	—	—	—	428,760
Kepos Alpha Master Fund L.P.(9)	500,000	—	500,000	—	—	—	—
Linden Capital L.P.(10)	400,000	1,198,932	400,000	—	—	—	1,198,932
M. Klein Associates, Inc.(11)	2,067,690	—	1,000,000	—	1,067,690	2.7%	—
Magnetar Financial(12)	1,000,000	291,100	1,000,000	—	—	—	291,100
MFS Investment Management(13)	2,004,387	—	2,000,000	—	4,387	*	—
MMCAP International Inc. SPC(14)	750,000	—	750,000	—	—	—	—
Monashee Investment Management(15)	500,000	—	500,000	—	—	—	—
Moore Global Investments, LLC(16)	2,000,000	—	2,000,000	—	—	—	—
OHA Partner Global Co-Investment III, LLP(17)	1,283,844	—	500,000	—	783,844	2.0%	—
Tech Opportunities LLC(18)	800,000	—	800,000	—	—	—	—
Westchester Capital Management, LLC(19)	400,000	488,763	400,000	—	—	—	488,763

____________

*        Less than 1 percent.

(1)      Mr. Sacks, the chairman of our board of directors and our chief executive officer, is the ultimate managing member of each of the GCMH Equityholders. Any distribution of proceeds derived from the securities held by the GCMH Equityholders is shared among the respective members of such entities in accordance with the applicable operating agreements of such entities. Shares of Class A common stock held and being offered includes (i) 144,235,246 shares of Class A common stock that may be received pursuant to a direct exchange or redemption of Grosvenor common units and (ii) 900,000 shares of Class A common stock underlying warrants. The address for Mr. Sacks is c/o GCM Grosvenor, 900 North Michigan Avenue, Suite 1100, Chicago, Illinois 60611.

(2)      Includes (i) 3,500,000 shares of Class A common stock held by the CF Investor, (ii) 2,951,535 shares of Class A common stock held by the CF Sponsor, (iii) 1,500,000 shares of Class A common stock underlying warrants held by the CF Investor and (ii) 300,000 shares of Class A common stock underlying warrants held by the CF Sponsor. Cantor is the sole member of each of the CF Investors. CFGM is the managing general partner of Cantor. Howard Lutnick is Chairman and Chief Executive of CFGM and trustee of CFGM’s sole stockholder. As such, each of Cantor, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the securities directly held by the CF Investors. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address for the entities and individual discussed in this footnote is 110 East 59th Street, New York NY 10022.

(3)      Of the 5,946,298 shares of Class A common stock held by this entity, 3,500,000 shares of Class A common stock are being registered hereby. The address of Adage Capital Partners is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(4)      Includes (i) 28,153 shares of shares of Class A common stock held by Alyeska Master Fund 3, L.P., of which 24,000 shares of Class A common stock are being registered hereby, and (ii) 3,495,283 shares of Class A common stock of Alyeska Master Fund, L.P., of which 2,976,000 shares of Class A common stock are being registered hereby. Alyeska Investment Group, L.P., the investment manager of each of the Alyeska Investors, has voting and investment control of the shares held by the Alyeska Investors. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Alyeska Investors. The address of these entities discussed in this footnote and Mr. Parekh is 77 W. Wacker, Suite 700, Chicago, Illinois 60601.

(5)      Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(6)      Includes (i) 775,000 shares of shares of Class A common stock held by DSAM+ Master Fund and (ii) 225,000 shares of Class A common stock held by LMA SPC — MAP 112 Segregated Portfolio. DSAM Partners (London) Ltd. (“DSAM Partners”) is the investment advisor to DSAM+ Master Fund and LMA SPC — MAP 112 Segregated Portfolio (the “DSAM Investors”) and, as such, may be deemed to have voting and investment power over the securities held by the DSAM Investors. DSAM Partners is ultimately controlled by Mr. Guy Shahar. The DSAM Investors and Mr. Shahar disclaim beneficial ownership of the securities listed above. The address of the DSAM Investors is c/o Walkers Corporate Services Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-1104.

(7)      The warrants listed in the table above are not being registered hereby. The address of Healthcare of Ontario Pension Plan Trust Fund is 1 York Street, Suite 1900, Toronto, Ontario, Canada MSJ 0B6.

(8)      The warrants listed in the table above are not being registered hereby. Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies (US) LLC (“Integrated Core Strategies”) and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. The managing member of Millennium Group Management is a trust of which Mr. Israel A. Englander, a United States citizen, currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. The foregoing should not be construed in and of itself as an admission by Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies. The address of Integrated Core Strategies is c/o Millennium Management LLC, 666 Fifth Avenue, 8th Floor, New York, New York 10103.

(9)      The address of Kepos Alpha Master Fund is c/o Kepos Capital LP, 11 Times Square, 35th Floor, New York, New York 10036.

(10)    The warrants listed in the table above are not being registered hereby. The securities directly held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P. The address of these individuals and entities is c/o Linden Advisors LP, 590 Madison Avenue, 15th Floor, New York, New York 10022.

(11)    Michael Klein is the sole stockholder of M. Klein Associates, Inc. The shares beneficially owned by M. Klein Associates, Inc. may also be deemed to be beneficially owned by Mr. Klein. The address of each of the foregoing is 640 Fifth Avenue, 12th Floor, New York, New York 10019.

(12)    Includes (i) 99,000 shares of shares of Class A common stock and 39,050 warrants held by Magnetar Constellation Fund II, Ltd. (which warrants are not being registered hereby), (ii) 352,000 shares of Class A common stock and 163,300 warrants held by Magnetar Constellation Master Fund, Ltd. (which warrants are not being registered hereby), (iii) 75,000 shares of Class A common stock held by Magnetar Lake Credit Fund LLC, (iv) 57,000 shares of Class A common stock held by Magnetar Longhorn Fund LP, (v) 93,000 shares of Class A common stock held by Magnetar SC Fund Ltd., (vi) 131,000 shares of Class A common stock and 28,400 warrants held by Magnetar Structured Credit Fund, LP (which warrants are not being registered hereby), (vii) 123,000 shares of Class A common stock and 60,350 warrants held by Magnetar Xing He Master Fund Ltd. (which warrants are not being registered hereby), (viii) 47,000 shares of Class A common stock held by Purpose Alternative Credit Fund — F LLC and (ix) 23,000 shares of Class A common stock held by Purpose Alternative Credit Fund — T LLC. Magnetar Financial LLC (“MFL”) serves as investment manager of each Magnetar Constellation Fund II, Ltd., Magnetar Constellation Master Fund, Ltd, Magnetar Longhorn Fund LP, Magnetar SC Fund Ltd and Magnetar Xing He Master Fund Ltd. MFL is the manager of Magnetar Lake Credit Fund LLC, Purpose Alternative Credit Fund — F LLC and Purpose Alternative

Credit Fund — T LLC. MFL is the general partner of Magnetar Structured Credit Fund, LP (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”) is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The manager of Supernova is Alec N. Litowitz, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and Alec N. Litowitz disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. The address of the entities and individual discussed in this footnote is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.

(13)    Includes (i) 19,921 shares of shares of Class A common stock held by AST MFS Growth Allocation Portfolio advised by Massachusetts Financial Services Company, (ii) 1,262,527 shares of Class A common stock held by MFS Series Trust I — MFS New Discovery Fund, (iii) 3,605 shares of Class A common stock held by MFS Series Trust XV — MFS Global Alternative Strategy Fund, (iv) 533,386 shares of Class A common stock held by MFS Variable Insurance Trust — MFS New Discovery Series, (v) 164,974 shares of Class A common stock held by Pacific Select Fund — Small-Cap Growth Portfolio advised by Massachusetts Financial Services Company and (vi) 19,974 shares of Class A common stock held by PF Small-Cap Growth Fund advised by Massachusetts Financial Services Company, of which 15,587 shares of Class A common stock are being registered hereby. Massachusetts Financial Services Company, a Delaware corporation registered as an investment adviser with the SEC (“MFS”), has voting and dispositive power over the shares owned by the MFS advised entities discussed in this footnote. The address of the entities discussed in this footnote is 111 Huntington Avenue, Boston, Massachusetts 02199.

(14)    MM Asset Management Inc. is the investment advisor to MMCAP International Inc. SPC. Matthew MacIsaac is the Secretary of MM Asset Management Inc. and has voting and investment control of the shares held by MMCAP International Inc. SPC. BMO Nesbitt Burns ITF MMCAP International Inc. SPC is the record holder of such shares for and on behalf of MMCAP Master Segregated Portfolio. The address of MMCAP International Inc. SPC is c/o MM Asset Management Inc., 161 Bay St. TD Canada Trust Tower Ste 2240, Toronto, Ontario, M5J 2S1.

(15)    Includes (i) 227,273 shares of Class A common stock held by BEMAP Master Fund Ltd., (ii) 102,273 shares of Class A common stock held by Monashee Pure Alpha SPV I LP, (iii) 136,363 shares of Class A common stock held by Monashee Solitario Fund LP and (iv) 34,091 shares of Class A common stock held by SFL SPV I LLC. Monashee Investment Management LLC is the investment advisor for each of the entities discussed in this footnote. Jeff Muller, as Chief Compliance Officer of Monashee Investment Management LLC, has the power to direct the vote and disposition of the securities held by such entities and may be deemed to beneficially own such securities. The address of each of the entities and individual discussed in this footnote is c/o Monashee Investment Management LLC, 75 Park Plaza, 2nd Floor, Boston, Massachusetts 02110.

(16)    Moore Capital Management, LP, the investment manager of Moore Global Investments, LLC (“MGI LLC”), has voting and investment control of the shares held by MGI LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares held by MGI LLC. Mr. Bacon also is the indirect majority owner of MGI LLC. The address of MGI LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(17)    Of the 1,283,844 shares of Class A common stock held by this entity, 500,000 shares of Class A common stock are being registered hereby. The address of OHA Partner Global Co-Investment III, LLP is 201 Main Street, Suite 1250, Fort Worth, Texas 76102.

(18)    Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these securities. The address of Tech Opportunities LLC is c/o Hudson Bay Capital Management LP, 777 Third Avenue, 30th Floor, New York, New York, 10017.

(19)    Includes (i) 239,500 shares of shares of Class A common stock and 293,016 warrants held by The Merger Fund (which warrants are not being registered hereby), (ii) 12,500 shares of shares of Class A common stock and 3,888 warrants held by The Merger Fund VL (which warrants are not being registered hereby), (iii) 57,500 shares of shares of Class A common stock and 81,357 warrants held by WCM Alternatives: Event-Driven Fund (which warrants are not being registered hereby), (iv) 24,000 shares of shares of Class A common stock and 525 warrants held by Winchester Global Trust Company Limited, as Trustee of WCM Master Trust (which warrants are not being registered hereby), (v) 42,500 shares of shares of Class A common stock and 109,959 warrants held by JNL Multi-Manager Alternative Fund (which warrants are not being registered hereby) and (vi) 24,000 shares of shares of Class A common stock held by JNL/Westchester Capital Event Driven Fund. Westchester Capital Management, LLC (“WCM”) serves as investment advisor to The Merger Fund, The Merger Fund VL and WCM Alternatives: Event-Driven Fund and as sub-advisor to JNL Multi-Manager Alternative Fund and JNL/Westchester Capital Event Driven Fund. Westchester Capital Partners, LLC (“WCP”) serves as investment advisor to WCM Master Trust. Mr. Roy D. Behren and Mr. Michael T. Shannon each serve as Co-Managers of WCM and Co-Managers of WCP. By virtue of these relationships, WCM, WCP and Messrs. Behren and Shannon may be deemed to beneficially own the securities listed herein, however, each ofWCM, WCP and Messrs. Behren and Shannon disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest in such securities. The address of the entities and individuals discussed in this footnote is 100 Summit Lake Drive, Suite 220, Valhalla, New York 10595.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such shares of Class A common stock and warrants.

Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of shares of Class A common stock or warrants registered on its behalf. A Selling Shareholder may sell or otherwise transfer all, some or none of such shares of Class A common stock or warrants in this offering. See “Plan of Distribution.”

For information regarding transactions between us and the Selling Shareholders, see the section entitled “Certain Relationships and Related Person Transactions.”

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Insurance Broker

GCM Grosvenor utilizes the services of an insurance broker (the “Broker”) to procure insurance coverage, including its general commercial package policy, health, workers’ compensation and professional and management liability coverage for its directors and officers. Mr. Malkin, including his immediate family members, has an economic interest in the Broker totaling approximately 35%, and Mr. Sacks’ brother serves as an executive officer of the Broker. During the nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017, the Broker received commission payments in respect of the GCM Grosvenor insurance coverage in amounts of $0.6 million, $0.7 million, $0.7 million and $0.7 million, respectively.

Firm Use of Private Aircraft

GCM Grosvenor personnel, including Mr. Sacks, make use of aircraft owned by Holdings that has been leased by Holdings to a third-party aviation services company that manages the aircraft (the “Aviation Company”). GCM Grosvenor charters the aircraft from the Aviation Company, and in some instances, leases from and makes direct payments to Holdings, when GCM Grosvenor personnel and their associated parties use the aircraft for business or personal use. During the nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017, GCM Grosvenor made payments of approximately $1.4 million, $3.3 million, $3.1 million and $3.1 million, respectively, in aggregate to the Aviation Company and Holdings.

Investments in GCM Grosvenor Funds

GCM Grosvenor’s directors and executive officers are permitted to invest their own capital in GCM Grosvenor’s investment funds on a no-fee and no-carry basis. The opportunity to invest in GCM Grosvenor’s investment funds on a no-fee and no-carry basis is also available to all of GCM Grosvenor’s senior professionals and to those employees whom GCM Grosvenor has determined have a status that reasonably permits it to offer them these types of investments in compliance with applicable laws. GCM Grosvenor encourages its eligible professionals to invest in GCM Grosvenor’s investment funds because it believes that such investing further aligns the interests of GCM Grosvenor’s professionals with those of its fund investors and the firm.

During the nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017, the aggregate investments by GCM Grosvenor’s directors and executive officers (and their family members and investment vehicles) in GCM Grosvenor’s investment funds was approximately $269.0 million, $244.8 million, $311.7 million and $359.3 million, respectively, which includes amounts invested in a GCM Grosvenor investment fund on a non-recourse leveraged basis through a feeder vehicle.

During the nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017, the aggregate investments by Mr. Sacks (including his family members and investment vehicles) in GCM Grosvenor’s investment funds was approximately $84.0 million, $76.5 million, $143.5 million and $170.4 million, respectively, which includes amounts invested in a GCM Grosvenor investment fund on a non-recourse leveraged basis through a feeder vehicle.

During the nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017, the aggregate investments by Mr. Levin (including his family members and investment vehicles) in GCM Grosvenor’s investment funds was approximately $4.9 million, $4.3 million, $4.2 million and $4.5 million, respectively, which includes amounts invested in a GCM Grosvenor investment fund on a non-recourse leveraged basis through a feeder vehicle.

During the nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017, the aggregate investments by Mr. Idehen (including his family members and investment vehicles) in GCM Grosvenor’s investment funds was approximately $0.2 million, approximately $0.2 million, less than $0.1 million and $0, respectively, which includes amounts invested in a GCM Grosvenor investment fund on a non-recourse leveraged basis through a feeder vehicle.

During the nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017, the aggregate investments by Mr. Pollock (including his family members and investment vehicles) in GCM Grosvenor’s investment funds was approximately $1.5 million, $0.9 million, $0.8 million and $0, respectively.

During the nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017, the aggregate investments by Mr. Malkin (including his family members and investment vehicles he manages for his family members) in GCM Grosvenor’s investment funds was approximately $178.3 million, $162.9 million, $163.2 million and $184.4 million, respectively, which includes amounts invested in a GCM Grosvenor investment fund on a non-recourse leveraged basis through a feeder vehicle.

Mosaic Transaction

In March 2020, GCMH transferred certain indirect partnership interests related to historical investment funds managed by it to Mosaic. The limited partners of Mosaic are a third-party investor, which funded nearly all of the Mosaic Transaction, Holdings and GCMH. Prior to the closing of the Business Combination, Holdings’ interests and liabilities related to Mosaic were transferred to GCMH. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of GCM Grosvenor — Mosaic Transaction.” In the nine months ended September 30, 2020, Holdings did not receive any distributions or other proceeds on account of its interest in Mosaic.

Lease of Principal Headquarters

GCM Grosvenor leases (the “Lease”) its principal headquarters in Chicago from 900 North Michigan, LLC, a Delaware limited liability company (the “Landlord”). Mr. Malkin, including his immediate family members, has an economic interest in the Landlord totaling approximately 36% in the aggregate. The term of the Lease expires September 30, 2026. The Lease provides for monthly rent and payment of operating expenses on a triple-net basis. During the nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017, GCM Grosvenor made lease payments of $4.3 million, $5.4 million, $4.0 million and $4.8 million, respectively, in satisfaction of its obligations pursuant to the Lease.

Sublease and Services to Holdings

GCM Grosvenor subleases a portion of its principal headquarters in Chicago to Holdings at GCM Grosvenor’s cost under its lease. The current term of the sub-lease expires on September 30, 2026 and provides for monthly rent and payment of operating expenses on a triple-net basis. During the nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017, Holdings made lease payments to GCM Grosvenor of $0.1 million, $0.2 million, $0.1 million and $0.2 million, respectively, in satisfaction of its obligations pursuant to the sublease.

GCM Grosvenor currently provides additional office space, office support and administrative services, to various persons who provide services, including personal services, primarily to Holdings and its members, including Michael J. Sacks. Holdings does not pay GCM Grosvenor for this use of space and support services. While GCM Grosvenor does not account for these services in the ordinary course and their value is not readily quantifiable, GCM Grosvenor would estimate the value of these services to be in excess of $120,000 for each of the years ended December 31, 2019, 2018 and 2017, respectively. GCM Grosvenor also pays for certain insurance and other benefits for certain of these persons, for which it is reimbursed by Holdings.

Compensation of Immediate Family Member of Stephen Malkin

GCM Grosvenor has employed an immediate family member of Mr. Malkin in a non-executive officer position since August 2019. During the nine months ended September 30, 2020, Mr. Malkin’s family member received total compensation from GCM Grosvenor of approximately $161,000.

Stockholders’ Agreement

Upon consummation of the Business Combination, we entered into the Stockholders’ Agreement with the GCMH Equityholders and GCM V, pursuant to which, among other things, (i) GCM V was granted rights to designate all seven directors for election to our board of directors (and GCM V and the GCMH Equityholders will vote in favor of such designees) and (ii) GCM V and the GCMH Equityholders agreed to vote their voting shares in favor of any recommendations by our board of directors. Additionally, the Stockholders’ Agreement contains certain restrictions on transfer with respect to lock-up shares held by the GCMH Equityholders, including a three-year lock-up of such shares in each case, subject to limited exceptions as contemplated thereby (including that the GCMH Equityholders may each transfer one-third of their lock-up shares during the period beginning on the first anniversary of the closing date of the Business Combination and ending on the second anniversary of such closing date and an additional one-third of their lock-up shares during the period beginning on the second anniversary of the closing date of the Business Combination and ending on the third anniversary of such closing date). The Stockholders’ Agreement contemplates that our board of directors will consist of seven directors with the initial chairperson being Michael J. Sacks and also contains certain provisions intended to maintain our qualification as a “controlled company” within the meaning of Nasdaq Listing Rule 5615(c) corporate governance requirements.

Registration Rights Agreement

Upon consummation of the Business Combination, we entered into the Registration Rights Agreement with the CF Sponsor, the GCMH Equityholders and the PIPE Investors. Pursuant to the Registration Rights Agreement, agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of our common stock and other equity securities that are held by the parties thereto from time to time.

Tax Receivable Agreement

In connection with the consummation of the Business Combination, we used a portion of our assets to acquire equity interests of GCMH both directly from GCMH and from certain pre-Business Combination equity holders in GCMH. We expect these transactions to result in an increase in our share of the tax basis of the assets of GCM Grosvenor. In addition, as a result of the transactions undertaken in connection with the Business Combination, we expect to receive the benefit of existing tax basis in certain intangible assets of GCM Grosvenor. Further, we may obtain an increase in our share of the tax basis of the assets of GCM Grosvenor when a GCMH Equityholder receives shares of our Class A common stock or cash, as applicable, in connection with an exercise of such GCMH Equityholder’s right to have common units in GCMH redeemed by GCMH or, at our election, exchanged (which we intend to treat as its direct purchase of common units from such GCMH Equityholder for U.S. federal income and other applicable tax purposes, regardless of whether such common units are surrendered by a GCMH Equityholder to GCMH for redemption or sold upon the exercise of our election to have IntermediateCo acquire such common units directly) (such basis increases, together with the basis increases in connection with the purchase of equity interests of GCMH in connection with the Business Combination, the “Basis Adjustments,” and, together with the tax basis in intangible assets referenced above, the “Basis Assets”). The Basis Assets may have the effect of reducing the amounts that we would otherwise pay in the future to various tax authorities. The Basis Assets may also decrease gains (or increase losses) for tax purposes on future dispositions of certain of GCM Grosvenor’s assets. In connection with the transactions described above, we entered into the Tax Receivable Agreement with GCMH and each of the GCMH Equityholders that provides for the payment by us to the TRA Parties of 85% of the amount of certain tax benefits, if any, that we actually realize, or in some circumstances are deemed to realize, as a result of the various transactions that occurred in connection with the Business Combination or in the future that are described above, including benefits arising from the Basis Assets and certain other tax benefits attributable to payments made under the Tax Receivable Agreement. GCMH intends to have in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange (including for this purpose the purchase of equity interests of GCMH from certain pre-Business Combination equity holders described above) of Grosvenor common units for Class A common stock or cash occurs. The tax benefit payments provided for under the Tax Receivable Agreement are not conditioned upon one or more of the GCMH Equityholders maintaining a continued ownership interest in GCMH or its affiliates. The GCMH Equityholders rights under the Tax Receivable Agreement are generally assignable.

CF Sponsor Relationships

We entered the following agreements, or otherwise engaged in the following transactions, with CF Sponsor in connection with the Business Combination.

Sponsor Support Agreement

On August 2, 2020 and in connection with the Business Combination, CFAC entered into the Sponsor Support Agreement with the CF Sponsor, GCMH and Holdings. Pursuant to the Sponsor Support Agreement, among other things, the CF Sponsor agreed to vote in favor of the Transaction Agreement and the Business Combination, in each case, subject to the terms and conditions contemplated by the Sponsor Support Agreement. The CF Sponsor also agreed to certain transfer restrictions on its lock-up shares during the Lock-up Period, in each case, subject to limited exceptions as contemplated thereby, including that the CF Sponsor may transfer lock-up shares during the Lock-up Period in a cumulative aggregate amount of shares of common stock representing up to one-third of the number of lock-up shares beneficially owned by the CF Sponsor as of immediately following the Closing during the period beginning on the first anniversary of the Closing Date and ending 180 days following the first anniversary of the Closing Date. The Lock-up Period under the Sponsor Support Agreement can expire early upon the earlier of: (i) the date on which the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within the 30-day trading period commencing at least 150 days following the Closing Date and (ii) the date subsequent to the Closing Date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of our Class A common stock for cash, securities or other property.

Amendment No. 1 to Forward Purchase Contract

In connection with the execution of the Transaction Agreement, CFAC entered into Amendment No. 1 to the Forward Purchase Contract between CFAC and the CF Sponsor, pursuant to which, among other things, the CF Investor agreed to purchase (i) 1,500,000 of our warrants in a private placement and (ii) 3,500,000 shares of our Class A common stock in exchange for an aggregate purchase price equal to $30,000,000. Each of our warrants is exercisable to purchase one share of our Class A common stock at an exercise price of $11.50.

PIPE Subscription Agreements

In connection with the execution of the Transaction Agreement, the PIPE Investors agreed to purchase, in the aggregate, 19,500,000 shares of our Class A common stock at $10.00 per share for an aggregate commitment amount of $195,000,000. The shares of Class A common stock we issued pursuant to such subscription agreements were originally issued in reliance upon an exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The closings under the subscription agreements occurred substantially concurrently with the Closing.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “related person transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•        any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•        any person who is known by us to be the beneficial owner of more than 5% of our voting shares;

•        any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting shares; and

•        any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our audit committee charter, the audit committee has the responsibility to review related party transactions.

PLAN OF DISTRIBUTION

The Selling Shareholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our Class A common stock or warrants or interests in our Class A common stock or warrants received after the date of this prospectus from the Selling Shareholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Class A common stock or warrants or interests in our Class A common stock or warrants on any stock exchange, market or trading facility on which shares of our Class A common stock or warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of their shares of Class A common stock or warrants or interests therein:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        one or more underwritten offerings;

•        block trades in which the broker-dealer will attempt to sell the shares of Class A common stock or warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        distributions to their members, partners or shareholders;

•        short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•        directly to one or more purchasers;

•        through agents;

•        broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares of Class A common stock or warrants at a stipulated price per share or warrant; and

•        a combination of any such methods of sale.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some shares of our Class A common stock or warrants owned by them and, if a Selling Shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Class A common stock or warrants, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Shareholders to include the pledgee, transferee or other successors in interest as the Selling Shareholders under this prospectus. The Selling Shareholders also may transfer shares of our Class A common stock or warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our Class A common stock or warrants or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A common stock or warrants in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our Class A common stock or warrants short and deliver these securities to close out their short positions, or loan or pledge shares of our Class A common stock or warrants to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Class A common stock or warrants offered by this prospectus, which shares or warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of shares of our Class A common stock or warrants offered by them will be the purchase price of such shares of our Class A common stock or warrants less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our Class A common stock or warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Shareholders.

The Selling Shareholders also may in the future resell a portion of our Class A common stock or warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of shares of our Class A common stock or warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our Class A common stock or warrants may be underwriting discounts and commissions under the Securities Act. If any Selling Shareholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Shareholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Class A common stock or warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our Class A common stock and warrants offered by the Selling Shareholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A common stock or warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Class A common stock or warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A common stock or warrants by bidding for or purchasing shares of Class A common stock or warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Class A common stock or warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A common stock or warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Shareholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Shareholders may be required to make with respect thereto. In addition, we and the Selling Shareholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Shareholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.

Selling Shareholders may use this prospectus in connection with resales of shares of our Class A common stock and warrants. This prospectus and any accompanying prospectus supplement will identify the Selling Shareholders, the terms of our Class A common stock or warrants and any material relationships between us and the Selling Shareholders. Selling Shareholders may be deemed to be underwriters under the Securities Act in connection with shares of our Class A common stock or warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Shareholders will receive all the net proceeds from the resale of shares of our Class A common stock or warrants.

A Selling Shareholder that is an entity may elect to make an in-kind distribution of Class A common stock or warrants to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Class A common stock or warrants pursuant to the distribution through a registration statement.

We are required to pay all fees and expenses incident to the registration of shares of our Class A common stock and warrants to be offered and sold pursuant to this prospectus, which we expect to be approximately $310,000.

LEGAL MATTERS

Latham & Watkins LLP has passed upon the validity of the Class A common stock and warrants offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The balance sheet of GCM Grosvenor Inc. at July 28, 2020, included in this prospectus, has been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

The combined financial statements of Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C. at December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, included in this prospectus, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

The financial statements of CF Finance Acquisition Corp. as of and for the years ended December 31, 2019 and 2018 appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance on such report given the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the shares of Class A common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

GCM Grosvenor Inc.

(a wholly owned subsidiary of Grosvenor Capital Management Holdings, LLLP)

Balance Sheets as of September 30, 2020 and July 28, 2020

	September 30, 2020	July 28, 2020
(unaudited)
Assets
Total assets	$—	$—

Liabilities and Stockholder’s Equity
Total liabilities	—	—

Commitments and contingencies
Stockholder’s equity:
Ordinary shares, $0.0001 par value, 100 shares issued and outstanding	$0.01	$0.01
Due from stockholder	(0.01)	(0.01)
Total stockholder’s equity	—	—
Total liabilities and stockholder’s equity	$—	$—

See accompanying notes to the unaudited financial statement.

GCM Grosvenor Inc.

Notes to the Financial Statement

(Unaudited)

Note 1: Background and Nature of Operations

GCM Grosvenor Inc. (the “Company”) was incorporated in Delaware on July 27, 2020 as a wholly owned subsidiary of Grosvenor Capital Management Holdings, LLLP (the “Partnership” or “GCMH”). The Company was formed for the purpose of completing the transactions contemplated by the definitive transaction agreement, dated August 2, 2020 (the “Transaction Agreement”), by and among CF Finance Acquisition Corp. (“CFAC”), the Partnership, CF Finance Intermediate Acquisition, LLC (“IntermediateCo”) and the other parties thereto as discussed in Note 4.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The balance sheets are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Separate statements of income and comprehensive income, changes in stockholder’s equity, and cash flows have not been presented because there have been no activities in this entity from July 28, 2020 to September 30, 2020.

Use of Estimates

The preparation of the financial statement in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Organization costs

Costs related to incorporation of the Company will be paid by the Partnership and recorded as an expense of the Partnership.

Note 3: Stockholder’s Equity

The Company’s authorized capital stock consists of 100 shares of common stock, with a par value of $0.0001 per share. On July 27, 2020, the Company issued 100 shares of common stock to the Partnership for aggregate consideration of $0.01.

Note 4: Subsequent Events

On November 17, 2020, as contemplated by the Transaction Agreement, (a) CFAC merged with and into the Company, upon which the separate corporate existence of CFAC ceased and the Company became the surviving entity and each share of CFAC common stock was converted into one share of Class A common stock, and each whole warrant of CFAC was converted into one warrant of the Company and GCMH cancelled its ownership of the 100 shares of common stock of the Company; (b) the Company received $120.4 million remaining in the Trust Account following redemptions made in connection with CFAC’s special meeting of stockholders relating to the transactions contemplated by the Transaction Agreement, (c) certain investors (the “PIPE Investors”) purchased 19,500,000 shares of Class A common stock; (d) the CF Sponsor purchased 3,500,000 shares of Class A common stock and 1,500,000 warrants of the Company for an aggregate price equal to $30,000,000 pursuant to a forward purchase contract; (e) the CF Sponsor terminated, forfeited and cancelled, for no consideration, 2,351,534 shares of Class A common stock and 150,000 warrants of the Company; (f) the Company issued 900,000 warrants to purchase Class A common stock to Holdings; (g) Holdings assigned, and IntermediateCo assumed, all right, title and interest in and to the Option Agreement in exchange for the Option Consideration in the Option Conveyance ; (h) immediately following the Option Conveyance, IntermediateCo consummated the exercise of certain options (pursuant to the Option Agreement) to purchase all of the Class B-2 common units of GCMH then held by certain investors (pursuant to the Option Agreement); (i)(x) GCMHGP LLC sold all of the outstanding equity interests of GCMH then held by it, including the general partnership and limited partnership interests, to IntermediateCo for the GCMH Consideration and

GCM Grosvenor Inc.
Notes to the Financial Statement
(Unaudited)

Note 4: Subsequent Events (cont.)

(y) Holdings sold all of the outstanding equity interests of GCM LLC to IntermediateCo for the GCM Consideration; (j) GCMH was redomiciled as a limited liability limited partnership in the State of Delaware and its Limited Liability Limited Partnership Agreement was amended and restated; (k) GCMH issued to IntermediateCo the GCM PubCo Matching Grosvenor common units and the GCM PubCo Matching Grosvenor warrants, in each case in exchange for the IntermediateCo Contribution Amount in the IntermediateCo Contribution and Issuance ; and (l) the Company issued 144,235,246 shares of Class C common stock to GCM V (the transactions referred to in clauses (a) through (l), collectively, the “Transactions”).

Following the consummation of the Transactions, the Company owns all of the equity interests in IntermediateCo, which acts as the general partner of the Partnership (collectively, “GCM Grosvenor”).

Report of Independent Registered Public Accounting Firm

To the Shareholder and the Board of Directors of GCM Grosvenor Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of GCM Grosvenor Inc. (the Company) as of July 28, 2020, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company at July 28, 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

The financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2020.

Chicago, Illinois

August 2, 2020

GCM Grosvenor Inc.

(a wholly owned subsidiary of Grosvenor Capital Management Holdings, LLLP)

Balance Sheet as of July 28, 2020

Assets
Total assets	$—

Liabilities and Stockholder’s Equity
Total liabilities	—
Commitments and contingencies
Stockholder’s equity:
Ordinary shares, $0.0001 par value, 100 shares issued and outstanding	$0.01
Due from stockholder	(0.01)

Total stockholder’s equity	—
Total liabilities and stockholder’s equity	$—

GCM Grosvenor Inc.

Notes to the Balance Sheet

Note 1: Background and Nature of Operations

GCM Grosvenor Inc. (“the Company”) was incorporated in Delaware on July 27, 2020 as a wholly owned subsidiary of Grosvenor Capital Management Holdings, LLLP (the “Partnership”). The Company was formed for the purpose of completing the transactions contemplated by the definitive transaction agreement, dated August 2, 2020 (the “Transaction Agreement”), by and among CF Finance Acquisition Corp., the Partnership, CF Finance Intermediate Acquisition, LLC (“IntermediateCo”) and the other parties thereto. Following the consummation of the transactions contemplated by the Transaction Agreement, the Company will own all of the equity interests in IntermediateCo, which will act as the general partner of the Partnership. However, the consummation of the transactions contemplated by the Transaction Agreement is subject to numerous conditions, and there can be no assurances that such conditions will be satisfied.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The balance sheet is presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Separate statements of income and comprehensive income, changes in stockholder’s equity, and cash flows have not been presented because there have been no activities in this entity as of July 28, 2020.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Organization costs

Costs related to incorporation of the Company will be paid by the Partnership and recorded as an expense of the Partnership.

Note 3: Stockholder’s Equity

The Company’s authorized capital stock consists of 100 shares of common stock, with a par value of $0.0001 per share. On July 27, 2020, the Company issued 100 shares of common stock to the Partnership for aggregate consideration of $0.01.

Note 4: Subsequent Events

The Company has evaluated subsequent events through August 2, 2020, the date on which the balance sheet was available for issuance.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Condensed Combined Statements of Financial Condition

(In thousands, except share amounts)

	September 30, 2020	December 31, 2019
	(Unaudited)
Assets
Cash and cash equivalents	$158,186	$79,866
Management fees receivable	12,534	13,896
Incentive fees receivable	11,570	20,771
Due from related parties	10,791	10,226
Investments	159,050	159,358
Premises and equipment, net	8,263	8,871
Intangible assets, net	10,464	16,092
Goodwill	28,959	28,959
Other assets	60,292	35,117
Total assets	460,109	373,156
Liabilities and Partners’ and Member’s Capital
Accrued compensation and benefits	59,577	63,668
Employee related obligations	20,409	22,614
Debt	376,832	448,500
Accrued expenses and other liabilities	71,032	52,204
Total liabilities	527,850	586,986
Commitments and contingencies (Note 11)
Redeemable noncontrolling interest	110,782	—
Partners’ deficit – Grosvenor Capital Management Holdings, LLLP (Class A common shares, 49,950,000 issued and outstanding as of September 30, 2020 and December 31, 2019; Class B-1 common shares, 46,203,750 issued and outstanding as of September 30, 2020 and December 31, 2019; Class B-2 common shares, 3,746,250 issued and outstanding as of September 30, 2020 and December 31, 2019; Class C common shares, 1,057,374 issued and outstanding as of September 30, 2020 and December 31, 2019)	(259,985)	(308,373)
Member’s deficit – GCM, L.L.C.	(58)	(66)
Accumulated other comprehensive loss	(12,231)	(6,854)
Total partners’ and member’s deficit attributable to Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.	(272,274)	(315,293)
Noncontrolling interest	93,751	101,463
Total partners’ and member’s deficit	(178,523)	(213,830)
Total liabilities and partners’ and member’s deficit	$460,109	$373,156

See notes to condensed combined financial statements.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Condensed Combined Statements of Income (Loss) and Comprehensive Income (Loss) (Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Management fees	$78,269	$82,837	$231,106	$243,708
Incentive fees	21,774	33,342	38,048	65,819
Other operating income	1,703	2,383	5,339	5,571
Total operating revenues	101,746	118,562	274,493	315,098
Expenses
Employee compensation and benefits	75,315	62,311	186,459	174,484
General, administrative and other	17,263	20,641	58,101	64,637
Total operating expenses	92,578	82,952	244,560	239,121
Operating income	9,168	35,610	29,933	75,977
Investment income	7,902	2,962	1,700	6,070
Interest expense	(5,807)	(6,281)	(17,515)	(19,067)
Other expense	446	(2,680)	(10,637)	(7,615)
Net other income (expense)	2,541	(5,999)	(26,452)	(20,612)
Income before income taxes	11,709	29,611	3,481	55,365
Income taxes	541	527	1,710	1,643
Net income	11,168	29,084	1,771	53,722
Less: Net income attributable to redeemable noncontrolling interest	3,322	—	5,600	—
Less: Net income attributable to noncontrolling interest	6,520	5,194	3,873	12,292
Net income (loss) attributable to Grosvenor Capital
Management Holdings, LLLP and GCM, L.L.C.	1,326	23,890	(7,702)	41,430
Other comprehensive income (loss)
Unrealized gain (loss) on cash flow hedge	1,103	(1,052)	(5,530)	(7,438)
Foreign currency translation adjustment	468	(215)	153	(136)
Total other comprehensive income (loss)	1,571	(1,267)	(5,377)	(7,574)
Comprehensive income (loss)	$2,897	$22,623	$(13,079)	$33,856

See notes to condensed combined financial statements.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Condensed Combined Statements of Changes in Partners’ and Member’s Deficit (Unaudited)

(In thousands)

	Partners’ Deficit - Grosvenor Capital Management Holdings, LLLP	Member’s Deficit - GCM, L.L.C.	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total Partners’ and Member’s Deficit
Balance, June 30, 2019	$(309,549)	$(75)	$(6,893)	$115,653	$(200,864)

Capital contributions	—	15	—	—	15
Capital contributions from noncontrolling interest	—	—	—	789	789
Deemed contributions	4,365	—	—	—	4,365
Capital distributions	(24,524)	(41)	—	—	(24,565)
Capital distributions paid to noncontrolling interest	—	—	—	(11,173)	(11,173)
Unrealized loss on cash flow hedge	—	—	(1,052)	—	(1,052)
Translation adjustment	—	—	(215)	—	(215)
Net income	23,863	27	—	5,194	29,084
Balance, September 30, 2019	(305,845)	(74)	(8,160)	110,463	(203,616)
	Partners’ Deficit - Grosvenor Capital Management Holdings, LLLP	Member’s Deficit - GCM, L.L.C.	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total Partners’ and Member’s Deficit
Balance, December 31, 2018	$(326,113)	$(73)	$(586)	$125,665	$(201,107)

Cumulative-effect adjustment from adoption of ASC 606	10,343	—	—	1,517	11,860
Capital contributions	—	15	—	—	15
Capital contributions from noncontrolling interest	—	—	—	3,547	3,547
Deemed contributions	13,080	—	—	—	13,080
Capital distributions	(44,524)	(77)	—	—	(44,601)
Capital distributions paid to noncontrolling interest	—	—	—	(32,558)	(32,558)
Unrealized loss on cash flow hedge	—	—	(7,438)	—	(7,438)
Translation adjustment	—	—	(136)	—	(136)
Net income	41,369	61	—	12,292	53,722
Balance, September 30, 2019	(305,845)	(74)	(8,160)	110,463	(203,616)

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Condensed Combined Statements of Changes in Partners’ and Member’s Deficit (Unaudited) — (Continued)

(In thousands)

	Partners’ Deficit - Grosvenor Capital Management Holdings, LLLP	Member’s Deficit - GCM, L.L.C.	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total Partners’ and Member’s Deficit	Redeemable Noncontrolling Interest
Balance, June 30, 2020	$(270,396)	$(57)	$(13,802)	$90,163	$(194,092)	$108,665

Capital contributions from noncontrolling interest	—	—	—	976	976	—
Deemed contributions	21,605	—	—	—	21,605	—
Capital distributions	(12,500)	(21)	—	—	(12,521)	—
Capital distributions paid to noncontrolling interest	—	—	—	(3,908)	(3,908)	—
Capital distributions paid to redeemable noncontrolling interest	—	—	—	—	—	(1,205)
Unrealized gain on cash flow hedge	—	—	1,103	—	1,103	—
Translation adjustment	—	—	468	—	468	—
Net income	1,306	20	—	6,520	7,846	3,322
Balance, September 30, 2020	$(259,985)	$(58)	$(12,231)	$93,751	$(178,523)	$110,782
	Partners’ Deficit - Grosvenor Capital Management Holdings, LLLP	Member’s Deficit - GCM, L.L.C.	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total Partners’ and Member’s Deficit	Redeemable Noncontrolling Interest
Balance, December 31, 2019	$(308,373)	$(66)	$(6,854)	$101,463	$(213,830)	—

Cumulative-effect adjustment from adoption of ASU No. 2017-12	(650)	—	650	—	—	—
Capital contributions from noncontrolling interest	—	—	—	3,124	3,124	—
Capital contributions from redeemable noncontrolling interest	—	—	—	—	—	173,797
Deemed contributions	38,381	—	—	—	38,381	—
Capital distributions	(42,524)	(44)	—	—	(42,568)	—
Capital distributions paid to noncontrolling interest	—	—	—	(14,709)	(14,709)	—
Capital distributions paid to redeemable noncontrolling interest	—	—	—	—	—	(7,680)
Equity transaction with Mosaic	60,935	—	—	—	60,935	(60,935)
Unrealized loss on cash flow hedge	—	—	(6,180)	—	(6,180)	—
Translation adjustment	—	—	153	—	153	—
Net income (loss)	(7,754)	52	—	3,873	(3,829)	5,600
Balance, September 30, 2020	$(259,985)	$(58)	$(12,231)	$93,751	$(178,523)	$110,782

See notes to condensed combined financial statements.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Condensed Combined Statements of Cash Flows (Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net income	$1,771	$53,722
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization expense	7,400	7,734
Other non-cash compensation	3,360	2,885
Non-cash partnership interest-based compensation	38,381	13,080
Amortization of debt issuance costs	1,014	1,246
Loss on extinguishment of debt	1,514	—
Change in fair value of derivatives	9,673	8,225
Amortization of deferred rent	502	255
Proceeds received from investments	3,543	8,644
Non-cash investment (income) loss	(1,700)	(6,070)
Other	22	18
Change in assets and liabilities
Management fees receivable	1,338	(6,169)
Incentive fees receivable	9,201	(27,354)
Due from related parties	(565)	(2,785)
Other assets	(25,171)	(10,853)
Accrued compensation and benefits	(7,428)	(2,404)
Employee related obligations	(2,204)	(4,851)
Accrued expenses and other liabilities	2,480	(491)
Net cash provided by operating activities	43,131	34,832
Cash flows from investing activities
Purchases of premises and equipment	(1,165)	(3,403)
Contributions/subscriptions to investments	(16,221)	(14,779)
Withdrawals/redemptions from investments	14,685	25,921
Net cash provided by (used in) investing activities	(2,701)	7,739
Cash flows from financing activities
Capital contributions received from noncontrolling interest	176,921	3,547
Capital distributions	(42,568)	(44,601)
Capital distributions paid to the noncontrolling interest	(22,389)	(32,558)
Proceeds from revolving line of credit	20,000	25,000
Principal payments on revolving line of credit	(3,000)	—
Principal payments on senior notes	(91,196)	(7,324)
Net cash provided by (used in) financing activities	37,768	(55,936)
Effect of exchange rate changes on cash	122	(141)
Net increase (decrease) in cash and cash equivalents	78,320	(13,506)
Cash and cash equivalents
Beginning of period	79,866	68,100
End of period	$158,186	$54,594
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$16,105	$16,980
Cash paid during the period for income taxes	$2,745	$1,667

See notes to condensed combined financial statements.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.
Notes to Condensed Combined Financial Statements (Unaudited)
(In thousands, except where noted)

1. Description of the Business and Organization

Description of the Business

The combined financial statements include the combined accounts of (i) Grosvenor Capital Management Holdings, LLLP (“GCMH”) and its operating subsidiaries, Grosvenor Capital Management, L.P. (“GCMLP”), Grosvenor Customized Fund Investment Group, L.P. (“GCM CFIG”), CFIG Holdings, LLC (“CFIG Holdings”), GCM Partners I, L.P. (“GCMP1”), GCM Management Incentive Plan I, L.P. (“MIP”), GCM UK Limited and GCM UK 2 Limited, which together own GCM Investments UK LLP (“UK Subsidiaries”), GCM Investments Hong Kong Limited (“GCMHK”), GCM Investments (Korea) Co. Ltd. (“GCMSK”), Mosaic GP Entity, LP, Mosaic NewCo Subsidiary, LP, Mosaic Acquisitions 2020, L.P., (ii) GCMLP’s consolidated operating subsidiaries, GRV Securities LLC (“GSLLC”) and GCM Investments Japan K.K. (“GIJKK”) (GCMH, GCMLP, GCM CFIG, CFIG Holdings, GCMP1, MIP, the UK Subsidiaries, GCMHK, GCMSK, GSLLC and GIJKK are sometimes collectively referred to herein, solely for purposes of convenience, as the “Partnership”) and (iii) GCM, L.L.C. (“GCM LLC”, collectively with the Partnership, the “Company” or “GCM Grosvenor”). As a registered broker-dealer, GSLLC serves as a placement agent for certain investment vehicles sponsored and managed or advised by both GCMLP and GCM CFIG (collectively referred to as the “GCM Funds”).

On January 2, 2014, the Company completed the acquisition of Customized Fund Investment Group (“CFIG”), a leading global private equity, infrastructure and real estate investment management business, from Credit Suisse Group AG (“CSG”). As a result, GCM CFIG was assigned certain acquired investment management and service agreements relating to the CFIG business and GCMH became the sole member of CFIG Holdings. Through several subsidiaries, CFIG Holdings is the general partner to the GCM CFIG advised GCM Funds and is entitled to carried interest.

The Company focuses on providing comprehensive investment solutions to primarily institutional clients who seek allocations to alternative investments such as hedge fund strategies, private equity, real estate, infrastructure and strategic investments. The Company specializes in developing customized portfolios for clients but also offers multi-client multi-manager, direct investment and co-investment portfolios. Portfolios range from highly concentrated to broadly diversified. Clients ordinarily access these portfolios through multi-client or single-client GCM Funds, which are typically organized either as U.S. limited partnerships or limited liability companies, or as non-U.S. corporations, limited partnerships or unit trusts.

Organization

GCMH is a holding company operated pursuant to the Fourth Amended and Restated Limited Liability Limited Partnership Agreement (the “Partnership Agreement”) dated October 5, 2017, among the limited partners, Grosvenor Holdings, L.L.C. (“Holdings”), Grosvenor Holdings II, L.L.C (“Holdings II”) and certain investment funds managed by Hellman & Friedman LLC, a private equity investment firm (collectively “H&F”), and the general partner, GCMH GP, L.L.C. (“GCMHGP LLC”).

GCM LLC is a single member limited liability company held by Holdings. GCM LLC does not have any independent operations and its sole purpose is to serve as the general partner of GCMLP and GCM CFIG.

As of September 30, 2020 and December 31, 2019, the Company had a net deficit in Partners’ and Member’s Capital of approximately $178.5 million and $213.8 million, respectively, resulting from historical distribution of proceeds from debt. Notwithstanding this deficit, management believes there is not substantial doubt about the Company’s ability to continue as a going concern over the next 12 months as the Company has experienced, since its inception, sufficient operating cash flows and positive operating income from its operating entities, and has access to alternative funding sources to meet its current obligations.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.
Notes to Condensed Combined Financial Statements (Unaudited)
(In thousands, except where noted)

1. Description of the Business and Organization (cont.)

COVID-19

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (“COVID-19”) a global pandemic, which has resulted in significant disruption and uncertainty in the global economic markets. Given the amount of uncertainty currently regarding the scope and duration of the COVID-19 pandemic, the Company is unable to predict the precise impact the COVID-19 pandemic will have on the Company’s combined financial statements. In line with public markets and credit indices, the Company investments may be adversely impacted.

2. Summary of Significant Accounting Policies

Basis of Presentation

The unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for annual financial statements. In the opinion of management, all necessary adjustments (which consists of only normal recurring items) have been made to fairly present the condensed consolidated financial statements for the interim periods presented. Results of operations for the nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020. These unaudited condensed combined financial statements should be read in conjunction with the audited combined financial statements for the fiscal year ended December 31, 2019.

The condensed combined financial statements include the accounts of the Partnership and its wholly-owned or majority-owned subsidiaries, the consolidated entities which are considered to be variable interest entities (“VIEs”) and for which the Partnership is considered the primary beneficiary, certain entities which are not considered VIEs but which the Partnership controls through a majority voting interest and GCM LLC. The Partnership and GCM LLC have been presented on a combined historical cost basis as they are entities under common control.

All intercompany balances and transactions have been eliminated.

Redeemable Noncontrolling Interests

Noncontrolling interests related to certain limited partnership interests are subject to redemptions by third party investors. As these interests are redeemable upon the occurrence of an event that is not solely within the control of the Company, amounts relating to third party interests in such consolidated entities are classified in the mezzanine section as redeemable noncontrolling interest within the condensed combined statements of financial condition.

Income Taxes

The Company is treated as a partnership for U.S. federal income tax purposes. Members, as applicable, are taxed individually on their share of the earnings and losses, therefore; no provision for federal income taxes has been included in the condensed combined financial statements. The Company, however, is subject to various foreign, state, local and city income taxes. Income tax expense recorded in the condensed combined statements of income (loss) and comprehensive income (loss) primarily relate to income taxes attributable to foreign and state and local jurisdictions.

Tax positions taken by the Company are subject to periodic audit by state, local, municipal and foreign taxing authorities. Significant judgement is required in determining tax expense and in evaluating tax positions, including uncertainties. The Company recognizes the amount of benefit in the financial statements that is “more likely than not” to be sustained upon examination, including resolutions of related appeals or litigation processes based on the technical merits of the position. The Company’s tax positions are reviewed and evaluated quarterly to determine whether the Company has any uncertain tax positions that require financial statement recognition. The Company recognizes interest and penalties related to the underpayment of income taxes as general, administrative, and other expenses in the condensed combined statements of income (loss) and comprehensive income (loss).

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.
Notes to Condensed Combined Financial Statements (Unaudited)
(In thousands, except where noted)

2. Summary of Significant Accounting Policies (cont.)

Recently Issued Accounting Standards

In October 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities, which reduces the cost and complexity of financial reporting associated with consolidation of VIEs. The amendment provides that indirect interests held through related parties in common control arrangements should be considered on a proportional basis for determining whether fees paid to decision makers and service providers are variable interests. The amendments in this ASU are effective for a private company for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact on its combined financial statements upon adoption of this standard.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Changes to the Disclosure Requirements for Fair Value Measurement. The amendments remove or modify certain disclosures, while others were added. The Company adopted the guidance as of January 1, 2020. The adoption of this guidance did not have a material impact on its combined financial statements.

In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities (“ASU 2017-12”). The new guidance amends the hedge accounting model to enable entities to better portray their risk management activities in the financial statements. The guidance eliminates the requirement to separately measure and report hedge ineffectiveness and allows for the entire change in fair value of a “highly effective” cash flow hedge to be recognized in other comprehensive income until the hedged item affects earnings. An entity will apply the new guidance on a modified retrospective basis with a cumulative effect adjustment to accumulated other comprehensive income with a corresponding adjustment to retained earnings as of the beginning of the period of adoption. Changes to income statement presentation and financial statement disclosures will be applied prospectively. The Company adopted the guidance as of January 1, 2020. The resulting impact of adoption to its 3-Year Swap Agreement is recorded in opening accumulated other comprehensive income (loss) and opening partners’ deficit.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. Currently, the standard requires an entity to perform a two-step test to determine the amount, if any, of goodwill impairment. In Step 1, an entity compares the fair value of a reporting unit with its carrying amount, including goodwill. If the carrying amount of the reporting unit exceeds its fair value, the entity performs Step 2 and compares the implied fair value of goodwill with the carrying amount of that goodwill for that reporting unit. An impairment charge equal to the amount by which the carrying amount of goodwill for the reporting unit exceeds the implied fair value of that goodwill is recorded, limited to the amount of goodwill allocated to that reporting unit. The new guidance removes Step 2. An entity will apply a one-step quantitative test and record the amount of goodwill impairment as the excess of a reporting unit’s carrying amount over its fair value, not to exceed the total amount of goodwill allocated to the reporting unit. The new guidance does not amend the optional qualitative assessment of goodwill impairment. An entity will apply the new guidance on a prospective basis. The new guidance is effective for the Company for fiscal years beginning after December 15, 2022 and early adoption is permitted for annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact on its combined financial statements upon adoption of this standard

In February 2016, the FASB issued ASU 2016-02, Leases. The main difference between existing lease accounting guidance and the updated standard is that operating leases will now be recorded as assets and liabilities in the statement of financial position. The standard will be effective for non-public entities beginning on January 1, 2022; however, early adoption is permitted. The Company is currently evaluating the impact on its combined financial statements upon adoption of this new standard.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.
Notes to Condensed Combined Financial Statements (Unaudited)
(In thousands, except where noted)

2. Summary of Significant Accounting Policies (cont.)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires an entity to utilize a new impairment model known as the current expected credit loss (“CECL”) model to estimate its lifetime “expected credit loss” and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. The CECL model is expected to result in more timely recognition of credit losses. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. The standard will be effective for the Company beginning on January 1, 2023. The Company expects that adoption of this guidance will not have a material impact on its combined financial statements.

3. Mosaic Transaction

Effective January 1, 2020 (the “Effective Date”), the Partnership, CFIG Holdings, GCMLP, GCM Investments GP LLC (“GCM GP”), the General partner to certain investment funds advised by the Partnership, (collectively, the “Seller”) entered into a Purchase and Sale Agreement (“Agreement”) and issued certain limited partnership interests in several entities (“Carry Plan Entities”) to Mosaic Acquisitions 2020, L.P. (“Mosaic”). In addition, Mosaic also acquired the rights to receive a percentage of carried interest from certain GCM Funds and has agreed to provide additional funding under certain circumstances up to a maximum amount as defined in the Agreement (collectively, the “Mosaic Transaction”). Mosaic issued Class A and Class B equity interests to GCMH, Holdings and Mosaic Feeder, L.P. (“Mosaic Feeder”). The Partnership serves as the general partner of Mosaic, which is consolidated as the Partnership holds a controlling financial interest in Mosaic. Mosaic Feeder is beneficially owned by Lakeshore Investments GP, LLC (“Lakeshore”), a related party, and an unaffiliated third-party investor (“Mosaic Counterparty”) and is not consolidated. The Carry Plan Entities serve as general partners of, or are special limited partners in, certain of the GCM Funds. The consideration transferred by Mosaic Counterparty to the Seller for the interests acquired was $125.4 million. In addition, the Seller received an additional $48.0 million to fund future investment commitments. Additionally, the Seller may be required to pay additional amounts as long as Mosaic Feeder has an ownership interest in the transferred interests (“Potential Payments”) based on cash flow up to the relevant dates as defined in the Agreement that could total up to a maximum of $19.9 million, which is broken down as a maximum of $4.9 million on December 31, 2020, $7.5 million on December 31, 2021 and $7.5 million on December 31, 2022. Such amounts can be reduced (not below zero) by exceeding certain cumulative distribution thresholds at each relevant date. In addition, any such amounts paid to Mosaic will also reduce, on a dollar-for-dollar basis, the purchase price payable upon exercise of the Put Option.

Additionally, the Agreement provides for a Recall Amount whereby beginning January 1, 2023, the Partnership may recall from Mosaic $15.1 million plus any Potential Payments that were made in previous periods. There are no contractual restrictions to the Partnership’s ability to recall the payments, other than if a Triggering Event as defined in the Agreement occurs, which management has deemed to be remote, and the credit risk associated with Mosaic’s ability to recall the distributions from Mosaic Counterparty.

In addition, as part of the Mosaic Transaction, Holdings purchased an option from Mosaic Feeder for $2.6 million for the right, but not the obligation, to require Mosaic Feeder to sell to Holdings all of the Class A and Class B equity interests held by Mosaic Feeder in Mosaic (the “Mosaic Call Right”) for a purchase price equal to the greater of 1.3x its investment or a 12% IRR on its investment (the “Call Price”).

Further, Mosaic Counterparty has the right, but not the obligation, to require the Partnership to acquire all of the Class A and Class B Interests held by Mosaic Feeder in Mosaic (the “Put Option”) for a purchase price equal to Mosaic Counterparty receiving the greater of 1.3x of its investment or a 12% IRR on its investment (the “Put Price”). The Put Option can only be exercised if a Triggering Event as defined in the Agreement occurs, which management has deemed to be remote. If the Partnership declines to pay the Put Price, Mosaic Counterparty may either step in and act as the general partner of Mosaic and control Mosaic until Mosaic Counterparty recoups the Put Price or effect a transfer of the underlying assets of Mosaic to Mosaic Counterparty.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.
Notes to Condensed Combined Financial Statements (Unaudited)
(In thousands, except where noted)

3. Mosaic Transaction (cont.)

The Carry Plan Entities have historically been accounted for as VIEs and were consolidated by the Partnership prior to the Mosaic Transaction as the Partnership was deemed the primary beneficiary through its controlling financial interests in the Carry Plan Entities. Management determined that the Mosaic Transaction should be evaluated under the guidance in ASC 810 and has concluded that Mosaic is accounted for as a VIE and the Partnership was deemed the primary beneficiary and therefore consolidates Mosaic. In addition, the Partnership concluded that the Put Option is embedded in an equity host contract but does not meet the net settlement criterion of an embedded derivative and therefore no separate accounting is required. However, as the Put Option is not solely within the control of the Partnership, the noncontrolling interest related to Mosaic has been classified as mezzanine equity.

The total assets of Mosaic are $106.2 million as of September 30, 2020 and are recorded in cash and cash equivalents and investments on the condensed combined statements of financial condition. Mosaic had no liabilities as of September 30, 2020. The assets of Mosaic may only be used to settle obligations of Mosaic, if any. In addition, there is no recourse to the Partnership for Mosaic’s liabilities, except for certain entities in which there could be a claw back of previously distributed carried interest.

4. Revenue

Revenues consisted of the following:

	Three months ended September 30,		Nine months ended September 30,
Management fees	2020	2019	2020	2019
Management fees	$76,105	$81,531	$225,141	$240,040
Fund expense reimbursement revenue	2,164	1,306	5,965	3,668
Total management fees	$78,269	$82,837	$231,106	$243,708
	Three months ended September 30,		Nine months ended September 30,
Incentive fees	2020	2019	2020	2019
Performance fees	$884	$3,923	$1,621	$4,006
Carried interest	20,890	29,419	36,427	61,813
Total incentive fees	$21,774	$33,342	$38,048	$65,819

The Company recognized revenues of $0.7 million and $1.3 million during the nine months ended September 30, 2020 and 2019 that were previously received and deferred as of December 31, 2019 and 2018, respectively.

5. Investments

Investments consist of the following:

	September 30, 2020	December 31, 2019
Equity method investments	$153,755	$154,900
Other investments	5,295	4,458
Total investments	$159,050	$159,358

As of September 30, 2020 and December 31, 2019, the Company held investments of $159.1 million and $159.4 million, respectively, of which $151.1 million and $95.7 million were owned by noncontrolling interest holders, respectively. Future net income (loss) and cash flow from investments held by noncontrolling interest holders will not be attributable to the Company.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.
Notes to Condensed Combined Financial Statements (Unaudited)
(In thousands, except where noted)

6. Fair Value Measurements

The following table summarizes the Company’s assets and liabilities measured at fair value as of September 30, 2020 and December 31, 2019:

	Fair Value of Assets (Liabilities) at September 30, 2020
	Level 1	Level 2	Level 3	Total
Money market funds	$97,282	$—	$—	$97,282
Interest rate derivatives	—	(30,843)	—	(30,843)
Total	$97,282	$(30,843)	$—	$66,439

	Fair Value of Assets (Liabilities) at December 31, 2019
	Level 1	Level 2	Level 3	Total
Money market funds	$45,209	$—	$—	$45,209
Interest rate derivatives	—	(14,990)	—	(14,990)
Total	$45,209	$(14,990)	$—	$30,219

Money market funds are recorded at net asset value per share which approximates fair value.

Management determines the fair value of its interest rate derivative agreements based on the present value of expected future cash flows based on observable future LIBOR rates applicable to each swap contract using linear interpolation, inclusive of the risk of non-performance, using a discount rate appropriate for the duration.

7. Variable Interest Entities

The Company consolidates certain VIEs in which it is determined that the Company is the primary beneficiary as discussed in Note 3.

The Company holds variable interests in certain entities that are VIEs, which are not consolidated, as it is determined that the Company is not the primary beneficiary. The Company’s involvement with such entities is generally in the form of direct equity interests in, and fee arrangements with, the entities in which it also serves as the general partner or managing member. The Company evaluated its variable interests in the VIEs and determined it is not considered the primary beneficiary of the entities primarily because it does not have interests in the entities that could potentially be significant. No reconsideration events occurred during the nine months ended September 30, 2020 which caused a change in the Company’s consolidation conclusions. As of September 30, 2020, the total unfunded commitments from the limited partners and general partners to the unconsolidated VIEs is $39.7 million. These commitments are the primary source of financing for the unconsolidated VIEs.

The following table sets forth certain information regarding the VIEs in which the Company holds a variable interest but does not consolidate. The assets recognized on the Company’s condensed combined statements of financial condition related to the Company’s interests in and receivables from these non-consolidated VIEs and the Company’s maximum exposure to loss relating to non-consolidated VIEs at September 30, 2020 and December 31, 2019, were as follows:

	September 30, 2020	December 31, 2019
Investments	$74,091	$77,927
Management and incentive fees receivables	7,928	9,135
Maximum exposure to loss	$82,019	$87,062

The above table includes investments in VIEs which are owned by noncontrolling interest holders of approximately $74.0 million and $55.9 million as of September 30, 2020 and December 31, 2019, respectively.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.
Notes to Condensed Combined Financial Statements (Unaudited)
(In thousands, except where noted)

8. Employee Compensation and Benefits

For the three and nine months ended September 30, 2020 and 2019, employee compensation and benefits consisted of the following:

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Base salary, bonus and other	$40,133	$40,813	$122,774	$125,751
Partnership interest-based compensation	21,605	4,365	38,381	13,080
Carried interest	12,442	16,004	21,944	32,768
Other	1,135	1,129	3,360	2,885
Total employee compensation and benefits	$75,315	$62,311	$186,459	$174,484

Partnership Interest in Holdings, Holdings II and GCM Grosvenor Management, LLC

Payments to the employees for partnership interest awards are made by Holdings, Holdings II and GCM Grosvenor Management, LLC (“Management LLC”), the Company’s parent entities/companies. As a result, the Company records a non-cash profits interest compensation charge and an offsetting deemed contribution to equity to reflect the payments made by the Company’s parent entities/companies. Any liability related to the awards is recognized at Holdings, Holdings II or Management LLC as Holdings, Holdings II or Management LLC is the party responsible for satisfying the obligation, and is not shown in the Company’s condensed combined financial statements. The Company has recorded deemed contributions to equity from Holdings, Holdings II and Management LLC for non-cash compensation expense of approximately $21.6 million and $4.4 million for the three months ended September 30, 2020 and 2019, respectively and $38.4 million and $13.1 million for the nine months ended September 30, 2020 and 2019, respectively, which will ultimately be paid by Holdings, Holdings II or Management LLC.

The Company has modified awards to certain individuals upon their voluntary retirement or intention to retire as employees. These awards generally include a stated target amount that upon payment terminates the recipient’s rights to future distributions and allows for a lump sum buy-out of the awards, at the discretion of the managing member. The awards are accounted for as partnership interest-based compensation at the fair value of these expected future payments, in the period the employees accepted the offer. Partnership interest-based compensation expense of $15.6 million and $1.6 million was recorded in the three months ended September 2020 and 2019, respectively and $22.3 million, and $4.7 million was recognized in the nine months ended September 30, 2020 and 2019, respectively, related to award modifications.

The liability associated with awards that contain a stated target has been retained by Holdings at September 30, 2020 and December 31, 2019, respectively, and is re-measured at each reporting date, with any corresponding changes in liability being reflected as compensation expense of the Company. Certain recipients had unvested stated target payments of $3.1 million and $2.2 million for the three months ended September 30, 2020 and 2019, respectively, and $3.1 million, and $2.2 million for the nine months ended September 30, 2020 and 2019, respectively, which has not been reflected as compensation expense by the Company. The Company recognized partnership interest-based compensation expense of $6.0 million and $2.8 million for the three months ended September 30, 2020 and 2019, respectively and $16.1 million, and $8.4 million for the nine months ended September 30, 2020 and 2019, respectively, related to profits interest awards that are in substance profit-sharing arrangements.

Other

Other consists of compensation expense related to deferred compensation programs and other awards that represent investments made in GCM Funds on behalf of the employees.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.
Notes to Condensed Combined Financial Statements (Unaudited)
(In thousands, except where noted)

9. Debt

The table below summarizes the outstanding debt balance at September 30, 2020 and December 31, 2019.

	September 30, 2020	December 31, 2019
Senior secured loan	$340,258	$431,454
Credit facility	42,000	25,000
Less debt issuance costs	(5,426)	(7,954)
Total debt	$376,832	$448,500

Senior Loan

During the nine months ended September 30, 2020, the Company offered lenders the sale proceeds from the Mosaic Transaction discussed in Note 3 to make a prepayment on the principal of the outstanding senior secured loan (“Senior Loan”), which was reduced to $340.3 million.

At September 30, 2020 and December 31, 2019, the weighted average interest rates of the Senior Loan was 3.75% and 4.45%, respectively.

Under the credit and guaranty agreement governing the terms of the Senior Loan, the Company must maintain certain leverage and interest coverage ratios. The credit and guaranty agreement also contains other covenants that, among other things, restrict the ability of the Company and its subsidiaries to incur debt and restrict the Company and its subsidiaries ability to merge or consolidate, or sell or convey all or substantially all of the Company’s assets. At September 30, 2020 and December 31, 2019, the Company was in compliance with all covenants.

Holdings has executed a pledge agreement (“Pledge Agreement”) with the lenders of the Senior Loan. Under the Pledge Agreement, Holdings has agreed to secure the obligations under the Senior Loan by pledging its interests in GCMH as collateral against the repayment of the senior secured notes. The Pledge Agreement will remain in effect until such time as all obligations relating to the Senior Loan have been fulfilled.

Credit Facility

Concurrent with the issuance of the Senior Loan, the Company entered into a $50 million revolving credit facility (“Credit Facility”), with a maturity of January 2, 2019 and interest rate based on a spread over LIBOR, which was subsequently extended to March 29, 2023 through a series of debt modifications. Additionally, the Credit Facility carries an unused commitment fee that is paid quarterly.

During the nine months ended September 30, 2020, a portion of the proceeds from the Mosaic Transaction discussed in Note 3 was used to make a payment on the revolving credit facility, which was reduced to $22.0 million. In addition, the Company drew down an additional $20.0 million on its revolving credit facility.

At September 30, 2020, the Company had $42.0 million outstanding on the Credit Facility with a weighted average interest rate of 2.93% and an unused commitment fee of 0.50%.

Other

GCMLP and GCM CFIG each agree to jointly and severally, unconditionally, and irrevocably, guarantee, as primary obligor and not merely as surety guarantee the obligation of their parent entity, GCMH.

Amortization of the deferred costs of approximately $1.0 million and $1.2 million for the nine months ended September 30, 2020 and 2019, respectively, is included in interest expense in the condensed combined statements of income (loss) and comprehensive income (loss).

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.
Notes to Condensed Combined Financial Statements (Unaudited)
(In thousands, except where noted)

10. Interest Rate Derivatives

The Company has entered into various derivative agreements with a financial institution to hedge interest rate risk related to its outstanding debt. As of September 30, 2020 and December 31, 2019, the Company had the following interest rate derivatives recorded as a derivative asset (liability) recorded in other assets (accrued expenses and other liabilities) on the condensed combined statements of financial condition:

Derivative	Notional Amount	Fair Value at September 30, 2020	At September 30, 2020
			Fixed Rate Paid	Floating Rate Received	Effective Date(3)	Maturity Date
Interest rate swap	$225,000	(12,463)	2.48%	1 month LIBOR(1)	Jan 2020	Feb 2023
Interest rate swap	75,000	(5,196)	3.05%	1 month LIBOR(1)	Jan 2020	Feb 2023
Interest rate collar	300,000	(13,185)	3.70%	1 month LIBOR(2)	Feb 2023	Feb 2025
		$(30,844)

____________

(1)      Floating rate received subject to a 0.00% Floor

(2)      Floating rate received subject to a 2.45% Floor

(3)      Represents the date at which the derivative is in effect and the Company is contractually required to begin payment of interest under the terms of the agreement.

Derivative	Notional Amount	Fair Value at December 31, 2019	At December 31, 2019
			Fixed Rate Paid	Floating Rate Received	Effective Date(4)	Maturity Date
Interest rate swap	$275,000	(124)	2.33%	1 month LIBOR(1)	Jan 2014	Jan 2020
Interest rate swap	225,000	(6,159)	2.48%	1 month LIBOR(2)	Jan 2020	Feb 2023
Interest rate swap	75,000	(3,348)	3.05%	1 month LIBOR(2)	Jan 2020	Feb 2023
Interest rate collar	300,000	(5,359)	3.70%	1 month LIBOR(3)	Feb 2023	Feb 2025
		$(14,990)

____________

(1)      Floating rate received subject to a 1.00% Floor

(2)      Floating rate received subject to a 0.00% Floor

(3)      Floating rate received subject to a 2.45% Floor

(4)      Represents the date at which the derivative is in effect and the Company is contractually required to begin payment of interest under the terms of the agreement.

A rollforward of the amounts in accumulated other comprehensive loss related to interest rate derivatives designated as cash flow hedges follows:

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Unrealized loss at beginning of period	$(13,566)	$(6,798)	$(6,933)	$(412)
Amount of loss recognized in other comprehensive income	(226)	(1,104)	(8,419)	(7,264)
Amount reclassified from accumulated other comprehensive loss to interest expense	1,329	52	2,889	(174)
Unrealized loss at end of period	$(12,463)	$(7,850)	$(12,463)	$(7,850)

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.
Notes to Condensed Combined Financial Statements (Unaudited)
(In thousands, except where noted)

10. Interest Rate Derivatives (cont.)

The amount of gain (loss) related to interest rate contracts not designated as hedging instruments was recognized as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Other income/(expense)	$378	$(2,805)	$(9,673)	$(8,225)

On January 5, 2017, the Company entered into a forward-starting swap agreement (“3-Year Swap Agreement”) with a financial institution to hedge interest rate risk related to payments made during the extended maturity of the 2023 Term Loans that has a notional amount of $225.0 million. The 3-Year Swap Agreement has a 0.00% LIBOR floor whereas the 2023 Term Loans contain a 1.00% LIBOR floor. The swap was determined to be an effective cash flow hedge at inception using a regression analysis; however the mismatch in floor terms creates hedge ineffectiveness which prior to the adoption of ASU 2017-12 was reflected through earnings.

On May 18, 2018, the Company entered into a forward-starting swap agreement (“$75 million Swap Agreement”) with a financial institution to increase the amount of principal economically hedged during the term of the 3-Year Swap Agreement that has a notional amount of $75.0 million. The $75 million Swap Agreement has a 0.00% LIBOR floor whereas the 2023 Term Loans contain a 1.00% LIBOR floor. The swap did not qualify for hedge accounting at inception due to the floor rate mismatch and as a result, all changes in fair value of the $75 million Swap Agreement are reflected through earnings.

On May 18, 2018, the Company entered into a forward-starting interest rate collar (“Interest Rate Collar”) with a financial institution to economically hedge interest rate risk related to payments made during the extended maturity of the 2025 Term Loans that has a notional amount of $300 million. The Interest Rate Collar has a 0.00% LIBOR floor whereas the 2025 Term Loans contain a 1.00% LIBOR floor. The Interest Rate Collar did not qualify for hedge accounting at inception due to the floor rate mismatch and as a result, all changes in fair value of the Interest Rate Collar are reflected through earnings.

The fair values of the derivatives and interest rate collar are based on observable market inputs and represent the net amount required to terminate the positions, taking into consideration market rates and non-performance risk. Refer to Note 6 for further details.

11. Commitments and Contingencies

Commitments

The Company is required to pay a fixed management fee of $0.5 million per year for a five-year period pursuant to its 12.5% interest in an aircraft.

The Company, through CFIG Holdings, had $75.7 million and $62.1 million of unfunded investment commitments as of September 30, 2020 and December 31, 2019, respectively, representing general partner capital funding commitments to several of the GCM CFIG and GCMLP advised GCM Funds.

Litigation

In the normal course of business, the Company may enter into contracts that contain a number of representations and warranties, which may provide for general or specific indemnifications. The Company’s exposure under these contracts is not currently known, as any such exposure would be based on future claims, which could be made against the Company. The Company’s management is not currently aware of any such pending claims and based on its experience, the Company believes the risk of loss related to these arrangements to be remote.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.
Notes to Condensed Combined Financial Statements (Unaudited)
(In thousands, except where noted)

11. Commitments and Contingencies (cont.)

From time to time, the Company is a defendant in various lawsuits related to its business. The Company’s management does not believe that the outcome of any current litigation will have a material effect on the Company’s consolidated financial condition or results of operations.

Off-Balance Sheet Risks

The Company may be exposed to a risk of loss by virtue of GCMLP and CFIG Holdings serving as the general partner of GCM Funds organized as limited partnerships. As general partner of a GCM Fund organized as a limited partnership, GCMLP and CFIG Holdings’ exposure to risk of loss is not limited to the amount of its investment in such GCM Fund. The Company cannot predict the amount of loss, if any, which may occur as a result of this exposure; however, historically, the Company has not incurred any significant losses and management believes the likelihood is remote that a material loss will occur.

12. Related Parties

In regard to the following related party disclosures, the Company’s management cannot be sure that such transactions or arrangements would be the same to the Company if the parties involved were unrelated and such differences could be material.

The Company provides certain employees partnership interest awards which are paid by Holdings, Holdings II and Management LLC. Refer to Note 8 for further details.

The Company has a sublease agreement with Holdings. Because the terms of the sublease are identical to the terms of the original lease, there is no impact on net income or cash flows.

The Company incurs certain costs, primarily related to accounting, client reporting, investment-decision making and treasury-related expenditures, for which it receives reimbursement from the GCM Funds in connection with its performance obligations to provide investment management services. Due from related parties on the condensed combined statements of financial condition includes net receivables of approximately $10.7 million and $10.0 million as of September 30, 2020 and December 31, 2019, respectively, paid on behalf of affiliated entities that are reimbursable to the Company.

Our executive officers, senior professionals, and certain current and former employees and their families invest on a discretionary basis in GCM Funds, which are generally not subject to management fees and performance fees. As of September 30, 2020 and December 31, 2019, such investments and future commitments aggregated $374.3 million and $334.8 million, respectively.

Certain employees of the Company have an economic interest in an entity that is the owner and landlord of the building in which the principal headquarters of the Company are located.

The Company holds an investment of approximately $4.1 million and $3.3 million as of September 30, 2020 and December 31, 2019, respectively, in an entity in which the managing member is an affiliate of the managing member of Holdings.

The Company utilizes the services of an insurance broker to procure insurance coverage, including its general commercial package policy, workers’ compensation and professional and management liability coverage for its directors and officers. Members of Holdings have an economic interest in, and relatives are employed by, the Company’s insurance broker.

From time to time, certain of the Company’s executive officers utilize a private business aircraft, including an aircraft wholly owned or controlled by members of Holdings. Additionally, the Company arranges for the use of the private business aircraft through a number of charter services, including entities predominantly or wholly owned or

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.
Notes to Condensed Combined Financial Statements (Unaudited)
(In thousands, except where noted)

12. Related Parties (cont.)

controlled by members of Holdings. The Company paid approximately $0.5 million and $0.9 million for the three months ended September 30, 2020 and 2019, respectively, and $1.4 million and $2.6 million for the nine months ended September 30, 2020 and 2019, respectively, to utilize aircraft and charter services wholly owned or controlled by members of Holdings, which is recorded within general, administrative and other expenses in the condensed combined statements of income (loss) and comprehensive income (loss).

The Company pays for all direct and indirect expenses of GCMHGP LLC, including accounting and administrative expenses. GCMHGP LLC does not reimburse the Company for such expenses, which are immaterial to the Company.

13. Income Taxes

The Company’s income tax expense (benefit) totaled $0.5 million for each of the three months ended September 30, 2020 and 2019 and $1.7 million and $1.6 million for the nine months ended September 30, 2020 and 2019, respectively. The Company has an effective income tax rate of 5% and 2% for the three months ended September 30, 2020 and 2019, respectively and 49% and 3% for the nine months ended September 30, 2020 and 2019, respectively. For the three months ended September 30, 2020 and 2019, the difference in the effective tax rate is generally driven by the differences in pretax income, primarily from increased profits interest-based compensation reported in the three months ended September 30, 2020. For the nine months ended September 30, 2020 and 2019, the difference in the effective tax rate is generally driven by the differences in pretax income, primarily from increased profits interest-based compensation, reduced carried interest, and the effects of non-controlling interests for the nine months ended September 30, 2020. The difference in effective tax rate from the statutory rate is primarily due to the profit/loss allocated to noncontrolling interests and the impact of entity level foreign and state and local taxes.

For uncertain tax positions in which the benefit to be realized does not meet the “more likely than not” recognition threshold, the Company establishes a liability included within other liabilities in the condensed combined statements of financial condition. As of September 30, 2020 and December 31, 2019, the Company has no tax liability resulting from uncertain tax positions taken or expected to be taken in future tax returns and has not incurred any interest or penalties.

14. Subsequent Events

On August 2, 2020, the Partnership entered into an agreement (the “Transaction Agreement”) by and among CF Finance Acquisition Corp., a Delaware corporation (“CFAC”), GCM Grosvenor Holdings, LLC (formerly known as CF Finance Intermediate Acquisition, LLC), a Delaware limited liability company (“IntermediateCo”), CF Finance Holdings, LLC, a Delaware limited liability company (the “Sponsor”), Holdings, Management LLC, and Holdings II (collectively, the “GCMH LLLP Equityholders”), GCMHGP LLC, GCM V, LLC, a Delaware limited liability company (“GCM V”), and GCM Grosvenor Inc., a Delaware corporation (“GCM PubCo”), pursuant to which, among other transactions, CFAC will merge with and into GCM PubCo, upon which the separate corporate existence of CFAC will cease and GCM PubCo will become the surviving corporation (the “Merger” and together with the other transactions contemplated by the Transaction Agreement, the “business combination”).

The business combination closed on November 17, 2020. Immediately following the Merger and in accordance with the Transaction Agreement, a series of transactions occurred whereby (i) certain third-party investors purchased an aggregate of 19,500,000 shares of Class A common stock of GCM PubCo, par value $0.0001 per share (“GCM Class A common stock”) for an aggregate purchase price of $195 million, (ii) the Sponsor purchased 3,500,000 shares of GCM Class A common stock and 1,500,000 warrants to purchase GCM Class A common stock (which are in the identical form of the private placement warrants of CFAC) for an aggregate purchase price of $30 million, (iii) the Sponsor forfeited 2,351,534 shares of GCM Class A common stock and 150,000 GCM PubCo private placement warrants, (iv) GCM PubCo issued 900,000 GCM PubCo private placement warrants to Holdings, (v) Holdings assigned its option to purchase certain limited partnership interests in GCMH to IntermediateCo for an amount calculated in accordance with the Transaction Agreement, and IntermediateCo acquired such limited partnership interests for an

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.
Notes to Condensed Combined Financial Statements (Unaudited)
(In thousands, except where noted)

14. Subsequent Events (cont.)

amount calculated in accordance with the Transaction Agreement and such option, (vi) Holdings has the right to require IntermediateCo to acquire certain limited partnership interests in GCMH from Holdings, (vii) GCMHGP LLC transferred its general partnership interest and limited partnership interests in GCMH to IntermediateCo for an amount calculated in accordance with the Transaction Agreement and Holdings transferred all of the outstanding equity interests of GCM LLC to IntermediateCo for an amount calculated in accordance with the Transaction Agreement, (viii) GCMH was redomiciled as a Delaware limited liability limited partnership and its limited partnership agreement was amended and restated, (ix) IntermediateCo made a cash capital contribution to GCMH in exchange for common units of GCMH and warrants to purchase common units of GCMH, and (x) GCM PubCo issued a number of shares of its Class C common stock to GCM V as calculated in accordance with the Transaction Agreement.

Prior to the closing of the business combination, the Company sold the affiliated investment described in the related party footnote to an affiliate of Holdings, at cost of approximately $4.3 million, resulting in no gain or loss.

Prior to the closing of the business combination, the Mosaic Call Right was transferred from Holdings to the Partnership.

The Partnership made capital distributions of $25.0 million and $86.0 million to its partners in October 2020 and November 2020, respectively, prior to the business combination.

The Company has reviewed subsequent events occurring through the date that these condensed combined financial statements were issued, and concluded that no other events have occurred that would require recognition or disclosure.

Report of Independent Registered Public Accounting Firm

To the General Partner of Grosvenor Capital Management Holdings, LLLP and the Managing Member of GCM, L.L.C.

Opinion on the Financial Statements

We have audited the accompanying combined statements of financial condition of Grosvenor Capital Management Holdings, LLLP and GCM, L.LC. (collectively, the Company) as of December 31, 2019 and 2018, the related combined statements of income and comprehensive income, changes in partners’ and member’s deficit and cash flows for each of the three years in the period ended December 31, 2019, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2014.

Chicago, Illinois
September 17, 2020

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Combined Statements of Financial Condition

(In thousands, except share amounts)

	December 31,
	2019	2018
Assets
Cash and cash equivalents	$79,866	$68,100
Management fees receivable	13,896	18,989
Incentive fees receivable	20,771	13,529
Due from related parties	10,226	6,760
Investments	159,358	172,250
Premises and equipment, net	8,871	7,442
Intangible assets, net	16,092	23,887
Goodwill	28,959	28,959
Other assets	35,117	31,679
Total assets	$373,156	$371,595
Liabilities and Partners’ and Member’s Capital
Accrued compensation and benefits	63,668	63,090
Employee related obligations	22,614	26,643
Debt	448,500	429,181
Accrued expenses and other liabilities	52,204	53,788
Total liabilities	586,986	572,702
Commitments and contingencies (Note 16)
Partners’ deficit – Grosvenor Capital Management Holdings, LLLP (Class A common shares, 49,950,000 issued and outstanding as of December 31, 2019 and 2018; Class B-1 common shares, 46,203,750 issued and outstanding as of December 31, 2019 and 2018; Class B-2 common shares, 3,746,250 issued and outstanding as of December 31, 2019 and 2018; Class C common shares, 1,057,374 issued and outstanding as of December 31, 2019 and 2018)	(308,373)	(326,113)
Member’s deficit – GCM, L.L.C	(66)	(73)
Accumulated other comprehensive loss	(6,854)	(586)
Total partners’ and member’s deficit attributable to Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.	(315,293)	(326,772)
Noncontrolling interest	101,463	125,665
Total partners’ and member’s deficit	(213,830)	(201,107)
Total liabilities and partners’ and member’s deficit	$373,156	$371,595

See notes to combined financial statements.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Combined Statements of Income and Comprehensive Income

(In thousands)

	Year Ended December 31,
	2019	2018	2017
Revenues
Management fees	$324,716	$315,598	$312,006
Incentive fees	84,165	57,059	59,557
Other operating income	7,513	5,839	5,443
Total operating revenues	416,394	378,496	377,006
Expenses
Employee compensation and benefits	242,967	210,414	217,574
General, administrative and other	88,458	92,955	86,908
Total operating expenses	331,425	303,369	304,482
Operating income	84,969	75,127	72,524
Investment income	7,521	16,963	16,986
Interest expense	(25,680)	(26,468)	(23,415)
Other income (expense)	(4,494)	(542)	8,250
Net other income (expense)	(22,653)	(10,047)	1,821
Income before income taxes	62,316	65,080	74,345
Income taxes	2,318	1,395	1,325
Net income	59,998	63,685	73,020
Less: Net income attributable to noncontrolling interest	13,221	24,486	19,981
Net income attributable to Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.	46,777	39,199	53,039

Other comprehensive income (loss)
Unrealized gain (loss) on cash flow hedge	(6,521)	1,264	3,412
Foreign currency translation adjustment	253	(110)	693
Total other comprehensive income (loss)	(6,268)	1,154	4,105
Comprehensive income	$40,509	$40,353	$57,144

See notes to combined financial statements.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Combined Statements of Changes in Partners’ and Member’s Deficit

(In thousands)

	Partners’ Deficit-Grosvenor Capital Management Holdings, LLLP	Member’s Deficit-GCM, L.L.C.	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total Partners’ and Member’s Deficit
Balance, December 31, 2016	$(226,946)	$(17)	$(5,845)	$159,354	$(73,454)

Capital contributions from noncontrolling interest	—	—	—	8,633	8,633
Capital contributions	—	81	—	—	81
Deemed contributions	41,394	—	—	—	41,394
Capital distributions	(170,000)	(184)	—	—	(170,184)
Capital distributions paid to noncontrolling interest	—	—	—	(44,002)	(44,002)
Unrealized gain on cash flow hedge	—	—	3,412	—	3,412
Translation adjustment	—	—	693	—	693
Net income	52,936	103	—	19,981	73,020
Balance, December 31, 2017	$(302,616)	$(17)	$(1,740)	$143,966	$(160,407)

Capital contributions from noncontrolling interest	—	—	—	6,447	6,447
Capital contributions	—	—	—	—	—
Deemed contributions	19,495	—	—	—	19,495
Capital distributions	(82,113)	(134)	—	—	(82,247)
Capital distributions paid to noncontrolling interest	—	—	—	(49,234)	(49,234)
Unrealized gain on cash flow hedge	—	—	1,264	—	1,264
Translation adjustment	—	—	(110)	—	(110)
Net income	39,121	78	—	24,486	63,685
Balance, December 31, 2018	$(326,113)	$(73)	$(586)	$125,665	$(201,107)

See notes to combined financial statements.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Combined Statements of Changes in Partners’ and Member’s Deficit — (Continued)

(In thousands)

	Partners’ Deficit-Grosvenor Capital Management Holdings, LLLP	Member’s Deficit-GCM, L.L.C.	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total Partners’ and Member’s Deficit
Balance, December 31, 2018	$(326,113)	$(73)	$(586)	$125,665	$(201,107)
Cumulative-effect adjustment from adoption of ASC 606	10,343	—	—	1,517	11,860
Capital contributions from noncontrolling interest	—	—	—	4,720	4,720
Capital contributions	—	18	—	—	18
Deemed contributions	30,233	—	—	—	30,233
Capital distributions	(69,524)	(100)	—	—	(69,624)
Capital distributions paid to noncontrolling interest	—	—	—	(43,660)	(43,660)
Unrealized loss on cash flow hedge	—	—	(6,521)	—	(6,521)
Translation adjustment	—	—	253	—	253
Net income	46,688	89	—	13,221	59,998
Balance, December 31, 2019	$(308,373)	$(66)	$(6,854)	$101,463	$(213,830)

See notes to combined financial statements.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Combined Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2019	2018	2017
Cash flows from operating activities
Net income	$59,998	$63,685	$73,020
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization expense	10,338	11,663	11,859
Other non-cash compensation	4,030	1,788	1,379
Non-cash partnership interest-based compensation	30,233	19,495	41,394
Amortization of debt issuance costs	1,643	1,686	1,869
Loss on extinguishment of debt	—	—	1,906
Change in fair value of derivatives	5,417	1,344	1,295
Amortization of deferred rent	152	(897)	(1,157)
Proceeds received from investments	10,289	18,347	14,523
Non-cash investment income	(7,521)	(16,963)	(16,986)
Other	526	539	(96)
Change in assets and liabilities
Management fees receivable	5,132	(291)	(5,356)
Incentive fees receivable	(7,242)	7,594	(14,117)
Due from related parties	(3,467)	(1,218)	1,398
Other assets	(5,876)	1,968	16,270
Accrued compensation and benefits	(3,531)	(459)	11,138
Employee related obligations	(4,029)	6,583	(380)
Accrued expenses and other liabilities	101	2,165	(11,310)
Net cash provided by operating activities	96,193	117,029	126,649
Cash flows from investing activities
Purchases of premises and equipment	(3,995)	(868)	(1,244)
Contributions/subscriptions to investments	(21,505)	(23,210)	(16,048)
Withdrawals/redemption from investments	31,630	32,040	23,830
Other	—	—	(618)
Net cash provided by investing activities	6,130	7,962	5,920
Cash flows from financing activities
Capital contributions received from noncontrolling interest	4,720	6,447	8,633
Capital contributions received from member	18	—	81
Capital distributions paid to partners and member	(69,624)	(82,247)	(170,184)
Capital distributions paid to the noncontrolling interest	(43,660)	(49,234)	(44,002)
Proceeds from debt issuance	—	—	175,502
Payments for extinguishment of debt	—	—	(75,502)
Proceeds from revolving line of credit	25,000	—	—
Principal payments on Term Loans	(7,325)	(27,447)	(46,990)
Debt issuance costs	—	(1,291)	(2,674)
Net cash used in financing activities	(90,871)	(153,772)	(155,136)
Effect of exchange rate changes on cash	314	(182)	878
Net increase (decrease) in cash and cash equivalents	$11,766	$(28,963)	$(21,689)
Cash and cash equivalents
Beginning of year	68,100	97,063	118,752
End of year	$79,866	$68,100	$97,063
Supplemental disclosure of cash flow information
Cash paid during the year for interest	$22,674	$23,587	$20,680
Cash paid during the year for income taxes	$1,739	$1,352	$1,094
Supplemental disclosure of cash flow information from financing activities
Deemed contributions from parent	$30,233	$19,495	$41,394

See notes to combined financial statements.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

1. Description of the Business and Organization

Description of the Business

The combined financial statements include the combined accounts of (i) Grosvenor Capital Management Holdings, LLLP (“GCMH”) and its operating subsidiaries, Grosvenor Capital Management, L.P. (“GCMLP”), Grosvenor Customized Fund Investment Group, L.P. (“GCM CFIG”), CFIG Holdings, LLC (“CFIG Holdings”), GCM Partners I, L.P. (“GCMP1”), GCM Management Incentive Plan I, L.P. (“MIP”), GCM UK Limited and GCM UK 2 Limited, which together own GCM Investments UK LLP (“UK Subsidiaries”), GCM Investments Hong Kong Limited (“GCMHK”), GCM Investments (Korea) Co. Ltd. (“GCMSK”), (ii) GCMLP’s consolidated operating subsidiaries, GRV Securities LLC (“GSLLC”) and GCM Investments Japan K.K. (“GIJKK”) (GCMH, GCMLP, GCM CFIG, CFIG Holdings, GCMP1, MIP, the UK Subsidiaries, GCMHK, GCMSK, GSLLC and GIJKK are sometimes collectively referred to herein, solely for purposes of convenience, as the “Partnership”) and (iii) GCM, L.L.C. (“GCM LLC”, collectively with the Partnership, the “Company” or “GCM Grosvenor”).

GCMLP is an Illinois limited partnership that was formed in 1991 and is registered with the Securities and Exchange Commission (“SEC”) as an investment adviser. GCM CFIG is a Delaware limited partnership that was formed on July 17, 2013 to facilitate the acquisition of CFIG as discussed below and is registered with the SEC as an investment adviser. GSLLC is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and is a member of the Financial Industry Regulatory Authority, Inc. As a registered broker-dealer, GSLLC serves as a placement agent for certain investment vehicles sponsored and managed or advised by both GCMLP and GCM CFIG (collectively referred to as the “GCM Funds”). GIJKK is registered as a securities firm under the Securities and Exchange Law of Japan. Pursuant to a Service Agreement with GCMLP, GIJKK provides customer support services to Japanese investors in GCM Funds and serves as a placement agent or intermediary for GCM Funds that are offered to Japanese investors, to the extent permissible under applicable Japanese laws and regulations. The UK Subsidiaries are limited liability entities formed to provide investment research and support services. GCM Investments UK LLP has authorization to engage in advising and arranging of wholesale funds and to perform portfolio management activities as an investment manager in the United Kingdom from the UK’s Financial Conduct Authority. GCMHK provides investment research and support services. On May 7, 2014, GCMHK was granted a license by the Securities and Futures Commission of Hong Kong (“SFC”) to engage in dealing in securities and advising on securities. Effective October 1, 2015, GCMSK was incorporated in South Korea to provide investment research and support services.

On January 2, 2014, the Company completed the acquisition of Customized Fund Investment Group (“CFIG”), a leading global private equity, infrastructure and real estate investment management business, from Credit Suisse Group AG (“CSG”). As a result, GCM CFIG was assigned certain acquired investment management and service agreements relating to the CFIG business and GCMH became the sole member of CFIG Holdings. Through several subsidiaries, CFIG Holdings is the general partner to the GCM CFIG advised GCM Funds and is entitled to carried interest.

The Company focuses on providing comprehensive investment solutions to primarily institutional clients who seek allocations to alternative investments such as hedge fund strategies, private equity, real estate, infrastructure and strategic investments. The Company specializes in developing customized portfolios for clients but also offers multi-client multi-manager, direct investment and co-investment portfolios. Portfolios range from highly concentrated to broadly diversified. Clients ordinarily access these portfolios through multi-client or single-client GCM Funds, which are typically organized either as U.S. limited partnerships or limited liability companies, or as non-U.S. corporations, limited partnerships or unit trusts.

Organization

GCMH is a holding company operated pursuant to the Fourth Amended and Restated Limited Liability Limited Partnership Agreement (the “Partnership Agreement”) dated October 5, 2017, among the limited partners, Grosvenor Holdings, L.L.C. (“Holdings”), Grosvenor Holdings II, L.L.C (“Holdings II”) and certain investment funds managed

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

1. Description of the Business and Organization (cont.)

by Hellman & Friedman LLC, a private equity investment firm (collectively “H&F”), and the general partner, GCMH GP, L.L.C. (“GCMHGP LLC”). Prior to October 5, 2017, GCMH operated pursuant to the Third Amended and Restated Limited Liability Limited Partnership Agreement and an Investment Agreement among the same partners.

Prior to October 5, 2017, H&F owned approximately 29% of GCMH through Class B shares, Holdings owned approximately 69% of GCMH through Class A shares and Holdings II owned approximately 2% of GCMH through Class C shares.

On October 5, 2017, the partners agreed to restructure the Third Amended and Restated Limited Liability Limited Partnership Agreement and the Investment Agreement. The restructuring resulted in the conversion of Class A shares into Class A Common Shares and Class B-1 Common Shares. Class B shares were converted into Class A Common Shares and Class B-2 Common Shares. Class C shares were unaffected. H&F owns approximately 93% of the Class A Common Shares and 7% of the Class B Common Shares and Holdings owns approximately 7% of the Class A Common Shares and 93% of the Class B Common Shares. After tax distributions have been made, Class A Common Shares have priority rights to distributions over Class B Common Shares until certain distribution levels are met after which point no further non-tax distributions may be made to Class A Common Shareholders. Holdings II continues to own approximately 2% of GCMH through Class C shares.

On December 29, 2017, Holdings transferred 369,625 Class A Common Shares and 4,615,375 Class B-1 Common Shares of GCMH to GCM Grosvenor Management, LLC (“Management LLC”), a Delaware limited liability company. Management LLC is 100% owned by Holdings.

GCMHGP LLC, which is a wholly owned subsidiary of Holdings, is the sole general partner of GCMH and at December 31, 2019 and 2018, owned approximately 0.1% of Class A and Class B Common Shares. Subject to certain limitations stated in the Partnership Agreement, GCMHGP LLC has full, exclusive and complete discretion to manage and control the business and affairs of GCMH (and thus the Partnership) and to take all such actions as it deems necessary or appropriate to accomplish the purposes of GCMH (and thus the Partnership). GCMH has a perpetual life, but may be terminated earlier as set forth in the Partnership Agreement.

GCM LLC is a single member limited liability company held by Holdings. GCM LLC does not have any independent operations and its sole purpose is to serve as the general partner of GCMLP and GCM CFIG.

As of December 31, 2019 and 2018, the Company had a net deficit in Partners’ and Member’s Capital of approximately $213.8 million and $201.1 million, respectively resulting from historical distribution of proceeds from debt. Notwithstanding this deficit, management believes there is not substantial doubt about the Company’s ability to continue as a going concern over the next 12 months as the Company has experienced since its inception, sufficient operating cash flows and positive net income from its operating entities, and has access to alternative funding sources to meet its current obligations.

2. Summary of Significant Accounting Policies

Basis of Presentation

The combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The combined financial statements include the accounts of the Partnership and its wholly-owned or majority-owned subsidiaries, the consolidated entities which are considered to be variable interest entities (“VIEs”) and for which the Partnership is considered the primary beneficiary, certain entities which are not considered VIEs but which the Partnership controls through a majority voting interest and GCM LLC. The Partnership and GCM LLC have been presented on a combined historical cost basis as they are entities under common control.

All intercompany balances and transactions have been eliminated.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

Use of Estimates

The preparation of the combined financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The Company first determines whether it has a variable interest in an entity. Fees paid to a decision maker or service provider are not deemed variable interests in an entity if (i) the fees are compensation for services provided and are commensurate with the level of effort required to provide those services; (ii) the service arrangement includes only terms, conditions, or amounts that are customarily present in arrangements for similar services negotiated at arm’s length; and (iii) the decision maker does not hold other interests in the entity that individually, or in the aggregate, would absorb more than an insignificant amount of the entity’s expected losses or receive more than an insignificant amount of the entity’s expected residual returns. The Company has evaluated its arrangements and determined that management fees, performance fees and carried interest are customary and commensurate with the services being performed and are not variable interests. For those entities in which it has a variable interest, the Company performs an analysis to determine whether the entity is a VIE.

The assessment of whether the entity is a VIE requires an evaluation of qualitative factors and, where applicable, quantitative factors. These judgments include: (a) determining whether the equity investment at risk is sufficient to permit the entity to finance its activities without additional subordinated financial support, (b) evaluating whether the equity holders, as a group, can make decisions that have a significant effect on the economic performance of the entity, and (c) determining whether the equity investors have proportionate voting rights to their obligations to absorb losses or rights to receive returns from an entity. The granting of substantive kick-out rights is a key consideration in determining whether a limited partnership or similar entity is a VIE.

For entities that are determined to be VIEs, the Company consolidates those entities where it has concluded it is the primary beneficiary. The Company is determined to be the primary beneficiary if it holds a controlling financial interest which is defined as possessing (a) the power to direct the activities that most significantly impact the VIE’s economic performance and (b) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. In evaluating whether the Company is the primary beneficiary, the Company evaluates its economic interests in the entity held either directly or indirectly by the Company.

The Company determines whether it is the primary beneficiary of a VIE at the time it becomes involved with a VIE and reconsiders that conclusion continuously. At each reporting date, the Company assesses whether it is the primary beneficiary and will consolidate or deconsolidate accordingly. Refer to Note 8 for additional information on the Company’s VIEs.

Entities that do not qualify as VIEs are assessed for consolidation as voting interest entities. Under the voting interest entity model, the Company consolidates those entities it controls through a majority voting interest.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term, highly liquid money market funds with original maturities of three months or less. These money market funds are managed in a way to preserve a stable value of USD 1.00 per share; however, there is no guarantee that the value will not drop below USD 1.00 per share. In circumstances when Federal Deposit Insurance Corporation insured limits are exceeded, the risk of default depends on the creditworthiness of the counterparties to each of these transactions. Interest earned on cash and cash equivalents is recorded in interest income in the combined statements of income and comprehensive income. As of December 31, 2019 and 2018, the Company held $20.6 million and $18.8 million, respectively, of foreign cash included in cash and cash equivalents.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

Foreign Currency Gain or Loss

The financial statements of the Company’s subsidiaries located in Japan, Hong Kong, the UK and South Korea are measured using the Japanese Yen, Hong Kong Dollar, British Pound and Korean Won, respectively, as the functional currency. The assets and liabilities of these subsidiaries are translated at the exchange rate prevailing at the reporting date and revenue and expenses are translated at the average monthly rates of exchange with the resulting translation adjustment included on the combined statements of financial condition as a component of partners’ and member’s deficit.

The Company earns fees denominated in several different foreign currencies. Corresponding transaction gains or losses are recognized in other income (expense) in the combined statements of income and comprehensive income.

Management Fees and Incentive Fees Receivable

Management Fees and Incentive Fees are equal to contractual amounts reduced for allowances, if applicable. The Company considers fees receivable to be fully collectible; accordingly, no allowance for doubtful accounts has been established as of December 31, 2019 and 2018. If accounts become uncollectible, they will be expensed when that determination is made. Amounts determined to be uncollectible are charged directly to general, administrative and other in the combined statements of income and comprehensive income.

Due From Related Parties

Due from related parties includes amounts receivable from the Company’s existing partners, employees, and nonconsolidated funds. Refer to Note 16 for further disclosure of transactions with related parties.

Fair Value Measurements

The Company categorizes its fair value measurements according to a three-level hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are defined as follows:

•        Level 1 — Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;

•        Level 2 — Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active; and

•        Level 3 — Inputs that are unobservable.

Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The carrying amount of cash and cash equivalents and fees receivable approximate fair value due to the immediate or short-term maturity of these financial instruments.

Investments

Investments primarily consist of investments in GCM Funds and other funds the Company does not control, but is deemed to exert significant influence, and are accounted for using the equity method of accounting. Under the equity method of accounting, the Company records its share of the underlying income or loss of such entities, which

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

reflects the net asset value of such investments. Management believes the net asset value of the funds is representative of fair value. The resulting unrealized gains and losses are included as investment income in the combined statements of income and comprehensive income.

The Company’s investments in the GCM Funds investing in private equity, real estate and infrastructure are valued based on the most recent available information which typically has a delay of up to 90 days due to the timing of financial information received from the investments held by the GCM Funds. The Company records its share of capital contributions to and distributions from the GCM Funds in investments in the combined statements of financial condition during the three-month lag period. To the extent that management is aware of material events that affect the GCM Funds during the intervening period, the impact of the events would be disclosed in the notes to the financial statements.

As part of the acquisition of CFIG, the Company assumed control of entities which hold the general partner capital interests in the GCM CFIG advised GCM Funds and receive and manage carried interest fees generated by these funds. Prior to the consummation of the acquisition the capital interests were recapitalized into special limited partner (“SLP”) interests retained by CSG, and subsequently sold to a GCM Fund which the Company continues to reflect within noncontrolling interest.

Premises and Equipment

Premises and equipment and aircraft-related assets are recorded at cost less accumulated depreciation and amortization. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets ranging from three to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or lease terms.

Intangible Assets and Goodwill

Finite-lived intangible assets primarily consist of investment management contracts, investor relationships, technology and trade name that were recorded in connection with the acquisition of CFIG. These assets are amortized on a straight-line basis over their respective useful lives, ranging from 2 to 12 years. Intangible assets are reviewed for impairment whenever events or changes in circumstances suggest that the asset’s carrying value may not be recoverable. An impairment loss, calculated as the difference between the estimated fair value and the carrying value of the asset, is recognized if the sum of the estimated undiscounted cash flows relating to the asset is less than the corresponding carrying value. The Company has not recognized any impairment in the periods presented.

Goodwill was recorded in conjunction with the acquisition of CFIG by the Company. Goodwill is reviewed for impairment at least annually at the reporting unit level utilizing a qualitative or quantitative approach, and more frequently if circumstances indicate impairment may have occurred. The impairment testing for goodwill under the qualitative approach is based first on a qualitative assessment to determine if it is more likely than not that the fair value of a reporting unit is less than its respective carrying value. If it is determined that it is more likely than not that the reporting unit’s fair value is less than its carrying value or when the quantitative approach is used, a two-step quantitative assessment is performed to (a) calculate the fair value of the reporting unit and compare it to its carrying value, and (b) if the carrying value exceeds its fair value, to measure an impairment loss. The amount of impairment is calculated as the excess of the carrying value of goodwill over its implied fair value.

The Company performed a qualitative assessment of its goodwill on October 1, 2019 and 2018 and did not identify any impairment.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

Noncontrolling Interest

For entities that are consolidated, but not 100% owned, a portion of the income or loss and corresponding partners’ deficit is allocated to owners other than the Company. The aggregate of the income or loss and corresponding partners’ deficit that is not owned by the Company is included in noncontrolling interest in the combined financial statements.

Noncontrolling interest is presented as a separate component of partners’ and member’s deficit on the Company’s combined statements of financial condition. Net income includes the net income attributable to the holders of noncontrolling interests on the Company’s combined statements of operations. Profits and losses are allocated to noncontrolling interest in proportion to their relative ownership interests regardless of their basis.

Revenue Recognition

On January 1, 2019, the Company adopted Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers, using the modified retrospective method and applied the guidance only to contracts that were not completed as of that date. As a result, prior period amounts continue to be reported under legacy GAAP. The adoption did not change the historical pattern of recognizing revenue for management fees, administrative fees or incentive fees, except for classification changes described further below. The Company recorded a cumulative-effect decrease to total partners’ deficit attributable to Grosvenor Capital Management Holdings, LLLP and an increase to noncontrolling interest of $10.4 million and $1.5 million, respectively, related to a change in the Company’s recognition of carried interest subject to potential repayment (“clawback”). Prior to the adoption of ASC 606, the Company deferred the recognition of revenue for all realized carried interest subject to clawback (typically for carried interest calculated under a deal-by-deal i.e., American waterfall) until the earlier of the termination of the related fund or the point at which repayment of any of the distributed carried interest could no longer occur. Under ASC 606, realized carried interest is considered variable consideration and is therefore constrained and not recognized until it is probable that a significant reversal will not occur. The Company has defined the portion to be deferred as the amount of carried interest, typically net of tax, that the Company would be required to return if there were no remaining investments at the assessment date. The adjustment also resulted in a net increase in incentive fees receivable of $1.3 million and decrease to deferred revenue, recorded in accrued expenses and other liabilities, of $10.6 million. If the Company were to use the criteria for revenue recognition for the year ended December 31, 2019 that it used prior to the adoption of ASC 606, carried interest revenues and net income attributable to the noncontrolling interest would have each been lower by approximately $6.7 million and $0.9 million, respectively. Deferred revenue, recorded in accrued expenses and other liabilities, would have been approximately $6.7 million higher at December 31, 2019.

Contracts which earn the Company management fees and incentive fees are evaluated as contracts with customers under ASC 606 for the services further described below. Under ASC 606, the Company is required to (a) identify the contract(s) with a customer, (b) identify the performance obligations in the contract, (c) determine the transaction price, (d) allocate the transaction price to the performance obligations in the contract, and (e) recognize revenue when (or as) the Company satisfies its performance obligation.

Management Fees

Management Fees

The Company earns management fees from providing investment management services to specialized funds and customized separate account clients. Specialized funds are generally structured as partnerships having multiple investors. Separate account clients may be structured using an affiliate-managed entity or may involve an investment management agreement between the Company and a single client. Certain separate account clients may have the Company manage assets both with full discretion over investments decisions as well as without discretion over investment decisions and may also receive access to various other advisory services the firm may provide as part of

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

a single customized service which the Company has determined is a single performance obligation. The Company determined that for specialized funds, the fund is generally considered to be the customer while the individual investor or limited partner is the customer with respect to customized separate accounts. The Company satisfies its performance obligations over time as the services are rendered and the customer simultaneously receives and consumes the benefits of the services as they are performed, using the same time-based measure of progress towards completion.

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring the promised services to the customer. The Company’s management fees attributable to the GCM Funds investing in public market investments consist primarily of fees based on the net asset value of the assets managed. Fees may be calculated on a monthly or quarterly basis as of each subscription date, either in advance or arrears. Investment management fees calculated on a monthly or quarterly basis are primarily based on the assets under management at the beginning or end of such monthly or quarterly period or on average net assets.

The Company’s management fees attributable to the GCM Funds investing in longer-term public market investments and private market investments are typically based on limited partner commitments to those funds during an initial commitment or investment period. Following the expiration or termination of such period, the fees generally become based on invested assets or based on invested capital and unfunded deal commitments less returned capital. Management fees are determined quarterly and are more commonly billed in advance based on the management fee rate applied to the management fee base at the end of the preceding quarterly period as defined in the respective contractual agreements.

Management fees are a form of variable consideration as the basis for the management fee fluctuates over the life of the contract.

Certain operating agreements limit the expenses a fund bears to a percentage of the market value of the assets managed. The Company is required to reimburse the customer for such exceeded amounts (which the Company may be entitled to recoup in subsequent periods if expenses are sufficiently below the limit). The Company records these amounts as adjustments to the transaction price, which are reflected in management fees in the combined statements of income and comprehensive income. Prior to the adoption of ASC 606, such adjustments were recorded within general, administrative and other in the combined statements of income and comprehensive income.

Certain GCM Fund agreements contain a management fee schedule that simulates the pattern of a fee based on invested capital that increases over the investment period and decreases over the life of the fund. In those circumstances the Company satisfies its performance obligations over time as the services are rendered and records as revenue the amounts it is entitled to invoice for the applicable quarter for which services have been rendered.

Certain agreements contain a requirement to return management fees for commitments left unfunded at the termination of the GCM Fund’s life. The Company defers a portion of the fees collected that it views as probable of being required to return based on the Company’s investing experience and records this accrual as deferred revenue in accrued expenses and other liabilities in the combined statements of financial condition.

Fund Expense Reimbursement Revenue

The Company incurs certain costs, primarily related to accounting, client reporting, investment-decision making and treasury-related expenditures, for which it receives reimbursement from the GCM Funds in connection with its performance obligations to provide investment management services. The Company concluded it controls the services provided and resources used before they are transferred to the customer and therefore is a principal. Accordingly, the reimbursement for these costs incurred by the Company are presented on a gross basis in management fees and general, administrative and other in the combined statements of income and comprehensive income with any outstanding amounts recorded within due from related parties in the combined statements of financial condition. Expense reimbursements are recognized at a point in time, in the periods during which the related expenses are incurred and the reimbursements are contractually earned.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

The Company may pay on behalf of and seek reimbursement from GCM Funds for professional fees and administrative or other fund expenses that the Company arranges for the GCM Funds. The Company concluded that the nature of its promise is to arrange for the services to be provided and it does not control the services provided by third parties before they are transferred to the customer. As a result, the Company is acting in the capacity of an agent to the GCM Funds. Accordingly, outstanding amount related to these disbursements are recorded within due from related parties in the combined statements of financial condition.

Incentive Fees

Incentive fees consists of performance based incentive fees in the form of performance fees or incentive compensation and carried interest income.

Performance Fees

The Company may receive performance fees or incentive compensation from certain GCM Funds investing in public market investments. Performance fees are typically a fixed percentage of investment gains, subject to loss carryforward provisions that require the recapture of any previous losses before any Performance Fees can be earned in the current period. Performance Fees may or may not be subject to a hurdle or a preferred return, which requires that clients earn a specified minimum return before a Performance Fee can be assessed. With the exception of certain GCM Funds, these Performance Fees are determined based upon investment performance at the end of a specified measurement period, generally the end of the calendar year. Certain GCM Funds have performance measurement periods extending beyond one year.

Investment returns are highly susceptible to market factors, judgments, and actions of third parties that are outside of the Company’s control. Accordingly, performance fees are considered variable consideration and are therefore constrained and not recognized until it is probable that a significant reversal will not occur. In the event a client redeems from one of the GCM Funds prior to the end of a measurement period, any accrued performance fee is ordinarily due and payable by such redeeming client as of the date of the redemption.

Carried Interest

Carried interest is a performance-based capital allocation from a fund’s limited partners earned by the Company in certain GCM Funds invested in longer-term public market investments and private market investments. Carried interest is typically calculated as a percentage of the profits calculated in accordance with the terms of fund agreements at rates that range between 2.5%-20% after returning invested capital, certain fees and a preferred return to the fund’s limited partners. Carried interest is ultimately realized when underlying investments distribute proceeds or are sold and therefore carried interest is highly susceptible to market factors, judgments, and actions of third parties that are outside of the Company’s control. Accordingly, carried interest is considered variable consideration and is therefore constrained and not recognized as revenue until (a) it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur, or (b) the uncertainty associated with the variable consideration is subsequently resolved.

Agreements generally include a clawback provision that, if triggered, would require the Company to return up to the cumulative amount of carried interest distributed, typically net of tax, upon liquidation of those funds, if the aggregate amount paid as carried interest exceeds the amount actually due based upon the aggregate performance of each fund. The Company has defined the portion to be deferred as the amount of carried interest, typically net of tax, that the Company would be required to return if all remaining investments had no value as of the end of each reporting period. At December 31, 2019 and January 1, 2019 (as a result of the adoption of ASC 606), deferred revenue relating to constrained realized carried interest of approximately $11.2 million and $12.2 million, respectively, was recorded in accrued expenses and other liabilities on the combined statements of financial condition.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

Prior to the adoption of ASC 606, the Company did not recognize realized carry received as carried interest revenue until the earlier of the termination of the related fund or the point at which clawback of any historic carried interest distributions could no longer occur. At December 31, 2018, deferred revenue of approximately $22.8 million was recorded in accrued expenses and other liabilities on the combined statement of financial condition.

Other Operating Income

Other operating income primarily consists of administrative fees from certain private investment vehicles that the Company does not manage or advise. Administrative fees represent fees for accounting and administration services provided to such vehicles. The fees earned under certain agreements are calculated by applying a fixed rate (or varying rate based on volume) multiplied by the number of positions held. The Company satisfies its performance obligations over time as the services are rendered and the customer simultaneously receives and consumes the benefits of the services as they are performed, using the same time-based measure of progress towards completion.

Distribution Relationships

The Company has entered into a number of distribution relationships with financial services firms to assist it in developing and servicing its client base. These relationships are non-exclusive and generally enable the Company to have direct contact with major clients.

Management and incentive fee revenue in the combined statements of income and comprehensive income is recorded on a gross basis. Expenses pursuant to the revenue sharing arrangements in connection with these distribution agreements of $9.2 million, $10.3 million and $10.5 million for the years ended December 31, 2019, 2018 and 2017 were recorded within general, administrative and other in the combined statements of income and comprehensive income.

Employee Compensation and Benefits

Base Salary, Bonus and Other

The Company compensates its employees through the cash payment of both a fixed component (“base salary”) and a variable component (“bonus”). Base salary is recorded on an accrual basis over each employee’s period of service. Bonus compensation is determined by the Company’s management and is discretionary based on judgment taking into consideration, among other things, the financial results of the Company, as well as the employee’s performance.

Carried Interest

Certain employees and former employees are entitled to a portion of the carried interest realized from certain GCM Funds, which are payable upon a realization of the carried interest. Accordingly, carried interest resulting from a realization event gives rise to the incurrence of an obligation. Amounts payable under these arrangements are recorded within employee compensation and benefits when they become probable and reasonably estimable.

For certain GCM Funds, realized carried interest is subject to clawback. Although the Company defers the portion of realized carried interest not meeting the criteria for revenue recognition, accruing an expense for amounts due to employees and former employees is based upon when it becomes probable and reasonably estimable that carried interest has been earned and therefore a liability has been incurred. As a result, the recording of an accrual for amounts due to employees and former employees generally precedes the recognition of the related carried interest revenue. The Company withholds a portion of the amounts due to employees and former employees as a reserve against contingent repayments to the GCM Funds. At December 31, 2019 and 2018, an accrual of $14.9 million and $24.3 million, respectively, relating to amounts withheld was recorded within employee related obligations on the combined statements of financial condition.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

Compensation Awards

The Company has established deferred compensation programs for certain employees and accrues deferred compensation expense ratably over the related vesting schedules, recognizing an increase or decrease in compensation expense based on the performance of certain GCM Funds. In addition, the Company has granted compensation awards to employees that represent investments that will be made in GCM Funds on behalf of the employees and were compensation for past services that were fully vested upon the award date. Compensation expense related to deferred compensation and other awards are included in employee compensation and benefits in the combined statements of income and comprehensive income.

Partnership Interest in Holdings, Holdings II and Management LLC

Various individuals, including current and former employees of the Company (“Recipients”) have been awarded partnership interests in Holdings, Holdings II and Management LLC. These partnership interests grant the Recipients the right to certain cash distributions of profits from Holdings, Holdings II and Management LLC to the extent such distributions are authorized.

A partnership interest award is accounted for based on its substance. A partnership interest award that is in substance a profit-sharing arrangement or performance bonus would generally not be within the scope of the stock-based compensation guidance and would be accounted for under the guidance for deferred compensation plans, similar to a cash bonus. However, if the arrangement has characteristics more akin to the risks and rewards of equity ownership, the arrangement would be accounted for under stock-based compensation guidance.

The Company analyzes awards granted to Recipients at the time they are granted or modified. Awards that are in substance a profit-sharing arrangement in which rights to distributions of profits are based fully on the discretion of the managing member of Holdings, Holdings II and Management LLC, are recorded as employee compensation and benefits within the combined statements of income and comprehensive income when Holdings, Holdings II or Management LLC makes distributions to the Recipients. Profit-sharing arrangements that contain a stated target payment are recognized as partnership interest-based compensation expense equal to the present value of expected future payments on a straight-line basis over the service period.

Derivative Instruments

Derivative instruments enable the Company to manage its exposure to interest rate risk. The Company generally does not engage in derivative or hedging activities, except to hedge interest rate risk on floating rate debt, as described in Note 12.

Derivatives are recognized on the combined statements of financial condition at fair value.

In order to qualify for hedge accounting, a derivative must be considered highly effective at reducing the risk associated with the exposure being hedged. At inception, the Company documents all relationships between derivatives designated as hedging instruments and hedged items, the risk management objectives and strategies for undertaking various hedge transactions, the method of assessing hedge effectiveness, and, if applicable, why forecasted transactions are considered probable. This process includes linking all derivatives that are designated as a hedges of the variability of cash flows that are to be received or paid in connection with either a recognized asset or liability, firm commitment or forecasted transaction (“cash flow hedges”) to assets or liabilities on the combined statements of financial condition, firm commitments, or forecasted transactions.

The Company generally uses the change in variable cash flows method to assess hedge effectiveness on a quarterly basis. The Company assesses effectiveness on a quarterly basis by evaluating whether the critical terms of the hedging instrument and the forecasted transaction have changed during the period and by evaluating the continued

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

ability of the counterparty to honor its obligations under the contractual terms of the derivative. When the critical terms of the hedging instrument and the forecasted transaction do not match at inception the Company may use regression or other statistical analyses to assess effectiveness.

For a qualifying cash flow hedge, changes in the fair value of the derivative, to the extent that the hedge is effective, are recorded in accumulated other comprehensive income (loss) on the combined statements of financial condition and are reclassified to interest expense in the combined statements of income and comprehensive income when the underlying transactions (interest payments) have an impact on earnings. Any ineffective portions of a hedge are recorded in other income (expense) in the combined statements of income and comprehensive income.

For derivative contracts that do not qualify for hedge accounting, the Company presents changes in fair value in current period earnings. Changes in the fair value of derivative instruments are reflected other income (expense) in the combined statements of income and comprehensive income.

Income Taxes

The Company is treated as a partnership for U.S. federal for income tax purposes. Members, as applicable, are taxed individually on their share of the earnings; therefore, no provision for federal income taxes has been included in the combined financial statements. The Company, however, is subject to various city and state taxes, which are immaterial. Income tax expense recorded in the combined statements of income and comprehensive income primarily relates to income taxes attributable to its foreign jurisdictions. Income before income taxes attributable to such foreign jurisdictions is immaterial.

Income taxes are accounted for using the asset and liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences on differences between the carrying amounts of assets and liabilities and their respective tax basis, using tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when it is “more-likely-than not” that some portion or all of the deferred tax assets will not be realized. The realization of the deferred tax assets is dependent on the amount of the Company’s future taxable income.

The Company recognizes interest and penalties related to the underpayment of income taxes, including those resulting from the late filing of tax returns as general, administrative and other expenses in the combined statements of income and comprehensive income. The Company has not incurred a significant amount of interest or penalties in any of the years presented.

Comprehensive Income

Comprehensive income consists of net income/(loss) and other comprehensive income/(loss). The Company’s other comprehensive income is comprised of foreign currency translation adjustments and unrealized gains and losses on cash flow hedges.

Segments

Management has determined the Company consists of a single operating and reportable segment, consistent with how the chief operating decision maker allocates resources and assesses performance. Revenues and long-lived assets attributed to locations outside of the United States are immaterial.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

Concentration

The Company, through GCMLP and GCM CFIG, has a client base that is diversified across a range of different types of institutional clients and also includes high net worth individuals. The institutional client base consists primarily of public, corporate and Taft-Hartley pension funds as well as banks, insurance companies, sovereign entities, foundations and endowments. The client base is also geographically diversified with concentrations in North America, Asia, the Middle East and Europe.

Recently Issued Accounting Standards

In October 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities, which reduces the cost and complexity of financial reporting associated with consolidation of VIEs. The amendment provides that indirect interests held through related parties in common control arrangements should be considered on a proportional basis for determining whether fees paid to decision makers and service providers are variable interests. The amendments in this ASU are effective for a private company for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact on its combined financial statements upon adoption of this standard.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Changes to the Disclosure Requirements for Fair Value Measurement. The amendments remove or modify certain disclosures, while others were added. The guidance is effective for the Company beginning January 1, 2020, with early adoption permitted. The Company expects that adoption of this guidance will not have a material impact on its combined financial statements.

In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. The new guidance amends the hedge accounting model to enable entities to better portray their risk management activities in the financial statements. The guidance eliminates the requirement to separately measure and report hedge ineffectiveness and allows for the entire change in fair value of a “highly effective” cash flow hedge to be recognized in other comprehensive income until the hedged item affects earnings. An entity will apply the new guidance on a modified retrospective basis with a cumulative effect adjustment to accumulated other comprehensive income with a corresponding adjustment to retained earnings as of the beginning of the period of adoption. Changes to income statement presentation and financial statement disclosures will be applied prospectively. The new guidance will be effective for non-public entities beginning on January 1, 2021 and early adoption is permitted. The Company will adopt the guidance as of January 1, 2020 and expects the guidance will apply to its 3-Year Swap Agreement. The resulting impact of adoption will be recorded in opening accumulated other comprehensive income (loss) and opening partners’ deficit.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. Currently, the standard requires an entity to perform a two-step test to determine the amount, if any, of goodwill impairment. In Step 1, an entity compares the fair value of a reporting unit with its carrying amount, including goodwill. If the carrying amount of the reporting unit exceeds its fair value, the entity performs Step 2 and compares the implied fair value of goodwill with the carrying amount of that goodwill for that reporting unit. An impairment charge equal to the amount by which the carrying amount of goodwill for the reporting unit exceeds the implied fair value of that goodwill is recorded, limited to the amount of goodwill allocated to that reporting unit. The new guidance removes Step 2. An entity will apply a one-step quantitative test and record the amount of goodwill impairment as the excess of a reporting unit’s carrying amount over its fair value, not to exceed the total amount of goodwill allocated to the reporting unit. The new guidance does not amend the optional qualitative assessment of goodwill impairment. An entity will apply the new guidance on a prospective basis. The new guidance is effective for the Company for fiscal years beginning after December 15, 2022 and early adoption is permitted for annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company did not early adopt the standard.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

2. Summary of Significant Accounting Policies (cont.)

In February 2016, the FASB issued ASU 2016-02, Leases. The main difference between existing lease accounting guidance and the updated standard is that operating leases will now be recorded as assets and liabilities in the statement of financial position. The standard will be effective for non-public entities beginning on January 1, 2022; however, early adoption is permitted. The Company is currently evaluating the impact on its combined financial statements upon adoption of this new standard.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires an entity to utilize a new impairment model known as the current expected credit loss (“CECL”) model to estimate its lifetime “expected credit loss” and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. The CECL model is expected to result in more timely recognition of credit losses. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. The standard will be effective for the Company beginning on January 1, 2023. The Company expects that adoption of this guidance will not have a material impact on its combined financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments — Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The guidance requires that all equity investments, except those accounted for under the equity method of accounting or those resulting in the consolidation of the investee, be accounted for at fair value with all fair value changes recognized in income. The Company adopted ASU 2016-01 on January 1, 2019 and the adoption did not have a material impact on its combined financial statements.

3. Revenue

For the years ended December 31, 2019, 2018 and 2017, revenues consisted of the following:

	Years Ended December 31,
Management fees	2019	2018	2017
Management fees	$318,008	$311,456	$308,253
Fund expense reimbursement revenue	6,708	4,142	3,753
Total management fees	$324,716	$315,598	$312,006
	Years Ended December 31,
Incentive fees	2019	2018	2017
Performance fees	$14,413	$3,111	$15,200
Carried interest	69,752	53,948	44,357
Total incentive fees	$84,165	$57,059	$59,557

The Company recognized revenues of $1.8 million during the year ended December 31, 2019 that were previously received and deferred as of December 31, 2018.

4. Investments

Investments consist of the following:

	At December 31,
	2019	2018
Equity method investments	$154,900	$170,605
Other investments	4,458	1,645
Total investments	$159,358	$172,250

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

4. Investments (cont.)

As of December 31, 2019 and 2018, the Company held investments of $159.4 million and $172.3 million, respectively, of which $95.7 million and $119.8 million were owned by noncontrolling interest holders, respectively. Future net income (loss) and cash flow from investments held by noncontrolling interest holders will not be attributable to the Company.

Equity method investments

The summarized financial information of the Company’s equity method investments is as follows:

	At December 31,
	2019	2018
Total Assets	$28,594,587	$29,670,644
Total Liabilities	$1,324,162	$1,953,574
Total Equity	$27,270,425	$27,717,070
	Years Ended December 31,
	2019	2018	2017
Investment income	$144,667	$115,640	$68,400
Expenses	218,037	200,914	183,851
Net investment income (loss)	(73,370)	(85,274)	(115,451)
Net realized and unrealized gain	2,055,007	1,465,984	2,622,164
Net income	$1,981,637	$1,380,710	$2,506,713

5. Fair Value Measurements

The following table summarizes the Company’s assets and liabilities measured at fair value as of December 31, 2019, and 2018:

	Fair Value of Assets (Liabilities) at December 31, 2019
	Level 1	Level 2	Level 3	Total
Money market funds	$45,209	$—	$—	$45,209
Interest rate derivatives	—	(14,990)	—	(14,990)
Total	$45,209	$(14,990)	$—	$30,219
	Fair Value of Assets (Liabilities) at December 31, 2018
	Level 1	Level 2	Level 3	Total
Money market funds	$16,140	$—	$—	$16,140
Interest rate derivatives	—	(3,052)	—	(3,052)
Total	$16,140	$(3,052)	$—	$13,088

There were no transfers between Level 1, Level 2 or Level 3 assets during the years ended December 31, 2019 and 2018.

Money market funds are recorded at net asset value per share which approximates fair value.

Management determines the fair value of its interest rate derivative agreements based on the present value of expected future cash flows based on observable future LIBOR rates applicable to each swap contract using linear interpolation, inclusive of the risk of non-performance, using a discount rate appropriate for the duration.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

6. Intangible Assets

Intangible assets, net consist of the following:

	At December 31, 2019
	Gross carrying amount	Accumulated amortization	Net carrying amount
Subject to amortization:
Investment management contracts	$36,190	$(30,648)	$5,542
Customer relationships	23,518	(13,258)	10,260
Technology	2,030	(1,740)	290
Other	620	(620)	—
	$62,358	$(46,266)	$16,092
	At December 31, 2018
	Gross carrying amount	Accumulated amortization	Net carrying amount
Subject to amortization:
Investment management contracts	$36,190	$(25,540)	$10,650
Customer relationships	23,518	(10,861)	12,657
Technology	2,030	(1,450)	580
Other	620	(620)	—
	$62,358	$(38,471)	$23,887

Amortization expense of $7.8 million, $7.8 million and $7.7 million was recognized for the years ended December 31, 2019, 2018 and 2017, respectively.

The following approximates the estimated amortization expense relating to intangible assets:

Years Ended December 31,
2020	$7,505
2021	2,332
2022	2,316
2023	1,313
2024	1,313
Thereafter	1,313

7. Partnership Capital and Distributions

Holders of Class A, Class B, and Class C shares are entitled to participate in distributions, allocations of profits and losses, and other rights pursuant to the Partnership Agreement. Profit and loss is generally allocated to the Class A, Class B and Class C shares in proportionate right to receive distributions of Available Cash, as more fully described in the Partnership Agreement. Distributions are made in accordance with the Partnership Agreement as determined by GCMHGP LLC. After tax distributions have been made, Class A shares have priority rights to distributions over Class B shares until certain distribution levels are met after which point no further non-tax distributions may be made to Class A shareholders.

For the years ended December 31, 2019, 2018 and 2017, the Company received capital contributions from noncontrolling interests of approximately $4.7 million, $6.4 million and $8.6 million, respectively and paid approximately $43.7 million, $49.2 million and $44.0 million, respectively in distributions to noncontrolling interests.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

8. Variable Interest Entities

The Company holds variable interests in certain entities that are VIEs, which are not consolidated, as it is determined that the Company is not the primary beneficiary. The Company’s involvement with such entities is generally in the form of direct equity interests in, and fee arrangements with, the entities in which it also serves as the general partner or managing member. The Company evaluated its variable interests in the VIEs and determined it is not considered the primary beneficiary of the entities primarily because it does not have interests in the entities that could potentially be significant. No reconsideration events occurred during the year ended December 31, 2019 which caused a change in the Company’s consolidation conclusions. As of December 31, 2019, the total unfunded commitments from the limited partners and general partners to the unconsolidated VIEs is $23.7 million. These commitments are the primary source of financing for the unconsolidated VIEs.

The following table sets forth certain information regarding the VIEs in which the Company holds a variable interest but does not consolidate. The assets recognized on the Company’s combined statements of financial condition related to the Company’s interests in and receivables from these non-consolidated VIEs and the Company’s maximum exposure to loss relating to non-consolidated VIEs at December 31 were as follows:

	At December 31,
	2019	2018
Investments	$77,927	$86,316
Management and incentive fees receivables	9,135	6,661
Maximum exposure to loss	$87,062	$92,977

The above table includes investments in VIEs which are owned by noncontrolling interest holders of approximately $55.9 million and $72.8 million as of December 31, 2019 and 2018, respectively.

9. Premises and Equipment

A summary of premises and equipment at December 31, 2019 and 2018 is as follows:

	At December 31,		Estimated Useful Lives
	2019	2018
Furniture, fixtures and leasehold improvements	$35,656	$35,274	3 – 7 years
Office equipment	967	957	5 years
Computer equipment and software	17,447	17,030	3 – 5 years
Aircraft	3,100	—	5 years
Premises and equipment, at cost	57,170	53,261
Accumulated depreciation and amortization	(48,299)	(45,819)
Premises and equipment, net	$8,871	$7,442

In August 2019, the Company acquired a 12.5% interest in an aircraft which is being amortized over five years.

Total depreciation and amortization expense related to premises and equipment of $2.5 million, $3.9 million and $4.2 million was recognized for the years ended December 31, 2019, 2018 and 2017, respectively.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

10. Employee Compensation and Benefits

For the years ended December 31, 2019, 2018 and 2017, employee compensation and benefits consisted of the following:

	Years Ended December 31,
	2019	2018	2017
Base salary, bonus and other	$169,862	$157,351	$146,773
Partnership interest-based compensation	30,233	19,495	41,394
Carried interest	38,842	31,780	28,028
Other	4,030	1,788	1,379
Total employee compensation and benefits	$242,967	$210,414	$217,574

Partnership Interest in Holdings, Holdings II and Management LLC

Payments to the employees for partnership interest awards are made by Holdings, Holdings II and Management LLC, the Company’s parent entities/companies. As a result, the Company records a non-cash profits interest compensation charge and an offsetting deemed contribution to equity to reflect the payments made by the Company’s parent entities/companies. Any liability related to the awards is recognized at Holdings, Holdings II or Management LLC as Holdings, Holdings II or Management LLC is the party responsible for satisfying the obligation, and is not shown in the Company’s combined financial statements. The Company has recorded deemed contributions to equity of approximately $30.2 million, $19.5 million and $41.4 million from Holdings, Holdings II and Management LLC for any non-cash compensation expense for the years ended December 31, 2019, 2018 and 2017, respectively, which will ultimately be paid by Holdings, Holdings II or Management LLC.

The Company has modified awards to certain individuals upon their voluntary retirement or intention to retire as employees. These awards generally include a stated target amount that upon payment terminates the recipients’ rights to future distributions and allows for a lump sum buy-out of the awards, at the discretion of the managing member. The awards are accounted for as partnership interest-based compensation at the fair value of these expected future payments, in the period the employees accepted the offer. Partnership interest-based compensation expense of $16.3 million, $0 and $13.4 million was recognized in the years ended December 31, 2019, 2018 and 2017, respectively, related to award modifications.

The liability associated with awards that contain a stated target has been retained by Holdings at December 31, 2019 and 2018, respectively, and is re-measured at each reporting date, with any corresponding changes in liability being reflected as compensation expense of the Company. Certain members had unvested stated target payments of $12.3 million, $6.9 million and $13.1 million for the years ended December 31, 2019, 2018 and 2017, respectively, which has not been reflected as compensation expense by the Company. The Company recognized partnership interest-based compensation expense of $13.9 million, $16.8 million and $38.8 million for the years ended December 31, 2019, 2018 and 2017, respectively, related to profits interest awards that are in substance profit-sharing arrangements.

The Company has determined that in-substance equity awards represent equity-based awards in accordance with stock-based compensation guidance. The Company records equity-based compensation expense over the requisite service period equal to the fair value at the grant date and the fair value is not remeasured unless the award is modified. In 2014, the Company granted equity awards that require a five year service period. Fair value of the awards was estimated as the pro rata interest in the fair value of GCMH on a non-marketable, minority basis. Valuation was determined using an average of the estimates of the fair value of equity calculated under an income approach and market approach. As a result, $0, $2.7 million and $2.7 million of partnership interest-based compensation expense has been recognized related to equity awards for the years ended December 31, 2019, 2018 and 2017, respectively.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

10. Employee Compensation and Benefits (cont.)

Other

Other consists of compensation expense related to deferred compensation programs and other awards that represent investments made in GCM Funds on behalf of the employees.

11. Debt

The table below summarizes the outstanding debt balance at December 31, 2019 and 2018.

	At December 31,
	2019	2018
Senior secured loan	$431,454	$438,778
Credit facility	25,000	—
Less debt issuance costs	(7,954)	(9,597)
Total debt	$448,500	$429,181

Maturities of debt for the next five years and thereafter are as follows:

Years Ending December 31,
2020	$—
2021	—
2022	—
2023	25,000
2024	—
Thereafter	431,454
Total	$456,454

Senior Loan

In conjunction with the acquisition of CFIG, the Company entered into a $460 million senior secured term loan facility (“Senior Loan”) due January 2, 2021, which was subsequently amended through a debt modification to extend approximately $281.6 million of aggregate principal amount of Senior Loan to a separate tranche with a maturity date of August 18, 2023 (the “2023 Term Loans”). The 2023 Term Loans had an interest rate for Eurodollar Rate Loans (“Euro Loans”) of 3% over LIBOR, subject to a 1.0% LIBOR floor. The remaining $133.0 million aggregate principal amount of original Senior Loan (“Initial Term Loans”) retained the same terms and maturity date.

On April 19, 2017, the Company completed another amendment to its Senior Loan primarily to prepay the outstanding $133.0 million of Initial Term Loans using available Partnership cash and through raising an incremental $90 million of 2023 Term Loans. Certain lenders were fully paid down and did not participate in the incremental 2023 Term Loans. The Company accounted for this portion of the prepayment as a debt extinguishment. The Company accounted for the amendment of the remaining portion of Initial Term Loans as debt modifications as the amendments were with the same lenders and the changes in terms did not cause the debt instruments to be considered “substantially different”.

On August 22, 2017, the Company amended its Senior Loan to raise an incremental $100.0 million of principal amount of 2023 Term Loans.

On March 29, 2018, the Company completed an amendment and extension of its Senior Loan to further extend the maturity. Approximately $466.2 million aggregate principal amount of Senior Loan was extended from a maturity date of August 18, 2023 to a maturity date of March 29, 2025, converting all of the outstanding 2023 Term Loans to “2025 Term Loans”. The 2025 Term Loans have an interest rate for Euro Loans of 2.75% over the LIBOR, subject to

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

11. Debt (cont.)

a 1.0% LIBOR floor. The Company accounted for the amendments of its Senior Loan as a debt modification as the amendments were with the same lenders and the changes in terms did not cause the debt instruments to be considered “substantially different”.

Effective August 22, 2017 through but not including March 31, 2018, quarterly principal payments of $1.2 million were required to be made toward the 2023 Term Loans. Effective March 29, 2018, quarterly principal payments of $1.2 million are required to be made toward the 2025 Term Loans beginning June 30, 2018 (less any reduction for prior or future voluntary or mandatory prepayments of principal).

In addition to the scheduled principal repayments, the Company was required to offer to make prepayments of Consolidated Excess Cash Flow (“Cash Flow Payments”) no later than five days following the date the quarterly financial statements are due if the leverage ratio exceeds 2.50x. The Cash Flow Payments were calculated as defined in the Senior Loan agreement based on a percentage of calculated excess cash. During the years ended December 31, 2019, 2018 and 2017, the Company made $7.3 million, $26.3 million and $0, respectively, of Cash Flow Payments. As a result of the Cash Flow Payments made during the years ended December 31, 2019 and 2018, quarterly principal payments for the 2025 Term Loans are no longer required. At December 31, 2019 and 2018, $431.5 million and $438.8 million of 2025 Term Loans were outstanding with weighted average interest rates of 4.45% and 5.09%, respectively.

Under the credit and guaranty agreement governing the terms of the Senior Loan, the Company must maintain certain leverage and interest coverage ratios. The credit and guaranty agreement also contains other covenants that, among other things, restrict the ability of the Company and its subsidiaries to incur debt and restrict the Company and its subsidiaries ability to merge or consolidate, or sell or convey all or substantially all of the Company’s assets. At December 31, 2019 and 2018, the Company was in compliance with all covenants.

Holdings has executed a pledge agreement (“Pledge Agreement”) with the lenders of the Senior Loan. Under the Pledge Agreement, Holdings has agreed to secure the obligations under the Senior Loan by pledging its interests in GCMH as collateral against the repayment of the Senior Loan. The Pledge Agreement will remain in effect until such time as all obligations relating to the Senior Loan have been fulfilled.

Credit Facility

Concurrent with the issuance of the Senior Loan, the Company entered into a $50 million revolving credit facility (“Credit Facility”), with a maturity of January 2, 2019 and interest rate based on a spread over LIBOR, which was subsequently extended to March 29, 2023 through a series of debt modifications. Additionally, the Credit Facility carries an unused commitment fee that is paid quarterly.

At December 31, 2019, the Company had drawn $25.0 million on the Credit Facility with a weighted average interest rate of 4.54% and an unused commitment fee of 0.50%.

Other

GCMLP and GCM CFIG each agree to jointly and severally, unconditionally, and irrevocably, guarantee, as primary obligor and not merely as surety guarantee the obligation of their parent entity, GCMH.

Amortization of the deferred costs of approximately $1.6 million, $1.7 million and $1.9 million for the years ended December 31, 2019, 2018 and 2017, respectively, is included in interest expense in the combined statements of income and comprehensive income.

Based in part on quotes received from the administrative agent of the Senior Loan, the Company’s management estimates the fair value of the Senior Loan is approximately $436.3 million and $436.6 million at December 31, 2019, and 2018, respectively. The Senior Loan is classified as a Level 2 liability within the fair value hierarchy.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

12. Interest Rate Derivatives

The Company has also entered into various derivative agreements with a financial institution to hedge interest rate risk related to its outstanding debt. As of December 31, 2019 and 2018, the Company had the following interest rate derivatives recorded as a derivative asset (liability) recorded in other assets (accrued expenses and other liabilities) on the combined statements of financial condition:

				At December 31, 2019
Derivative	Notional Amount	Fair Value at December 31, 2019	Amount of Gain (Loss) Recognized in AOCI at December 31, 2018	Amount of Gain (Loss) Recognized in AOCI	Amount of Gain (Loss) Recognized in OCI	Amount of Gain (Loss) Reclassified from AOCI into Interest Expense	Amount of Gain (Loss) Recognized in Other Income (Expense)	Fixed Rate Paid	Floating Rate Received		Effective Date(4)	Maturity Date
Interest rate swap	$275,000	(124)	681	(124)	(972)	167	—	2.33%	1 month LIBOR	(1)	Jan 2014	Jan 2020
Interest rate swap	225,000	(6,159)	(1,093)	(6,809)	(5,716)	—	(35)	2.48%	1 month LIBOR	(2)	Jan 2020	Feb 2023
Interest rate swap	75,000	(3,348)	—	—	—	—	(1,968)	3.05%	1 month LIBOR	(2)	Jan 2020	Feb 2023
Interest rate collar	300,000	(5,359)	—	—	—	—	(3,414)	3.70%	1 month LIBOR	(3)	Feb 2023	Feb 2025
		$(14,990)	$(412)	$(6,933)	$(6,688)	$167	$(5,417)

____________

(1)      Floating rate received subject to a 1.00% Floor

(2)      Floating rate received subject to a 0.00% Floor

(3)      Floating rate received subject to a 2.45% Floor

(4)      Represents the date at which the derivative is in effect and the Company is contractually required to begin payment of interest under the terms of the agreement.

				At December 31, 2018
Derivative	Notional Amount	Fair Value at December 31, 2018	Amount of Gain (Loss) Recognized in AOCI at December 31, 2017	Amount of Gain (Loss) Recognized in AOCI	Amount of Gain (Loss) Recognized in OCI	Amount of Gain (Loss) Reclassified from AOCI into Interest Expense	Amount of Gain (Loss) Recognized in Other Income (Expense)	Fixed Rate Paid	Floating Rate Received		Effective Date(4)	Maturity Date
Interest rate swap	$275,000	681	(1,676)	681	1,380	977	—	2.33%	1 month LIBOR	(1)	Jan 2014	Jan 2020
Interest rate swap	225,000	(408)	—	(1,093)	(1,093)	—	1,981	2.48%	1 month LIBOR	(2)	Jan 2020	Feb 2023
Interest rate swap	75,000	(1,380)	—	—	—	—	(1,380)	3.05%	1 month LIBOR	(2)	Jan 2020	Feb 2023
Interest rate collar	300,000	(1,945)	—	—	—	—	(1,945)	3.70%	1 month LIBOR	(3)	Feb 2023	Feb 2025
		$(3,052)	$(1,676)	$(412)	$287	$977	$(1,344)

____________

(1)      Floating rate received subject to a 1.00% Floor

(2)      Floating rate received subject to a 0.00% Floor

(3)      Floating rate received subject to a 2.45% Floor

(4)      Represents the date at which the derivative is in effect and the Company is contractually required to begin payment of interest under the terms of the agreement.

On January 31, 2014, the Company entered into a swap agreement with a financial institution to hedge interest rate risk related to the Senior Loan that has a notional amount of $275.0 million. Monthly payments or receipts under the swap are matched to exactly offset changes in the floating rate interest payments on the notional amount outstanding at the time of payment and the swap was determined to be an effective cash flow hedge.

On January 5, 2017, the Company entered into a forward-starting swap agreement (“3-Year Swap Agreement”) with a financial institution to hedge interest rate risk related to payments made during the extended maturity of the 2023 Term Loans that has a notional amount of $225.0 million. The 3-Year Swap Agreement has a 0.00% LIBOR floor whereas the 2023 Term Loans contain a 1.00% LIBOR floor. The swap was determined to be an effective cash flow hedge at inception using a regression analysis; however the mismatch in floor terms creates hedge ineffectiveness which is reflected through earnings.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

12. Interest Rate Derivatives (cont.)

On May 18, 2018, the Company entered into a forward-starting swap agreement (“$75 million Swap Agreement”) with a financial institution to increase the amount of principal economically hedged during the term of the 3-Year Swap Agreement that has a notional amount of $75.0 million. The $75 million Swap Agreement has a 0.00% LIBOR floor whereas the 2023 Term Loans contain a 1.00% LIBOR floor. The swap did not qualify for hedge accounting at inception due to the floor rate mismatch and as a result, all changes in fair value of the $75 million Swap Agreement are reflected through earnings.

On May 18, 2018, the Company entered into a forward-starting interest rate collar (“Interest Rate Collar”) with a financial institution to economically hedge interest rate risk related to payments made during the extended maturity of the 2025 Term Loans that has a notional amount of $300 million. The Interest Rate Collar has a 0.00% LIBOR floor whereas the 2025 Term Loans contain a 1.00% LIBOR floor. The Interest Rate Collar did not qualify for hedge accounting at inception due to the floor rate mismatch and as a result, all changes in fair value of the Interest Rate Collar are reflected through earnings.

The fair values of the derivatives and interest rate collar are based on observable market inputs and represent the net amount required to terminate the positions, taking into consideration market rates and non-performance risk. Refer to Note 5 for further details.

13. Accrued Expenses and Other Liabilities

A summary of accrued expenses and other liabilities at December 31, 2019 and 2018 is as follows:

	At December 31,
	2019	2018
Carried interest payable	$4,422	$5,901
Deferred revenue	12,443	23,818
Deferred rent	6,885	6,732
Clawback obligation	3,600	4,200
Derivative liability	14,990	3,733
Other liabilities	9,864	9,404
Total accrued expenses and other liabilities	$52,204	$53,788

14. Other Income (Expense)

On March 9, 2017, the Company and CSG entered into an agreement to release certain CFIG acquisition-related claims. The Company recognized a gain of $11.1 million, which consisted of a noncash gain of $8.0 million related to the release of the contingent consideration liability and a cash gain of approximately $3.1 million during the year ended December 31, 2017.

15. Commitments and Contingencies

Leases

The Company has entered into operating lease agreements for office space. The Company leases office space in various countries around the world and maintains its headquarters in Chicago, Illinois, where it leases primary office space under a lease agreement expiring September 2026 with an option to terminate early between September 2022

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

15. Commitments and Contingencies (cont.)

to September 2023 subject to a termination fee. The leases contain rent escalation clauses based on increases in base rent, real estate taxes and operating expenses. The minimum annual lease commitments as of December 31, 2019 are as follows:

Years Ended December 31,
2020	$7,106
2021	8,549
2022	8,312
2023	6,462
2024	2,938
Thereafter	5,120
$38,487

Rental expense under operating lease agreements was approximately $6.7 million, $5.9 million and $6.1 million during the years ended December 31, 2019, 2018 and 2017, respectively, included in general, administrative and other in the combined statements of income and comprehensive income.

Commitments

The Company is required to pay a fixed management fee of $0.5 million per year for a five year period pursuant to its 12.5% interest in an aircraft.

The Company, through CFIG Holdings, had $62.1 million and $49.6 million of unfunded investment commitments as of December 31, 2019 and 2018, respectively, representing general partner capital funding commitments to several of the GCM CFIG and GCMLP advised GCM Funds.

Litigation

In the normal course of business, the Company may enter into contracts that contain a number of representations and warranties, which may provide for general or specific indemnifications. The Company’s exposure under these contracts is not currently known, as any such exposure would be based on future claims, which could be made against the Company. The Company’s management is not currently aware of any such pending claims and based on its experience, the Company believes the risk of loss related to these arrangements to be remote.

From time to time, the Company is a defendant in various lawsuits related to its business. The Company’s management does not believe that the outcome of any current litigation will have a material effect on the Company’s combined financial condition or results of operations.

Off-Balance Sheet Risks

The Company may be exposed to a risk of loss by virtue of GCMLP and CFIG Holdings serving as the general partner of GCM Funds organized as limited partnerships. As general partner of a GCM Fund organized as a limited partnership, GCMLP and CFIG Holdings’ exposure to risk of loss is not limited to the amount of its investment in such GCM Fund. The Company cannot predict the amount of loss, if any, which may occur as a result of this exposure; however, historically, the Company has not incurred any significant losses and management believes the likelihood is remote that a material loss will occur.

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

16. Related Parties

In regard to the following related party disclosures, the Company’s management cannot be sure that such transactions or arrangements would be the same to the Company if the parties involved were unrelated and such differences could be material.

The Company provides certain employees partnership interest awards which are paid by Holdings, Holdings II and Management LLC. Refer to Note 10 for further details.

The Company has a sublease agreement with Holdings. Because the terms of the sublease are identical to the terms of the original lease, there is no impact on net income or cash flows.

The Company incurs certain costs, primarily related to accounting, client reporting, investment-decision making and treasury-related expenditures, for which it receives reimbursement from the GCM Funds in connection with its performance obligations to provide investment management services. Due from related parties on the combined statements of financial condition includes net receivables of approximately $10.0 million and $6.6 million as of December 31, 2019 and 2018, respectively, paid on behalf of affiliated entities that are reimbursable to the Company.

Our executive officers, senior professionals, and certain current and former employees and their families invest on a discretionary basis in GCM Funds, which are generally not subject to management fees and performance fees. As of December 31, 2019 and 2018, such investments and future commitments aggregated $334.8 million and $346.7 million, respectively.

Certain employees of the Company have an economic interest in the owner and landlord of the building in which the principal headquarters of the Company are located.

The Company holds an investment of approximately $3.3 million and $0.5 million as of December 31, 2019 and 2018, respectively, in an entity in which the managing member is an affiliate of the managing member of Holdings.

The Company utilizes the services of an insurance broker to procure insurance coverage, including its general commercial package policy, workers’ compensation and professional and management liability coverage for its directors and officers. Members of Holdings have an economic interest in, and relatives are employed by, the Company’s insurance broker.

From time to time, certain of the Company’s executive officers utilize a private business aircraft, including an aircraft wholly owned or controlled by members of Holdings. Additionally, the Company arranges for the use of the private business aircraft through a number of charter services, including entities predominantly or wholly owned or controlled by members of Holdings. The Company paid approximately $3.7 million, $3.2 million and $3.2 million for the years ended December 31, 2019, 2018 and 2017, respectively, to utilize aircraft and charter services wholly owned or controlled by members of Holdings, which is recorded within general and administrative expense in the combined statements of income and comprehensive income.

The Company pays for all direct and indirect expenses of GCMHGP LLC, including accounting and administrative expenses. GCMHGP LLC does not reimburse the Company for such expenses, which are immaterial to the Company.

17. Income Taxes

A reconciliation of the U.S. statutory income tax rate to the Company’s effective tax rate is as follows:

	Years Ended December 31,
	2019	2018	2017
Statutory U.S. federal income tax rate	21%	21%	21%
State income taxes	3%	1%	1%
Impact of non-controlling interest	(5)%	(8)%	(6)%
Income passed through to members	(16)%	(13)%	(15)%
Foreign income taxes	1%	1%	1%
Effective income tax rate	4%	2%	2%

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

17. Income Taxes (cont.)

Current and deferred tax assets are recorded within other assets in the combined statements of financial condition.

The Company analyzes its tax filing positions in all of the U.S. federal, state, local and foreign tax jurisdictions where it is required to file income tax returns, as well for all open tax years in these jurisdictions. As of December 31, 2019, the Company has examined all open tax years and major jurisdictions and determined there is no tax liability resulting from unrecognized tax benefits related to uncertain tax positions taken or expected to be taken in future tax returns. The Company is also not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months.

Although the Company is not subject to federal income taxes, the Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal, state, local and foreign jurisdictions, where applicable. As of December 31, 2019, the tax years that remain subject to examination by the major tax jurisdictions under the statute of limitations are as follows:

Jurisdiction	Earliest Tax Year Subject to Examination
U.S. Federal	2016
Illinois	2016
Japan	2016
United Kingdom	2016
Hong Kong	2016
South Korea	2017

18. Regulatory and Net Capital Requirements

As a registered broker-dealer, GSLLC is subject to the SEC’s Uniform Net Capital Rule (“Rule 15c3-1”), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, as defined, shall not exceed 15 to 1. GSLLC is required to maintain minimum net capital equal to the greater of $5 or 62/3% of aggregate indebtedness, as defined.

At December 31, 2019, GSLLC had net capital, as defined under Rule 15c3-1, of $869.7 and excess net capital of $860.8. The ratio of aggregate indebtedness to net capital was 0.15 to 1.

GSLLC claims exemption from the provisions of Rule 15c3-3 under the Securities Exchange Act of 1934 in that GSLLC’s activities are limited to those set forth in the conditions for exemption in accordance with paragraph (k)(2)(i) of that rule.

As a registered securities firm in Japan and in accordance with the Securities and Exchange Law, GIJKK is subject to the capital adequacy rule of the Financial Services Agency. This rule requires the maintenance of a capital adequacy percentage, which is defined as the percentage of adjusted capital to a quantified total of business risk, of not less than 120%. Adjusted capital is defined as net worth (which includes shareholders’ equity, net unrealized gains and losses on securities held, reserves and subordinated debts) less illiquid assets. Under this rule, there are no restrictions on the operations of GIJKK provided that the resulting net capital adequacy percentage exceeds 120%. At December 31, 2019, the capital adequacy percentage of GIJKK was 465.1%.

As a firm licensed to carry on the regulated activities of dealing in securities and advising in securities under the Securities and Futures Ordinance, GCMHK is required to maintain minimum liquid capital of HKD 3.0 million (approximately $385 at December 31, 2019). At December 31, 2019, GCMHK had liquid capital of HKD 26.5 million (approximately $3.4 million).

Grosvenor Capital Management Holdings, LLLP and GCM, L.L.C.

Notes to Combined Financial Statements
(In thousands, except share amounts and where otherwise noted)

19. Subsequent Events

Effective January 1, 2020, the Partnership, CFIG Holdings, GCMLP, GCM Investments GP LLC, the general partner to certain investment funds advised by the Partnership, (collectively, the “Seller”) issued certain limited partnership interests in several entities to an unaffiliated third-party investor. The consideration transferred by the unaffiliated third-party investor to the Seller for the interests was $125.4 million. In addition, the Partnership received an additional $48.0 million to fund future investment commitments. The Partnership prepaid principal of $91.2 million of the Partnership’s outstanding Senior Loan on March 9, 2020 with the proceeds, reducing the outstanding balance to $340.3 million. In addition, the Partnership paid $3.0 million from the proceeds to reduce the Credit Facility to $22.0 million on March 5, 2020. On March 17, 2020, the Partnership drew down an additional $20.0 million on its Credit Facility.

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (“COVID-19”) a global pandemic, which has resulted in significant disruption and uncertainty in the global economic markets. Given the amount of uncertainty currently regarding the scope and duration of the COVID-19 pandemic, the Company is unable to predict the precise impact the COVID-19 pandemic will have on the Company’s combined financial statements. In line with public markets and credit indices, the Company expects its investments to be adversely impacted.

The Partnership made a capital distribution of $12.5 million to its partners in July 2020.

On August 2, 2020, the Partnership entered into an agreement (the “Transaction Agreement”) by and among CF Finance Acquisition Corp., a Delaware corporation (“CFAC”), CF Finance Intermediate Acquisition, LLC, a Delaware limited liability company (“IntermediateCo”), CF Finance Holdings, LLC, a Delaware limited liability company (the “Sponsor”), Holdings, Management LLC, and Holdings II (collectively, the “GCMH LLLP Equityholders”), GCMHGP LLC, GCM V, LLC, a Delaware limited liability company (“GCM V”), and GCM Grosvenor Inc., a Delaware corporation (“GCM PubCo”), pursuant to which, among other transactions, CFAC will merge with and into GCM PubCo, upon which the separate corporate existence of CFAC will cease and GCM PubCo will become the surviving corporation (the “Merger” and together with the other transactions contemplated by the Transaction Agreement, the ‘business combination”).

Immediately following the Merger and in accordance with the Transaction Agreement, a series of transactions will occur whereby (i) certain third-party investors will purchase an aggregate of 19,500,000 shares of Class A common stock of GCM PubCo, par value $0.0001 per share (“GCM Class A common stock”) for an aggregate purchase price of $195 million, (ii) the Sponsor will purchase 3,500,000 shares of GCM Class A common stock and 1,500,000 warrants to purchase GCM Class A common stock (which shall be in the identical form of the private placement warrants of CFAC) for an aggregate purchase price of $30 million, (iii) the Sponsor will forfeit 2,351,534 shares of GCM Class A common stock and 150,000 GCM PubCo private placement warrants, (iv) GCM PubCo will issue 900,000 GCM PubCo private placement warrants to Holdings, (v) Holdings will assign its option to purchase certain limited partnership interests in GCMH to IntermediateCo for an amount calculated in accordance with the Transaction Agreement, and IntermediateCo will acquire such limited partnership interests for an amount calculated in accordance with the Transaction Agreement and such option, (vi) Holdings will have the right to require IntermediateCo to acquire certain limited partnership interests in GCMH from Holdings, (vii) GCMHGP LLC will transfer its general partnership interest and limited partnership interests in GCMH to IntermediateCo for an amount calculated in accordance with the Transaction Agreement and Holdings will transfer all of the outstanding equity interests of GCM LLC to IntermediateCo for an amount calculated in accordance with the Transaction Agreement, (viii) GCMH will be redomiciled as a Delaware limited liability limited partnership and its limited partnership agreement will be amended and restated, (ix) IntermediateCo will make a cash capital contribution to GCMH in exchange for common units of GCMH and warrants to purchase common units of GCMH, and (x) GCM PubCo will issue a number of shares of its Class C common stock to GCM V as calculated in accordance with the Transaction Agreement. The business combination is expected to close in the fourth quarter of 2020.

The Company has reviewed subsequent events occurring through the date that these combined financial statements were issued, and concluded that no other events have occurred that would require recognition or disclosure.

CF Finance Acquisition Corp.

Condensed Balance Sheets

	September 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets
Cash	$270,646	$14,304
Other assets	19,250	—
Total current assets	289,896	14,304
Cash and investments held in Trust Account	218,717,961	291,761,159
Total assets	$219,007,857	$291,775,463

Liabilities and Stockholders’ Equity
Sponsor loan – promissory notes	$6,065,665	$2,825,841
Payables to related party	128,246	37,030
Accrued liabilities	227,389	1,389,962
Total liabilities	6,421,300	4,252,833
Common stock subject to possible redemption, 20,371,594 and 27,972,537 shares, as of September 30, 2020 and December 31, 2019, respectively, at redemption value of $10.19 and $10.10, respectively	207,586,553	282,522,624
Stockholders’ equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding as of September 30, 2020 and December 31, 2019	—	—
Common stock, Class A $0.0001 par value; 100,000,000 shares authorized; 1,300,177 and 885,876 shares issued and outstanding (excluding 20,371,594 and 27,972,537 shares subject to possible redemption) as of September 30, 2020 and December 31, 2019, respectively	130	88
Common stock, Class B $0.0001 par value; 10,000,000 shares authorized; 7,064,603 shares issued and outstanding as of September 30, 2020 and December 31, 2019	707	707
Additional paid-in-capital	919,653	525,231
Retained earnings	4,079,514	4,473,980
Total stockholders’ equity	5,000,004	5,000,006

Total liabilities and stockholders’ equity	$219,007,857	$291,775,463

See accompanying notes to unaudited condensed financial statements.

CF Finance Acquisition Corp.

Condensed Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$—	$—	$—	$—
Expense
Other expenses	378,512	109,776	1,035,930	325,208
Loss from operations	(378,512)	(109,776)	(1,035,930)	(325,208)
Other income – Interest income on Trust Account	7,243	1,608,191	715,458	4,933,471
(Loss) income before (benefit) provision for income taxes	(371,269)	1,498,415	(320,472)	4,608,263
Income tax (benefit)/provision for income taxes	(11,339)	(143,494)	73,994	967,736
Net (loss) income attributable to common stock	$(359,930)	$1,641,909	$(394,466)	$3,640,527

Weighted average number of common stock outstanding:
Class A – Public shares	26,518,114	28,258,413	27,641,577	28,180,341
Class A – Private placement	600,000	600,000	600,000	600,000
Class B – Common stock	7,064,603	7,064,603 (1)	7,064,603	7,045,085 (1)
Basic and diluted net income (loss) per share:
Class A – Public shares	$0.00	$0.06	$0.02	$0.14
Class A – Private placement	$(0.04)	$(0.01)	$(0.12)	$(0.04)
Class B – Common stock	$(0.04)	$(0.01)	$(0.12)	$(0.04)

____________

(1)      On January 29, 2019, an aggregate of 122,897 shares held by the Sponsor were forfeited (see Note 7).

See accompanying notes to unaudited condensed financial statements.

CF Finance Acquisition Corp.

Condensed Statements of Changes in Stockholders’ Equity
For the three and nine months ended September 30, 2020 and 2019
(Unaudited)

	Common Stock				Additional Paid-In- Capital	Retained Earnings (Deficit)	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balances, June 30, 2020	1,140,900	$114	7,064,603	$707	$559,737	$4,439,444	$5,000,002
Shares subject to possible redemption	159,277	16	—	—	359,916	—	359,932
Net loss	—	—	—	—	—	(359,930)	(359,930)
Balances, September 30, 2020	1,300,177	$130	7,064,603	$707	$919,653	$4,079,514	$5,000,004
	Common Stock				Additional Paid-In- Capital	Retained Earnings (Deficit)	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balances, June 30, 2019	1,112,115	$111	7,064,603	$707	$2,810,220	$2,188,965	$5,000,003
Shares subject to possible redemption	(162,565)	(16)	—	—	(1,641,890)	—	(1,641,906)
Net income	—	—	—	—	—	1,641,909	1,641,909
Balances, September 30, 2019	949,550	$95	7,064,603	$707	$1,168,330	$3,830,874	$5,000,006
	Common Stock				Additional Paid-In- Capital	Retained Earnings (Deficit)	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balances, January 1, 2020	885,876	$88	7,064,603	$707	$525,231	$4,473,980	$5,000,006
Shares subject to possible redemption	414,301	42	—	—	394,422	—	394,464
Net loss	—	—	—	—	—	(394,466)	(394,466)
Balances, September 30, 2020	1,300,177	$130	7,064,603	$707	$919,653	$4,079,514	$5,000,004
	Common Stock					Additional Paid-In- Capital	Retained Earnings (Deficit)	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balances, January 1, 2019	1,302,489	$130	7,187,500	$719	(2)	$4,808,810	$190,347	$5,000,006
Sale of Class A common stock to the public	758,413	76	—	—		7,584,054	—	7,584,130
Forfeiture of common stock to sponsor at $0.0001 par value	—	—	(122,897)	(12	)(1)	12	—	—
Shares subject to possible redemption	(1,111,352)	(111)	—	—		(11,224,546)	—	(11,224,657)
Net income	—	—	—	—		—	3,640,527	3,640,527
Balances, September 30, 2019	949,550	$95	7,064,603	$707		$1,168,330	$3,830,874	$5,000,006

____________

(1)      On January 29, 2019, an aggregate of 122,897 shares held by the Sponsor were forfeited (see Note 7).

(2)      Includes an aggregate of 312,500 shares that were subject to forfeiture as the underwriter’s over-allotment option was not exercised in full (see Note 7).

See accompanying notes to unaudited condensed financial statements.

CF Finance Acquisition Corp.

Condensed Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net (loss) income	$(394,466)	$3,640,527
Adjustments to reconcile net (loss) income to net cash used in operating activities
Interest earned on investments held in Trust Account	(715,458)	(4,933,471)
Deferred tax benefit	—	—
Increase in operating assets
Other assets	(19,250)	(18,750)
Increase (decrease) in operating liabilities
Payable to related party	91,216	50,506
Accrued liabilities	(1,162,574)	969,148
Net cash used in operating activities	(2,200,532)	(292,040)

Cash flows from investing activities
Proceeds deposited in Trust Account	(2,489,824)	(7,659,971)
Proceeds from Trust Account to pay tax	1,706,874	—
Proceeds from Trust Account	74,541,606	—
Net cash provided by (used in) investing activities	73,758,656	(7,659,971)

Cash flows from financing activities
Redemption of units disbursement	(74,541,606)	—
Proceeds from sale of units in the initial public offering, net of underwriting discount and offering cost paid	—	7,584,128
Proceeds from related party promissory notes	750,000	—
Proceeds from related party – Sponsor loan	2,489,824	75,841
Payment of related party payable	—	(100,000)
Net cash provided by (used in) financing activities	(71,301,782)	7,559,969

Net increase (decrease) in cash	256,342	(392,042)
Cash at beginning of period	14,304	560,027
Cash at end of period	$270,646	$167,985

Supplemental disclosure of cash flow activities
Cash paid for income tax	$1,226,992	$—

Supplemental disclosure of non-cash financing activities
Change in common stock subject to possible redemption	$(394,465)	$11,224,655

See accompanying notes to unaudited condensed financial statements.

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

1. Description of Business and Operations

Description of Business — CF Finance Acquisition Corp. (the “Company”) was incorporated in Delaware on July 9, 2014. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

Although the Company is not limited to a particular industry or sector for the purpose of consummating a Business Combination, the Company intends to focus its search on companies operating in the financial services or real estate industries. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2020, the Company had not yet commenced operations. All activity for the three and nine months ended September 30, 2020 and 2019 relates to the Company’s efforts toward locating and completing a suitable Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company has generated non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Public Offering. The Company has selected December 31st as its fiscal year end.

The Company’s Sponsor is CF Finance Holdings, LLC (the “Sponsor”). The registration statement for the Public Offering (see Note 3) was declared effective by the United States Securities and Exchange Commission (the “SEC”) on December 12, 2018. The Company intends to finance a Business Combination with the proceeds of approximately $282,600,000 (approximately $208,100,000, as adjusted for the redemption described below) from the Public Offering, $6,000,000 from the Private Placement (see Note 4) and approximately $2,826,000 (approximately $5,315,700, as adjusted for the redemption described below) from the Sponsor loan (see Note 4). Offering costs for the Public Offering amounted to approximately $5,585,900, consisting of $5,100,000 of underwriting fees and approximately $485,900 of other costs.

On June 15, 2020, the stockholders of the Company approved the extension of the termination of the Company from June 17, 2020 to September 17, 2020. In conjunction with the termination date extension vote, public stockholders exercised their right to elect to redeem 593,700 shares of Common Stock. $6,096,437 was withdrawn from the Trust Account in connection with the redemption of such shares. On September 16, 2020, an additional $12,406 was withdrawn from the Trust Account in connection with the redemption of such shares. In addition, in conjunction with the termination date extension, the Sponsor committed to contribute an additional $0.09 per remaining Public Share to the Trust Account in the form of a Sponsor Loan. On June 17, 2020, an additional $2,489,824 was contributed to the Trust Account.

On September 10, 2020, the stockholders of the Company approved the extension of the termination of the Company from September 17, 2020 to December 17, 2020. In conjunction with the termination date extension vote, public stockholders exercised their right to elect to redeem 6,592,942 shares of Common Stock. $68,432,763 was withdrawn from the Trust Account in connection with the redemption of such shares.

Initial Business Combination — The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Public Offering and the underwriter’s partial exercises of the over-allotment option, an amount equal to $10.10 per Unit sold in the Public Offering, including the proceeds of the Private Placement Units and

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

1. Description of Business and Operations (cont.)

Sponsor Loan (see Note 4), was held in a Trust Account, with Continental Stock Transfer & Trust Company acting as trustee. The proceeds are invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended Investment Company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company will provide its holders of the outstanding shares of its Class A common stock, par value $0.0001 (“Class A common stock”), sold in the Public Offering (the “public stockholders”) with the opportunity to redeem all or a portion of their public shares (the “Public Shares”) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares (see Note 3) for a pro rata portion of the amount then in the Trust Account (initially $10.10 per Public Share).These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 Distinguishing Liabilities from Equity. In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (as amended from time to time, the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law or rules of the stock exchange, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor (the “initial stockholders”), officers and directors have agreed to vote their Founder Shares (see Note 4) and any Public Shares purchased during or after the Public Offering in favor of a Business Combination. In addition, the initial stockholders, officers and directors have agreed to waive their redemption rights with respect to their Founder Shares and shares included in the Private Placement Units held by the initial stockholders, officers and directors in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Class A common stock sold in the Public Offering, without the prior consent of the Company.

The initial stockholders, officers and directors have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

On August 2, 2020, the Company entered into a Transaction Agreement (the “Transaction Agreement”) with CF Finance Intermediate Acquisition, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company, Sponsor, Grosvenor Holdings, LLC, an Illinois limited liability company, Grosvenor Capital Management Holdings, LLLP, an Illinois limited liability limited partnership (“Grosvenor Capital”), GCM Grosvenor Management, LLC, a Delaware limited liability company, Grosvenor Holdings II, L.L.C., a Delaware limited liability company, GCMH GP, L.L.C., a Delaware limited liability company, GCM V, LLC, a Delaware limited liability company, and

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

1. Description of Business and Operations (cont.)

GCM Grosvenor Inc., a Delaware corporation and a direct wholly owned subsidiary of Grosvenor Capital (“GCM PubCo”). Pursuant to the Transaction Agreement, the Company will be merged (the “Merger”) with and into GCM PubCo, with GCM PubCo surviving the Merger, as a result of which GCM PubCo, as the surviving corporation in the Merger, will indirectly hold approximately 26.1% of the outstanding equity interests of Grosvenor Capital, assuming that no shares of the Company are redeemed in connection with the Merger. The shares of Class A common stock will automatically convert into shares of GCM Pubco Class A common stock in connection with the Merger. For more information about the business combination, see the definitive proxy statement/prospectus dated October 14, 2020 and filed with the SEC on October 15, 2020.

In connection with the execution of the Transaction Agreement, on August 2, 2020, the Company entered into Subscription Agreements with certain investors (the “PIPE Investors”) pursuant to which, immediately following the consummation of the Merger, such PIPE Investors will purchase an aggregate of 19,500,000 shares of GCM PubCo Class A common stock at $10.00 per share for an aggregate purchase price of $195,000,000 (the “PIPE Transaction”).

Forward Purchase Contract — In connection with the Public Offering, the Sponsor committed, pursuant to a forward purchase contract with the Company, to purchase, in a Private Placement for gross proceeds of $30,000,000 to occur concurrently with the consummation of an initial Business Combination, 3,000,000 of the Company’s Units on substantially the same terms as the sale of Units in the initial Public Offering at $10.00 per Unit, and 750,000 shares of Class A common stock. In connection with the execution of the Transaction Agreement regarding its initial Business Combination, on August 2, 2020, the Company and the Sponsor entered into Amendment No. 1 to Forward Purchase Contract, pursuant to which, among other things, the Sponsor agreed to purchase, subject to the Company’s consummation of a Business Combination with GCM PubCo and its affiliates, to a reduction in the total equity issuable under such contract to a total of 3,500,000 shares of GCM PubCo Class A common stock and 1,500,000 GCM PubCo common warrants, for the same $30,000,000 in gross proceeds. The funds from the sale of Company’s securities in the forward purchase contract, as amended, will be used as part of the consideration to the sellers in the initial Business Combination; any excess funds from this Private Placement will be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their Public Shares and provides the Company with a minimum funding level for the initial business combination.

Failure to Consummate a Business Combination — If the Company is unable to complete a Business Combination by December 17, 2020 (which was originally June 17, 2020, but has been extended by two stockholder approvals) (or if such date is extended at a duly called meeting of our stockholders, such later date) (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Combination Period extension from June 17, 2020 to September 17, 2020 was approved by stockholders at the stockholders’ meeting on June 15, 2020, and the Combination Period extension from September 17, 2020 to December 17, 2020 was approved by stockholders at the stockholders’ meeting on September 10, 2020.

The initial stockholders, officers and directors have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders, officers and directors acquire Public Shares in or after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

1. Description of Business and Operations (cont.)

only $10.10 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriter of the Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, except for the Company’s independent registered public accounting firm, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

The Trust Account — The proceeds in the Trust Account will be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Company’s initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence expenses for prospective acquisition targets and continuing general and administrative expenses. As of September 30, 2020 and December 31, 2019, investment securities in the Trust Account consisted of $218,717,961 and $291,761,159 in money market funds. The Amended and Restated Certificate of Incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Business Combination; or (ii) the redemption of 100% of the Public Shares included in the Units being sold in the Public Offering if the Company is unable to complete a Business Combination by the Combination Period, subject to the requirements of law.

During three and nine months ended September 30, 2020, $1,268,146 and $1,605,028 of the proceeds from the Trust Account were used to pay taxes, respectively.

2. Summary of Significant Accounting Policies

Basis of presentation — The unaudited condensed financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of September 30, 2020 and the results of operations and cash flows for the periods presented. Certain information and disclosures normally included in financial statements prepared in accordance with US GAAP have been omitted pursuant to such rules and regulations. Interim results are not necessarily indicative of results for a full year. The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form 10-K filed by the Company with the SEC on March 6, 2020.

In connection with the Company’s going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern” as of September 30, 2020, the Company may not have sufficient liquidity to meet its current obligations over the next year from issuance of the unaudited condensed financial statements. However, management has determined that the Company has access to funds from the Sponsor, the Sponsor has committed, in the form of a loan, up to $750,000 to be provided to the Company (see Note 4), and the Sponsor, along with an affiliate of the Sponsor, has financial wherewithal to provide such funds, including an aggregate of $1,500,000 intended to be provided under a related party loan (the “Related Party Loan”) (see Note 4) that are sufficient to fund the working capital needs until the earlier of the consummation of a Business Combination or the end of the Combination Period. The Company’s original mandatory liquidation date of June 17, 2020 was

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

2. Summary of Significant Accounting Policies (cont.)

extended to September 17, 2020 through a stockholder vote on June 15, 2020. The Company’s mandatory liquidation date of September 17, 2020 was extended further to December 17, 2020 through a stockholder vote on September 10, 2020. On August 2, 2020, the Company entered into the Transaction Agreement. The consummation of the Business Combination pursuant to the Transaction Agreement is subject to, among other closing conditions, the approval of the stockholders of the Company, and other terms and conditions as described in Form 8-K, filed with the SEC on August 3, 2020, Form 8-K/A, filed with the SEC on August 4, 2020, and the definitive proxy statement/prospectus dated October 14, 2020 and filed with the SEC on October 15, 2020. The Company’s mandatory liquidation date raises substantial doubt about the entity’s ability to continue as a going concern. These unaudited condensed financial statements do not include any adjustments related to the recovery of the recorded assets or the classification of the liabilities should the Company be unable to continue as a going concern. As discussed in Note 1, in the event of a mandatory liquidation, within ten business days, the Company will redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares.

Emerging growth company — The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statements with another public company, which is neither an emerging growth company nor an emerging growth company, which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates — The preparation of unaudited condensed financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and investments held in Trust Account — As of September 30, 2020 and December 31, 2019, the assets held in the Trust Account were held in money market funds.

Income Taxes — Income taxes are accounted for under ASC Topic 740, Income Taxes, using the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

2. Summary of Significant Accounting Policies (cont.)

tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. To the extent that it is more likely than not that deferred tax assets will not be recognized, a valuation allowance would be established to offset their benefit. As of September 30, 2020 and December 31, 2019, the Company had no material deferred tax assets or liabilities.

ASC Topic 740 prescribes a recognition threshold that a tax position is required to meet before being recognized in the unaudited condensed financial statements. The Company provides for uncertain tax positions based upon management’s assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. The Company recognizes interest and penalties related to unrecognized tax benefits as provision for income taxes on the unaudited condensed statements of operations. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2020 and December 31, 2019.

The Company may be subject to examination by federal, state and city taxing authorities in the areas of income taxes. The Company is currently not under examination by tax authorities and is not aware of any issues that may result in significant payments or accruals. Accordingly, the Company does not believe that the amounts of unrecognized tax benefits will materially change over the next twelve months.

Net Income (Loss) per Common Share — The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. Net income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding for the period, after deducting shares that are subject to forfeiture in connection with the Public Offering.

As of September 30, 2020, the Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 21,643,809 shares of Class A common stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the periods presented.

Net income per share, for Class A — public shares common stock is calculated by dividing the interest income earned on the Trust Account of approximately $7,000 and $715,000 for the three and nine months ended September 30, 2020, and $1,608,000 and $4,933,000 for the three and nine months ended September 30, 2019, respectively, less interest to pay taxes permitted to be withdrawn from the Trust Account by the weighted average number of Class A — public shares common stock outstanding for the period. Net income per share, Class A excludes the shares sold in the private placement because those shares do not have the same redemption rights as the Class A shares sold in the Public Offering. Net income (loss) per share, Class A — private placement and Class B common stock is calculated by dividing the net income, excluding interest income earned on the Trust Account and interest to pay taxes permitted to be withdrawn from the Trust Account, by the weighted average number of Class A — private placement and Class B common stock outstanding for the period.

Concentration of Credit Risk — Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal depository insurance coverage of $250,000. As of September 30, 2020 and December 31, 2019, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments — The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, Fair Value Measurements and Disclosures, approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recently Issued Accounting Pronouncements — The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

3. Public Offering

The Company closed the Public Offering for the sale of approximately 28,260,000 (approximately 21,100,000 after the redemptions on June 15, 2020 and September 10, 2020) Units at a price of $10.00 per Unit, yielding gross proceeds of approximately $282,600,000 (approximately $208,100,000, as adjusted for redemptions on June 15, 2020 and September 10, 2020). In December 2018, the Company closed the Public Offering for the sale of 27,500,000 Units at a price of $10.00 per Unit, yielding proceeds of $275,000,000. The closings occurred on December 17, 2018 with respect to 25,000,000 Units and on December 31, 2018 with respect to 2,500,000 Units related to the partial exercise of the underwriter’s over-allotment option. In January 2019, the underwriter exercised the over-allotment option of 758,413 additional Units at $10.00 per Unit, yielding proceeds of $7,584,130. On June 15, 2020 and September 10, 2020, public shareholders exercised their right to redeem 593,700 and 6,592,942 Units at a redemption value of $6,108,843 (including the additional redemption value of $12,406 due to the change in estimated income tax), and $68,432,763, respectively.

Each Unit consists of one share of Class A common stock, and three-quarters of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

Simultaneous with the closing of the Public Offering on December 17, 2018, the Sponsor purchased an aggregate of 600,000 Private Placement Units at a price of $10.00 per Unit ($6,000,000 in the aggregate) in a private placement. Each Unit consists of one share of Class A common stock and three-quarters of one warrant. Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7). The Private Placement Units are not redeemable from funds deposited in the Trust Account.

Upon the December 2018 and January 2019 closings of the Public Offering, and June 2020 termination extension vote (see Note 1), the Sponsor funded loans in the amount of $2,750,000, $75,841 and $2,489,824, respectively, pursuant to a promissory note issued by the Company. The promissory note is at nominal or no interest (see Note 4).

Upon the closing of the Public Offering and the sale of the Private Placement Units, and taking into consideration the offering costs, an aggregate of approximately $286,000,000 (approximately $211,500,000 after the redemptions on June 15, 2020 and September 10, 2020) was deposited in the Trust Account.

4. Related Party Transactions

Founder shares

In July 2014, the Sponsor purchased 2,875,000 Founder Shares of the Company’s Class B common stock, par value $0.0001 (“Class B common stock”) for an aggregate price of $383. During 2015, the Sponsor contributed an additional $50,000 to the Company’s paid-in capital for no additional shares. The Founder Shares will automatically convert into shares of Class A common stock at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions (see Note 7).

On January 17, 2018, the Sponsor effectuated a recapitalization of the Company, which included a 2.5-for-1 stock split resulting in an aggregate of 7,187,500 Founder Shares outstanding and held by the Sponsor. Information contained in the unaudited condensed financial statements has been adjusted for this split.

Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment, at any time. In January 2019, 122,897 shares were forfeited by the Sponsor so that the Founder Shares represent 20% of the Company’s issued and outstanding shares after the Public Offering (not including the placement shares).

The initial stockholders, officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

4. Related Party Transactions (cont.)

common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20-trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Units

Upon the December 17, 2018 closing of the Public Offering, the Sponsor paid the Company $6,000,000 for the purchase of the 600,000 Private Placement Units at a price of $10.00 per Private Placement Unit. Each Unit consists of one share of Class A common stock and three-quarters of one warrant. Each whole warrant sold as part of each Private Placement Unit is exercisable for one share of Class A common stock at a price of $11.50 per share. The proceeds from the Private Placement Units were added to the proceeds from the Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the trust account will be used to fund the redemption of the Company’s Public Shares (subject to the requirements of applicable law). The warrants included in the Private Placement Units will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. The warrants will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Units until 30 days after the completion of the initial Business Combination.

Underwriter

The underwriter is an affiliate of the Sponsor (see Note 5).

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the warrants included in the Private Placement Units.

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor has committed, in the form of a loan, up to $750,000 to be provided to the Company to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements prior to the Company’s initial Business Combination. Such loan may be convertible into warrants, at a price of $1.00 per warrant at the option of the Sponsor. As of September 30, 2020, the Company had $750,000 outstanding under the loan. As of December 31, 2019, the Company didn’t have any outstanding balance under the loan.

The Sponsor pays expenses on the Company’s behalf. The Company reimburses the Sponsor. The unpaid balance is included in Payables to related parties on the accompanying condensed balance sheets. As of September 30, 2020 and as of December 31, 2019, the Company had accounts payable outstanding to Sponsor for such expenses paid on the Company’s behalf of approximately $128,000 and $37,000, respectively.

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

4. Related Party Transactions (cont.)

Sponsor Loan

Upon the closings of the Public Offering, the Sponsor funded loans in the amount of $2,750,000 in December 2018 and $75,841 in January 2019. In June 2020, the Sponsor funded an additional loan in the amount of $2,489,824 in conjunction with the termination date extension vote (see Note 1). The aggregate amount of the loans is $5,315,665, pursuant to promissory notes issued by the Company. The promissory notes are interest free. The proceeds of the Sponsor loans were deposited into the Trust Account and will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law). The Sponsor loans shall be repaid or converted into units of the Company, at the Sponsor’s discretion, only upon consummation of the Business Combination. Such units would be identical to the Units sold in the Public Offering except that the Sponsor loan warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. The Sponsor loan was extended in order to ensure that the amount in the Trust Account was initially $10.10 and $10.19 after the additional loan funding in June 2020, per Public Share. If there is no Business Combination, the Sponsor loan will not be repaid and the loan’s proceeds will be distributed to the public stockholders. The Sponsor has waived any claims against the Trust Account in connection with the Sponsor loan.

5. Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Units (and component securities) and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). The registration rights agreement was signed on December 12, 2018. These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

In connection with the Business Combination, the registration rights agreement is being amended to provide that GCM Pubco will register for resale certain shares of common stock and other equity securities that are held by the parties thereto from time to time.

Underwriting Agreement

Cantor Fitzgerald & Co., the underwriter of the Public Offering and an affiliate of the Sponsor, purchased approximately 3,260,000 additional Units to cover over-allotments, at the Public Offering price less the underwriting discounts and commissions.

The underwriter was entitled to an underwriting discount of $0.20 per Unit, or $5,000,000 in the aggregate, even if the underwriter’s over-allotment was exercised in full. The underwriter has paid approximately $32,600,000 for 3,260,000 Units.

The Company also engaged a qualified independent underwriter to participate in the preparation of the registration statement and exercise the usual standards of “due diligence” in respect thereto. The Company paid the independent underwriter a fee of $100,000 upon the completion of the Public Offering in consideration for its services and expenses as the qualified independent underwriter. The independent underwriter will receive no other compensation. The fee was charged directly to stockholders’ equity upon completion of the IPO.

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

5. Commitments and Contingencies (cont.)

Business Combination Marketing Agreement and Additional Fees Payable to Affiliates

The Company has engaged Cantor Fitzgerald & Co. as an advisor in connection with the Company’s initial Business Combination to assist the Company in holding meetings with its stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay Cantor Fitzgerald & Co. a cash fee for such services upon the consummation of the Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the Public Offering, including any proceeds from the partial exercise of the underwriters’ over-allotment option.

In addition, upon completion of the Business Combination, and assuming no change in the amount of the PIPE Transaction, an aggregate amount of approximately $7.8 million in advisory fees and placement agent fees will be payable to Cantor Fitzgerald & Co., an affiliate of ours and the Sponsor.

6. Fair Value Measurement

Fair Value — U.S. GAAP defines fair value as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and requires certain disclosures about such fair value measurements. The Company follows the guidance in ASC 820 for its financial assets that are re-measured and reported at fair value at each reporting period.

The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy are as follows:

•        Level 1 measurements — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•        Level 2 measurements — Quoted prices in markets that are not active or financial instruments for which all-significant inputs are observable, either directly or indirectly.

•        Level 3 measurements — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

As required by U.S. GAAP guidance, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The following tables present information about the Company’s assets that are measured at fair value on a recurring basis as of September 30, 2020 and December 31, 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Assets at Fair Value at September 30, 2020
Description	Level 1	Level 2	Level 3	Total
Cash and investments held in Trust Account
Money market fund	$218,717,961	$—	$—	$218,717,961
Total	$218,717,961	$—	$—	$218,717,961
	Assets at Fair Value at December 31, 2019
Description	Level 1	Level 2	Level 3	Total
Cash and investments held in Trust Account
Money market fund	$291,761,159	$—	$—	$291,761,159
Total	$291,761,159	$—	$—	$291,761,159

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

7. Stockholders’ Equity

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of September 30, 2020 and December 31, 2019, there were 21,671,771 and 28,858,413 shares of Class A common stock issued and outstanding including 20,371,594 and 27,972,537 of shares subject to redemption, respectively. Class A Common Stock includes 600,000 shares sold in a Private Placement. The shares sold in the Private Placement do not contain the same redemption feature contained in the shares sold in the Public Offering.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of September 30, 2020 and December 31, 2019, there were 7,064,603 shares of Class B common stock outstanding, respectively, of which none were subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full, so that the initial stockholders, officers and directors will collectively own 20% of the Company’s issued and outstanding common stock after the Public Offering, not including the Private Placement Units. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law. Upon the final exercise of the underwriters’ over-allotment option in January 2019, the Sponsor forfeited 122,897 shares of Class B common stock.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Public Offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Public Offering, not including the Private Placement Units, plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

Preferred stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its commercially reasonable best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of Business

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

7. Stockholders’ Equity (cont.)

Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The warrants included in the Private Placement Units are identical to the Public Warrants underlying the Units being sold in the Public Offering, except that the warrants included in the Private Placement Units and the Class A common stock issuable upon the exercise of the warrants included in the Private Placement Units are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

Additionally, the warrants included in the Private Placement Units will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the warrants included in the Private Placement Units are held by someone other than the initial purchasers or their permitted transferees, the warrants included in the Private Placement Units will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. The warrants will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants (except with respect to the warrants included in the Private Placement Units):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        at any time during the exercise period;

•        upon a minimum of 30 days’ prior written notice of redemption;

•        if, and only if, the last reported sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20-trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis”, as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

On January 17, 2018, the Sponsor effectuated a recapitalization of the Company, which included a 2.5-for-1 stock split resulting in an aggregate of 7,187,500 Founder Shares outstanding and held by the Sponsor (312,500 of which were subject to forfeiture as the underwriter’s over-allotment option was not exercised in full by December 31, 2018. After the underwriter exercised the second over-allotment on January 29, 2019, the shares forfeited were 122,897). Information contained in the unaudited condensed financial statements has been adjusted for this split.

CF Finance Acquisition Corp.

Notes to Unaudited Condensed Financial Statements

8. Subsequent Events

The Company has evaluated subsequent events through the date the unaudited condensed financial statements were issued. There have been no material subsequent events that would require recognition in these unaudited condensed financial statements or disclosure in the notes to the unaudited condensed financial statements, except as outlined below.

On October 1, 2020, the Company issued a press release announcing that it has established October 8, 2020 as the record date for the special meeting of stockholders to be held with respect to the previously announced business combination with GCM PubCo. (see Note 1). In addition, on October 15, 2020, the Company filed a definitive proxy statement announcing that the stockholders meeting to approve the Transaction Agreement will be held on November 3, 2020.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

CF Finance Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of CF Finance Acquisition Corp. (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, changes in stockholders’ equity and cash flows, for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to complete a Business Combination by June 17, 2020, then the Company will cease all operations except for the purpose of liquidating. This date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2015.

New York, New York

March 6, 2020

CF Finance Acquisition Corp.

Balance Sheets

	December 31, 2019	December 31, 2018
Assets
Current assets
Cash	$14,304	$560,027
Total current assets	14,304	560,027
Cash and investments held in Trust Account	291,761,159	277,973,009
Total assets	$291,775,463	$278,533,036

Liabilities and Stockholders’ Equity
Sponsor loan — promissory note	$2,825,841	$2,750,000
Payables to related party	37,030	100,000
Accrued liabilities	1,389,962	28,169
Total liabilities	4,252,833	2,878,169
Common stock subject to possible redemption, 27,972,537 and 26,797,511 shares, as of December 31, 2019 and 2018, respectively, actual and adjusted, at redemption value of $10.10	282,522,624	270,654,861
Stockholders’ equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding as of December 31, 2019 and 2018	—	—
Common stock, Class A $0.0001 par value; 100,000,000 shares authorized; 885,876 and 1,302,489 shares issued and outstanding (excluding 27,972,537 and 26,797,511 shares subject to possible redemption) as of December 31, 2019 and 2018, respectively	88	130
Common stock, Class B $0.0001 par value; 10,000,000 shares authorized; 7,064,603 and 7,187,500 shares issued and outstanding as of December 31, 2019 and 2018, respectively	707	719	(1)
Additional paid-in-capital	525,231	4,808,810
Retained earnings	4,473,980	190,347
Total stockholders’ equity	5,000,006	5,000,006

Total liabilities and stockholders’ equity	$291,775,463	$278,533,036

____________

(1)             As of December 31, 2018, included an aggregate of 312,500 shares held by the Sponsor that were subject to forfeiture to the extent that the underwriter’s over-allotment option was not exercised in full (see Note 8). This number has been retroactively restated to reflect the recapitalization of the Company in the form of a 2.5-for-1 stock split (see Note 8).

See accompanying notes to financial statements.

CF Finance Acquisition Corp.

Statements of Operations

	Year Ended December 31,
	2019	2018
Revenue	$—		$—

Expense
Other expenses	652,758		25,762
Loss from operations	(652,758)		(25,762)
Other income – Interest income on Trust Account	6,128,179		223,009
Income before provision for income taxes	5,475,421		197,247
Provision for income taxes	1,191,788		—
Net income attributable to common stock	$4,283,633		$197,247

Weighted average number of common stock outstanding:
Class A – Public shares	28,200,233		25,166,667
Class A – Private placement	600,000		600,000
Class B – Common stock	7,050,058 (2)		6,251,712 (1)
Basic and diluted net income (loss) per share:
Class A – Public shares	$0.17		$0.01
Class A – Private placement	$(0.06)	$	(—)
Class B – Common stock	$(0.06)	$	(—)

____________

(1)             This number has been retroactively restated to reflect the recapitalization of the Company in the form of a 2.5-for-1 stock split (see Note 8). Excludes an aggregate of 312,500 shares held by the Sponsor that were subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full.

(2)             On January 29, 2019, an aggregate of 122,897 shares held by the Sponsor were forfeited (see Note 8).

See accompanying notes to financial statements.

CF Finance Acquisition Corp.

Statements of Changes in Stockholders’ Equity

For the years ended December 31, 2019 and 2018

	Common Stock					Additional Paid- In- Capital	Retained Earnings (Deficit)	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balances, January 1, 2018	—	$—	7,187,500	$719	(1)(3)	$49,664	$(6,900)	$43,483
Sale of Class A common stock to the public	27,500,000	2,750	—	—		274,997,250	—	275,000,000
Underwriters’ discount and offering expenses	—	—	—	—		(5,585,863)	—	(5,585,863)
Sale of Private Placement Units	600,000	60	—	—		5,999,940	—	6,000,000
Shares subject to possible redemption	(26,797,511)	(2,680)	—	—		(270,652,181)	—	(270,654,861)
Net income	—	—	—	—		—	197,247	197,247
Balances, December 31, 2018	1,302,489	$130	7,187,500	$719	(3)	$4,808,810	$190,347	$5,000,006
Sale of Class A common stock to the public	758,413	76	—	—		7,584,054	—	7,584,130
Forfeiture of common stock to sponsor at $0.0001 par value	—	—	(122,897)	(12	)(2)	12	—	—
Shares subject to possible redemption	(1,175,026)	(118)	—	—		(11,867,645)	—	(11,867,763)
Net income	—	—	—	—		—	4,283,633	4,283,633
Balances, December 31, 2019	885,876	$88	7,064,603	$707		$525,231	$4,473,980	$5,000,006

____________

(1)             This number has been retroactively restated to reflect the recapitalization of the Company in the form of a 2.5-for-1 stock split (see Note 8).

(2)             On January 29, 2019 an aggregate of 122,897 shares held by the Sponsor were forfeited (see Note 8).

(3)             Includes an aggregate of 312,500 shares that were subject to forfeiture as the underwriter’s over-allotment option was not exercised in full (see Note 8).

See accompanying notes to financial statements.

CF Finance Acquisition Corp.

Statements of Cash Flows

	Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net income	$4,283,633	$197,247
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Interest earned on held to maturity securities held in Trust Account	(6,128,179)	(223,009)
(Increase) decrease in operating assets
Deferred offering costs	—	71,500
Increase (decrease) in operating liabilities
Accrued offering costs	—	(34,000)
Accrued liabilities	1,361,793	26,622
Net cash (used in) provided by operating activities	(482,753)	38,360

Cash flows from investing activities
Proceeds deposited in Trust Account	(7,659,971)	(277,750,000)
Net cash used in investing activities	(7,659,971)	(277,750,000)

Cash flows from financing activities
Proceeds from sale of units in the initial public offering, net of underwriting discount and offering cost paid	7,584,130	269,414,137
Proceeds from sale of Private Placement Units	—	6,000,000
Proceeds from related party loan	37,030	—
Proceeds from related party promissory notes	75,841	2,850,000
Payment of related party payable	(100,000)	(38,360)
Net cash provided by financing activities	7,597,001	278,225,777

Net (decrease) increase in cash	(545,723)	514,137
Cash at beginning of period	560,027	45,890
Cash at end of period	$14,304	$560,027

Supplemental disclosure of non-cash financing activities
Cash paid for income tax	$41,503	$—
Change in common stock subject to possible redemption	$11,867,763	$270,654,861

See accompanying notes to financial statements.

CF Finance Acquisition Corp.

Notes to Financial Statements

1. Description of Business and Operations

Description of Business — CF Finance Acquisition Corp. (the “Company”) was incorporated in Delaware on July 9, 2014. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

Although the Company is not limited to a particular industry or sector for the purpose of consummating a Business Combination, the Company intends to focus its search on companies operating in the financial services or real estate industries. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2019, the Company had not yet commenced operations. All activity for the years ended December 31, 2019 and 2018 relates to the Company’s formation and Public Offering described below and, subsequent to the Public Offering, efforts have been directed toward locating and completing a suitable Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company has generated non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Public Offering. The Company has selected December 31st as its fiscal year end.

The Company’s Sponsor is CF Finance Holdings, LLC (the “Sponsor”). The registration statement for the Public Offering (see Note 3) was declared effective by the United States Securities and Exchange Commission (the “SEC”) on December 12, 2018. The Company intends to finance a Business Combination with the proceeds of approximately $282,600,000 from the Public Offering, $6,000,000 from the Private Placement (see Note 4) and approximately $2,826,000 from the Sponsor loan (see Note 4). Offering costs for the Public Offering amounted to approximately $5,585,900, consisting of $5,100,000 of underwriting fees and approximately $485,900 of other costs.

Initial Business Combination — The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Public Offering and the underwriter’s partial exercises of the over-allotment option, an amount equal to $10.10 per Unit sold in the Public Offering, including the proceeds of the Private Placement Units and Sponsor Loan (see Note 4), was held in a Trust Account, with Continental Stock Transfer & Trust Company acting as trustee. The proceeds are invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended Investment Company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company will provide its holders of the outstanding shares of its Class A common stock, par value $0.0001 (“Class A common stock”), sold in the Public Offering (the “public stockholders”) with the opportunity to redeem all or a portion of their public shares (the “Public Shares”) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares (see Note 3) for a pro rata portion of the amount then in the Trust Account (initially $10.10 per Public Share).These Public Shares will be recorded at a redemption value and classified as temporary equity upon

CF Finance Acquisition Corp.

Notes to Financial Statements

1. Description of Business and Operations (cont.)

the completion of the Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”. In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law or rules of the stock exchange, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor (the “initial stockholders”), officers and directors have agreed to vote their Founder Shares (see Note 4) and any Public Shares purchased during or after the Public Offering in favor of a Business Combination. In addition, the initial stockholders, officers and directors have agreed to waive their redemption rights with respect to their Founder Shares and shares included in the Private Placement Units held by the initial stockholders, officers and directors in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Class A common stock sold in the Public Offering, without the prior consent of the Company.

The initial stockholders, officers and directors have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

Forward Purchase Contract — The Sponsor has committed, pursuant to a forward purchase contract with the Company, to purchase, in a Private Placement for gross proceeds of $30,000,000 to occur concurrently with the consummation of an initial Business Combination, 3,000,000 of the Company’s Units on substantially the same terms as the sale of Units in the initial Public Offering at $10.00 per Unit, and 750,000 shares of Class A common stock. The funds from the sale of Units will be used as part of the consideration to the sellers in the initial Business Combination; any excess funds from this Private Placement will be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their Public Shares and provides the Company with a minimum funding level for the initial business combination.

Failure to Consummate a Business Combination — If the Company is unable to complete a Business Combination within 18 months from the closing of the Public Offering (the “Combination Period”), which is by June 17, 2020, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

CF Finance Acquisition Corp.

Notes to Financial Statements

1. Description of Business and Operations (cont.)

The initial stockholders, officers and directors have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders, officers and directors acquire Public Shares in or after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.10 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriter of the Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, except for the Company’s independent registered public accounting firm, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

The Trust Account — The proceeds in the Trust Account will be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Company’s initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence expenses for prospective acquisition targets and continuing general and administrative expenses. As of December 31, 2019, investment securities in the Trust Account consisted of $291,761,159 in a money market fund. As of December 31, 2018, investment securities in the Trust Account consisted of $252,721,203 in U.S. government treasury bills and $25,251,806 held as cash. The Amended and Restated Certificate of Incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Business Combination; or (ii) the redemption of 100% of the Public Shares included in the Units being sold in the Public Offering if the Company is unable to complete a Business Combination by June 17, 2020 (subject to the requirements of law).

2. Summary of Significant Accounting Policies

Basis of presentation — The financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

In connection with the Company’s going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern” as of December 31, 2019, the Company may not have sufficient liquidity to meet its current obligations over the next year from issuance of the financial statements. However, management has determined that the Company has access to funds from the Sponsor, the Sponsor has committed, in the form of a loan, up to $750,000 to be provided to the Company (see Note 4), and the Sponsor, along with an affiliate of the Sponsor, has financial wherewithal to provide such funds, including an aggregate of $1,500,000 intended to be provided under a related party loan (the “Related Party Loan”) (see Note 4) that are sufficient to fund the working capital needs until the earlier of the consummation of a Business Combination or mandatory liquidation date of June 17, 2020. The Company’s mandatory liquidation date of June 17, 2020 raises substantial doubt about its ability to continue as a going concern. The Company may extend the liquidation date beyond the June 17, 2020 through a shareholder vote, the outcome of which is uncertain. These financial statements do

CF Finance Acquisition Corp.

Notes to Financial Statements

2. Summary of Significant Accounting Policies (cont.)

not include any adjustments related to the recovery of the recorded assets or the classification of the liabilities should the Company be unable to continue as a going concern. As discussed in Note 1, in the event of a mandatory liquidation, within ten business days, the Company will redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares.

Emerging growth company — The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company, which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates — The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and investments held in Trust Account — As of December 31, 2019 the assets held in the Trust Account were held in a money market fund. As of December 31, 2018, the assets held in the Trust Account were held in cash and U.S. government treasury bills.

Deferred Offering Costs — Deferred offering costs consist of legal and accounting fees incurred through the balance sheet dates that are directly related to the Public Offering and that were charged to stockholders’ equity upon the completion of the Public Offering.

Income Taxes — The Company accounts for income taxes using the asset and liability method as prescribed in ASC Topic 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the

CF Finance Acquisition Corp.

Notes to Financial Statements

2. Summary of Significant Accounting Policies (cont.)

enactment date. To the extent that it is more likely than not that deferred tax assets will not be recognized, a valuation allowance would be established to offset their benefit. As of December 31, 2019 and 2018, the Company had no material deferred tax assets or liabilities.

As of December 31, 2019, the provision for income taxes consisted of the current U.S. federal income tax. There was no provision for income taxes as of December 31, 2018.

The Company had pre-tax income of $5,475,421 and $197,247 for the years ended December 31, 2019 and 2018, respectively.

Differences between the Company’s actual income tax expense and the amount calculated utilizing the U.S. federal statutory rates were as follows:

	Year Ended December 31,
	2019	2018
Tax expense at federal statutory rate	$1,149,838	$—
Permanent differences	3,240	—
Return-to-provision adjustments	41,503	—
Other	(2,793)	—
Provision for income taxes	$1,191,788	$—

For the year ended December 31, 2019, the Company’s federal statutory and effective income tax rates were 21% and 21.7%, respectively.

ASC Topic 740 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements. The Company provides for uncertain tax positions based upon management’s assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. The Company recognizes interest and penalties related to unrecognized tax benefits as provision for income taxes on the statements of operations. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2019 and 2018.

The Company may be subject to examination by federal, state and city taxing authorities in the areas of income taxes. The Company is currently not under examination by tax authorities and is not aware of any issues that may result in significant payments or accruals. Accordingly, the Company does not believe that the amounts of unrecognized tax benefits will materially change over the next twelve months.

Net Income (Loss) per Common Share — The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding for the period, after deducting shares that are subject to forfeiture in connection with the Public Offering.

The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 21,643,809 shares of Class A common stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the periods presented.

Net income per share, for Class A — public shares common stock is calculated by dividing the interest income earned on the Trust Account less interest to pay taxes permitted to be withdrawn from the Trust Account by the weighted average number of Class A — public shares common stock outstanding for the period. Net income per share, Class A excludes the shares sold in the private placement because those shares do not have the same redemption rights as the Class A shares sold in the Public Offering. Net income per share, Class A — private placement and Class B common stock is calculated by dividing the net income, excluding interest income earned on the Trust Account and interest to pay taxes permitted to be withdrawn from the Trust Account, by the weighted average number of Class A — private placement and Class B common stock outstanding for the period.

CF Finance Acquisition Corp.

Notes to Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Concentration of Credit Risk — Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal depository insurance coverage of $250,000. As of December 31, 2019 and 2018 the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments — The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurements and Disclosures”, approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recently Issued Accounting Pronouncements — The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. Public Offering

The Company closed the Public Offering for the sale of approximately 28,260,000 Units at a price of $10.00 per Unit, yielding gross proceeds of approximately $282,600,000. In December 2018, the Company closed the Public Offering for the sale of 27,500,000 Units at a price of $10.00 per Unit, yielding proceeds of $275,000,000. The closings occurred on December 17, 2018 with respect to 25,000,000 Units and on December 31, 2018 with respect to 2,500,000 Units related to the partial exercise of the underwriter’s over-allotment option. In January 2019, the underwriter exercised the over-allotment option of 758,413 additional Units at $10.00 per Unit, yielding proceeds of $7,584,130.

Each Unit consists of one share of Class A common stock, and three-quarters of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8).

Simultaneous with the closing of the Public Offering on December 17, 2018, the Sponsor purchased an aggregate of 600,000 Private Placement Units at a price of $10.00 per Unit ($6,000,000 in the aggregate) in a private placement. Each Unit consists of one share of Class A common stock and three-quarters of one warrant. Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8). The Private Placement Units are not redeemable from funds deposited in the Trust Account.

Upon the December 2018 and January 2019 closings of the Public Offering, the Sponsor funded loans in the amount of $2,750,000 and $75,841, respectively, pursuant to a promissory note issued by the Company. The promissory note is at nominal or no interest (see Note 4).

Upon the closing of the Public Offering and the sale of the Private Placement Units, and taking into consideration the offering costs, an aggregate of approximately $286,000,000 was deposited in the Trust Account.

4. Related Party Transactions

Founder shares

In July 2014, the Sponsor purchased 2,875,000 Founder Shares of the Company’s Class B common stock, par value $0.0001 (“Class B common stock”) for an aggregate price of $383. During 2015, the Sponsor contributed an additional $50,000 to the Company’s paid-in capital for no additional shares. The Founder Shares will automatically convert into shares of Class A common stock at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions (see Note 8).

On January 17, 2018, the Sponsor effectuated a recapitalization of the Company, which included a 2.5-for-1 stock split resulting in an aggregate of 7,187,500 Founder Shares outstanding and held by the Sponsor. Information contained in the financial statements has been adjusted for this split.

CF Finance Acquisition Corp.

Notes to Financial Statements

4. Related Party Transactions (cont.)

Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment, at any time. In January 2019, 122,897 shares were forfeited by the Sponsor so that the Founder Shares represent 20% of the Company’s issued and outstanding shares after the Public Offering (not including the placement shares).

The initial stockholders, officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20-trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Units

Upon the December 17, 2018 closing of the Public Offering, the Sponsor paid the Company $6,000,000 for the purchase of the 600,000 Private Placement Units at a price of $10.00 per Private Placement Unit. Each Unit consists of one share of Class A common stock and three-quarters of one warrant. Each whole warrant sold as part of each Private Placement Unit is exercisable for one share of Class A common stock at a price of $11.50 per share. The proceeds from the Private Placement Units were added to the proceeds from the Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the trust account will be used to fund the redemption of the Company’s Public Shares (subject to the requirements of applicable law). The warrants included in the Private Placement Units will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. The warrants will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Units until 30 days after the completion of the initial Business Combination.

Underwriter

The underwriter is an affiliate of the Sponsor (see Note 5).

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the warrants included in the Private Placement Units.

CF Finance Acquisition Corp.

Notes to Financial Statements

4. Related Party Transactions (cont.)

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor has committed, in the form of a loan, up to $750,000 to be provided to the Company to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements prior to the Company’s initial Business Combination. Such loan may be convertible into warrants, at a price of $1.00 per warrant at the option of the Sponsor.

The Sponsor previously made available to the Company, under a promissory note, up to $300,000 to be used for a portion of the expenses of the Public Offering. The promissory note is non-interest bearing. As of December 31, 2019 and 2018, the Company had amounts outstanding under the promissory note of approximately $37,000 and $100,000, respectively.

Sponsor Loan

Upon the closings of the Public Offering, the Sponsor funded loans in the amount of $2,750,000 in December 2018 and $75,841 in January 2019 for an aggregate of $2,825,841, pursuant to a promissory note issued by the Company. The promissory note is interest free. The proceeds of the Sponsor loans were deposited into the Trust Account and will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law). The Sponsor loans shall be repaid or converted into units of the Company, at the Sponsor’s discretion, only upon consummation of the Business Combination. Such units would be identical to the Units sold in the Public Offering except that the Sponsor loan warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. The Sponsor loan was extended in order to ensure that the amount in the Trust Account was initially $10.10 per Public Share. If there is no Business Combination, the Sponsor loan will not be repaid and the loan’s proceeds will be distributed to the public stockholders. The Sponsor has waived any claims against the Trust Account in connection with the Sponsor loan.

5. Commitments

Registration Rights

The holders of Founder Shares, Private Placement Units (and component securities) and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). The registration rights agreement was signed on December 12, 2018. These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

Cantor Fitzgerald & Co., the underwriter of the Public Offering and an affiliate of the Sponsor, purchased approximately 3,260,000 additional Units to cover over-allotments, at the Public Offering price less the underwriting discounts and commissions.

The underwriter was entitled to an underwriting discount of $0.20 per Unit, or $5,000,000 in the aggregate, even if the underwriter’s over-allotment was exercised in full. The underwriter has paid approximately $32,600,000 for 3,260,000 Units.

The Company also engaged a qualified independent underwriter to participate in the preparation of the registration statement and exercise the usual standards of “due diligence” in respect thereto. The Company paid the independent underwriter a fee of $100,000 upon the completion of the Public Offering in consideration for its services and expenses as the qualified independent underwriter. The independent underwriter will receive no other compensation. The fee was charged directly to stockholders’ equity upon completion of the IPO.

CF Finance Acquisition Corp.

Notes to Financial Statements

5. Commitments (cont.)

Business Combination Marketing Agreement

The Company has engaged Cantor Fitzgerald & Co. as an advisor in connection with the Company’s initial Business Combination to assist the Company in holding meetings with its stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay Cantor Fitzgerald & Co. a cash fee for such services upon the consummation of the Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the Public Offering, including any proceeds from the partial exercise of the underwriters’ over-allotment option.

6. Trust Account

As of December 31, 2019, investment securities in the Company’s Trust Account consisted of $291,761,159 held in a money market fund. The investment in money market fund is recorded at fair value on the accompanying December 31, 2019 balance sheet (see Note 7). As of December 31, 2018, investment securities in the Company’s Trust Account consisted of $252,721,203 in U.S. government treasury bills and $25,251,806 held in cash. The Company classifies its Treasury Instruments as held-to-maturity in accordance with FASB ASC 320 “Investments — Debt and Equity Securities”. Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity securities are recorded at amortized cost on the accompanying December 31, 2018 balance sheet and adjusted for amortization or accretion of premiums or discounts. The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2018 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In addition, the table presents the carrying value under ASC 320, excluding accrued interest income and gross unrealized holding gain. Since all of the Company’s permitted investments consist of U.S. government treasury bills, money market fund and cash, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets.

	December 31, 2018
Description	Carrying Value	Gross Unrealized Holding Losses	Quoted prices in Active Markets (Level 1)
Assets:
Cash	$25,251,806	$—	$25,251,806
U.S. government treasury bills	252,721,203	(30,458)	252,690,745
Total	$277,973,009	$(30,458)	$277,942,551

7. Fair Value Measurement

Fair Value — U.S. GAAP defines fair value as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and requires certain disclosures about such fair value measurements. The Company follows the guidance in ASC 820 for its financial assets that are re-measured and reported at fair value at each reporting period.

The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

CF Finance Acquisition Corp.

Notes to Financial Statements

7. Fair Value Measurement (cont.)

The three levels of the fair value hierarchy are as follows:

•        Level 1 measurements — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•        Level 2 measurements — Quoted prices in markets that are not active or financial instruments for which all-significant inputs are observable, either directly or indirectly.

•        Level 3 measurements — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

As required by U.S. GAAP guidance, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Assets at Fair Value at December 31, 2019
Description	Level 1	Level 2	Level 3	Total
Cash and investments held in Trust Account
Money market fund	$291,761,159	$—	$—	$291,761,159
Total	$291,761,159	$—	$—	$291,761,159

The Company did not have any assets measured at fair value as of December 31, 2018.

8. Stockholders’ Equity

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2019 and 2018, there were 28,858,413 and 28,100,000 shares of Class A common stock issued and outstanding including 27,972,537 and 26,797,511 of shares subject to redemption, respectively. Class A Common Stock includes 600,000 shares sold in a Private Placement. The shares sold in the Private Placement do not contain the same redemption feature contained in the shares sold in the Public Offering.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of December 31, 2019 and 2018, there were 7,064,603 and 7,187,500 shares of Class B common stock outstanding, respectively, of which none and 312,500 shares, respectively, were subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full, so that the initial stockholders, officers and directors will collectively own 20% of the Company’s issued and outstanding common stock after the Public Offering, not including the Private Placement Units. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law. Upon the final exercise of the underwriters’ over-allotment option in January 2019, the Sponsor forfeited 122,897 shares of Class B common stock.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Public Offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all

CF Finance Acquisition Corp.

Notes to Financial Statements

8. Stockholders’ Equity (cont.)

shares of common stock outstanding upon the completion of the Public Offering, not including the Private Placement Units, plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

Preferred stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2019 and 2018, there were no shares of preferred stock issued or outstanding.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its commercially reasonable best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The warrants included in the Private Placement Units are identical to the Public Warrants underlying the Units being sold in the Public Offering, except that the warrants included in the Private Placement Units and the Class A common stock issuable upon the exercise of the warrants included in the Private Placement Units are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

Additionally, the warrants included in the Private Placement Units will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the warrants included in the Private Placement Units are held by someone other than the initial purchasers or their permitted transferees, the warrants included in the Private Placement Units will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. The warrants will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants (except with respect to the warrants included in the Private Placement Units):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

CF Finance Acquisition Corp.

Notes to Financial Statements

8. Stockholders’ Equity (cont.)

•        at any time during the exercise period;

•        upon a minimum of 30 days’ prior written notice of redemption;

•        if, and only if, the last reported sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20-trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis”, as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

On January 17, 2018, the Sponsor effectuated a recapitalization of the Company, which included a 2.5-for-1 stock split resulting in an aggregate of 7,187,500 Founder Shares outstanding and held by the Sponsor (312,500 of which were subject to forfeiture as the underwriter’s over-allotment option was not exercised in full by December 31, 2018. After the underwriter exercised the second over-allotment on January 29, 2019, the shares forfeited were 122,897). Information contained in the financial statements has been adjusted for this split.

9. Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were issued. There have been no additional material subsequent events that would require recognition in these financial statements or disclosure in the notes to the financial statements.